SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM N-1A

REGISTRATION STATEMENT (No. 811-21667)
UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]
Amendment No. 17 [X]

Fidelity Central Investment Portfolios LLC
(Exact Name of Registrant as Specified in Charter)

82 Devonshire St., Boston, Massachusetts 02109
(Address Of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number: 617-563-7000

Eric D. Roiter, Secretary
82 Devonshire Street
Boston, Massachusetts 02109
(Name and Address of Agent for Service)

This registration statement has been filed pursuant to Section 8(b) of the Investment Company Act of 1940. However, the funds' shares are not being registered under the Securities Act of 1933 (1933 Act), because these shares will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the funds may be made only by a limited number of institutional investors, including certain other registered investment companies managed by Fidelity Management & Research Company (FMR) or an affiliate and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of each fund.

Fidelity®

Consumer Discretionary Central Fund

Consumer Staples Central Fund

Energy Central Fund

Financials Central Fund

Health Care Central Fund

Industrials Central Fund

Information Technology Central Fund

Materials Central Fund

Telecom Services Central Fund

Utilities Central Fund

Part A of the Registration
Statement

December 13, 2007

(fidelity_logo_graphic)

82 Devonshire Street, Boston, MA 02109

Contents

Fund Basics	<Click Here>	Investment Details
	<Click Here>	Valuing Shares
Shareholder Information	<Click Here>	Buying and Selling Shares
	<Click Here>	Account Policies
	<Click Here>	Distributions
	<Click Here>	Tax Consequences
Fund Services	<Click Here>	Fund Management

Prospectus

Fund Basics

Investment Details

Principal Investment Strategies

Consumer Discretionary Central Fund

The fund invests primarily in companies engaged in the manufacture and distribution of consumer discretionary products and services. The fund normally invests at least 80% of its assets in securities of companies principally engaged in these activities.

Consumer discretionary products and services are non-essential products and services whose demand tends to increase as consumers' disposable income increases, such as automobiles, apparel, electronics, home furnishings, and travel and leisure products and services.

These companies may include, for example, publishers; catalog and internet retailers; department stores and specialty retailers including apparel, electronics, automotive, and home furnishing stores; manufacturers of auto parts and accessories, tire and rubber, autos, motorcycles, and scooters; manufacturers of consumer electronic products, including TVs and DVD players; manufacturers of household appliances and home furnishings; residential construction companies; manufacturers of leisure products; manufacturers of apparel, accessories, footwear, textiles, and luxury goods; gaming facility, hotel, cruise and travel agency owners and operators; restaurants and caterers; companies providing educational, home security, legal, and personal services; advertising and public relations companies; and TV and cable companies.

Consumer Staples Central Fund

The fund invests primarily in companies engaged in the manufacture, sale, or distribution of consumer staples. The fund normally invests at least 80% of its assets in securities of companies principally engaged in these activities.

Consumer staples tend to be essential products whose demand remains stable over economic cycles, such as food, beverages, tobacco, and household and personal care products.

These companies may include, for example, drug stores and pharmacies; retail food stores and super centers; producers of packaged foods and tobacco products; breweries, vintners, distillers, and non-alcoholic beverage producers; producers of agricultural products; and producers of non-durable household products and personal and beauty care products.

Energy Central Fund

The fund invests primarily in companies in the energy field, including the conventional areas of oil, gas, electricity and coal, and newer sources of energy such as nuclear, geothermal, oil shale and solar power. The fund normally invests at least 80% of its assets in securities of companies principally engaged in these activities.

Energy products and services are those related to the exploration, extraction, production, sale, or distribution of energy resources, including oil, gas, electricity, coal, and nuclear, geothermal, and solar power.

These companies may include, for example, integrated oil companies; drilling contractors and rig owners; drilling rig and equipment manufacturers and providers of supplies and services to companies engaged in oil and gas drilling; companies engaged in the exploration, production, refining, or marketing of oil, gas, and/or refined products; and companies involved in the production and mining of coal, related products, and other consumable fuels.

Financials Central Fund

The fund invests primarily in companies that provide financial services to consumers and industry. The fund normally invests at least 80% of its assets in securities of companies principally engaged in these activities.

These companies may include, for example, investment banks; brokerage and asset management firms; companies providing life, health, and/or property and casualty insurance; commercial banks; financial institutions providing mortgages and mortgage-related services; providers of personal loans and other consumer finance services; credit agencies; stock exchanges; investment management firms; institutions providing custody services; reinsurance companies; and companies that manage and develop real estate including REITs.

Prospectus

Fund Basics - continued

Health Care Central Fund

The fund invests primarily in companies engaged in the design, manufacture, or sale of products or services used for or in connection with health care or medicine. The fund normally invests at least 80% of its assets in securities of companies principally engaged in these activities.

These companies may include, for example, companies engaged in the development, manufacturing, or marketing of products based on biotechnology research; companies engaged in research, development, or production of pharmaceuticals, including veterinary drugs; manufacturers, distributors, and wholesalers of health care equipment, devices, and supplies including drug delivery systems and eye care products; and owners and operators of health care facilities, HMOs, and other managed plans.

Industrials Central Fund

The fund invests primarily in companies engaged in the research, development, manufacture, distribution, supply, or sale of industrial products, services, or equipment. The fund normally invests at least 80% of its assets in securities of companies principally engaged in these activities.

Industrial products, services and equipment, such as capital goods, construction services, machinery, commercial services, and transportation, are generally considered to be sensitive to the business cycle.

These companies may include, for example, manufacturers of civil or military aerospace and defense equipment, building components, and home improvement products and equipment; civil engineering companies and large-scale contractors; companies that produce electrical components or equipment; manufacturers of industrial machinery and industrial components and products; providers of commercial printing services and electronic data processing services; companies providing business support services and office supplies, environmental and facilities maintenance; companies providing transportation services; and airport, road, rail tracks and marine port owners and providers of related services.

Information Technology Central Fund

The fund invests primarily in companies which FMR Co., Inc. (FMRC) believes have, or will develop, products, processes or services that will provide or will benefit significantly from technological advances and improvements. The fund normally invests at least 80% of its assets in securities of companies principally engaged in these activities.

These companies may include, for example, manufacturers of communications equipment, products, and services, personal computers and other computer hardware components and peripherals; companies developing and marketing internet software and services; providers of information technology and systems integration services; providers of commercial data processing and/or business outsourcing services; companies developing and producing database management, home entertainment, and educational and specialty software; manufacturers of electronic equipment, instruments or components, including copiers and faxes; semiconductor and related equipment manufacturers; and other information technology companies.

Materials Central Fund

The fund invests primarily in companies engaged in the manufacture, mining, processing, or distribution of raw materials and intermediate goods. The fund normally invests at least 80% of its assets in securities of companies principally engaged in these activities.

Materials refers to industrial or agricultural materials and unfinished goods, such as chemicals, gases, metals, or other natural or synthetic materials.

These companies may include, for example, manufacturers of sand, lime, concrete and other building materials, metal, glass, plastic, or cardboard containers or packaging; producers of industrial and basic chemicals, including plastics, synthetic fibers, and commodity-based paints and pigments; fertilizer and other agriculture-related chemical products; companies that produce adhesives, sealants, and other high value-added chemicals; producers of aluminum and related materials; companies engaged in producing and extracting metals and minerals; producers of gold, iron, steel, and companies mining precious metals and minerals; and manufacturers of timber, related wood products, and paper.

Prospectus

Telecom Services Central Fund

The fund invests primarily in companies engaged in the development, manufacture, or sale of communications services or communications equipment. The fund normally invests at least 80% of its assets in securities of companies principally engaged in these activities.

These companies may include, for example, providers of communications and high-density data transmission services and equipment; operators of fixed-line telecommunications networks; and providers of cellular or wireless communications services and equipment. In managing the fund, FMRC generally emphasizes communications services companies and not communications equipment companies.

Utilities Central Fund

The fund invests primarily in companies in the utilities industry and companies deriving a majority of their revenues from their utility operations. The fund normally invests at least 80% of its assets in securities of companies principally engaged in these activities.

These companies may include, for example, companies that produce electricity, including nuclear and non-nuclear facilities; companies that distribute and transmit natural and manufactured gas; water treatment and other utility companies; and other companies that operate as independent power producers, gas and power marketing and trading specialists and/or integrated energy merchants. In managing the fund FMRC generally emphasizes power and gas utilities and not telephone companies and telecommunications utilities.

The following applies to all funds. See the sections above for information unique to each fund.

Each fund seeks capital appreciation.

FMRC does not place any emphasis on income when selecting securities, except when it believes that income may have a favorable effect on a security's market value.

FMRC normally invests each fund's assets primarily in common stocks.

Each fund may invest in domestic and foreign securities. Foreign stocks may make up a majority of some funds' assets at times.

In addition to concentrating on particular industries, each fund may invest a significant percentage of its assets in relatively few companies and may invest up to 25% in a single company. The funds are considered non-diversified (except for Financials Central Fund, which is a diversified fund).

In buying and selling securities for a fund, FMRC relies on fundamental analysis of each issuer and its potential for success in light of its current financial condition, its industry position, and economic and market conditions. Factors considered include growth potential, earnings estimates, and management.

In addition to the principal investment strategies discussed above, FMRC may lend a fund's securities to broker-dealers or other institutions to earn income for the fund.

FMRC may also use various techniques, such as buying and selling futures contracts, to increase or decrease a fund's exposure to changing security prices or other factors that affect security values. If FMRC's strategies do not work as intended, the fund may not achieve its objective.

Each fund has a policy of investing primarily in companies engaged in specified activities. Those policies cannot be changed without a vote of the affected fund's shareholders. Each fund also has a policy of normally investing at least 80% of assets in securities of companies principally engaged in specified activities. Those policies can be changed without a vote only upon 60 days' prior notice to shareholders of the affected fund.

Description of Principal Security Types

Equity securities represent an ownership interest, or the right to acquire an ownership interest, in an issuer. Different types of equity securities provide different voting and dividend rights and priority in the event of the bankruptcy of the issuer. Equity securities include common stocks, preferred stocks, convertible securities, and warrants.

Principal Investment Risks

Many factors affect each fund's performance. A fund's share price changes daily based on changes in market conditions and interest rates and in response to other economic, political, or financial developments. A fund's reaction to these events will be affected by the types of securities in which the fund invests, the financial condition, industry and economic sector, geographic location of an issuer, and the fund's level of investment in the securities of that issuer. Because FMRC concentrates each fund's investments in a particular industry or group of related industries, the fund's performance could depend heavily on the performance of that industry or group of industries and could be more volatile than the performance of less concentrated funds. In addition, because FMRC may invest a significant percentage of the assets of each fund (except Financials Central Fund) in a single issuer, the fund's performance could be closely tied to that one issuer and could be more volatile than the performance of more diversified funds. When you sell your shares they may be worth more or less than what you paid for them, which means that you could lose money.

Prospectus

Fund Basics - continued

The following factors can significantly affect a fund's performance:

Stock Market Volatility. The value of equity securities fluctuates in response to issuer, political, market, and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments. For example, large cap stocks can react differently from small cap stocks, and "growth" stocks can react differently from "value" stocks. Issuer, political, or economic developments can affect a single issuer, issuers within an industry or economic sector or geographic region, or the market as a whole.

Foreign Exposure. Foreign securities, foreign currencies, and securities issued by U.S. entities with substantial foreign operations can involve additional risks relating to political, economic, or regulatory conditions in foreign countries. These risks include fluctuations in foreign currencies; withholding or other taxes; trading, settlement, custodial, and other operational risks; and the less stringent investor protection and disclosure standards of some foreign markets. All of these factors can make foreign investments, especially those in emerging markets, more volatile and potentially less liquid than U.S. investments. In addition, foreign markets can perform differently from the U.S. market.

Industry Concentration. Market conditions, interest rates, and economic, regulatory, or financial developments could significantly affect a single industry or a group of related industries, and the securities of companies in that industry or group of industries could react similarly to these or other developments.

The consumer discretionary industries can be significantly affected by the performance of the overall economy, interest rates, competition, and consumer confidence. Success can depend heavily on disposable household income and consumer spending. Changes in demographics and consumer tastes can also affect the demand for, and success of, consumer products.

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The industrials industries can be significantly affected by general economic trends, including employment, economic growth, and interest rates, changes in consumer sentiment and spending, commodity prices, legislation, government regulation and spending, import controls, and worldwide competition. For example, commodity price declines and unit volume reductions resulting from an over-supply of materials used in cyclical industries can adversely affect those industries. Furthermore, a company in the cyclical industries can be subject to liability for environmental damage, depletion of resources, and mandated expenditures for safety and pollution control.

The energy industry can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels caused by events relating to international politics, energy conservation, the success of exploration projects, weather or meteorological events, and tax and other government regulations.

The financials industries are subject to extensive government regulation which can limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability can be largely dependent on the availability and cost of capital funds and the rate of corporate and consumer debt defaults, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively affect the financial services industries. Insurance companies can be subject to severe price competition. The financial services industries are currently undergoing relatively rapid change as existing distinctions between financial service segments become less clear. For example, recent business combinations have included insurance, finance, and securities brokerage under single ownership. Some primarily retail corporations have expanded into securities and insurance industries.

Prospectus

The consumer staples industry can be significantly affected by demographic and product trends, competitive pricing, food fads, marketing campaigns, and environmental factors. In the United States, the agricultural products industry is subject to regulation by numerous federal and state government agencies.

The health care industries are subject to government regulation and reimbursement rates, as well as government approval of products and services, which could have a significant effect on price and availability. Furthermore, the types of products or services produced or provided by health care companies quickly can become obsolete. In addition, pharmaceutical companies and other companies in the health care industries can be significantly affected by patent expirations.

The materials industry can be significantly affected by the level and volatility of commodity prices, the exchange value of the dollar, import controls, and worldwide competition. At times, worldwide production of industrial materials has exceeded demand as a result of over-building or economic downturns, which has led to commodity price declines and unit price reductions. Companies in the industry can also be adversely affected by liability for environmental damage, depletion of resources, and mandated expenditures for safety and pollution control.

The information technology industries can be significantly affected by obsolescence of existing technology, short product cycles, falling prices and profits, competition from new market entrants, and general economic conditions.

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The telecom services industry, particularly telephone operating companies, is subject to both federal and state government regulations of rates of return and services that may be offered. Many telecommunications companies fiercely compete for market share.

The utilities industries can be significantly affected by government regulation, financing difficulties, supply and demand of services or fuel, changes in taxation, and natural resource conservation.

Issuer-Specific Changes. Changes in the financial condition of an issuer or counterparty, changes in specific economic or political conditions that affect a particular type of security or issuer, and changes in general economic or political conditions can affect a security's or instrument's value. The value of securities of smaller, less well-known issuers can be more volatile than that of larger issuers. Smaller issuers can have more limited product lines, markets, or financial resources.

In response to market, economic, political, or other conditions, FMRC may temporarily use a different investment strategy for defensive purposes. If FMRC does so, different factors could affect a fund's performance and the fund may not achieve its investment objective.

Valuing Shares

Each fund is open for business each day the New York Stock Exchange (NYSE) is open.

Each fund's net asset value per share (NAV) is the value of a single share. Fidelity normally calculates each fund's NAV as of the close of business of the NYSE, normally 4:00 p.m. Eastern time. However, NAV may be calculated earlier if trading on the NYSE is restricted or as permitted by the Securities and Exchange Commission (SEC). Each fund's assets are valued as of this time for the purpose of computing the fund's NAV.

To the extent that each fund's assets are traded in other markets on days when the fund is not open for business, the value of the fund's assets may be affected on those days. In addition, trading in some of a fund's assets may not occur on days when the fund is open for business.

Each fund's assets are valued primarily on the basis of market quotations or official closing prices. Certain short-term securities are valued on the basis of amortized cost. If market quotations or official closing prices are not readily available or do not accurately reflect fair value for a security or if a security's value has been materially affected by events occurring before a fund's pricing time but after the close of the exchange or market on which the security is principally traded, that security will be valued by another method that the Board of Directors (Board of Trustees) believes accurately reflects fair value in accordance with the Board's fair value pricing policies. For example, arbitrage opportunities may exist when trading in a portfolio security or securities is halted and does not resume before a fund calculates its NAV. These arbitrage opportunities may enable short-term traders to dilute the NAV of long-term investors. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio security values occur after the close of the overseas market but prior to the close of the U.S. market. Fair value pricing will be used for high yield debt and floating rate loans when available pricing information is determined to be stale or for other reasons not to accurately reflect fair value. To the extent a fund invests in other open-end funds, the fund will calculate its NAV using the NAV of the underlying funds in which it invests as described in the underlying funds' prospectuses. A fund may invest in other Fidelity funds that use the same fair value pricing policies as the fund or in Fidelity money market funds. A security's valuation may differ depending on the method used for determining value. Fair valuation of a fund's portfolio securities can serve to reduce arbitrage opportunities available to short-term traders, but there is no assurance that fair value pricing policies will prevent dilution of the fund's NAV by short-term traders.

Prospectus

Shareholder Information

Buying and Selling Shares

A fund may reject for any reason, or cancel as permitted or required by law, any purchase orders, including transactions deemed to represent excessive trading, at any time.

Excessive trading of fund shares can harm shareholders in various ways, including reducing the returns to long-term shareholders by increasing costs to a fund (such as spreads paid to dealers who sell debt instruments), disrupting portfolio management strategies, and diluting the value of the shares in cases in which fluctuations in markets are not fully priced into the fund's NAV.

Because each fund is only offered for investment to certain other registered investment companies managed by FMR or an affiliate, the potential for excessive or short-term disruptive purchases and sales is reduced. Accordingly, the Board of Trustees has not adopted policies and procedures designed to discourage excessive trading of fund shares and each fund accommodates frequent trading.

A fund may in its discretion restrict, reject, or cancel any purchases that, in FMR's opinion, may be disruptive to the management of that fund or otherwise not be in the fund's interests.

Each fund has no exchange privilege with any other fund. Each fund has no limit on purchase transactions, but is only offered for investment to certain other registered investment companies managed by FMR or an affiliate, which in turn have in place FMR's policies and procedures concerning frequent trading. Each fund reserves the right at any time to restrict purchases or impose conditions that are more restrictive on excessive or disruptive trading than those stated in this prospectus.

Buying Shares

Each fund offers its shares to certain other registered investment companies managed by FMR or an affiliate. Shares of each fund are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933 (1933 Act). Investments in the funds may be made only by a limited number of institutional investors including certain other registered investment companies managed by FMR or an affiliate and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. Each shareholder is deemed to agree to, and be bound by, the terms of Central Investment Portfolios LLC's limited liability company agreement. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of each fund.

The price to buy one share of each fund is the fund's NAV. Each fund's shares are sold without a sales charge.

Your shares will be bought at the next NAV calculated after your order is received in proper form.

Each fund has authorized certain intermediaries and mutual funds for which FMR or an affiliate serves as investment manager to accept orders to buy shares on its behalf. When authorized intermediaries or mutual funds receive an order in proper form, the order is considered as being placed with the fund, and shares will be bought at the next NAV calculated after the order is received by the authorized intermediary or mutual fund.

Each fund may stop offering shares completely or may offer shares only on a limited basis, for a period of time or permanently.

When you place an order to buy shares, note the following:

  All of your cash purchases must be made by federal funds wire; checks and Automated Clearing House System (ACH) payments will not be accepted.
  All wires must be received in proper form by Fidelity at the applicable fund's designated wire bank before the close of the Federal Reserve Wire System on the day of purchase or you could be liable for any losses or fees a fund or Fidelity has incurred or for interest and penalties.
  Investments in each fund may be made in cash or by contributing securities that are acceptable to each fund and FMRC and that are consistent with each fund's investment objective and policies.
  Under applicable anti-money laundering regulations and other federal regulations, purchase orders may be suspended, restricted, or canceled and the monies may be withheld.

Prospectus

Shareholder Information - continued

Selling Shares

The price to sell one share of each fund is the fund's NAV.

Your shares will be sold at the next NAV calculated after your order is received in proper form. Normally, redemptions will be processed by the next business day, but it may take up to seven days to pay the redemption proceeds if making immediate payment would adversely affect a fund.

Each fund has authorized certain intermediaries and mutual funds for which FMR or an affiliate serves as investment manager to accept orders to sell shares on its behalf. When authorized intermediaries or mutual funds receive an order in proper form, the order is considered as being placed with the fund, and shares will be sold at the next NAV calculated after the order is received by the authorized intermediary or mutual fund.

When you place an order to sell shares, note the following:

  Redemptions may be suspended or payment dates postponed when the NYSE is closed (other than weekends or holidays), when trading on the NYSE is restricted, or as permitted by the SEC.
  Redemption proceeds may be paid in securities or other property rather than in cash if FMRC determines it is in the best interests of a fund.

The securities a fund distributes in kind may not be representative of the fund as a whole and may include those that FMRC believes are least disruptive from a tax perspective.

  Under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted, canceled, or processed and the proceeds may be withheld.

Account Policies

Policies

The following policy applies to you as a shareholder.

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  Fidelity will send monthly account statements detailing account balances and all transactions completed during the prior month.

You may be asked to provide additional information in order for Fidelity to verify your identity in accordance with requirements under anti-money laundering regulations. Accounts may be restricted and/or closed, and the monies withheld, pending verification of this information or as otherwise required under these and other federal regulations.

Distributions

Each fund effectively declares a daily distribution of its net income, which is included in the shareholder's book capital account until it is paid to the shareholder.

Distributions will be paid in cash or, at your election, automatically reinvested in additional shares of the fund.

Tax Consequences

As with any investment, your investment in a fund could have tax consequences for you.

Each fund intends to operate as a partnership for federal income tax purposes. Accordingly, a fund will not be subject to any federal income tax. Based upon the status of a fund as a partnership, you will take into account your share of a fund's ordinary income and losses and capital gains and losses in determining your income tax liability and, for investors that are regulated investment companies, your qualification as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the Code). The determination of your share of a fund's ordinary income and losses and capital gains and losses will be made in accordance with the Code and the regulations promulgated thereunder.

Prospectus

Fund Services

Fund Management

Each fund is a mutual fund, an investment that pools shareholders' money and invests it toward a specified goal.

FMRC is each fund's manager. The address of FMRC is 82 Devonshire Street, Boston, Massachusetts 02109.

As of December 31, 2006, FMRC had approximately $766.7 billion in discretionary assets under management.

As the manager, FMRC is responsible for choosing each fund's investments and handling its business affairs.

Fidelity Research & Analysis Company (FRAC), formerly known as Fidelity Management & Research (Far East) Inc., at 82 Devonshire Street, Boston, Massachusetts 02109, serves as a sub-adviser for each fund. FRAC was organized in 1986 to provide investment research and advice on issuers based outside the United States and currently also provides investment research and advice on domestic issuers. FRAC may provide investment research and advice and may also provide investment advisory services for each fund.

Affiliates assist FMRC with foreign investments:

  Fidelity Management & Research (U.K.) Inc. (FMR U.K.), at 25 Lovat Lane, London, EC3R 8LL, England, serves as a sub-adviser for each fund. FMR U.K. was organized in 1986 to provide investment research and advice to FMRC. FMR U.K. may provide investment research and advice on issuers based outside the United States and may also provide investment advisory services for each fund.
  Fidelity International Investment Advisors (FIIA), at Pembroke Hall, 42 Crow Lane, Pembroke HM19, Bermuda, serves as a sub-adviser for each fund. As of June 30, 2007, FIIA had approximately $26.8 billion in discretionary assets under management. FIIA may provide investment research and advice on issuers based outside the United States for each fund.
  Fidelity International Investment Advisors (U.K.) Limited (FIIA(U.K.)L), at 25 Cannon Street, London, EC4M 5TA, England, serves as a sub-adviser for each fund. As of June 30, 2007, FIIA(U.K.)L had approximately $13.4 billion in discretionary assets under management. FIIA(U.K.)L may provide investment research and advice on issuers based outside the United States for each fund.
  Fidelity Investments Japan Limited (FIJ), at Shiroyama Trust Tower, 4-3-1 Toranomon Minato-ku, Tokyo 105, Japan, serves as a sub-adviser for each fund. As of June 30, 2007, FIJ had approximately $63 billion in discretionary assets under management. FIJ may provide investment research and advice on issuers based outside the United States and may also provide investment advisory and order execution services for each fund from time to time.

Gavin Baker is manager of Telecom Services Central Fund, which he has managed since March 2007. Since joining Fidelity Investments in 1999, Mr. Baker has worked as an equity research analyst.

Yun-Min Chai is manager of Information Technology Central Fund, which he has managed since July 2006. He also manages other Fidelity funds. Since joining Fidelity Investments in 1997, Mr. Chai has worked as a research analyst and portfolio manager.

John Dowd is manager of Energy Central Fund, which he has managed since July 2006. Mr. Dowd joined Fidelity Investments as an equity research analyst in 2005. Previously, Mr. Dowd a senior research analyst for Sanford C. Bernstein & Co. from 2000 to 2005.

Duffy Fischer is manager of Materials Central Fund, which he has managed since April 2007. Mr. Fischer joined Fidelity Investments in July 2006 as a research analyst. Previously, he was a research analyst and portfolio manager for Goldman Sachs & Co. from 1999 until 2006.

John M. Harris is manager of Consumer Discretionary Central Fund, which he has managed since April 2007. Mr. Harris joined Fidelity Investments in May 2006 as a research analyst. Previously, he worked as an equity analyst and portfolio manager for Morgan Stanley from 2002 until 2005. Mr. Harris manages other Fidelity Funds.

Robert Lee is manager of Consumer Staples Central Fund, which he has managed since July 2006. He also manages other Fidelity funds. Mr. Lee joined Fidelity Investments as a research analyst in 2001, after receiving an MBA from The Wharton School. Previously, Mr. Lee was a financial analyst for Adshel Inc. from 1998 to 2000.

Prospectus

Fund Services - continued

Richard Manuel is co-manager of Financials Central Fund, which he has managed since February 2007. Prior to joining Fidelity Investments in 2006, Mr. Manuel was a research analyst for Riversource Investments, formerly a division of American Express. From 1995 to 2002, he worked for Putnam Investments as a research analyst.

Matthew Sabel is manager of Health Care Central Fund, which he has managed since July 2006. Mr. Sabel joined Fidelity Investments as a research analyst in 2000. Previously, he was a consultant for Putnam Associates, a health care consulting firm.

Douglas Simmons is manager of Utilities Central Fund, which he has managed since July 2006. Mr. Simmons joined Fidelity Investments in 2003 after receiving his MBA from Harvard Business School. Previously, Mr. Simmons was with Hicks, Muse, Tate & Furst from September 1999 until July of 2001.

Tobias W. Welo is manager of Industrials Central Fund, which he has managed since January 2007. Since joining Fidelity Investments in 2005, Mr. Welo has worked as an analyst. Prior to joining Fidelity, he worked as an analyst and assistant portfolio manager for BlackRock. From 1999 until 2002, Mr. Welo was an analyst for Boston Partners.

Brian Younger is co-manager of Financials Central Fund, which he has managed since February 2007. He also manages other Fidelity funds. Since joining Fidelity Investments in June 1998, Mr. Younger has worked as a research analyst and portfolio manager.

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The statement of additional information (SAI) provides additional information about the compensation of, any other accounts managed by, and any fund shares held by each portfolio manager.

From time to time a manager, analyst, or other Fidelity employee may express views regarding a particular company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of Fidelity or any other person in the Fidelity organization. Any such views are subject to change at any time based upon market or other conditions and Fidelity disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a Fidelity fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any Fidelity fund.

Pursuant to each fund's management contract with FMRC, FMR, on behalf of each fund, pays FMRC a management fee. The management fee is calculated and paid to FMRC every month.

For each fund (other than a fund for which FMRC serves as sub-adviser) that invests in a fund in a given month, FMR pays FMRC a fee equal to 50% of the monthly management fee rate (including performance adjustments, if any) that FMR receives from the investing fund, multiplied by the average net assets invested by that fund in a fund for the month. The fee is reduced to reflect any expenses paid by FMR on behalf of an investing fund pursuant to an all-inclusive fee management contract, but is not reduced to reflect any fee waivers or expense reimbursements made by FMR.

FMR has contracted to pay each fund's operating expenses (excluding custody fees, interest, taxes, brokerage commissions, fees and expenses of the Independent Trustees and extraordinary expenses). This agreement may be modified by mutual consent of the funds' Board of Trustees, FMR and FMRC.

FMRC pays FRAC and FMR U.K. for providing sub-advisory services. FMRC pays FIIA for providing sub-advisory services, and FIIA in turn pays FIIA(U.K.)L. FIIA or FRAC in turn pays FIJ for providing sub-advisory services.

The basis for the Board of Trustees approving the management contract and sub-advisory agreements for each fund is available in the funds' annual report for the fiscal period ended September 30, 2007.

FMR may, from time to time, agree to reimburse a fund for other expenses above a specified limit. FMR retains the ability to be repaid by a fund if expenses fall below the specified limit prior to the end of the fiscal year. Reimbursement arrangements, which may be discontinued by FMR at any time, can decrease a fund's expenses and boost its performance.

Prospectus

As of September 30, 2007, 100% of Consumer Discretionary Central Fund's, Consumer Staples Central Fund's, Energy Central Fund's, Financials Central Fund's, Health Care Central Fund's, Industrials Central Fund's, Information Technology Central Fund's, Materials Central Fund's, Telecom Services Central Fund's, and Utilities Central Fund's total outstanding shares was held by mutual funds managed by FMR or an FMR affiliate.

Prospectus

IMPORTANT INFORMATION ABOUT OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT ACT), requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account.

For investors other than individuals: When you open an account, you will be asked for the name of the entity, its principal place of business and taxpayer identification number (TIN) and may be requested to provide information on persons with authority or control over the account such as name, residential address, date of birth and social security number. You may also be asked to provide documents, such as drivers' licenses, articles of incorporation, trust instruments or partnership agreements and other information that will help Fidelity identify the entity.

A description of each fund's policies and procedures for disclosing its holdings is available in Part B of the funds' registration statement.

Fidelity and Fidelity Investments & (Pyramid) Design are registered trademarks of FMR LLC.

1.831577.102 ESCIP-pro-1107

Fidelity® Consumer Discretionary Central Fund, Fidelity Consumer Staples Central Fund, Fidelity Energy Central Fund, Fidelity Financials Central Fund, Fidelity Heath Care Central Fund, Fidelity Industrials Central Fund,
Fidelity Information Technology Central Fund, Fidelity Materials Central Fund, Fidelity Telecom Services Central Fund, and Fidelity Utilities Central Fund

Funds of Fidelity Central Investment Portfolios LLC

PART B OF THE REGISTRATION STATEMENT: STATEMENT OF ADDITIONAL INFORMATION

December 13, 2007

This statement of additional information (SAI) is not a prospectus. Portions of each fund's annual report is incorporated herein. The annual report is supplied with this SAI.

To obtain a free additional copy of Part A of the Registration Statement, dated December 13, 2007, or an annual report, please call Fidelity at 1-800-544-8544.

TABLE OF CONTENTS	PAGE
Investment Policies and Limitations	<Click Here>
Portfolio Transactions	<Click Here>
Valuation	<Click Here>
Buying and Selling Information	<Click Here>
Taxes	<Click Here>
Directors and Officers (Trustees and Officers)	<Click Here>
Control of Investment Advisers	<Click Here>
Management Contracts	<Click Here>
Proxy Voting Guidelines	<Click Here>
Transfer and Service Agent Agreements	<Click Here>
Description of the Company	<Click Here>
Financial Statements	<Click Here>
Fund Holdings Information	<Click Here>
Appendix	<Click Here>

For purposes of the registration statement, Directors of the Company are referred to as Trustees.

ESCIP-ptb-1107
1.831580.102

(fidelity_logo_graphic)

82 Devonshire Street, Boston, MA 02109

INVESTMENT POLICIES AND LIMITATIONS

The following policies and limitations supplement those set forth in Part A of the registration statement. Unless otherwise noted, whenever an investment policy or limitation states a maximum percentage of a fund's assets that may be invested in any security or other asset, or sets forth a policy regarding quality standards, such standard or percentage limitation will be determined immediately after and as a result of the fund's acquisition of such security or other asset. Accordingly, any subsequent change in values, net assets, or other circumstances will not be considered when determining whether the investment complies with the fund's investment policies and limitations.

A fund's fundamental investment policies and limitations cannot be changed without approval by a "majority of the outstanding voting securities" (as defined in the Investment Company Act of 1940 (1940 Act)) of the fund. However, except for the fundamental investment limitations listed below, the investment policies and limitations described in this Part B of the registration statement are not fundamental and may be changed without shareholder approval.

The following are each fund's fundamental investment limitations set forth in their entirety.

Diversification

For Financials Central Fund:

The fund may not with respect to 75% of the fund's total assets, purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities, or securities of other investment companies) if, as a result, (a) more than 5% of the fund's total assets would be invested in the securities of that issuer, or (b) the fund would hold more than 10% of the outstanding voting securities of that issuer.

Senior Securities

For each fund:

The fund may not issue senior securities, except in connection with the insurance program established by the fund pursuant to an exemptive order issued by the Securities and Exchange Commission or as otherwise permitted under the Investment Company Act of 1940.

Borrowing

For each fund:

The fund may not borrow money, except that the fund may borrow money for temporary or emergency purposes (not for leveraging or investment) in an amount not exceeding 33 1/3% of its total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that come to exceed this amount will be reduced within three days (not including Sundays and holidays) to the extent necessary to comply with the 33 1/3% limitation.

Underwriting

For each fund:

The fund may not underwrite securities issued by others, except to the extent that the fund may be considered an underwriter within the meaning of the Securities Act of 1933 in the disposition of restricted securities or in connection with investments in other investment companies.

Concentration

For Consumer Discretionary Central Fund:

The fund may not purchase the securities of any issuer if, as a result, less than 25% of the fund's total assets would be invested in the securities of issuers principally engaged in the consumer discretionary industries.

For Consumer Staples Central Fund:

The fund may not purchase the securities of any issuer if, as a result, less than 25% of the fund's total assets would be invested in the securities of issuers principally engaged in the consumer staples industries.

For Energy Central Fund:

The fund may not purchase the securities of any issuer if, as a result, less than 25% of the fund's total assets would be invested in the securities of issuers principally engaged in the energy industries.

For Financials Central Fund:

The fund may not purchase the securities of any issuer if, as a result, less than 25% of the fund's total assets would be invested in the securities of issuers principally engaged in the financials industries.

For Health Care Central Fund:

The fund may not purchase the securities of any issuer if, as a result, less than 25% of the fund's total assets would be invested in the securities of issuers principally engaged in the health care industries.

For Industrials Central Fund:

The fund may not purchase the securities of any issuer if, as a result, less than 25% of the fund's total assets would be invested in the securities of issuers principally engaged in the industrials industries.

For Information Technology Central Fund:

The fund may not purchase the securities of any issuer if, as a result, less than 25% of the fund's total assets would be invested in the securities of issuers principally engaged in the information technology industries.

For Materials Central Fund:

The fund may not purchase the securities of any issuer if, as a result, less than 25% of the fund's total assets would be invested in the securities of issuers principally engaged in the materials industries.

For Telecom Services Central Fund:

The fund may not purchase the securities of any issuer if, as a result, less than 25% of the fund's total assets would be invested in the securities of issuers principally engaged in the telecommunications services industries.

For Utilities Central Fund:

The fund may not purchase the securities of any issuer if, as a result, less than 25% of the fund's total assets would be invested in the securities of issuers principally engaged in the utilities industries.

For purposes of each fund's concentration limitation discussed above, with respect to any investment in Fidelity® Money Market Central Fund and/or any non-money market central fund, FMR Co., Inc. (FMRC) looks through to the holdings of the central fund.

For purposes of each fund's concentration limitation discussed above, FMRC considers an issuer to be principally engaged in a business activity if: (i) at least 50% of an issuer's assets, income, sales, or profits are committed to, or derived from, the business activity, or (ii) a third party has given the issuer an industry or sector classification consistent with the designated business activity. In addition, for purposes of Financials Central Fund's concentration limit discussed above, an issuer that derives more than 15% of revenues or profits from brokerage or investment management activities is considered to be principally engaged in the business activities identified for the fund.

Real Estate

For each fund:

The fund may not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the fund from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business).

Commodities

For each fund:

The fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the fund from purchasing or selling options and futures contracts or from investing in securities or other instruments backed by physical commodities).

Loans

For each fund:

The fund may not lend any security or make any other loan if, as a result, more than 33 1/3% of its total assets would be lent to other parties, but this limitation does not apply to purchases of debt securities or to repurchase agreements, or to acquisitions of loans, loan participations or other forms of debt instruments.

In addition, as a matter of fundamental policy:

Consumer Discretionary Central Fund invests primarily in companies engaged in the manufacture and distribution of consumer discretionary products and services.

Consumer Staples Central Fund invests primarily in companies engaged in the manufacture, sale, or distribution of consumer staples.

Energy Central Fund invests primarily in companies in the energy field, including the conventional areas of oil, gas, electricity and coal, and newer sources of energy such as nuclear, geothermal, oil shale and solar power.

Financials Central Fund invests primarily in companies that provide financial services to consumers and industry.

Health Care Central Fund invests primarily in companies engaged in the design, manufacture, or sale of products or services used for or in connection with health care or medicine.

Industrials Central Fund invests primarily in companies engaged in the research, development, manufacture, distribution, supply, or sale of industrial products, services, or equipment.

Information Technology Central Fund invests primarily in companies which FMRC believes have, or will develop, products, processes or services that will provide or will benefit significantly from technological advances and improvements.

Materials Central Fund invests primarily in companies engaged in the manufacture, mining, processing, or distribution of raw materials and intermediate goods.

Telecom Services Central Fund invests primarily in companies engaged in the development, manufacture, or sale of communications services or communications equipment.

Utilities Central Fund invests primarily in companies in the utilities industry and companies deriving a majority of their revenues from their utility operations.

Each of Consumer Discretionary Central Fund, Consumer Staples Central Fund, Energy Central Fund, Financials Central Fund, Health Care Central Fund, Industrials Central Fund, Information Technology Central Fund, Materials Central Fund, Telecom Services Central Fund, and Utilities Central Fund seeks capital appreciation.


Short Sales

For each fund:

The fund does not currently intend to sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that transactions in futures contracts and options are not deemed to constitute selling securities short.

For each fund:

The fund does not currently intend to hedge more than 40% of its total assets with short sales against the box under normal conditions.

Margin Purchases

For each fund:

The fund does not currently intend to purchase securities on margin, except that the fund may obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments in connection with futures contracts and options on futures contracts shall not constitute purchasing securities on margin.

Borrowing

For each fund:

The fund may borrow money only (a) from a bank or from a registered investment company or portfolio for which FMR or an affiliate serves as investment adviser or (b) by engaging in reverse repurchase agreements with any party (reverse repurchase agreements are treated as borrowings for purposes of the fundamental borrowing investment limitation).

Illiquid Securities

For each fund:

The fund does not currently intend to purchase any security if, as a result, more than 10% of its net assets would be invested in securities that are deemed to be illiquid because they are subject to legal or contractual restrictions on resale or because they cannot be sold or disposed of in the ordinary course of business at approximately the prices at which they are valued.

For purposes of each fund's illiquid securities limitation discussed above, if through a change in values, net assets, or other circumstances, the fund were in a position where more than 10% of its net assets were invested in illiquid securities, it would consider appropriate steps to protect liquidity.

Loans

For each fund:

The fund does not currently intend to lend assets other than securities to other parties, except by (a) lending money (up to 15% of the fund's net assets) to a registered investment company or portfolio for which FMR or an affiliate serves as investment adviser or (b) assuming any unfunded commitments in connection with the acquisition of loans, loan participations, or other forms of debt instruments. (This limitation does not apply to purchases of debt securities, to repurchase agreements, or to acquisitions of loans, loan participations or other forms of debt instruments.)

In addition to each fund's fundamental and non-fundamental limitations discussed above:

For a fund's limitations on futures and options transactions, see the section entitled "Futures, Options, and Swaps" on page <Click Here>.

Financials Central Fund. The extent to which the fund may invest in a company that engages in securities-related activities is limited by federal securities laws.

The following pages contain more detailed information about types of instruments in which a fund may invest, strategies FMRC may employ in pursuit of a fund's investment objective, and a summary of related risks. FMRC may not buy all of these instruments or use all of these techniques unless it believes that doing so will help a fund achieve its goal.

Affiliated Bank Transactions. A fund may engage in transactions with financial institutions that are, or may be considered to be, "affiliated persons" of the fund under the 1940 Act. These transactions may involve repurchase agreements with custodian banks; short-term obligations of, and repurchase agreements with, the 50 largest U.S. banks (measured by deposits); municipal securities; U.S. Government securities with affiliated financial institutions that are primary dealers in these securities; short-term currency transactions; and short-term borrowings. In accordance with exemptive orders issued by the Securities and Exchange Commission (SEC), the Board of Trustees has established and periodically reviews procedures applicable to transactions involving affiliated financial institutions.

Asset-Backed Securities represent interests in pools of mortgages, loans, receivables, or other assets. Payment of interest and repayment of principal may be largely dependent upon the cash flows generated by the assets backing the securities and, in certain cases, supported by letters of credit, surety bonds, or other credit enhancements. Asset-backed security values may also be affected by other factors including changes in interest rates, the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the loans or receivables, or the entities providing the credit enhancement. In addition, these securities may be subject to prepayment risk.

Borrowing. Each fund may borrow from banks or from other funds advised by Fidelity Management & Research Company (FMR) or its affiliates, or through reverse repurchase agreements. If a fund borrows money, its share price may be subject to greater fluctuation until the borrowing is paid off. If a fund makes additional investments while borrowings are outstanding, this may be considered a form of leverage.

Cash Management. A fund can hold uninvested cash or can invest it in cash equivalents such as money market securities, repurchase agreements, or shares of money market or short-term bond funds. Generally, these securities offer less potential for gains than other types of securities.

Central Funds are special types of investment vehicles created by Fidelity for use by the Fidelity funds and other advisory clients. FMR uses central funds to invest in particular security types or investment disciplines, or for cash management. Central funds incur certain costs related to their investment activity (such as custodial fees and expenses), but do not pay additional management fees to Fidelity. The investment results of the portions of the fund's assets invested in the central funds will be based upon the investment results of those funds.

Common Stock represents an equity or ownership interest in an issuer. In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds and preferred stock take precedence over the claims of those who own common stock.

Convertible Securities are bonds, debentures, notes, or other securities that may be converted or exchanged (by the holder or by the issuer) into shares of the underlying common stock (or cash or securities of equivalent value) at a stated exchange ratio. A convertible security may also be called for redemption or conversion by the issuer after a particular date and under certain circumstances (including a specified price) established upon issue. If a convertible security held by a fund is called for redemption or conversion, the fund could be required to tender it for redemption, convert it into the underlying common stock, or sell it to a third party.

Convertible securities generally have less potential for gain or loss than common stocks. Convertible securities generally provide yields higher than the underlying common stocks, but generally lower than comparable non-convertible securities. Because of this higher yield, convertible securities generally sell at prices above their "conversion value," which is the current market value of the stock to be received upon conversion. The difference between this conversion value and the price of convertible securities will vary over time depending on changes in the value of the underlying common stocks and interest rates. When the underlying common stocks decline in value, convertible securities will tend not to decline to the same extent because of the interest or dividend payments and the repayment of principal at maturity for certain types of convertible securities. However, securities that are convertible other than at the option of the holder generally do not limit the potential for loss to the same extent as securities convertible at the option of the holder. When the underlying common stocks rise in value, the value of convertible securities may also be expected to increase. At the same time, however, the difference between the market value of convertible securities and their conversion value will narrow, which means that the value of convertible securities will generally not increase to the same extent as the value of the underlying common stocks. Because convertible securities may also be interest-rate sensitive, their value may increase as interest rates fall and decrease as interest rates rise. Convertible securities are also subject to credit risk, and are often lower-quality securities.

Companies "Principally Engaged" in a Designated Business Activity. For purposes of each fund's policy of investing at least 80% of its assets in securities of companies principally engaged in the business activities identified for the fund, FMR considers a company to be principally engaged in a designated business activity if: (i) at least 50% of a company's assets, income, sales, or profits are committed to, or derived from, the business activity, or (ii) a third party has given the company an industry or sector classification consistent with the designated business activity. For Financials Central Fund, an issuer that derives more than 15% of revenues or profits from brokerage or investment management activities is considered to be principally engaged in the business activities identified for the fund.

Debt Securities are used by issuers to borrow money. The issuer usually pays a fixed, variable, or floating rate of interest, and must repay the amount borrowed, usually at the maturity of the security. Some debt securities, such as zero coupon bonds, do not pay interest but are sold at a deep discount from their face values. Debt securities include corporate bonds, government securities, repurchase agreements, and mortgage and other asset-backed securities.

Exposure to Foreign Markets. Foreign securities, foreign currencies, and securities issued by U.S. entities with substantial foreign operations may involve significant risks in addition to the risks inherent in U.S. investments.

Foreign investments involve risks relating to local political, economic, regulatory, or social instability, military action or unrest, or adverse diplomatic developments, and may be affected by actions of foreign governments adverse to the interests of U.S. investors. Such actions may include expropriation or nationalization of assets, confiscatory taxation, restrictions on U.S. investment or on the ability to repatriate assets or convert currency into U.S. dollars, or other government intervention. Additionally, governmental issuers of foreign debt securities may be unwilling to pay interest and repay principal when due and may require that the conditions for payment be renegotiated. There is no assurance that FMRC will be able to anticipate these potential events or counter their effects. In addition, the value of securities denominated in foreign currencies and of dividends and interest paid with respect to such securities will fluctuate based on the relative strength of the U.S. dollar.

It is anticipated that in most cases the best available market for foreign securities will be on an exchange or in over-the-counter (OTC) markets located outside of the United States. Foreign stock markets, while growing in volume and sophistication, are generally not as developed as those in the United States, and securities of some foreign issuers may be less liquid and more volatile than securities of comparable U.S. issuers. Foreign security trading, settlement and custodial practices (including those involving securities settlement where fund assets may be released prior to receipt of payment) are often less developed than those in U.S. markets, and may result in increased risk or substantial delays in the event of a failed trade or the insolvency of, or breach of duty by, a foreign broker-dealer, securities depository, or foreign subcustodian. In addition, the costs associated with foreign investments, including withholding taxes, brokerage commissions, and custodial costs, are generally higher than with U.S. investments.

Foreign markets may offer less protection to investors than U.S. markets. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to U.S. issuers. Adequate public information on foreign issuers may not be available, and it may be difficult to secure dividends and information regarding corporate actions on a timely basis. In general, there is less overall governmental supervision and regulation of securities exchanges, brokers, and listed companies than in the United States. OTC markets tend to be less regulated than stock exchange markets and, in certain countries, may be totally unregulated. Regulatory enforcement may be influenced by economic or political concerns, and investors may have difficulty enforcing their legal rights in foreign countries.

Some foreign securities impose restrictions on transfer within the United States or to U.S. persons. Although securities subject to such transfer restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions.

American Depositary Receipts (ADRs) as well as other "hybrid" forms of ADRs, including European Depositary Receipts (EDRs) and Global Depositary Receipts (GDRs), are certificates evidencing ownership of shares of a foreign issuer. These certificates are issued by depository banks and generally trade on an established market in the United States or elsewhere. The underlying shares are held in trust by a custodian bank or similar financial institution in the issuer's home country. The depository bank may not have physical custody of the underlying securities at all times and may charge fees for various services, including forwarding dividends and interest and corporate actions. ADRs are alternatives to directly purchasing the underlying foreign securities in their national markets and currencies. However, ADRs continue to be subject to many of the risks associated with investing directly in foreign securities. These risks include foreign exchange risk as well as the political and economic risks of the underlying issuer's country.

The risks of foreign investing may be magnified for investments in emerging markets. Security prices in emerging markets can be significantly more volatile than those in more developed markets, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

Foreign Currency Transactions. A fund may conduct foreign currency transactions on a spot (i.e., cash) or forward basis (i.e., by entering into forward contracts to purchase or sell foreign currencies). Although foreign exchange dealers generally do not charge a fee for such conversions, they do realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency at one rate, while offering a lesser rate of exchange should the counterparty desire to resell that currency to the dealer. Forward contracts are customized transactions that require a specific amount of a currency to be delivered at a specific exchange rate on a specific date or range of dates in the future. Forward contracts are generally traded in an interbank market directly between currency traders (usually large commercial banks) and their customers. The parties to a forward contract may agree to offset or terminate the contract before its maturity, or may hold the contract to maturity and complete the contemplated currency exchange.

The following discussion summarizes the principal currency management strategies involving forward contracts that could be used by a fund. A fund may also use swap agreements, indexed securities, and options and futures contracts relating to foreign currencies for the same purposes.

A "settlement hedge" or "transaction hedge" is designed to protect a fund against an adverse change in foreign currency values between the date a security is purchased or sold and the date on which payment is made or received. Entering into a forward contract for the purchase or sale of the amount of foreign currency involved in an underlying security transaction for a fixed amount of U.S. dollars "locks in" the U.S. dollar price of the security. Forward contracts to purchase or sell a foreign currency may also be used by a fund in anticipation of future purchases or sales of securities denominated in foreign currency, even if the specific investments have not yet been selected by FMRC.

A fund may also use forward contracts to hedge against a decline in the value of existing investments denominated in foreign currency. For example, if a fund owned securities denominated in pounds sterling, it could enter into a forward contract to sell pounds sterling in return for U.S. dollars to hedge against possible declines in the pound's value. Such a hedge, sometimes referred to as a "position hedge," would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. A fund could also hedge the position by selling another currency expected to perform similarly to the pound sterling. This type of hedge, sometimes referred to as a "proxy hedge," could offer advantages in terms of cost, yield, or efficiency, but generally would not hedge currency exposure as effectively as a direct hedge into U.S. dollars. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated.

A fund may enter into forward contracts to shift its investment exposure from one currency into another. This may include shifting exposure from U.S. dollars to a foreign currency, or from one foreign currency to another foreign currency. This type of strategy, sometimes known as a "cross-hedge," will tend to reduce or eliminate exposure to the currency that is sold, and increase exposure to the currency that is purchased, much as if a fund had sold a security denominated in one currency and purchased an equivalent security denominated in another. A fund may cross-hedge its U.S. dollar exposure in order to achieve a representative weighted mix of the major currencies in its benchmark index and/or to cover an underweight country or region exposure in its portfolio. Cross-hedges protect against losses resulting from a decline in the hedged currency, but will cause a fund to assume the risk of fluctuations in the value of the currency it purchases.

Successful use of currency management strategies will depend on FMRC's skill in analyzing currency values. Currency management strategies may substantially change a fund's investment exposure to changes in currency exchange rates and could result in losses to a fund if currencies do not perform as FMRC anticipates. For example, if a currency's value rose at a time when FMRC had hedged a fund by selling that currency in exchange for dollars, a fund would not participate in the currency's appreciation. If FMRC hedges currency exposure through proxy hedges, a fund could realize currency losses from both the hedge and the security position if the two currencies do not move in tandem. Similarly, if FMRC increases a fund's exposure to a foreign currency and that currency's value declines, a fund will realize a loss. A fund may be required to limit its hedging transactions in foreign currency forwards, futures, and options in order to maintain its classification as a "regulated investment company" under the Internal Revenue Code (Code). Hedging transactions could result in the application of the mark-to-market provisions of the Code, which may cause an increase (or decrease) in the amount of taxable dividends paid by a fund and could affect whether dividends paid by a fund are classified as capital gains or ordinary income. There is no assurance that FMRC's use of currency management strategies will be advantageous to a fund or that it will employ currency management strategies at appropriate times.

Options and Futures Relating to Foreign Currencies. Currency futures contracts are similar to forward currency exchange contracts, except that they are traded on exchanges (and have margin requirements) and are standardized as to contract size and delivery date. Most currency futures contracts call for payment or delivery in U.S. dollars. The underlying instrument of a currency option may be a foreign currency, which generally is purchased or delivered in exchange for U.S. dollars, or may be a futures contract. The purchaser of a currency call obtains the right to purchase the underlying currency, and the purchaser of a currency put obtains the right to sell the underlying currency.

The uses and risks of currency options and futures are similar to options and futures relating to securities or indices, as discussed above. A fund may purchase and sell currency futures and may purchase and write currency options to increase or decrease its exposure to different foreign currencies. Currency options may also be purchased or written in conjunction with each other or with currency futures or forward contracts. Currency futures and options values can be expected to correlate with exchange rates, but may not reflect other factors that affect the value of a fund's investments. A currency hedge, for example, should protect a Yen-denominated security from a decline in the Yen, but will not protect a fund against a price decline resulting from deterioration in the issuer's creditworthiness. Because the value of a fund's foreign-denominated investments changes in response to many factors other than exchange rates, it may not be possible to match the amount of currency options and futures to the value of the fund's investments exactly over time.

Funds' Rights as Investors. The funds do not intend to direct or administer the day-to-day operations of any company. A fund, however, may exercise its rights as a shareholder or lender and may communicate its views on important matters of policy to management, the Board of Directors, shareholders of a company, and holders of other securities of the company when FMR determines that such matters could have a significant effect on the value of the fund's investment in the company. The activities in which a fund may engage, either individually or in conjunction with others, may include, among others, supporting or opposing proposed changes in a company's corporate structure or business activities; seeking changes in a company's directors or management; seeking changes in a company's direction or policies; seeking the sale or reorganization of the company or a portion of its assets; supporting or opposing third-party takeover efforts; supporting the filing of a bankruptcy petition; or foreclosing on collateral securing a security. This area of corporate activity is increasingly prone to litigation and it is possible that a fund could be involved in lawsuits related to such activities. FMRC will monitor such activities with a view to mitigating, to the extent possible, the risk of litigation against a fund and the risk of actual liability if a fund is involved in litigation. No guarantee can be made, however, that litigation against a fund will not be undertaken or liabilities incurred. The funds' proxy voting guidelines are included in this SAI.

Futures, Options, and Swaps. The success of any strategy involving futures, options, and swaps depends on an adviser's analysis of many economic and mathematical factors and a fund's return may be higher if it never invested in such instruments. Additionally, some of the contracts discussed below are new instruments without a trading history and there can be no assurance that a market for the instruments will continue to exist.

Futures Contracts. In purchasing a futures contract, the buyer agrees to purchase a specified underlying instrument at a specified future date. In selling a futures contract, the seller agrees to sell a specified underlying instrument at a specified future date. The price at which the purchase and sale will take place is fixed when the buyer and seller enter into the contract. Some currently available futures contracts are based on specific securities, such as U.S. Treasury bonds or notes, and some are based on indices of securities prices, such as the Standard & Poor's 500SM  Index (S&P 500®). Futures can be held until their delivery dates, or can be closed out before then if a liquid market is available.

The value of a futures contract tends to increase and decrease in tandem with the value of its underlying instrument. Therefore, purchasing futures contracts will tend to increase a fund's exposure to positive and negative price fluctuations in the underlying instrument, much as if it had purchased the underlying instrument directly. When a fund sells a futures contract, by contrast, the value of its futures position will tend to move in a direction contrary to the market. Selling futures contracts, therefore, will tend to offset both positive and negative market price changes, much as if the underlying instrument had been sold.

The purchaser or seller of a futures contract or an option for a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the purchaser and seller are required to deposit "initial margin" with a futures broker, known as a futures commission merchant (FCM), when the contract is entered into. If the value of either party's position declines, that party will be required to make additional "variation margin" payments to settle the change in value on a daily basis. This process of "marking to market" will be reflected in the daily calculation of open positions computed in a fund's NAV. The party that has a gain is entitled to receive all or a portion of this amount. Initial and variation margin payments do not constitute purchasing securities on margin for purposes of a fund's investment limitations. In the event of the bankruptcy or insolvency of an FCM that holds margin on behalf of a fund, the fund may be entitled to return of margin owed to it only in proportion to the amount received by the FCM's other customers, potentially resulting in losses to the fund. A fund is required to segregate liquid assets equivalent to the fund's outstanding obligations under the contract in excess of the initial margin and variation margin, if any.

Each fund will not: (a) sell futures contracts, purchase put options, or write call options if, as a result, more than 25% of the fund's total assets would be hedged with futures and options under normal conditions; (b) purchase futures contracts or write put options if, as a result, the fund's total obligations upon settlement or exercise of purchased futures contracts and written put options would exceed 25% of its total assets under normal conditions; or (c) purchase call options if, as a result, the current value of option premiums for call options purchased by the fund would exceed 5% of the fund's total assets. These limitations do not apply to options attached to or acquired or traded together with their underlying securities, and do not apply to Structured Notes.

The requirements for qualification as a regulated investment company also may limit the extent to which a fund may enter into futures, options on futures and forward contracts. See "Distributions and Taxes".

The above limitations on the funds' investments in futures contracts, options, and swaps, and the funds' policies regarding futures contracts, options, and swaps discussed elsewhere herein this SAI are not fundamental policies and may be changed as regulatory agencies permit.

There is no assurance a liquid market will exist for any particular futures contract at any particular time. Exchanges may establish daily price fluctuation limits for futures contracts, and may halt trading if a contract's price moves upward or downward more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible to enter into new positions or close out existing positions. If the market for a contract is not liquid because of price fluctuation limits or other market conditions, it could prevent prompt liquidation of unfavorable positions, and potentially could require a fund to continue to hold a position until delivery or expiration regardless of changes in its value. As a result, a fund's access to other assets held to cover its futures positions could also be impaired.

Because there are a limited number of types of exchange-traded futures contracts, it is likely that the standardized contracts available will not match a fund's current or anticipated investments exactly. A fund may invest in futures contracts based on securities with different issuers, maturities, or other characteristics from the securities in which the fund typically invests, which involves a risk that the futures position will not track the performance of the fund's other investments.

Futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match a fund's investments well. Futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the futures markets and the securities markets, from structural differences in how futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts. A fund may purchase or sell futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in a fund's futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

Options. By purchasing a put option, the purchaser obtains the right (but not the obligation) to sell the option's underlying instrument at a fixed strike price. In return for this right, the purchaser pays the current market price for the option (known as the option premium). Options have various types of underlying instruments, including specific securities, indices of securities prices, and futures contracts. The purchaser may terminate its position in a put option by allowing it to expire or by exercising the option. If the option is allowed to expire, the purchaser will lose the entire premium. If the option is exercised, the purchaser completes the sale of the underlying instrument at the strike price. A purchaser may also terminate a put option position by closing it out in the secondary market at its current price, if a liquid secondary market exists.

The buyer of a typical put option can expect to realize a gain if security prices fall substantially. However, if the underlying instrument's price does not fall enough to offset the cost of purchasing the option, a put buyer can expect to suffer a loss (limited to the amount of the premium, plus related transaction costs).

The features of call options are essentially the same as those of put options, except that the purchaser of a call option obtains the right to purchase, rather than sell, the underlying instrument at the option's strike price. A call buyer typically attempts to participate in potential price increases of the underlying instrument with risk limited to the cost of the option if security prices fall. At the same time, the buyer can expect to suffer a loss if security prices do not rise sufficiently to offset the cost of the option.

The writer of a put or call option takes the opposite side of the transaction from the option's purchaser. In return for receipt of the premium, the writer assumes the obligation to pay or receive the strike price for the option's underlying instrument if the other party to the option chooses to exercise it. The writer may seek to terminate a position in a put option before exercise by closing out the option in the secondary market at its current price. If the secondary market is not liquid for a put option, however, the writer must continue to be prepared to pay the strike price while the option is outstanding, regardless of price changes. When writing an option on a futures contract, a fund will be required to make margin payments to an FCM as described above for futures contracts.

If security prices rise, a put writer would generally expect to profit, although its gain would be limited to the amount of the premium it received. If security prices remain the same over time, it is likely that the writer will also profit, because it should be able to close out the option at a lower price. If security prices fall, the put writer would expect to suffer a loss. This loss should be less than the loss from purchasing the underlying instrument directly, however, because the premium received for writing the option should mitigate the effects of the decline.

Writing a call option obligates the writer to sell or deliver the option's underlying instrument, in return for the strike price, upon exercise of the option. The characteristics of writing call options are similar to those of writing put options, except that writing calls generally is a profitable strategy if prices remain the same or fall. Through receipt of the option premium, a call writer mitigates the effects of a price decline. At the same time, because a call writer must be prepared to deliver the underlying instrument in return for the strike price, even if its current value is greater, a call writer gives up some ability to participate in security price increases.

Each fund will not: (a) sell futures contracts, purchase put options, or write call options if, as a result, more than 25% of the fund's total assets would be hedged with futures and options under normal conditions; (b) purchase futures contracts or write put options if, as a result, the fund's total obligations upon settlement or exercise of purchased futures contracts and written put options would exceed 25% of its total assets under normal conditions; or (c) purchase call options if, as a result, the current value of option premiums for call options purchased by the fund would exceed 5% of the fund's total assets. These limitations do not apply to options attached to or acquired or traded together with their underlying securities, and do not apply to Structured Notes.

The requirements for qualification as a regulated investment company also may limit the extent to which a fund may enter into futures, options on futures and forward contracts. See "Taxes".

The above limitations on the funds' investments in futures contracts, options, and swaps, and the funds' policies regarding futures contracts, options, and swaps discussed elsewhere herein this SAI are not fundamental policies and may be changed as regulatory agencies permit.

There is no assurance a liquid market will exist for any particular options contract at any particular time. Options may have relatively low trading volume and liquidity if their strike prices are not close to the underlying instrument's current price. In addition, exchanges may establish daily price fluctuation limits for options contracts, and may halt trading if a contract's price moves upward or downward more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible to enter into new positions or close out existing positions. If the market for a contract is not liquid because of price fluctuation limits or otherwise, it could prevent prompt liquidation of unfavorable positions, and potentially could require a fund to continue to hold a position until delivery or expiration regardless of changes in its value. As a result, a fund's access to other assets held to cover its options positions could also be impaired.

Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size, and strike price, the terms of OTC options (options not traded on exchanges) generally are established through negotiation with the other party to the option contract. While this type of arrangement allows the purchaser or writer greater flexibility to tailor an option to its needs, OTC options generally are less liquid and involve greater credit risk than exchange-traded options, which are backed by the clearing organization of the exchanges where they are traded.

Combined positions involve purchasing and writing options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of the overall position. For example, purchasing a put option and writing a call option on the same underlying instrument would construct a combined position whose risk and return characteristics are similar to selling a futures contract. Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, to reduce the risk of the written call option in the event of a substantial price increase. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

A fund may also buy and sell options on swaps. Options on interest rate swaps are known as swaptions. An option on a swap gives a party the right to enter into a new swap agreement or to extend, shorten, cancel or modify an existing swap contract at a specific date in the future in exchange for a premium.

Because there are a limited number of types of exchange-traded options contracts, it is likely that the standardized contracts available will not match a fund's current or anticipated investments exactly. A fund may invest in options contracts based on securities with different issuers, maturities, or other characteristics from the securities in which the fund typically invests, which involves a risk that the options position will not track the performance of the fund's other investments.

Options prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match a fund's investments well. Options prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts. A fund may purchase or sell options contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in a fund's options positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

Swap Agreements. Swaps are individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Swap agreements are two party contracts entered into primarily by institutional investors. Swap agreements can vary in term like other fixed-income investments. Most swap agreements are traded over-the-counter. In a standard "swap" transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or swapped between the parties are calculated with respect to a notional amount, which is the predetermined dollar principal of the trade representing the hypothetical underlying quantity upon which payment obligations are computed.

Swap agreements can take many different forms and are known by a variety of names. Depending on how they are used, swap agreements may increase or decrease the overall volatility of a fund's investments and its share price.

In a credit default swap, the credit default protection buyer makes periodic payments, known as premiums, to the credit default protection seller. In return the credit default protection seller will make a payment to the credit default protection buyer upon the occurrence of a specified credit event. A credit default swap can refer to a single issuer or asset, a basket of issuers or assets or index of assets, each known as the reference entity or underlying asset. A fund may act as either the buyer or the seller of a credit default swap. A fund may buy or sell credit default protection on a basket of issuers or assets, even if a number of the underlying assets referenced in the basket are lower-quality debt securities. In an unhedged credit default swap, a fund buys credit default protection on a single issuer or asset, a basket of issuers or assets or index of assets without owning the underlying asset or debt issued by the reference entity. Credit default swaps involve greater and different risks than investing directly in the referenced asset, because, in addition to market risk, credit default swaps include liquidity, counterparty and operational risk.

Credit default swaps allow a fund to acquire or reduce credit exposure to a particular issuer, asset or basket of assets. If a swap agreement calls for payments by the fund, the fund must be prepared to make such payments when due. If the fund is the credit default protection seller, the fund will experience a loss if a credit event occurs and the credit of the reference entity or underlying asset has deteriorated. If the fund is the credit default protection buyer, the fund will be required to pay premiums to the credit default protection seller.

If the creditworthiness of the fund's swap counterparty declines, the risk that the counterparty may not perform could increase, potentially resulting in a loss to the fund. To limit the counterparty risk involved in swap agreements, the funds will only enter into swap agreements with counterparties that meet certain standards of creditworthiness.

Swap agreements generally are entered into by "eligible participants" and in compliance with certain other criteria necessary to render them excluded from regulation under the Commodity Exchange Act ("CEA") and, therefore not subject to regulation as futures or commodity option transactions under the CEA.

Illiquid Securities cannot be sold or disposed of in the ordinary course of business at approximately the prices at which they are valued. Difficulty in selling securities may result in a loss or may be costly to a fund. Under the supervision of the Board of Trustees, FMRC determines the liquidity of a fund's investments and, through reports from FMRC, the Board monitors investments in illiquid securities. In determining the liquidity of a fund's investments, various factors may be considered, including (1) the frequency and volume of trades and quotations, (2) the number of dealers and prospective purchasers in the marketplace, (3) dealer undertakings to make a market, and (4) the nature of the security and the market in which it trades (including any demand, put or tender features, the mechanics and other requirements for transfer, any letters of credit or other credit enhancement features, any ratings, the number of holders, the method of soliciting offers, the time required to dispose of the security, and the ability to assign or offset the rights and obligations of the security).

Indexed Securities are instruments whose prices are indexed to the prices of other securities, securities indices, currencies, or other financial indicators. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to a specific instrument or statistic.

Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies, and may offer higher yields than U.S. dollar-denominated securities. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities may also have prices that depend on the values of a number of different foreign currencies relative to each other.

The performance of indexed securities depends to a great extent on the performance of the security, currency, or other instrument to which they are indexed, and may also be influenced by interest rate changes in the United States and abroad. Indexed securities may be more volatile than the underlying instruments. Indexed securities are also subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer's creditworthiness deteriorates. Recent issuers of indexed securities have included banks, corporations, and certain U.S. Government agencies.

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Interfund Borrowing and Lending Program. Pursuant to an exemptive order issued by the SEC, a fund may lend money to, and borrow money from, other funds advised by FMR or its affiliates. A fund will borrow through the program only when the costs are equal to or lower than the cost of bank loans, and will lend through the program only when the returns are higher than those available from an investment in repurchase agreements. Interfund loans and borrowings normally extend overnight, but can have a maximum duration of seven days. Loans may be called on one day's notice. A fund may have to borrow from a bank at a higher interest rate if an interfund loan is called or not renewed. Any delay in repayment to a lending fund could result in a lost investment opportunity or additional borrowing costs.

Investment-Grade Debt Securities. Investment-grade debt securities include all types of debt instruments that are of medium and high-quality. Investment-grade debt securities include repurchase agreements collateralized by U.S. Government securities as well as repurchase agreements collateralized by equity securities, non-investment-grade debt, and all other instruments in which a fund can perfect a security interest, provided the repurchase agreement counterparty has an investment-grade rating. Some investment-grade debt securities may possess speculative characteristics and may be more sensitive to economic changes and to changes in the financial conditions of issuers. An investment-grade rating means the security or issuer is rated investment-grade by Moody's® Investors Service, Standard & Poor's® (S&P®), Fitch Inc., Dominion Bond Rating Service Limited, or another credit rating agency designated as a nationally recognized statistical rating organization (NRSRO) by the SEC, or is unrated but considered to be of equivalent quality by FMRC.

Loans and Other Direct Debt Instruments. Direct debt instruments are interests in amounts owed by a corporate, governmental, or other borrower to lenders or lending syndicates (loans and loan participations), to suppliers of goods or services (trade claims or other receivables), or to other parties. Direct debt instruments involve a risk of loss in case of default or insolvency of the borrower and may offer less legal protection to the purchaser in the event of fraud or misrepresentation, or there may be a requirement that a fund supply additional cash to a borrower on demand.

Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the borrower for payment of interest and repayment of principal. If scheduled interest or principal payments are not made, the value of the instrument may be adversely affected. Loans that are fully secured provide more protections than an unsecured loan in the event of failure to make scheduled interest or principal payments. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the borrower's obligation, or that the collateral could be liquidated. Indebtedness of borrowers whose creditworthiness is poor involves substantially greater risks and may be highly speculative. Borrowers that are in bankruptcy or restructuring may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Direct indebtedness of developing countries also involves a risk that the governmental entities responsible for the repayment of the debt may be unable, or unwilling, to pay interest and repay principal when due.

Investments in loans through direct assignment of a financial institution's interests with respect to a loan may involve additional risks. For example, if a loan is foreclosed, the purchaser could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, a purchaser could be held liable as a co-lender. Direct debt instruments may also involve a risk of insolvency of the lending bank or other intermediary.

A loan is often administered by a bank or other financial institution that acts as agent for all holders. The agent administers the terms of the loan, as specified in the loan agreement. Unless, under the terms of the loan or other indebtedness, the purchaser has direct recourse against the borrower, the purchaser may have to rely on the agent to apply appropriate credit remedies against a borrower. If assets held by the agent for the benefit of a purchaser were determined to be subject to the claims of the agent's general creditors, the purchaser might incur certain costs and delays in realizing payment on the loan or loan participation and could suffer a loss of principal or interest.

Direct indebtedness may include letters of credit, revolving credit facilities, or other standby financing commitments that obligate purchasers to make additional cash payments on demand. These commitments may have the effect of requiring a purchaser to increase its investment in a borrower at a time when it would not otherwise have done so, even if the borrower's condition makes it unlikely that the amount will ever be repaid.

Each fund limits the amount of total assets that it will invest in any one issuer or in issuers within the same industry (see each fund's investment limitations). For purposes of these limitations, a fund generally will treat the borrower as the "issuer" of indebtedness held by the fund. In the case of loan participations where a bank or other lending institution serves as financial intermediary between a fund and the borrower, if the participation does not shift to the fund the direct debtor-creditor relationship with the borrower, SEC interpretations require a fund, in appropriate circumstances, to treat both the lending bank or other lending institution and the borrower as "issuers" for these purposes. Treating a financial intermediary as an issuer of indebtedness may restrict a fund's ability to invest in indebtedness related to a single financial intermediary, or a group of intermediaries engaged in the same industry, even if the underlying borrowers represent many different companies and industries.

Lower-Quality Debt Securities. Lower-quality debt securities include all types of debt instruments that have poor protection with respect to the payment of interest and repayment of principal, or may be in default. These securities are often considered to be speculative and involve greater risk of loss or price changes due to changes in the issuer's capacity to pay. The market prices of lower-quality debt securities may fluctuate more than those of higher-quality debt securities and may decline significantly in periods of general economic difficulty, which may follow periods of rising interest rates.

The market for lower-quality debt securities may be thinner and less active than that for higher-quality debt securities, which can adversely affect the prices at which the former are sold. Adverse publicity and changing investor perceptions may affect the liquidity of lower-quality debt securities and the ability of outside pricing services to value lower-quality debt securities.

Because the risk of default is higher for lower-quality debt securities, FMRC's research and credit analysis are an especially important part of managing securities of this type. FMRC will attempt to identify those issuers of high-yielding securities whose financial condition is adequate to meet future obligations, has improved, or is expected to improve in the future. FMRC's analysis focuses on relative values based on such factors as interest or dividend coverage, asset coverage, earnings prospects, and the experience and managerial strength of the issuer.

A fund may choose, at its expense or in conjunction with others, to pursue litigation or otherwise to exercise its rights as a security holder to seek to protect the interests of security holders if it determines this to be in the best interest of the fund's shareholders.

Preferred Stock represents an equity or ownership interest in an issuer that pays dividends at a specified rate and that has precedence over common stock in the payment of dividends. In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds take precedence over the claims of those who own preferred and common stock.

Real Estate Investment Trusts. Equity real estate investment trusts own real estate properties, while mortgage real estate investment trusts make construction, development, and long-term mortgage loans. Their value may be affected by changes in the value of the underlying property of the trusts, the creditworthiness of the issuer, property taxes, interest rates, and tax and regulatory requirements, such as those relating to the environment. Both types of trusts are dependent upon management skill, are not diversified, and are subject to heavy cash flow dependency, defaults by borrowers, self-liquidation, and the possibility of failing to qualify for tax-free status of income under the Internal Revenue Code and failing to maintain exemption from the 1940 Act.

Repurchase Agreements involve an agreement to purchase a security and to sell that security back to the original seller at an agreed-upon price. The resale price reflects the purchase price plus an agreed-upon incremental amount which is unrelated to the coupon rate or maturity of the purchased security. As protection against the risk that the original seller will not fulfill its obligation, the securities are held in a separate account at a bank, marked-to-market daily, and maintained at a value at least equal to the sale price plus the accrued incremental amount. The value of the security purchased may be more or less than the price at which the counterparty has agreed to purchase the security. In addition, delays or losses could result if the other party to the agreement defaults or becomes insolvent. The funds will engage in repurchase agreement transactions with parties whose creditworthiness has been reviewed and found satisfactory by FMRC.

Restricted Securities are subject to legal restrictions on their sale. Difficulty in selling securities may result in a loss or be costly to a fund. Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the Securities Act of 1933 (1933 Act), or in a registered public offering. Where registration is required, the holder of a registered security may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time it may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the holder might obtain a less favorable price than prevailed when it decided to seek registration of the security.

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Securities Lending. A fund may lend securities to parties such as broker-dealers or other institutions, including Fidelity Brokerage Services LLC (FBS LLC). FBS LLC is a member of the New York Stock Exchange (NYSE) and an indirect subsidiary of FMR LLC.

Securities lending allows a fund to retain ownership of the securities loaned and, at the same time, earn additional income. The borrower provides the fund with collateral in an amount at least equal to the value of the securities loaned. The fund seeks to maintain the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, a fund could experience delays and costs in recovering the securities loaned or in gaining access to the collateral. These delays and costs could be greater for foreign securities. If a fund is not able to recover the securities loaned, a fund may sell the collateral and purchase a replacement investment in the market. The value of the collateral could decrease below the value of the replacement investment by the time the replacement investment is purchased. Loans will be made only to parties deemed by FMRC to be in good standing and when, in FMRC's judgment, the income earned would justify the risks.

Cash received as collateral through loan transactions may be invested in other eligible securities, including shares of a money market fund. Investing this cash subjects that investment, as well as the securities loaned, to market appreciation or depreciation.

Securities of Other Investment Companies, including shares of closed-end investment companies, unit investment trusts, and open-end investment companies, represent interests in professionally managed portfolios that may invest in any type of instrument. Investing in other investment companies involves substantially the same risks as investing directly in the underlying instruments, but may involve additional expenses at the investment company-level, such as portfolio management fees and operating expenses. Certain types of investment companies, such as closed-end investment companies, issue a fixed number of shares that trade on a stock exchange or over-the-counter at a premium or a discount to their net asset value per share (NAV). Others are continuously offered at NAV, but may also be traded in the secondary market.

The extent to which a fund can invest in securities of other investment companies is limited by federal securities laws.

Short Sales "Against the Box" are short sales of securities that a fund owns or has the right to obtain (equivalent in kind or amount to the securities sold short). If a fund enters into a short sale against the box, it will be required to set aside securities equivalent in kind and amount to the securities sold short (or securities convertible or exchangeable into such securities) and will be required to hold such securities while the short sale is outstanding. The fund will incur transaction costs, including interest expenses, in connection with opening, maintaining, and closing short sales against the box.

Structured Notes are derivative debt securities, the interest rate or principal of which is determined by an unrelated indicator. A structured note may be positively, negatively or both positively and negatively indexed; that is, its value or interest rate may increase or decrease if the value of the reference instrument increases. Similarly, its value may increase or decrease if the value of the reference instrument decreases. Further, the change in the principal amount payable with respect to, or the interest rate of, a structured note may be a multiple of the percentage change (positive or negative) in the value of the underlying reference instrument(s). Structured or indexed securities may also be more volatile, less liquid, and more difficult to accurately price than less complex securities or more traditional debt securities.

Temporary Defensive Policies. Each fund reserves the right to invest without limitation in preferred stocks and investment-grade debt instruments for temporary, defensive purposes.

Warrants. Warrants are instruments which entitle the holder to buy an equity security at a specific price for a specific period of time. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss.


Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security and do not represent any rights in the assets of the issuing company. A warrant ceases to have value if it is not exercised prior to its expiration date. These factors can make warrants more speculative than other types of investments.

Zero Coupon Bonds do not make interest payments; instead, they are sold at a discount from their face value and are redeemed at face value when they mature. Because zero coupon bonds do not pay current income, their prices can be more volatile than other types of fixed-income securities when interest rates change. In calculating a fund's dividend, a portion of the difference between a zero coupon bond's purchase price and its face value is considered income.

PORTFOLIO TRANSACTIONS

All orders for the purchase or sale of portfolio securities are placed on behalf of each fund by FMRC pursuant to authority contained in the management contract. FMRC may also be responsible for the placement of portfolio transactions for other investment companies and investment accounts for which it has or its affiliates have investment discretion.

Purchases and sales of equity securities on a securities exchange or OTC are effected through brokers who receive compensation for their services. Generally, compensation relating to securities traded on foreign exchanges will be higher than compensation relating to securities traded on U.S. exchanges and may not be subject to negotiation. Compensation may also be paid in connection with principal transactions (in both OTC securities and securities listed on an exchange) and agency OTC transactions executed with an electronic communications network (ECN) or an alternative trading system. Equity securities may be purchased from underwriters at prices that include underwriting fees.

Purchases and sales of fixed-income securities are generally made with an issuer or a primary market-maker acting as principal. Although there is no stated brokerage commission paid by the fund for any fixed-income security, the price paid by the fund to an underwriter includes the disclosed underwriting fee and prices in secondary trades usually include an undisclosed dealer commission or markup reflecting the spread between the bid and ask prices of the fixed-income security.

The Trustees of each fund periodically review FMRC's performance of its responsibilities in connection with the placement of portfolio transactions on behalf of the fund. The Trustees also review the compensation paid by the fund over representative periods of time to determine if it was reasonable in relation to the benefits to the fund.

The Selection of Brokers

In selecting brokers or dealers (including affiliates of FMRC) to execute each fund's portfolio transactions, FMRC considers factors deemed relevant in the context of a particular trade and in regard to FMRC's overall responsibilities with respect to each fund and other investment accounts, including any instructions from each fund's portfolio manager, which may emphasize, for example, speed of execution over other factors. The factors considered will influence whether it is appropriate to execute an order using electronic communications networks (ECNs), electronic channels including algorithmic trading, or by actively working an order. Other factors deemed relevant may include, but are not limited to: price; the size and type of the transaction; the reasonableness of compensation to be paid, including spreads and commission rates; the speed and certainty of trade executions, including broker willingness to commit capital; the nature and characteristics of the markets for the security to be purchased or sold, including the degree of specialization of the broker in such markets or securities; the availability of liquidity in the security, including the liquidity and depth afforded by a market center or market-maker; the reliability of a market center or broker; the broker's overall trading relationship with FMRC; the trader's assessment of whether and how closely the broker likely will follow the trader's instructions to the broker; the degree of anonymity that a particular broker or market can provide; the potential for avoiding market impact; the execution services rendered on a continuing basis; the execution efficiency, settlement capability, and financial condition of the firm; and the provision of additional brokerage and research products and services, if applicable. In seeking best execution, FMRC may select a broker using a trading method for which the broker may charge a higher commission than its lowest available commission rate. FMRC also may select a broker that charges more than the lowest available commission rate available from another broker. For futures transactions, the selection of an FCM is generally based on the overall quality of execution and other services provided by the FCM.

The Acquisition of Brokerage and Research Products and Services

Brokers (who are not affiliates of FMRC) that execute transactions for each fund may receive higher compensation from each fund than other brokers might have charged each fund, in recognition of the value of the brokerage or research products and services they provide to FMRC or its affiliates.

Research Products and Services. These products and services may include: economic, industry, company, municipal, sovereign (U.S. and non-U.S.), legal, or political research reports; market color; company meeting facilitation; and investment recommendations. FMRC may request that a broker provide a specific proprietary or third-party product or service. Some of these products and services supplement FMRC's own research activities in providing investment advice to the funds.

Execution Services. In addition, products and services may include those that assist in the execution, clearing, and settlement of securities transactions, as well as other incidental functions (including but not limited to communication services related to trade execution, order routing and algorithmic trading, post-trade matching, exchange of messages among brokers or dealers, custodians and institutions, and the use of electronic confirmation and affirmation of institutional trades).

Mixed-Use Products and Services. In addition to receiving brokerage and research products and services via written reports and computer-delivered services, such reports may also be provided by telephone and in personal meetings with securities analysts, corporate and industry spokespersons, economists, academicians and government representatives and others with relevant professional expertise. FMRC and its affiliates may use commission dollars to obtain certain products or services that are not used exclusively in FMRC's or its affiliates' investment decision-making process (mixed-use products or services). In those circumstances, FMRC or its affiliates will make a good faith judgment to evaluate the various benefits and uses to which they intend to put the mixed-use product or service, and will pay for that portion of the mixed-use product or service that does not qualify as brokerage and research products and services with their own resources (referred to as "hard dollars").

Benefit to FMRC. FMR's expenses would likely be increased if it attempted to generate these additional products and services through its own efforts, or if it paid for these products or services itself. Certain of the brokerage and research products and services FMR receives from brokers are furnished by brokers on their own initiative, either in connection with a particular transaction or as part of their overall services. Some of these products or services may not have an explicit cost associated with such product or service.

FMRC's Decision-Making Process. Before causing a fund to pay a particular level of compensation, FMRC will make a good faith determination that the compensation is reasonable in relation to the value of the brokerage and/or research products and services provided to FMRC, viewed in terms of the particular transaction for a fund or FMRC's overall responsibilities to a fund or other investment companies and investment accounts. While FMRC may take into account the brokerage and/or research products and services provided by a broker in determining whether compensation paid is reasonable, neither FMRC nor the funds incur an obligation to any broker, dealer, or third party to pay for any product or service (or portion thereof) by generating a specific amount of compensation or otherwise. Typically, these products and services assist FMRC and its affiliates in terms of its overall investment responsibilities to a fund and other investment companies and investment accounts; however, each product or service received may not benefit the fund. Certain funds or investment accounts may use brokerage commissions to acquire brokerage and research products and services that may also benefit other funds or accounts managed by FMRC or its affiliates.

Hard Dollar Research Contracts. FMRC has arrangements with certain third-party research providers and brokers through whom FMRC effects fund trades, whereby FMRC may pay with hard dollars for all or a portion of the cost of research products and services purchased from such research providers or brokers. Even with such hard dollar payments, FMRC may cause a fund to pay more for execution than the lowest commission rate available from the broker providing research products and services to FMRC, or that may be available from another broker. FMRC views its hard dollar payments for research products and services as likely to reduce a fund's total commission costs even though it is expected that in such hard dollar arrangements the commissions available for recapture and to pay fund expenses, as described below, will decrease. FMRC's determination to pay for research products and services separately, rather than bundled with fund commissions, is wholly voluntary on FMRC's part and may be extended to additional brokers or discontinued with any broker participating in this arrangement.

Commission Recapture

FMRC may allocate brokerage transactions to brokers (who are not affiliates of FMRC) who have entered into arrangements with FMR under which the broker, using predetermined methodology, rebates a portion of the compensation paid by a fund to offset that fund's expenses, which may be paid to FMRC or its affiliates. Not all brokers with whom a fund trades have agreed to participate in brokerage commission recapture. FMRC expects that brokers from whom FMRC purchases research products and services with hard dollars are unlikely to participate in commission recapture.

Affiliated Transactions

FMRC may place trades with certain brokers, including National Financial Services LLC (NFS), with whom FMRC is under common control provided FMRC determines that these affiliates' trade execution abilities and costs are comparable to those of non-affiliated, qualified brokerage firms.

The Trustees of each fund have approved procedures whereby a fund may purchase securities that are offered in underwritings in which an affiliate of FMRC participates. In addition, for underwritings where an FMRC affiliate participates as a principal underwriter, certain restrictions may apply that could, among other things, limit the amount of securities that the funds could purchase in the underwritings.

Trade Allocation

Although the Trustees and officers of each fund are substantially the same as those of other funds managed by FMR or its affiliates, investment decisions for each fund are made independently from those of other funds or investment accounts (including proprietary accounts) managed by FMR or its affiliates. The same security is often held in the portfolio of more than one of these funds or investment accounts. Simultaneous transactions are inevitable when several funds and investment accounts are managed by the same investment adviser, particularly when the same security is suitable for the investment objective of more than one fund or investment account.

When two or more funds or investment accounts are simultaneously engaged in the purchase or sale of the same security, including a futures contract, the prices and amounts are allocated in accordance with procedures believed by FMRC to be appropriate and equitable to each fund or investment account. In some cases adherence to these procedures could have a detrimental effect on the price or value of the security as far as each fund is concerned. In other cases, however, the ability of the funds to participate in volume transactions will produce better executions and prices for the funds.

Commissions Paid

A fund may pay compensation including both commissions and spreads in connection with the placement of portfolio transactions. The amount of brokerage commissions paid by a fund may change from year to year because of, among other things, changing asset levels, shareholder activity, and/or portfolio turnover.

For the fiscal periods ended September 30, 2007 and 2006, the portfolio turnover rates for each fund are presented in the table below. Variations in turnover rate may be due to a fluctuating volume of shareholder purchase and redemption orders, market conditions, and/or changes in FMR's investment outlook.

Turnover Rates	2007	2006A
Consumer Discretionary Central Fund	 110%	 15%
Consumer Staples Central Fund	 93%	 10%
Energy Central Fund	 52%	 12%
Financials Central Fund	 35%	 4%
Health Care Central Fund	 113%	 27%
Industrials Central Fund	 92%	 7%
Information Technology Central Fund	 168%	 72%
Materials Central Fund	 65%	 0%
Telecom Services Central Fund	 55%	 16%
Utilities Central Fund	 94%	 1%

A Each fund commenced operations on July 21, 2006.

During the fiscal year ended September 30, 2007, Financials Central Fund held securities issued by one or more of its regular brokers or dealers or a parent company of its regular brokers or dealers. The following table shows the aggregate value of the securities of the regular broker or dealer or parent company held by the fund as of the fiscal year ended September 30, 2007.

Fund	Regular Broker or Dealer	Aggregate Value of Securities Held
Financials Central Fund	Bank of America Corp.	$ 66,842,913
Financials Central Fund	Citigroup, Inc.	$ 66,094,007
Financials Central Fund	Credit Suisse Group	$ 6,201,855
Financials Central Fund	Goldman Sachs Group, Inc.	$ 25,748,712
Financials Central Fund	JPMorgan Chase & Co. 	$ 68,395,514
Financials Central Fund	Lehman Brothers Holdings, Inc.	$ 11,395,358
Financials Central Fund	Merrill Lynch & Co., Inc.	$ 23,283,327
Financials Central Fund	Morgan Stanley	$ 13,431,600
Financials Central Fund	UBS AG	$ 3,242,925

The following table shows the total amount of brokerage commissions paid by each fund, comprising commissions paid on securities and/or futures transactions, as applicable, for the fiscal years ended September 30, 2007 and 2006. The total amount of brokerage commissions paid is stated as a dollar amount and a percentage of the fund's average net assets.

Fund	Fiscal Year Ended	Dollar Amount	Percentage of Average Net Assets
Consumer Discretionary Central Fund	September 30
2007		$ 929,114	 0.12%
2006A		$ 99,787	 0.01%
Consumer Staples Central Fund
2007		$ 584,055	 0.10%
2006A		$ 58,583	 0.01%
Energy Central Fund
2007		$ 278,390	 0.04%
2006A		$ 59,209	 0.01%
Financials Central Fund
2007		$ 529,830	 0.04%
2006A		$ 182,969	 0.01%
Health Care Central Fund
2007		$ 1,146,751	 0.14%
2006A		$ 284,013	 0.03%
Industrials Central Fund
2007		$ 614,425	 0.08%
2006A		$ 65,343	 0.01%
Information Technology Central Fund
2007		$ 3,478,221	 0.33%
2006A		$ 1,532,280	 0.16%
Materials Central Fund
2007		$ 138,902	 0.06%
2006A		$ 1,558	 0.00%
Telecom Services Central Fund
2007		$ 246,925	 0.11%
2006A		$ 84,707	 0.04%
Utilities Central Fund
2007		$ 260,073	 0.10%
2006A		$ 6,929	 0.00%

A From July 21, 2006 (commencement of operations).

The first table below shows the total amount of brokerage commissions paid by each fund to NFS for the past two fiscal years. The second table shows the approximate amount of aggregate brokerage commissions paid by a fund to NFS as a percentage of the approximate aggregate dollar amount of transactions for which the fund paid brokerage commissions as well as the percentage of transactions effected by a fund through NFS, in each case for the fiscal year ended 2007. NFS is paid on a commission basis.

Fund	Fiscal Year Ended	Total Amount Paid to NFS
Consumer Discretionary Central Fund	September 30
2007		$ 2,511
2006A		$ 117
Consumer Staples Central Fund
2007		$ 685
2006A		$ 13
Energy Central Fund
2007		$ 1,454
2006A		$ 7
Financials Central Fund
2007		$ 4,571
2006A		$ 1,330
Health Care Central Fund
2007		$ 4,843
2006A		$ 251
Industrials Central Fund
2007		$ 1,759
2006A		$ 50
Information Technology Central Fund
2007		$ 44,146
2006A		$ 17,108
Materials Central Fund
2007		$ 247
2006A		$ 0
Telecom Services Central Fund
2007		$ 1,888
2006A		$ 0
Utilities Central Fund
2007		$ 630
2006A		$ 0

A From July 21, 2006 (commencement of operations).

Fund	Fiscal Year Ended 2007	% of Aggregate Commissions Paid to NFS	% of Aggregate Dollar Amount of Transactions Effected through NFS
Consumer Discretionary Central Fund	September 30	 0.27%	 1.17%
Consumer Staples Central Fund		 0.12%	 0.53%
Energy Central Fund(dagger)		 0.52%	 2.25%
Financials Central Fund(dagger)		 0.86%	 3.29%
Health Care Central Fund		 0.42%	 1.85%
Industrials Central Fund		 0.29%	 0.84%
Information Technology Central Fund(dagger)		 1.27%	 4.19%
Materials Central Fund		 0.18%	 0.65%
Telecom Services Central Fund(dagger)		 0.76%	 2.54%
Utilities Central Fund		 0.24%	 0.48%

(dagger) The difference between the percentage of aggregate brokerage commissions paid to, and the percentage of the aggregate dollar amount of transactions effected through, NFS is a result of the low commission rates charged by NFS.

The following table shows the dollar amount of brokerage commissions paid to firms for providing research services and the approximate dollar amount of the transactions involved for the fiscal year ended 2007.

Fund	Fiscal Year Ended 2007	$ Amount of Commissions Paid to Firms for Providing Research Services	$ Amount of Brokerage Transactions Involved
Consumer Discretionary Central Fund	September 30	$ 899,801	$ 1,547,022,881
Consumer Staples Central Fund		$ 569,113	$ 948,520,749
Energy Central Fund		$ 265,978	$ 644,932,154
Financials Central Fund		$ 487,541	$ 995,796,246
Health Care Central Fund		$ 1,051,569	$ 1,556,862,229
Industrials Central Fund		$ 561,571	$ 1,197,545,496
Information Technology Central Fund		$ 3,270,910	$ 2,854,194,198
Materials Central Fund		$ 114,841	$ 237,381,457
Telecom Services Central Fund		$ 223,984	$ 218,872,421
Utilities Central Fund		$ 238,904	$ 426,514,002

VALUATION

Each fund's NAV is the value of a single share. The NAV of each fund is computed by adding the value of the fund's investments, cash, and other assets, subtracting its liabilities, and dividing the result by the number of shares outstanding.

Portfolio securities are valued by various methods depending on the primary market or exchange on which they trade. Most equity securities for which the primary market is the United States are valued at the official closing price, last sale price or, if no sale has occurred, at the closing bid price. Most equity securities for which the primary market is outside the United States are valued using the official closing price or the last sale price in the principal market in which they are traded. If the last sale price (on the local exchange) is unavailable, the last evaluated quote or closing bid price normally is used. Securities of other open-end investment companies are valued at their respective NAVs.

Debt securities and other assets for which market quotations are readily available may be valued at market values determined by such securities' most recent bid prices (sales prices if the principal market is an exchange) in the principal market in which they normally are traded, as furnished by recognized dealers in such securities or assets. Or, debt securities and convertible securities may be valued on the basis of information furnished by a pricing service that uses a valuation matrix which incorporates both dealer-supplied valuations and electronic data processing techniques. Use of pricing services has been approved by the Board of Trustees. A number of pricing services are available, and the funds may use various pricing services or discontinue the use of any pricing service.


Futures contracts and options are valued on the basis of market quotations, if available.

Independent brokers or quotation services provide prices of foreign securities in their local currency. Fidelity Service Company, Inc. (FSC) gathers all exchange rates daily at the close of the NYSE using the last quoted price on the local currency and then translates the value of foreign securities from their local currencies into U.S. dollars. Any changes in the value of forward contracts due to exchange rate fluctuations and days to maturity are included in the calculation of NAV. If an event that is expected to materially affect the value of a portfolio security occurs after the close of an exchange or market on which that security is traded, then that security will be valued in good faith by a committee appointed by the Board of Trustees.

Short-term securities with remaining maturities of sixty days or less for which market quotations and information furnished by a pricing service are not readily available are valued either at amortized cost or at original cost plus accrued interest, both of which approximate current value.

The procedures set forth above need not be used to determine the value of the securities owned by a fund if, in the opinion of a committee appointed by the Board of Trustees, some other method would more accurately reflect the fair value of such securities. For example, securities and other assets for which there is no readily available market value may be valued in good faith by a committee appointed by the Board of Trustees. In making a good faith determination of the value of a security, the committee may review price movements in futures contracts and ADRs, market and trading trends, the bid/ask quotes of brokers and off-exchange institutional trading.

BUYING AND SELLING INFORMATION

Shares of each fund are not offered to the public and are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the funds may be made only by a limited number of institutional investors, including certain other registered investment companies managed by FMR or an affiliate and certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

A fund may make redemption payments in whole or in part in readily marketable securities or other property pursuant to procedures approved by the Trustees if FMRC determines it is in the best interests of the fund. Such securities or other property will be valued for this purpose as they are valued in computing each fund's NAV. Shareholders that receive securities or other property will realize, upon receipt, a gain or loss for tax purposes, and will incur additional costs and be exposed to market risk prior to and upon sale of such securities or other property.

TAXES

Dividends. A portion of each fund's income may qualify for the dividends-received deduction available to corporate shareholders, but it is unlikely that all of the fund's income will qualify for the deduction. A portion of each fund's dividends, when distributed to individual shareholders, may qualify for taxation at long-term capital gains rates (provided certain holding period requirements are met), or may be exempt from state and local taxation to the extent that they are derived from certain U.S. Government securities and meet certain requirements.

Foreign Tax Credit or Deduction. Foreign governments may withhold taxes on dividends and interest earned by a fund with respect to foreign securities. Foreign governments may also impose taxes on other payments or gains with respect to foreign securities. Because each fund does not currently anticipate that securities of foreign issuers will constitute more than 50% of its total assets at the end of its fiscal year, shareholders should not expect to be eligible to claim a foreign tax credit or deduction on their federal income tax returns with respect to foreign taxes withheld.

Because each fund intends to qualify as a partnership for federal income tax purposes, each fund should not be subject to any federal income tax. Based upon the status of each fund as a partnership, an investor that is a "regulated investment company" will take into account its share of the fund's assets, ordinary income and losses and capital gains and losses in determining its income tax liability and qualification as a "regulated investment company" under Subchapter M of the Code. The determination of an investor's share of each fund's ordinary income and losses and capital gains and losses will be made in accordance with the Code and the regulations promulgated thereunder.

Each fund's taxable year-end is September 30. Although each fund will not be subject to federal income tax, it will file appropriate federal income tax returns.

Each prospective investor that is a "regulated investment company" agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the fund as they are taken into account by the fund.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in each fund.

DIRECTORS AND OFFICERS (TRUSTEES AND OFFICERS)

The Trustees, Members of the Advisory Board, and executive officers of the Fidelity Central Investment Portfolios LLC and funds, as applicable, are listed below. The Board of Trustees governs each fund and is responsible for protecting the interests of shareholders. The Trustees are experienced executives who meet periodically throughout the year to oversee each fund's activities, review contractual arrangements with companies that provide services to each fund, and review each fund's performance. Except for James C. Curvey, each of the Trustees oversees 370 funds advised by FMR or an affiliate. Mr. Curvey oversees 340 funds advised by FMR or an affiliate.

The Trustees hold office without limit in time except that (a) any Trustee may resign; (b) any Trustee may be removed by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal; (c) any Trustee who requests to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees; and (d) any Trustee may be removed at any special meeting of shareholders by a two-thirds vote of the outstanding voting securities of the trust. Each Trustee who is not an interested person (as defined in the 1940 Act) (Independent Trustee), shall retire not later than the last day of the calendar year in which his or her 72nd birthday occurs. The Independent Trustees may waive this mandatory retirement age policy with respect to individual Trustees. The executive officers and Advisory Board Members hold office without limit in time, except that any officer and Advisory Board Member may resign or may be removed by a vote of a majority of the Trustees at any regular meeting or any special meeting of the Trustees. Except as indicated, each individual has held the office shown or other offices in the same company for the past five years.

Interested Trustees*:

Correspondence intended for each Trustee who is an interested person may be sent to Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109.

Name, Age; Principal Occupation
Edward C. Johnson 3d (77)

Year of Election or Appointment: 2004

Mr. Johnson is Chairman of the Board of Trustees. Mr. Johnson serves as President (2006-present), Chief Executive Officer, Chairman, and a Director of FMR LLC; Chairman and a Director of FMR; Chairman and a Director of Fidelity Research & Analysis Company (FRAC); Chairman and a Director of Fidelity Investments Money Management, Inc.; and Chairman (2001-present) and a Director of FMR Co., Inc. In addition, Mr. Johnson serves as Chairman and Director of Fidelity International Limited (FIL).

James C. Curvey (72)

Year of Election or Appointment: 2007

Trustee of Fidelity Central Investments Portfolios LLC. Mr. Curvey also serves as Trustee (2007-present) or Member of the Advisory Board (2007-present) of other investment companies advised by FMR. Mr. Curvey is a Director of FMR and FMR Co., Inc. (2007-present). Mr. Curvey is also Vice Chairman (2006-present) and Director of FMR LLC. Mr. Curvey joined Fidelity in 1982 and served in numerous senior management positions, including President and Chief Operating Officer of FMR LLC (1997-2000) and President of Fidelity Strategic Investments (2000-2002). In addition, he serves as a member of the Board of Directors of Geerlings & Wade, Inc. (wine distribution).

* Trustees have been determined to be "Interested Trustees" by virtue of, among other things, their affiliation with the Fidelity Central Investment Portfolios LLC or various entities under common control with FMR. FMR Corp. merged with FMR LLC on October 1, 2007. Any references to FMR LLC for prior periods are deemed to be references to the prior entity.

Independent Trustees:

Correspondence intended for each Independent Trustee (that is, the Trustees other than the Interested Trustees) may be sent to Fidelity Investments, P.O. Box 55235, Boston, Massachusetts 02205-5235.

Name, Age; Principal Occupation
Dennis J. Dirks (59)

Year of Election or Appointment: 2005

Prior to his retirement in May 2003, Mr. Dirks was Chief Operating Officer and a member of the Board of The Depository Trust & Clearing Corporation (DTCC) (1999-2003). He also served as President, Chief Operating Officer, and Board member of The Depository Trust Company (DTC) (1999-2003) and President and Board member of the National Securities Clearing Corporation (NSCC) (1999-2003). In addition, Mr. Dirks served as Chief Executive Officer and Board member of the Government Securities Clearing Corporation (2001-2003) and Chief Executive Officer and Board member of the Mortgage-Backed Securities Clearing Corporation (2001-2003). Mr. Dirks also serves as a Trustee and a member of the Finance Committee of Manhattan College (2005-present) and a Trustee and a member of the Finance Committee of AHRC of Nassau County (2006-present).

Albert R. Gamper, Jr. (65)

Year of Election or Appointment: 2006

Prior to his retirement in December 2004, Mr. Gamper served as Chairman of the Board of CIT Group Inc. (commercial finance). During his tenure with CIT Group Inc. Mr. Gamper served in numerous senior management positions, including Chairman (1987-1989; 1999-2001; 2002-2004), Chief Executive Officer (1987-2004), and President (1989-2002). He currently serves as a member of the Board of Directors of Public Service Enterprise Group (utilities, 2001-present), Chairman of the Board of Governors, Rutgers University (2004-present), and Chairman of the Board of Saint Barnabas Health Care System.

George H. Heilmeier (71)

Year of Election or Appointment: 2004

Dr. Heilmeier is Chairman Emeritus of Telcordia Technologies (communication software and systems), where prior to his retirement, he served as company Chairman and Chief Executive Officer. He currently serves on the Boards of Directors of The Mitre Corporation (systems engineering and information technology support for the government), and HRL Laboratories (private research and development, 2004-present). He is Chairman of the General Motors Science & Technology Advisory Board and a Life Fellow of the Institute of Electrical and Electronics Engineers (IEEE). Dr. Heilmeier is a member of the Defense Science Board and the National Security Agency Advisory Board. He is also a member of the National Academy of Engineering, the American Academy of Arts and Sciences, and the Board of Overseers of the School of Engineering and Applied Science of the University of Pennsylvania. Previously, Dr. Heilmeier served as a Director of TRW Inc. (automotive, space, defense, and information technology, 1992-2002), Compaq (1994-2002), Automatic Data Processing, Inc. (ADP) (technology-based business outsourcing, 1995-2002), INET Technologies Inc. (telecommunications network surveillance, 2001-2004), and Teletech Holdings (customer management services). He is the recipient of the 2005 Kyoto Prize in Advanced Technology for his invention of the liquid crystal display, and a member of the Consumer Electronics Hall of Fame.

James H. Keyes (67)

Year of Election or Appointment: 2007

Prior to his retirement in 2003, Mr. Keyes was Chairman, President, and Chief Executive Officer of Johnson Controls, Inc. (automotive supplier, 1993-2003). He currently serves as a member of the boards of LSI Logic Corporation (semiconductor technologies), Navistar International Corporation (manufacture and sale of trucks, buses, and diesel engines, 2002-present), and Pitney Bowes, Inc. (integrated mail, messaging, and document management solutions).

Marie L. Knowles (60)

Year of Election or Appointment: 2004

Prior to Ms. Knowles' retirement in June 2000, she served as Executive Vice President and Chief Financial Officer of Atlantic Richfield Company (ARCO) (diversified energy, 1996-2000). From 1993 to 1996, she was a Senior Vice President of ARCO and President of ARCO Transportation Company. She served as a Director of ARCO from 1996 to 1998. She currently serves as a Director of Phelps Dodge Corporation (copper mining and manufacturing) and McKesson Corporation (healthcare service, 2002-present). Ms. Knowles is a Trustee of the Brookings Institution and the Catalina Island Conservancy and also serves as a member of the Advisory Board for the School of Engineering of the University of Southern California.

Ned C. Lautenbach (63)

Year of Election or Appointment: 2004

Mr. Lautenbach is Chairman of the Independent Trustees (2006-present). Mr. Lautenbach has been a partner of Clayton, Dubilier & Rice, Inc. (private equity investment firm) since September 1998. Previously, Mr. Lautenbach was with the International Business Machines Corporation (IBM) from 1968 until his retirement in 1998. Mr. Lautenbach serves as a Director of Sony Corporation (2006-present) and Eaton Corporation (diversified industrial) as well as the Philharmonic Center for the Arts in Naples, Florida. He also is a member of the Board of Trustees of Fairfield University (2005-present), as well as a member of the Council on Foreign Relations.

Cornelia M. Small (63)

Year of Election or Appointment: 2005

Ms. Small is a member (2000-present) and Chairperson (2002-present) of the Investment Committee, and a member (2002-present) of the Board of Trustees of Smith College. Previously, she served as Chief Investment Officer (1999-2000), Director of Global Equity Investments (1996-1999), and a member of the Board of Directors of Scudder, Stevens & Clark (1990-1997) and Scudder Kemper Investments (1997-1999). In addition, Ms. Small served as Co-Chair (2000-2003) of the Annual Fund for the Fletcher School of Law and Diplomacy.

William S. Stavropoulos (68)

Year of Election or Appointment: 2004

Mr. Stavropoulos is Chairman Emeritus of the Board of Directors of The Dow Chemical Company. Since joining The Dow Chemical Company in 1967, Mr. Stavropoulos served in numerous senior management positions, including President (1993-2000; 2002-2003), CEO (1995-2000; 2002-2004), and Chairman of the Executive Committee (2000-2004). Currently, he is a Director of NCR Corporation (data warehousing and technology solutions), Chemical Financial Corporation, Maersk Inc. (industrial conglomerate, 2002-present), Tyco International, Inc. (multinational manufacturing and services, 2007-present), and a member of the Advisory Board for Metalmark Capital (private equity investment firm, 2005-present). He is a special advisor to Clayton, Dubilier & Rice, Inc., a private equity investment firm. He also serves as a member of the Board of Trustees of the American Enterprise Institute for Public Policy Research. In addition, Mr. Stavropoulos is a member of The Business Council, J.P. Morgan International Council and the University of Notre Dame Advisory Council for the College of Science.

Kenneth L. Wolfe (68)

Year of Election or Appointment: 2005

Prior to his retirement in 2001, Mr. Wolfe was Chairman and Chief Executive Officer of Hershey Foods Corporation (1993-2001). He currently serves as a member of the boards of Adelphia Communications Corporation (2003-present), Bausch & Lomb, Inc., and Revlon Inc. (2004-present).

Advisory Board Members and Executive Officers**:

Correspondence intended for Mr. Mauriello and Mr. Wiley may be sent to Fidelity Investments, P.O. Box 55235, Boston, Massachusetts 02205-5235. Correspondence intended for each executive officer and Mr. Lynch may be sent to Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109.

Name, Age; Principal Occupation
Peter S. Lynch (63)

Year of Election or Appointment: 2004

Member of the Advisory Board of Fidelity Central Investment Portfolios LLC. Mr. Lynch is Vice Chairman and a Director of FMR, and Vice Chairman (2001-present) and a Director of FMR Co., Inc. Previously, Mr. Lynch served as a Trustee of the Fidelity funds (1990-2003). In addition, he serves as a Trustee of Boston College and as the Chairman of the Inner-City Scholarship Fund.

Joseph Mauriello (63)

Year of Election or Appointment: 2007

Member of the Advisory Board of Fidelity Central Investment Portfolios LLC. Prior to his retirement in January 2006, Mr. Mauriello served in numerous senior management positions including Deputy Chairman and Chief Operating Officer (2004-2005), and Vice Chairman of Financial Services (2002-2004) of KPMG LLP US (professional services firm, 1965-2005). Mr. Mauriello currently serves as a member of the Board of Directors of XL Capital Ltd., (global insurance and re-insurance company, 2006-present) and of Arcadia Resources Inc., (health care services and products, 2007-present). He also served as a Director of the Hamilton Funds of the Bank of New York (2006-2007).

Michael E. Wiley (57)

Year of Election or Appointment: 2007

Member of the Advisory Board of Fidelity Central Investment Portfolios LLC. Mr. Wiley also serves as Sr. Energy Advisor of Katzenbach Partners, LLC (consulting firm, 2006-present) and a member of the Board of Trustees of the University of Tulsa (2000-2006; 2007-present). He serves as a Director of Tesoro Corporation (independent oil refiner and marketer, 2005-present), and a Director of Bill Barrett Corporation (exploration and production company, 2005-present). In addition, he also serves as a Director of Post Oak Bank (privately-held bank, 2004-present), and an Advisory Director of Riverstone Holdings (private investment firm). Previously, Mr. Wiley served as Chairman, President, and CEO of Baker Hughes, Inc. (oilfield services company, 2000-2004), and as Director of Spinnaker Exploration Company (exploration and production company, 2001-2005).

Brian B. Hogan (43)

Year of Election or Appointment: 2007

Vice President of Consumer Discretionary Central Fund, Consumer Staples Central Fund, Energy Central Fund, Financials Central Fund, Health Care Central Fund, Industrials Central Fund, Information Technology Central Fund, Materials Central Fund, Telecom Services Central Fund, and Utilities Central Fund. Mr. Hogan also serves as Vice President of certain Select Funds (2007-present). Mr. Hogan is Senior Vice President of Equity Research (2006-present). Mr. Hogan also serves as Vice President of FMR and FMR Co., Inc. Previously, Mr. Hogan served as a portfolio manager.

Kimberley H. Monasterio (43)

Year of Election or Appointment: 2007

President and Treasurer of Consumer Discretionary Central Fund, Consumer Staples Central Fund, Energy Central Fund, Financials Central Fund, Health Care Central Fund, Industrials Central Fund, Information Technology Central Fund, Materials Central Fund, Telecom Services Central Fund, and Utilities Central Fund. Ms. Monasterio also serves as President and Treasurer of other Fidelity funds (2007-present) and is an employee of FMR (2004-present). Previously, Ms. Monasterio served as Deputy Treasurer of the Fidelity funds (2004-2006). Before joining Fidelity Investments, Ms. Monasterio served as Treasurer (2000-2004) and Chief Financial Officer (2002-2004) of the Franklin Templeton Funds and Senior Vice President of Franklin Templeton Services, LLC (2000-2004).

Eric D. Roiter (58)

Year of Election or Appointment: 2006

Secretary of Consumer Discretionary Central Fund, Consumer Staples Central Fund, Energy Central Fund, Financials Central Fund, Health Care Central Fund, Industrials Central Fund, Information Technology Central Fund, Materials Central Fund, Telecom Services Central Fund, and Utilities Central Fund. He also serves as Secretary of other Fidelity funds; Vice President, General Counsel, and Secretary of FMR Co., Inc. (2001-present) and FMR; Assistant Secretary of Fidelity Management & Research (U.K.) Inc. (2001-present), Fidelity Research & Analysis Company (2001-present), and Fidelity Investments Money Management, Inc. (2001-present). Mr. Roiter is an Adjunct Member, Faculty of Law, at Boston College Law School (2003-present). Previously, Mr. Roiter served as Vice President and Secretary of Fidelity Distributors Corporation (FDC) (1998-2005).

Scott C. Goebel (39)

Year of Election or Appointment: 2007

Assistant Secretary of Consumer Discretionary Central Fund, Consumer Staples Central Fund, Energy Central Fund, Financials Central Fund, Health Care Central Fund, Industrials Central Fund, Information Technology Central Fund, Materials Central Fund, Telecom Services Central Fund, and Utilities Central Fund. Mr. Goebel also serves as Assistant Secretary of other Fidelity funds (2007-present), and is an employee of FMR.

R. Stephen Ganis (41)

Year of Election or Appointment: 2006

Anti-Money Laundering (AML) officer of Consumer Discretionary Central Fund, Consumer Staples Central Fund, Energy Central Fund, Financials Central Fund, Health Care Central Fund, Industrials Central Fund, Information Technology Central Fund, Materials Central Fund, Telecom Services Central Fund, and Utilities Central Fund. Mr. Ganis also serves as AML officer of other Fidelity funds (2006-present) and FMR LLC (2003-present). Before joining Fidelity Investments, Mr. Ganis practiced law at Goodwin Procter, LLP (2000-2002).

Joseph B. Hollis (59)

Year of Election or Appointment: 2006

Chief Financial Officer of Consumer Discretionary Central Fund, Consumer Staples Central Fund, Energy Central Fund, Financials Central Fund, Health Care Central Fund, Industrials Central Fund, Information Technology Central Fund, Materials Central Fund, Telecom Services Central Fund, and Utilities Central Fund. Mr. Hollis also serves as Chief Financial Officer of other Fidelity funds. Mr. Hollis is President of Fidelity Pricing and Cash Management Services (FPCMS) (2005-present). Mr. Hollis also serves as President and Director of Fidelity Service Company, Inc. (2006-present). Previously, Mr. Hollis served as Senior Vice President of Cash Management Services (1999-2002) and Investment Management Operations (2002-2005).

Kenneth A. Rathgeber (60)

Year of Election or Appointment: 2006

Chief Compliance Officer of Consumer Discretionary Central Fund, Consumer Staples Central Fund, Energy Central Fund, Financials Central Fund, Health Care Central Fund, Industrials Central Fund, Information Technology Central Fund, Materials Central Fund, Telecom Services Central Fund, and Utilities Central Fund. Mr. Rathgeber also serves as Chief Compliance Officer of other Fidelity funds (2004-present) and Executive Vice President of Risk Oversight for Fidelity Investments (2002-present). He is Chief Compliance Officer of FMR (2005-present), FMR Co., Inc. (2005-present), Fidelity Management & Research (U.K.) Inc. (2005-present), Fidelity Research & Analysis Company (2005-present), Fidelity Investments Money Management, Inc. (2005-present), and Strategic Advisers, Inc. (2005-present). Previously, Mr. Rathgeber served as Executive Vice President and Chief Operating Officer for Fidelity Investments Institutional Services Company, Inc. (1998-2002).

Bryan A. Mehrmann (46)

Year of Election or Appointment: 2006

Deputy Treasurer of Consumer Discretionary Central Fund, Consumer Staples Central Fund, Energy Central Fund, Financials Central Fund, Health Care Central Fund, Industrials Central Fund, Information Technology Central Fund, Materials Central Fund, Telecom Services Central Fund, and Utilities Central Fund. Mr. Mehrmann also serves as Deputy Treasurer of other Fidelity funds (2005-present) and is an employee of FMR. Previously, Mr. Mehrmann served as Vice President of Fidelity Investments Institutional Services Group (FIIS)/Fidelity Investments Institutional Operations Corporation, Inc. (FIIOC) Client Services (1998-2004).

Kenneth B. Robins (38)

Year of Election or Appointment: 2006

Deputy Treasurer of Consumer Discretionary Central Fund, Consumer Staples Central Fund, Energy Central Fund, Financials Central Fund, Health Care Central Fund, Industrials Central Fund, Information Technology Central Fund, Materials Central Fund, Telecom Services Central Fund, and Utilities Central Fund. Mr. Robins also serves as Deputy Treasurer of other Fidelity funds (2005-present) and is an employee of FMR (2004-present). Before joining Fidelity Investments, Mr. Robins worked at KPMG LLP, where he was a partner in KPMG's department of professional practice (2002-2004) and a Senior Manager (1999-2000). In addition, Mr. Robins served as Assistant Chief Accountant, United States Securities and Exchange Commission (2000-2002).

Robert G. Byrnes (40)

Year of Election or Appointment: 2006

Assistant Treasurer of Consumer Discretionary Central Fund, Consumer Staples Central Fund, Energy Central Fund, Financials Central Fund, Health Care Central Fund, Industrials Central Fund, Information Technology Central Fund, Materials Central Fund, Telecom Services Central Fund, and Utilities Central Fund. Mr. Byrnes also serves as Assistant Treasurer of other Fidelity funds (2005-present) and is an employee of FMR (2005-present). Previously, Mr. Byrnes served as Vice President of FPCMS (2003-2005). Before joining Fidelity Investments, Mr. Byrnes worked at Deutsche Asset Management where he served as Vice President of the Investment Operations Group (2000-2003).

Peter L. Lydecker (53)

Year of Election or Appointment: 2006

Assistant Treasurer of Consumer Discretionary Central Fund, Consumer Staples Central Fund, Energy Central Fund, Financials Central Fund, Health Care Central Fund, Industrials Central Fund, Information Technology Central Fund, Materials Central Fund, Telecom Services Central Fund, and Utilities Central Fund. Mr. Lydecker also serves as Assistant Treasurer of other Fidelity funds (2004) and is an employee of FMR.

Paul M. Murphy (60)

Year of Election or Appointment: 2007

Assistant Treasurer of Consumer Discretionary Central Fund, Consumer Staples Central Fund, Energy Central Fund, Financials Central Fund, Health Care Central Fund, Industrials Central Fund, Information Technology Central Fund, Materials Central Fund, Telecom Services Central Fund, and Utilities Central Fund. Mr. Murphy also serves as Assistant Treasurer of other Fidelity funds (2007-present) and is an employee of FMR (2007-present). Previously, Mr. Murphy served as Chief Financial Officer of the Fidelity Funds (2005-2006), Vice President and Associate General Counsel of FMR (2007), and Senior Vice President of Fidelity Pricing and Cash Management Services Group (FPCMS) (1994-2007).

Gary W. Ryan (49)

Year of Election or Appointment: 2006

Assistant Treasurer of Consumer Discretionary Central Fund, Consumer Staples Central Fund, Energy Central Fund, Financials Central Fund, Health Care Central Fund, Industrials Central Fund, Information Technology Central Fund, Materials Central Fund, Telecom Services Central Fund, and Utilities Central Fund. Mr. Ryan also serves as Assistant Treasurer of other Fidelity funds (2005-present) and is an employee of FMR (2005-present). Previously, Mr. Ryan served as Vice President of Fund Reporting in FPCMS (1999-2005).

** FMR Corp. merged with FMR LLC on October 1, 2007. Any references to FMR LLC for prior periods are deemed to be references to the prior entity.

Standing Committees of the Funds' Trustees. The Board of Trustees has established various committees to support the Independent Trustees in acting independently in pursuing the best interests of the Fidelity funds and their shareholders. The committees facilitate the timely and efficient consideration of all matters of importance to Independent Trustees, each fund, and fund shareholders and to facilitate compliance with legal and regulatory requirements. Currently, the Board of Trustees has 12 standing committees. The members of each committee are Independent Trustees.

The Operations Committee is composed of all of the Independent Trustees, with Mr. Lautenbach currently serving as Chair. The committee normally meets monthly (except August), or more frequently as called by the Chair, and serves as a forum for consideration of issues of importance to, or calling for particular determinations by, the Independent Trustees. The committee also considers matters involving potential conflicts of interest between the funds and FMR and its affiliates and reviews proposed contracts and the proposed continuation of contracts between the Fidelity funds and FMR and its affiliates, and annually reviews and makes recommendations regarding contracts with third parties unaffiliated with FMR, including insurance coverage and custody agreements. The committee also monitors additional issues including the nature, levels and quality of services provided to shareholders, significant litigation, and the voting of proxies of portfolio companies. The committee also has oversight of compliance issues not specifically within the scope of any other committee. The committee is also responsible for definitive action on all compliance matters involving the potential for significant reimbursement by FMR. During the fiscal year ended September 30, 2007, the committee held 16 meetings.

The Fair Value Oversight Committee is composed of all of the Independent Trustees, with Mr. Lautenbach currently serving as Chair. The committee normally meets quarterly, or more frequently as called by the Chair. The Fair Value Oversight Committee monitors and establishes policies concerning procedures and controls regarding the valuation of fund investments and monitors matters of disclosure to the extent required to fulfill its statutory responsibilities. The committee also reviews actions taken by FMR's Fair Value Committee. During the fiscal year ended September 30, 2007, the committee held four meetings.

The Board of Trustees has established three Fund Oversight Committees: the Equity Committee (composed of Messrs. Stavropoulos (Chair), Gamper, and Lautenbach), the Fixed-Income, International, and Special Committee (composed of Ms. Small (Chair), Ms. Knowles, and Mr. Dirks), and the Select and Asset Allocation Committee (composed of Dr. Heilmeier (Chair), Messrs. Keyes and Wolfe). Each committee normally meets in conjunction with in-person meetings of the Board of Trustees, or more frequently as called by the Chair of the respective committee. Each committee develops an understanding of and reviews the investment objectives, policies, and practices of each fund under its oversight. Each committee also monitors investment performance, compliance by each relevant Fidelity fund with its investment policies and restrictions and reviews appropriate benchmarks, competitive universes, unusual or exceptional investment matters, the personnel and other resources devoted to the management of each fund and all other matters bearing on each fund's investment results. The Fixed-Income, International, and Special Committee also receives reports required under Rule 2a-7 of the 1940 Act and has oversight of research bearing on credit quality, investment structures and other fixed-income issues, and of international research. The Select and Asset Allocation Committee has oversight of FMR's equity investment research. Each committee will review and recommend any required action to the Board in respect of specific funds, including new funds, changes in fundamental and non-fundamental investment policies and restrictions, partial or full closing to new investors, fund mergers, fund name changes, and liquidations of funds. The members of each committee may organize working groups to make recommendations concerning issues related to funds that are within the scope of the committee's review. These working groups report to the committee or to the Independent Trustees, or both, as appropriate. Each working group may request from FMR such information from FMR as may be appropriate to the working group's deliberations. During the fiscal year ended September 30, 2007, the Equity Committee held 10 meetings, the Fixed-Income, International, and Special Committee held 13 meetings, and the Select and Asset Allocation Committee held 11 meetings.

The Board of Trustees has established two Fund Contract Committees: the Equity Contract Committee (composed of Messrs. Stavropoulos (Chair), Gamper, and Lautenbach, Dr. Heilmeier, and Ms. Small) and the Fixed-Income Contract Committee (composed of Ms. Small (Chair), Mr. Dirks, and Ms. Knowles). Each committee will ordinarily meet as needed to consider matters related to the renewal of fund investment advisory agreements. The committees will assist the Independent Trustees in their consideration of investment advisory agreements of each fund. Each committee receives information on and makes recommendations concerning the approval of investment advisory agreements between the Fidelity funds and FMR and its affiliates and any non-FMR affiliate that serves as a sub-adviser to a Fidelity fund (collectively, investment advisers) and the annual review of these contracts. The Fixed-Income Contract Committee will be responsible for investment advisory agreements of the fixed-income funds. The Equity Contract Committee will be responsible for the investment advisory agreements of all other funds. With respect to each fund under its purview, each committee: requests and receives information on the nature, extent, and quality of services provided to the shareholders of the Fidelity funds by the investment advisers and their respective affiliates, fund performance, the investment performance of the investment adviser, and such other information as the committee determines to be reasonably necessary to evaluate the terms of the investment advisory agreements; considers the cost of the services to be provided and the profitability and other benefits that the investment advisers and their respective affiliates derive or will derive from their contractual arrangements with each of the funds (including tangible and intangible "fall-out benefits"); considers the extent to which economies of scale would be realized as the funds grow and whether fee levels reflect those economies of scale for the benefit of fund investors; considers methodologies for determining the extent to which the funds benefit from economies of scale and refinements to these methodologies; considers information comparing the services to be rendered and the amount to be paid under the funds' contracts with those under other investment advisory contracts entered into with FMR and its affiliates and other investment advisers, such as contracts with other registered investment companies or other types of clients; considers such other matters and information as may be necessary and appropriate to evaluate investment advisory agreements of the funds; and makes recommendations to the Board concerning the approval or renewal of investment advisory agreements. Each committee will consult with the other committees of the Board of Trustees, and in particular with the Audit Committee and the applicable Fund Oversight Committees, in carrying out its responsibilities. Each committee's responsibilities are guided by Sections 15(c) and 36(b) of the 1940 Act. While each committee consists solely of Independent Trustees, its meetings may, depending upon the subject matter, be attended by one or more senior members of FMR's management or representatives of a sub-adviser not affiliated with FMR. During the fiscal year ended September 30, 2007, the Equity Contract Committee held three meetings and the Fixed-Income Contract Committee held four meetings.

The Shareholder, Distribution and Brokerage Committee is composed of Messrs. Dirks (Chair), Gamper, and Stavropoulos, and Ms. Small. The committee normally meets monthly (except August), or more frequently as called by the Chair. Regarding shareholder services, the committee considers the structure and amount of the Fidelity funds' transfer agency fees and fees, including direct fees to investors (other than sales loads), such as bookkeeping and custodial fees, and the nature and quality of services rendered by FMR and its affiliates or third parties (such as custodians) in consideration of these fees. The committee also considers other non-investment management services rendered to the Fidelity funds by FMR and its affiliates, including pricing and bookkeeping services. Regarding brokerage, the committee monitors and recommends policies concerning the securities transactions of the Fidelity funds. The committee periodically reviews the policies and practices with respect to efforts to achieve best execution, commissions paid to firms supplying research and brokerage services or paying fund expenses, and policies and procedures designed to assure that any allocation of portfolio transactions is not influenced by the sale of Fidelity fund shares. The committee also monitors brokerage and other similar relationships between the Fidelity funds and firms affiliated with FMR that participate in the execution of securities transactions. Regarding the distribution of fund shares, the committee considers issues bearing on the various distribution channels employed by the Fidelity funds, including issues regarding Rule 18f-3 plans and related consideration of classes of shares, sales load structures (including breakpoints), load waivers, selling concessions and service charges paid to intermediaries, Rule 12b-1 plans, contingent deferred sales charges, and finders' fees, and other means by which intermediaries are compensated for selling fund shares or providing shareholder servicing, including revenue sharing. The committee also considers issues bearing on the preparation and use of advertisements and sales literature for the Fidelity funds, policies and procedures regarding frequent purchase of Fidelity fund shares, and selective disclosure of portfolio holdings. During the fiscal year ended September 30, 2007, the Shareholder, Distribution and Brokerage Committee held 12 meetings.

The Audit Committee is composed of Ms. Knowles (Chair), Dr. Heilmeier, and Messrs. Keyes and Wolfe. All committee members must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. At least one committee member will be an "audit committee financial expert" as defined by the SEC. The committee will have at least one committee member in common with the Compliance Committee. The committee normally meets monthly (except August), or more frequently as called by the Chair. The committee meets separately at least four times a year with the Fidelity funds' Treasurer, with personnel responsible for the internal audit function of FMR LLC, and with the Fidelity funds' outside auditors. The committee has direct responsibility for the appointment, compensation, and oversight of the work of the outside auditors employed by the Fidelity funds. The committee assists the Trustees in overseeing and monitoring: (i) the systems of internal accounting and financial controls of the Fidelity funds and the funds' service providers, (ii) the financial reporting processes of the Fidelity funds, (iii) the independence, objectivity and qualification of the auditors to the Fidelity funds, (iv) the annual audits of the Fidelity funds' financial statements, and (v) the accounting policies and disclosures of the Fidelity funds. The committee considers and acts upon (i) the provision by any outside auditor of any non-audit services for any Fidelity fund, and (ii) the provision by any outside auditor of certain non-audit services to Fidelity fund service providers and their affiliates to the extent that such approval (in the case of this clause (ii)) is required under applicable regulations of the SEC. In furtherance of the foregoing, the committee has adopted (and may from time to time amend or supplement) and provides oversight of policies and procedures for non-audit engagements by outside auditors of the Fidelity funds. It is responsible for approving all audit engagement fees and terms for the Fidelity funds, resolving disagreements between a fund and any outside auditor regarding any fund's financial reporting, and has sole authority to hire and fire any auditor. Auditors of the funds report directly to the committee. The committee will obtain assurance of independence and objectivity from the outside auditors, including a formal written statement delineating all relationships between the auditor and the Fidelity funds and any service providers consistent with Independent Standards Board Standard No. 1. The committee will receive reports of compliance with provisions of the Auditor Independence Regulations relating to the hiring of employees or former employees of the outside auditors. It oversees and receives reports on the Fidelity funds' service providers' internal controls and reviews the adequacy and effectiveness of the service providers' accounting and financial controls, including: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Fidelity funds' ability to record, process, summarize, and report financial data; (ii) any change in the fund's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the fund's internal control over financial reporting; and (iii) any fraud, whether material or not, that involves management or other employees who have a significant role in the Fidelity funds' or service providers internal controls over financial reporting. The committee will review with counsel any legal matters that may have a material impact on the Fidelity funds' financial statements and any material reports or inquiries received from regulators or governmental agencies. These matters may also be reviewed by the Compliance Committee or the Operations Committee. The Chair of the Audit Committee will coordinate with the Chair of the Compliance Committee, as appropriate. The committee reviews at least annually a report from each outside auditor describing any material issues raised by the most recent internal quality control, peer review, or Public Company Accounting Oversight Board examination of the auditing firm and any material issues raised by any inquiry or investigation by governmental or professional authorities of the auditing firm and in each case any steps taken to deal with such issues. The committee will oversee and receive reports on the Fidelity funds' financial reporting process, will discuss with FMR, the Fidelity funds' Treasurer, outside auditors and, if appropriate, internal audit personnel of FMR LLC, their qualitative judgments about the appropriateness and acceptability of accounting principles and financial disclosure practices used or proposed for adoption by the Fidelity funds, and will review with FMR, the Fidelity funds' Treasurer, outside auditor, and internal auditor personnel of FMR LLC (to the extent relevant) the results of audits of the Fidelity funds' financial statements. The committee will review periodically the Fidelity funds' major internal controls exposures and the steps that have been taken to monitor and control such exposures. During the fiscal year ended September 30, 2007, the committee held 12 meetings.

The Governance and Nominating Committee is composed of Messrs. Lautenbach (Chair), Stavropoulos, and Wolfe. The committee meets as called by the Chair. With respect to fund governance and board administration matters, the committee periodically reviews procedures of the Board of Trustees and its committees (including committee charters) and periodically reviews compensation of Independent Trustees. The committee monitors corporate governance matters and makes recommendations to the Board of Trustees on the frequency and structure of the Board of Trustee meetings and on any other aspect of Board procedures. It acts as the administrative committee under the retirement plan for Independent Trustees who retired prior to December 30, 1996 and under the fee deferral plan for Independent Trustees. It reviews the performance of legal counsel employed by the Fidelity funds and the Independent Trustees. On behalf of the Independent Trustees, the committee will make such findings and determinations as to the independence of counsel for the Independent Trustees as may be necessary or appropriate under applicable regulations or otherwise. The committee is also responsible for Board administrative matters applicable to Independent Trustees, such as expense reimbursement policies and compensation for attendance at meetings, conferences and other events. The committee monitors compliance with, acts as the administrator of, and makes determinations in respect of, the provisions of the code of ethics and any supplemental policies regarding personal securities transactions applicable to the Independent Trustees. The committee monitors the functioning of each Board committee and makes recommendations for any changes, including the creation or elimination of standing or ad hoc Board committees. The committee monitors regulatory and other developments to determine whether to recommend modifications to the committee's responsibilities or other Trustee policies and procedures in light of rule changes, reports concerning "best practices" in corporate governance and other developments in mutual fund governance. The committee meets with Independent Trustees at least once a year to discuss matters relating to fund governance. The committee recommends that the Board establish such special or ad hoc Board committees as may be desirable or necessary from time to time in order to address ethical, legal, or other matters that may arise. The committee also oversees the annual self-evaluation of the Board of Trustees and establishes procedures to allow it to exercise this oversight function. In conducting this oversight, the committee shall address all matters that it considers relevant to the performance of the Board of Trustees and shall report the results of its evaluation to the Board of Trustees, including any recommended amendments to the principles of governance, and any recommended changes to the Fidelity funds' or the Board of Trustees' policies, procedures, and structures. The committee reviews periodically the size and composition of the Board of Trustees as a whole and recommends, if necessary, measures to be taken so that the Board of Trustees reflects the appropriate balance of knowledge, experience, skills, expertise, and diversity required for the Board as a whole and contains at least the minimum number of Independent Trustees required by law. The committee makes nominations for the election or appointment of Independent Trustees and non-management Members of any Advisory Board, and for membership on committees. The committee shall have authority to retain and terminate any third-party advisers, including authority to approve fees and other retention terms. Such advisers may include search firms to identify Independent Trustee candidates and board compensation consultants. The committee may conduct or authorize investigations into or studies of matters within the committee's scope of responsibilities, and may retain, at the Fidelity funds' expense, such independent counsel or other advisers as it deems necessary. The committee will consider nominees to the Board of Trustees recommended by shareholders based upon the criteria applied to candidates presented to the committee by a search firm or other source. Recommendations, along with appropriate background material concerning the candidate that demonstrates his or her ability to serve as an Independent Trustee of the Fidelity funds, should be submitted to the Chair of the committee at the address maintained for communications with Independent Trustees. If the committee retains a search firm, the Chair will generally forward all such submissions to the search firm for evaluation. With respect to the criteria for selecting Independent Trustees, it is expected that all candidates will possess the following minimum qualifications: (i) unquestioned personal integrity; (ii) not an interested person of FMR or its affiliates within the meaning of the 1940 Act; (iii) does not have a material relationship (e.g., commercial, banking, consulting, legal, or accounting) that could create an appearance of lack of independence in respect of FMR and its affiliates; (iv) has the disposition to act independently in respect of FMR and its affiliates and others in order to protect the interests of the funds and all shareholders; (v) ability to attend 11 meetings per year; (vi) demonstrates sound business judgment gained through broad experience in significant positions where the candidate has dealt with management, technical, financial, or regulatory issues; (vii) sufficient financial or accounting knowledge to add value in the complex financial environment of the Fidelity funds; (viii) experience on corporate or other institutional oversight bodies having similar responsibilities, but which board memberships or other relationships could not result in business or regulatory conflicts with the funds; and (ix) capacity for the hard work and attention to detail that is required to be an effective Independent Trustee in light of the Fidelity funds' complex regulatory, operational, and marketing setting. The Governance and Nominating Committee may determine that a candidate who does not have the type of previous experience or knowledge referred to above should nevertheless be considered as a nominee if the Governance and Nominating Committee finds that the candidate has additional qualifications such that his or her qualifications, taken as a whole, demonstrate the same level of fitness to serve as an Independent Trustee. During the fiscal year ended September 30, 2007, the committee held 10 meetings.

The Board of Trustees established the Compliance Committee (composed of Ms. Small (Chair), Ms. Knowles, and Messrs. Stavropoulos and Wolfe) in May 2005. The committee normally meets quarterly, or more frequently as called by the Chair. The committee oversees the administration and operation of the compliance policies and procedures of the Fidelity funds and their service providers as required by Rule 38a-1 of the 1940 Act. The committee is responsible for the review and approval of policies and procedures relating to (i) provisions of the Code of Ethics, (ii) anti-money laundering requirements, (iii) compliance with investment restrictions and limitations, (iv) privacy, (v) recordkeeping, and (vi) other compliance policies and procedures which are not otherwise delegated to another committee. The committee has responsibility for recommending to the Board the designation of a Chief Compliance Officer (CCO) of the Fidelity funds. The committee serves as the primary point of contact between the CCO and the Board, it oversees the annual performance review and compensation of the CCO, and if required, makes recommendations to the Board with respect to the removal of the appointed CCO. The committee receives reports of significant correspondence with regulators or governmental agencies, employee complaints or published reports which raise concerns regarding compliance matters, and copies of significant non-routine correspondence with the SEC. The committee receives reports from the CCO including the annual report concerning the funds' compliance policies as required by Rule 38a-1, quarterly reports in respect of any breaches of fiduciary duty or violations of federal securities laws, and reports on any other compliance or related matters that may have a significant impact on the funds. The committee will recommend to the Board, what actions, if any, should be taken with respect to such reports. During the fiscal year ended September 30, 2007, the committee held nine meetings.

The Proxy Voting Committee is composed of Messrs. Gamper (Chair), Dirks, and Keyes. The committee will meet as needed to review the fund's proxy voting policies, consider changes to the policies, and review the manner in which the policies have been applied. The committee will receive reports on the manner in which proxy votes have been cast under the proxy voting policies and reports on consultations between the fund's investment advisers and portfolio companies concerning matters presented to shareholders for approval. The committee will address issues relating to the fund's annual voting report filed with the SEC. The committee will receive reports concerning the implementation of procedures and controls designed to ensure that the proxy voting policies are implemented in accordance with their terms. The committee will consider FMR's recommendations concerning certain non-routine proposals not covered by the proxy voting policies. The committee will receive reports with respect to steps taken by FMR to assure that proxy voting has been done without regard to any other FMR relationships, business or otherwise, with that portfolio company. The committee will make recommendations to the Board concerning the casting of proxy votes in circumstances where FMR has determined that, because of a conflict of interest, the proposal to be voted on should be reviewed by the Board. During the fiscal year ended September 30, 2007, the committee held four meetings.

The following table sets forth information describing the dollar range of equity securities beneficially owned by each Trustee in each fund and in all funds in the aggregate within the same fund family overseen by the Trustee for the calendar year ended December 31, 2006.

Interested Trustees
DOLLAR RANGE OF FUND SHARES	Edward C. Johnson 3d	James C. Curvey
Consumer Discretionary Central Fund	none	none
Consumer Staples Central Fund	none	none
Energy Central Fund	none	none
Financials Central Fund	none	none
Health Care Central Fund	none	none
Industrials Central Fund	none	none
Information Technology Central Fund	none	none
Materials Central Fund	none	none
Telecom Services Central Fund	none	none
Utilities Central Fund	none	none
AGGREGATE DOLLAR RANGE OF FUND SHARES IN ALL FUNDS OVERSEEN WITHIN FUND FAMILY	over $100,000	over $100,000
Independent Trustees
DOLLAR RANGE OF FUND SHARES	Dennis J. Dirks	Albert R. Gamper, Jr.	George H. Heilmeier	James H. Keyes	Marie L. Knowles
Consumer Discretionary Central Fund	none	none	none	none	none
Consumer Staples Central Fund	none	none	none	none	none
Energy Central Fund	none	none	none	none	none
Financials Central Fund	none	none	none	none	none
Health Care Central Fund	none	none	none	none	none
Industrials Central Fund	none	none	none	none	none
Information Technology Central Fund	none	none	none	none	none
Materials Central Fund	none	none	none	none	none
Telecom Services Central Fund	none	none	none	none	none
Utilities Central Fund	none	none	none	none	none
AGGREGATE DOLLAR RANGE OF FUND SHARES IN ALL FUNDS OVERSEEN WITHIN FUND FAMILY	over $100,000	over $100,000	over $100,000	none	over $100,000
DOLLAR RANGE OF FUND SHARES	Ned C. Lautenbach	Cornelia M. Small	William S. Stavropoulos	Kenneth L. Wolfe
Consumer Discretionary Central Fund	none	none	none	none
Consumer Staples Central Fund	none	none	none	none
Energy Central Fund	none	none	none	none
Financials Central Fund	none	none	none	none
Health Care Central Fund	none	none	none	none
Industrials Central Fund	none	none	none	none
Information Technology Central Fund	none	none	none	none
Materials Central Fund	none	none	none	none
Telecom Services Central Fund	none	none	none	none
Utilities Central Fund	none	none	none	none
AGGREGATE DOLLAR RANGE OF FUND SHARES IN ALL FUNDS OVERSEEN WITHIN FUND FAMILY	over $100,000	over $100,000	over $100,000	over $100,000

The following table sets forth information describing the compensation of each Trustee and Member of the Advisory Board for his or her services for the fiscal year ended September 30, 2007, or calendar year ended December 31, 2006, as applicable.

Compensation Table[1]
AGGREGATE COMPENSATION FROM A FUND	Dennis J. Dirks	Albert R. Gamper, Jr.	George H. Heilmeier	James H. Keyes[2]	Marie L. Knowles	Ned C. Lautenbach
Consumer Discretionary Central Fund	$ 204	$ 202	$ 203	$ 201	$ 237	$ 263
Consumer Staples Central Fund	$ 146	$ 145	$ 145	$ 144	$ 170	$ 188
Energy Central Fund	$ 171	$ 170	$ 170	$ 169	$ 199	$ 222
Financials Central Fund	$ 385	$ 381	$ 382	$ 379	$ 446	$ 495
Health Care Central Fund	$ 213	$ 211	$ 212	$ 210	$ 248	$ 274
Industrials Central Fund	$ 199	$ 197	$ 198	$ 196	$ 231	$ 257
Information Technology Central Fund	$ 274	$ 272	$ 273	$ 270	$ 318	$ 353
Materials Central Fund	$ 60	$ 60	$ 60	$ 59	$ 70	$ 78
Telecom Services Central Fund	$ 59	$ 59	$ 59	$ 59	$ 69	$ 77
Utilities Central Fund	$ 67	$ 66	$ 66	$ 66	$ 78	$ 86
TOTAL COMPENSATION FROM THE FUND COMPLEXA	$ 363,500	$ 362,000	$ 354,000	$ 295,500	$ 389,000	$ 369,333
AGGREGATE COMPENSATION FROM A FUND	Joseph Mauriello[3]	Cornelia M. Small	William S. Stavropoulos	Michael E. Wiley[4]	Kenneth L. Wolfe
Consumer Discretionary Central Fund	$ 41	$ 207	$ 226	$ 0	$ 205
Consumer Staples Central Fund	$ 30	$ 148	$ 161	$ 0	$ 146
Energy Central Fund	$ 38	$ 173	$ 191	$ 0	$ 172
Financials Central Fund	$ 75	$ 390	$ 425	$ 0	$ 385
Health Care Central Fund	$ 43	$ 216	$ 236	$ 0	$ 214
Industrials Central Fund	$ 43	$ 202	$ 221	$ 0	$ 200
Information Technology Central Fund	$ 59	$ 278	$ 303	$ 0	$ 275
Materials Central Fund	$ 13	$ 61	$ 67	$ 0	$ 60
Telecom Services Central Fund	$ 13	$ 60	$ 66	$ 0	$ 60
Utilities Central Fund	$ 14	$ 68	$ 74	$ 0	$ 67
TOTAL COMPENSATION FROM THE FUND COMPLEXA	$ 0	$ 362,000	$ 358,500	$ 0	$ 359,500

1 Edward C. Johnson 3d, James C. Curvey, and Peter S. Lynch are interested persons and are compensated by FMR.

2 During the period from March 1, 2006 through December 31, 2006, Mr. Keyes served as a Member of the Advisory Board. Effective January 1, 2007, Mr. Keyes serves as a Member of the Board of Trustees.

3 Effective July 1, 2007, Mr. Mauriello serves as a Member of the Advisory Board.

4 Effective October 1, 2007, Mr. Wiley serves as a Member of the Advisory Board.

A Reflects compensation received for the calendar year ended December 31, 2006 for 350 funds of 58 trusts (including Fidelity Central Investment Portfolios LLC). Compensation figures include cash, amounts required to be deferred, and may include amounts deferred at the election of Trustees. For the calendar year ended December 31, 2006, the Trustees accrued required deferred compensation from the funds as follows: Dennis J. Dirks, $148,500; Albert R. Gamper, $146,670; George H. Heilmeier, $148,500; Marie L. Knowles, $163,500; Ned C. Lautenbach, $152,667; Cornelia M. Small, $148,500; William S. Stavropoulos, $148,500; and Kenneth L. Wolfe, $148,500. Certain of the Independent Trustees elected voluntarily to defer a portion of their compensation as follows: Ned C. Lautenbach, $39,213.

As of September 30, 2007, 100% of Consumer Discretionary Central Fund's, Consumer Staples Central Fund's, Energy Central Fund's, Financials Central Fund's, Health Care Central Fund's, Industrials Central Fund's, Information Technology Central Fund's, Materials Central Fund's, Telecom Services Central Fund's, and Utilities Central Fund's total outstanding shares was held by mutual funds managed by FMR or an affiliate.

As of September 30, 2007, the Trustees, Members of the Advisory Board, and officers of each fund owned, in the aggregate, less than 1% of each fund's total outstanding shares.

CONTROL OF INVESTMENT ADVISERS

FMR LLC, as successor by merger to FMR Corp., is the ultimate parent company of Fidelity Research & Analysis Company (FRAC), formerly known as Fidelity Management & Research (Far East) Inc., Fidelity Management & Research (U.K.) Inc. (FMR U.K.), and FMRC. The voting common shares of FMR LLC are divided into two series. Series B is held predominantly by members of the Edward C. Johnson 3d family, directly or through trust and limited liability companies, and is entitled to 49% of the vote on any matter acted upon by the voting common shares. Series A is held predominantly by non-Johnson family member employees of FMR LLC and its affiliates and is entitled to 51% of the vote on any such matter. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Under the 1940 Act, control of a company is presumed where one individual or group of individuals owns more than 25% of the voting securities of that company. Therefore, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the 1940 Act, to form a controlling group with respect to FMR LLC.

At present, the primary business activities of FMR LLC and its subsidiaries are: (i) the provision of investment advisory, management, shareholder, investment information and assistance and certain fiduciary services for individual and institutional investors; (ii) the provision of securities brokerage services; (iii) the management and development of real estate; and (iv) the investment in and operation of a number of emerging businesses.

Fidelity International Limited (FIL), a Bermuda company formed in 1968, is the ultimate parent company of Fidelity International Investment Advisors (FIIA), Fidelity Investments Japan Limited (FIJ), Fidelity International Investment Advisors (U.K.) Limited (FIIA(U.K.)L). Edward C. Johnson 3d, Johnson family members, and various trusts for the benefit of the Johnson family own, directly or indirectly, more than 25% of the voting common stock of FIL. At present, the primary business activities of FIL and its subsidiaries are the provision of investment advisory services to non-U.S. investment companies and private accounts investing in securities throughout the world.

FMRC, FMR U.K., FRAC, FIJ, FIIA, FIIA(U.K.)L (the Investment Advisers), and the funds have adopted codes of ethics under Rule 17j-1 of the 1940 Act that set forth employees' fiduciary responsibilities regarding the funds, establish procedures for personal investing, and restrict certain transactions. Employees subject to the codes of ethics, including Fidelity investment personnel, may invest in securities for their own investment accounts, including securities that may be purchased or held by the funds.

MANAGEMENT CONTRACTS

Each fund has entered into a management contract with FMRC, pursuant to which FMRC furnishes investment advisory and other services.

Management Services. Under the terms of its management contract with each fund, FMRC acts as investment adviser and, subject to the supervision of the Board of Trustees, has overall responsibility for directing the investments of the fund in accordance with its investment objective, policies and limitations. FMRC also provides each fund with all necessary office facilities and personnel for servicing the fund's investments, compensates all officers of each fund and all Trustees who are interested persons of the trust or of FMRC, and all personnel of each fund or FMRC performing services relating to research, statistical and investment activities.

In addition, FMR or its affiliates, subject to the supervision of the Board of Trustees, provide the management and administrative services necessary for the operation of each fund. These services include providing facilities for maintaining each fund's organization; supervising relations with custodians, transfer and pricing agents, accountants, underwriters and other persons dealing with each fund; preparing all general shareholder communications and conducting shareholder relations; maintaining each fund's records and the registration of each fund's shares under federal securities laws and making necessary filings under state securities laws; developing management and shareholder services for each fund; and furnishing reports, evaluations and analyses on a variety of subjects to the Trustees.

Management-Related Expenses. Under the terms of each fund's management contract, the fund pays all of its expenses other than those specifically payable by FMRC. FMRC, either itself or through an affiliate, pays all fees associated with transfer agent, pricing and bookkeeping, and securities lending services. Expenses payable by each fund include interest and taxes, brokerage commissions (if any), fees and expenses of the Independent Trustees, legal expenses, fees of the custodian and auditor, costs of registering shares under federal securities laws and making necessary filings under state securities laws, expenses for typesetting, printing, and mailing proxy materials to shareholders and all other expenses of proxy solicitations and shareholder meetings, each fund's proportionate share of insurance premiums, if any, and Investment Company Institute dues, and such non-recurring expenses as may arise, including costs of any litigation to which a fund may be a party, and any obligation it may have to indemnify its officers and Trustees with respect to litigation.

In addition, each fund has entered into an expense contract with FMRC and FMR under which FMR agrees to pay or provide for the payment of the fund's operating expenses, other than the following: (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments; (iii) fees and expenses of the Independent Trustees; (iv) custodian fees and expenses; and (v) any non-recurring or extraordinary expenses.

Management Fees. For the services of FMRC under each management contract, FMR, on behalf of each fund, pays FMRC a monthly management fee. For each fund (other than a fund for which FMRC serves as sub-adviser) that invests in the fund in a given month, FMR pays FMRC a fee equal to 50% of the monthly management fee rate (including performance adjustments, if any) that FMR receives from the investing fund, multiplied by the average net assets invested by that fund in the fund for the month. The fee is reduced to reflect any expenses paid by FMR on behalf of an investing fund pursuant to an all-inclusive fee management contract, but is not reduced to reflect any fee waivers or expense reimbursements made by FMR.

FMR may, from time to time, voluntarily reimburse all or a portion of a fund's operating expenses (exclusive of interest, taxes, certain securities lending costs, brokerage commissions, and extraordinary expenses), which is subject to revision or discontinuance. FMR retains the ability to be repaid for these expense reimbursements in the amount that expenses fall below the limit prior to the end of the fiscal year.

Expense reimbursements by FMR will increase a fund's returns, and repayment of the reimbursement by the fund will lower its returns.

Sub-Advisers - FIIA, FIIA(U.K.)L, and FIJ. On behalf of each fund, FMR has entered into a master international research agreement with FIIA. On behalf of each fund, FIIA, in turn, has entered into sub-research agreements with FIIA(U.K.)L and FIJ. Pursuant to the research agreements, FMR may receive investment advice and research services concerning issuers and countries outside the United States.

Under the terms of the master international research agreement, FMR pays FIIA an amount based on a fund's international net assets relative to the international assets of other registered investment companies with which FMR or FMRC has management contracts. Under the terms of the sub-research agreements, FIIA pays FIIA(U.K.)L and FIJ an amount equal to the administrative costs incurred in providing investment advice and research services for a fund.

For the past two fiscal years, no fees were paid to FIIA, FIIA(U.K.)L, and FIJ on behalf of each fund for providing investment advice and research services pursuant to the research agreements.

Sub-Adviser - FRAC. On behalf of each fund, FMR and FRAC have entered into a research agreement. Pursuant to the research agreement, FRAC provides investment advice and research services on domestic issuers. The Board of Trustees approved the new research agreement with FRAC on January 19, 2006.

Under the terms of the research agreement, FMR pays FRAC a monthly fee equal to 110% of FRAC's costs incurred in providing investment advice and research services for each fund.

Fees paid to FRAC on behalf of each fund for the past two fiscal years are shown in the following table.

Fund	Fiscal Year Ended September 30	Fees Paid to FRAC
Consumer Discretionary Central Fund	2007	$ 285,930
	2006	$ 40,520
Consumer Staples Central Fund	2007	$ 205,873
	2006	$ 30,839
Energy Central Fund	2007	$ 246,013
	2006	$ 34,688
Financials Central Fund	2007	$ 534,114
	2006	$ 82,425
Health Care Central Fund	2007	$ 298,268
	2006	$ 45,654
Industrials Central Fund	2007	$ 283,647
	2006	$ 39,890
Information Technology Central Fund	2007	$ 390,199
	2006	$ 54,331
Materials Central Fund	2007	$ 86,575
	2006	$ 11,299
Telecom Services Central Fund	2007	$ 84,839
	2006	$ 12,154
Utilities Central Fund	2007	$ 94,285
	2006	$ 13,576

Sub-Advisers - FMR U.K., FRAC, and FIJ. On behalf of each fund, FMRC has entered into sub-advisory agreements with FMR U.K. and FRAC. On behalf of each fund, FRAC has entered into a sub-advisory agreement with FIJ. Pursuant to the sub-advisory agreements, FMRC may receive from the sub-advisers investment research and advice on issuers outside the United States (non-discretionary services) and FMRC may grant the sub-advisers investment management authority and the authority to buy and sell securities if FMRC believes it would be beneficial to the funds (discretionary services).

Under the terms of the sub-advisory agreements, for providing non-discretionary investment advice and research services the sub-advisers are compensated as follows:

  FMRC pays FMR U.K. fees equal to 110% of FMR U.K.'s costs incurred in connection with providing investment advice and research services.
  FMRC pays FRAC fees equal to 105% of FRAC's costs incurred in connection with providing investment advice and research services.
  FRAC pays FIJ a fee equal to 100% of FIJ's costs incurred in connection with providing investment advice and research services for a fund to FRAC.

Under the terms of the sub-advisory agreements, for providing discretionary investment management and executing portfolio transactions, the sub-advisers are compensated as follows:

  FMRC pays FMR U.K. a fee equal to 50% of its monthly management fee with respect to the fund's average net assets managed by the sub-adviser on a discretionary basis.
  FMRC pays FRAC a fee equal to 50% of its monthly management fee with respect to the fund's average net assets managed by the sub-adviser on a discretionary basis.

For the past two fiscal years, no fees were paid to FMR U.K., FRAC, or FIJ on behalf of the funds for providing non-discretionary or discretionary services pursuant to the sub-advisory agreements.

The following persons are research analysts and are the portfolio managers of the Central Fund(s) indicated. Research analysts who also manage sector funds, such as the Central Funds, are referred to as sector fund managers.

Sector Fund Manager	Fund(s)
John Harris	Consumer Discretionary Central Fund
Robert Lee	Consumer Staples Central Fund
John Dowd	Energy Central Fund
Richard Manuel and Brian Younger	Financials Central Fund
Matthew Sabel	Health Care Central Fund
Tobias Welo	Industrials Central Fund
Yun-Min Chai	Information Technology Central Fund
Duffy Fischer	Materials Central Fund
Gavin Baker	Telecom Services Central Fund
Douglas Simmons 	Utilities Central Fund

Each sector fund manager receives compensation for his services as a research analyst and as a portfolio manager under a single compensation plan. As of September 30, 2007, each sector fund manager's compensation generally consists of a fixed base salary determined periodically (typically annually), a bonus, in certain cases, participation in several types of equity-based compensation plans, and, if applicable, relocation plan benefits. A portion of each sector fund manager's compensation may be deferred based on criteria established by FMR or at the election of the sector fund manager.

Each sector fund manager's base salary is determined primarily by level of experience and skills, and performance as a research analyst and sector fund manager at FMR or its affiliates. A portion of each sector fund manager's bonus relates to his performance as a research analyst and is based on the Director of Research's assessment of the research analyst's performance and may include factors such as portfolio manager survey-based assessments, which relate to analytical work and investment results within the relevant sector(s) and impact on other equity funds and accounts as a research analyst, and the research analyst's contributions to the research groups and to FMR. Another component of the bonus is based upon (i) the pre-tax investment performance of the sector fund manager's fund(s) and account(s) measured against a benchmark index assigned to each fund or account, (ii) the pre-tax investment performance of the research analyst's recommendations measured against a benchmark index corresponding to the research analyst's assignment universe and against a broadly diversified equity index, and (iii) the investment performance of other FMR equity funds and accounts within the sector fund manager's designated sector team. The pre-tax investment performance of each sector fund manager's fund(s) and account(s) is weighted according to the sector fund manager's tenure on those fund(s) and account(s). The component of the bonus relating to the Director of Research's assessment is calculated over a one-year period, and each other component of the bonus is calculated over a measurement period that initially is contemporaneous with the sector fund manager's tenure, but that eventually encompasses rolling periods of up to five years. The portion of each sector fund manager's bonus that is linked to the investment performance of his fund is based on the fund's pre-tax investment performance measured against the index identified below for the fund. Each sector fund manager also is compensated under equity-based compensation plans linked to increases or decreases in the net asset value of the stock of FMR LLC, FMR's parent company. FMR LLC is a diverse financial services company engaged in various activities that include fund management, brokerage, retirement, and employer administrative services. If requested to relocate their primary residence, portfolio managers also may be eligible to receive benefits, such as home sale assistance and payment of certain moving expenses, under relocation plans for most full-time employees of FMR LLC and its affiliates.

The index for each sector fund listed below is:

Fund	Index
Consumer Discretionary Central Fund	MSCI® US Investable Market Consumer Discretionary Index
Consumer Staples Central Fund	MSCI US Investable Market Consumer Staples Index
Energy Central Fund	MSCI US Investable Market Energy Index
Financials Central Fund	MSCI US Investable Market Financials Index
Health Care Central Fund	MSCI US Investable Market Health Care Index
Industrials Central Fund	MSCI US Investable Market Industrials Index
Information Technology Central Fund	MSCI US Investable Market Information Technology Index
Materials Central Fund	MSCI US Investable Market Materials Index
Telecom Services Central Fund	MSCI US Investable Market Telecommunications Services Index
Utilities Central Fund	MSCI US Investable Market Utilities Index

A sector fund manager's compensation plan may give rise to potential conflicts of interest. A sector fund manager's base pay and bonus opportunity tend to increase with the sector fund manager's level of experience and skills relative to research and fund assignments. The management of multiple funds and accounts (including proprietary accounts) may give rise to potential conflicts of interest if the funds and accounts have different objectives, benchmarks, time horizons, and fees as a sector fund manager must allocate his time and investment ideas across multiple funds and accounts. In addition, a sector fund's trade allocation policies and procedures may give rise to conflicts of interest if the sector fund's orders do not get fully executed due to being aggregated with those of other accounts managed by FMR or an affiliate. A sector fund manager may execute transactions for another fund or account that may adversely impact the value of securities held by a sector fund. Securities selected for other funds or accounts may outperform the securities selected for the sector fund. Trading in personal accounts, which may give rise to potential conflicts of interest, is restricted by a fund's Code of Ethics. Furthermore, the potential exists that a sector fund manager's responsibilities as a portfolio manager of a sector fund may not be entirely consistent with his responsibilities as a research analyst providing recommendations to other Fidelity portfolio managers.

The following table provides information relating to other accounts managed by Mr. Harris as of September 30, 2007:

	Registered Investment Companies*	Other Pooled Investment Vehicles 	Other Accounts
Number of Accounts Managed 	4	none	none
Number of Accounts Managed with Performance-Based Advisory Fees 	none	none	none
Assets Managed (in millions) 	$ 809	none	none
Assets Managed with Performance-Based Advisory Fees (in millions) 	none	none	none

* Includes Consumer Discretionary Central Fund ($714 (in millions) assets managed). The amount of assets managed of the fund reflects trades and other assets as of the close of the business day prior to the fund's fiscal year-end.

The following table provides information relating to other accounts managed by Mr. Lee as of September 30, 2007:

	Registered Investment Companies*	Other Pooled Investment Vehicles 	Other Accounts
Number of Accounts Managed 	3	none	none
Number of Accounts Managed with Performance-Based Advisory Fees 	none	none	none
Assets Managed (in millions) 	$ 1,123	none	none
Assets Managed with Performance-Based Advisory Fees (in millions) 	none	none	none

* Includes Consumer Staples Central Fund ($584 (in millions) assets managed). The amount of assets managed of the fund reflects trades and other assets as of the close of the business day prior to the fund's fiscal year-end.

The following table provides information relating to other accounts managed by Mr. Dowd as of September 30, 2007:

	Registered Investment Companies*	Other Pooled Investment Vehicles 	Other Accounts
Number of Accounts Managed 	6	none	none
Number of Accounts Managed with Performance-Based Advisory Fees 	none	none	none
Assets Managed (in millions) 	$ 9,554	none	none
Assets Managed with Performance-Based Advisory Fees (in millions) 	none	none	none

* Includes Energy Central Fund ($740 (in millions) assets managed). The amount of assets managed of the fund reflects trades and other assets as of the close of the business day prior to the fund's fiscal year-end.

The following table provides information relating to other accounts managed by Mr. Manuel as of September 30, 2007:

	Registered Investment Companies*	Other Pooled Investment Vehicles 	Other Accounts
Number of Accounts Managed 	5	none	none
Number of Accounts Managed with Performance-Based Advisory Fees 	none	none	none
Assets Managed (in millions) 	$ 2,331	none	none
Assets Managed with Performance-Based Advisory Fees (in millions) 	none	none	none

* Includes Financials Central Fund ($1,325 (in millions) assets managed). The amount of assets managed of the fund reflects trades and other assets as of the close of the business day prior to the fund's fiscal year-end.

The following table provides information relating to other accounts managed by Mr. Younger as of September 30, 2007:

	Registered Investment Companies*	Other Pooled Investment Vehicles 	Other Accounts
Number of Accounts Managed 	4	none	none
Number of Accounts Managed with Performance-Based Advisory Fees 	none	none	none
Assets Managed (in millions) 	$ 2,141	none	none
Assets Managed with Performance-Based Advisory Fees (in millions) 	none	none	none

* Includes Financials Central Fund ($1,325 (in millions) assets managed). The amount of assets managed of the fund reflects trades and other assets as of the close of the business day prior to the fund's fiscal year-end.

The following table provides information relating to other accounts managed by Mr. Sabel as of September 30, 2007:

	Registered Investment Companies*	Other Pooled Investment Vehicles 	Other Accounts
Number of Accounts Managed 	5	none	none
Number of Accounts Managed with Performance-Based Advisory Fees 	none	none	none
Assets Managed (in millions) 	$ 4,318	none	none
Assets Managed with Performance-Based Advisory Fees (in millions) 	none	none	none

* Includes Health Care Central Fund ($800 (in millions) assets managed). The amount of assets managed of the fund reflects trades and other assets as of the close of the business day prior to the fund's fiscal year-end.

The following table provides information relating to other accounts managed by Mr. Welo as of September 30, 2007:

	Registered Investment Companies*	Other Pooled Investment Vehicles 	Other Accounts
Number of Accounts Managed 	4	none	none
Number of Accounts Managed with Performance-Based Advisory Fees 	none	none	none
Assets Managed (in millions) 	$ 1,401	none	none
Assets Managed with Performance-Based Advisory Fees (in millions) 	none	none	none

* Includes Industrials Central Fund ($819 (in millions) assets managed). The amount of assets managed of the fund reflects trades and other assets as of the close of the business day prior to the fund's fiscal year-end.

The following table provides information relating to other accounts managed by Mr. Chai as of September 30, 2007:

	Registered Investment Companies*	Other Pooled Investment Vehicles 	Other Accounts
Number of Accounts Managed 	7	none	none
Number of Accounts Managed with Performance-Based Advisory Fees 	none	none	none
Assets Managed (in millions) 	$ 4,532	none	none
Assets Managed with Performance-Based Advisory Fees (in millions) 	none	none	none

* Includes Information Technology Central Fund ($1,147 (in millions) assets managed). The amount of assets managed of the fund reflects trades and other assets as of the close of the business day prior to the fund's fiscal year-end.

The following table provides information relating to other accounts managed by Mr. Fischer as of September 30, 2007:

	Registered Investment Companies*	Other Pooled Investment Vehicles 	Other Accounts
Number of Accounts Managed 	4	none	none
Number of Accounts Managed with Performance-Based Advisory Fees 	none	none	none
Assets Managed (in millions) 	$ 886	none	none
Assets Managed with Performance-Based Advisory Fees (in millions) 	none	none	none

* Includes Materials Central Fund ($257 (in millions) assets managed). The amount of assets managed of the fund reflects trades and other assets as of the close of the business day prior to the fund's fiscal year-end.

The following table provides information relating to other accounts managed by Mr. Baker as of September 30, 2007:

	Registered Investment Companies*	Other Pooled Investment Vehicles 	Other Accounts
Number of Accounts Managed 	4	none	none
Number of Accounts Managed with Performance-Based Advisory Fees 	none	none	none
Assets Managed (in millions) 	$ 1,663	none	none
Assets Managed with Performance-Based Advisory Fees (in millions) 	none	none	none

* Includes Telecom Services Central Fund ($248 (in millions) assets managed). The amount of assets managed of the fund reflects trades and other assets as of the close of the business day prior to the fund's fiscal year-end.

The following table provides information relating to other accounts managed by Mr. Simmons as of September 30, 2007:

	Registered Investment Companies*	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	5	none	none
Number of Accounts Managed with Performance-Based Advisory Fees	1	none	none
Assets Managed (in millions)	$ 2,887	none	none
Assets Managed with Performance-Based Advisory Fees (in millions)	$ 1,527	none	none

* Includes Utilities Central Fund ($249 (in millions) assets managed). The amount of assets managed of the fund reflects trades and other assets as of the close of the business day prior to the fund's fiscal year-end.

Dollar Range of Fund Shares Owned as of September 30, 2007

Sector Fund Manager	Fund(s)	Dollar Range of Shares
John Harris	Consumer Discretionary Central Fund	None
Robert Lee	Consumer Staples Central Fund	None
John Dowd	Energy Central Fund	None
Richard Manuel and Brian Younger	Financials Central Fund	None
Matthew Sabel	Health Care Central Fund	None
Tobias Welo	Industrials Central Fund	None
Yun-Min Chai	Information Technology Central Fund	None
Duffy Fischer	Materials Central Fund	None
Gavin Baker	Telecom Services Central Fund	None
Douglas Simmons 	Utilities Central Fund	None

PROXY VOTING GUIDELINES

The following Proxy Voting Guidelines were established by the Board of Trustees of the funds, after consultation with Fidelity. (The guidelines are reviewed periodically by Fidelity and by the Independent Trustees of the Fidelity funds, and, accordingly, are subject to change.)

I. General Principles

 A. Voting of shares will be conducted in a manner consistent with the best interests of mutual fund shareholders as follows: (i) securities of a portfolio company will generally be voted in a manner consistent with the Proxy Voting Guidelines; and (ii) voting will be done without regard to any other Fidelity companies' relationship, business or otherwise, with that portfolio company.

 B. The FMR Investment & Advisor Compliance Department votes proxies. In the event an Investment & Advisor Compliance employee has a personal conflict with a portfolio company or an employee or director of a portfolio company, that employee will withdraw from making any proxy voting decisions with respect to that portfolio company. A conflict of interest arises when there are factors that may prompt one to question whether a Fidelity employee is acting solely in the best interests of Fidelity and its customers. Employees are expected to avoid situations that could present even the appearance of a conflict between their interests and the interests of Fidelity and its customers.

 C. Except as set forth herein, FMR will generally vote in favor of routine management proposals.

 D. Non-routine proposals will generally be voted in accordance with the guidelines.

 E. Non-routine proposals not covered by the guidelines or involving other special circumstances will be evaluated on a case-by-case basis with input from the appropriate FMR analyst or portfolio manager, as applicable, subject to review by an attorney within FMR's General Counsel's office and a member of senior management within FMR's Investment and Advisor Compliance Department. A significant pattern of such proposals or other special circumstances will be referred to the Fund Board Proxy Voting Committee or its designee.

 F. FMR will vote on shareholder proposals not specifically addressed by the guidelines based on an evaluation of a proposal's likelihood to enhance the economic returns or profitability of the portfolio company or to maximize shareholder value. Where information is not readily available to analyze the economic impact of the proposal, FMR will generally abstain.

 G. Many Fidelity Funds invest in voting securities issued by companies that are domiciled outside the United States and are not listed on a U.S. securities exchange. Corporate governance standards, legal or regulatory requirements and disclosure practices in foreign countries can differ from those in the United States. When voting proxies relating to non-U.S. securities, FMR will generally evaluate proposals in the context of these guidelines, but FMR may, where applicable and feasible, take into consideration differing laws and regulations in the relevant foreign market in determining how to vote shares.

 H. In certain non-U.S. jurisdictions, shareholders voting shares of a portfolio company may be restricted from trading the shares for a period of time around the shareholder meeting date. Because such trading restrictions can hinder portfolio management and could result in a loss of liquidity for a fund, FMR will generally not vote proxies in circumstances where such restrictions apply. In addition, certain non-U.S. jurisdictions require voting shareholders to disclose current share ownership on a fund-by-fund basis. When such disclosure requirements apply, FMR will generally not vote proxies in order to safeguard fund holdings information.

 I. Where a management-sponsored proposal is inconsistent with the guidelines, FMR may receive a company's commitment to modify the proposal or its practice to conform to the guidelines, and FMR will generally support management based on this commitment. If a company subsequently does not abide by its commitment, FMR will generally withhold authority for the election of directors at the next election.

II. Definitions (as used in this document)

 A. Anti-Takeover Provision - includes fair price amendments; classified boards; "blank check" preferred stock; golden and tin parachutes; supermajority provisions; Poison Pills; and any other provision that eliminates or limits shareholder rights.

 B. Golden parachute - accelerated options and/or employment contracts for officers and directors that will result in a lump sum payment of more than three times annual compensation (salary and bonus) in the event of termination following a change in control.

 C. Tin parachute - accelerated options and/or employment contracts for employees beyond officers and directors that will result in a lump sum payment in the event of termination.

 D. Greenmail - payment of a premium to repurchase shares from a shareholder seeking to take over a company through a proxy contest or other means.

 E. Sunset provision - a condition in a charter or plan that specifies an expiration date.

 F. Permitted Bid Feature - a provision suspending the application of a Poison Pill, by shareholder referendum, in the event a potential acquirer announces a bona fide offer for all outstanding shares.

 G. Poison Pill - a strategy employed by a potential take-over/target company to make its stock less attractive to an acquirer. Poison Pills are generally designed to dilute the acquirer's ownership and value in the event of a take-over.

 H. Large Capitalization Company - a company included in the Russell 1000 stock index.

 I. Small Capitalization Company - a company not included in the Russell 1000 stock index that is not a Micro-Capitalization Company.

 J. Micro-Capitalization Company - a company with a market capitalization under US $300 million.

III. Directors

 A. Incumbent Directors

 FMR will generally vote in favor of incumbent and nominee directors except where one or more such directors clearly appear to have failed to exercise reasonable judgment.

 FMR will also generally withhold authority for the election of all directors or directors on responsible committees if:

 1. An Anti-Takeover Provision was introduced, an Anti-Takeover Provision was extended, or a new Anti-Takeover Provision was adopted upon the expiration of an existing Anti-Takeover Provision, without shareholder approval except as set forth below.

 With respect to Poison Pills, however, FMR will consider not withholding authority on the election of directors if all of the following conditions are met when a Poison Pill is introduced, extended, or adopted:

 a. The Poison Pill includes a Sunset Provision of less than 5 years;

 b. The Poison Pill includes a Permitted Bid Feature;

 c. The Poison Pill is linked to a business strategy that will result in greater value for the shareholders; and

 d. Shareholder approval is required to reinstate the Poison Pill upon expiration.

 FMR will also consider not withholding authority on the election of directors when one or more of the conditions above are not met if a board is willing to strongly consider seeking shareholder ratification of, or adding above conditions noted a. and b. to an existing Poison Pill. In such a case, if the company does not take appropriate action prior to the next annual shareholder meeting, FMR will withhold authority on the election of directors.

 2. The company refuses, upon request by FMR, to amend the Poison Pill to allow Fidelity to hold an aggregate position of up to 20% of a company's total voting securities and of any class of voting securities.

 3. Within the last year and without shareholder approval, a company's board of directors or compensation committee has repriced outstanding options.

 4. The company failed to act in the best interests of shareholders when approving executive compensation, taking into account such factors as: (i) whether the company used an independent compensation committee; and (ii) whether the compensation committee engaged independent compensation consultants; and (iii) whether it has been proven that the company engaged in options backdating.

 5. To gain FMR's support on a proposal, the company made a commitment to modify a proposal or practice to conform to these guidelines and the company has failed to act on that commitment.

 6. The director attended fewer than 75% of the aggregate number of meetings of the board or its committees on which the director served during the company's prior fiscal year, absent extenuating circumstances.

 B. Indemnification

 FMR will generally vote in favor of charter and by-law amendments expanding the indemnification of directors and/or limiting their liability for breaches of care unless FMR is otherwise dissatisfied with the performance of management or the proposal is accompanied by Anti-Takeover Provisions.

 C. Independent Chairperson

 FMR will generally vote against shareholder proposals calling for or recommending the appointment of a non-executive or independent chairperson. However, FMR will consider voting for such proposals in limited cases if, based upon particular facts and circumstances, appointment of a non-executive or independent chairperson appears likely to further the interests of shareholders and to promote effective oversight of management by the board of directors.

 D. Majority Director Elections

 FMR will generally vote in favor of proposals calling for directors to be elected by an affirmative majority of votes cast in a board election, provided that the proposal allows for plurality voting standard in the case of contested elections (i.e., where there are more nominees than board seats). FMR may consider voting against such shareholder proposals where a company's board has adopted an alternative measure, such as a director resignation policy, that provides a meaningful alternative to the majority voting standard and appropriately addresses situations where an incumbent director fails to receive the support of a majority of the votes cast in an uncontested election.

IV. Compensation

 A. Equity Award Plans (including stock options, restricted stock awards, and other stock awards).

 FMR will generally vote against Equity Award Plans or amendments to authorize additional shares under such plans if:

 1. (a) The dilution effect of the shares outstanding and available for issuance pursuant to all plans, plus any new share requests is greater than 10% for a Large Capitalization Company, 15% for a Small Capitalization Company or 20% for a Micro-Capitalization Company; and (b) there were no circumstances specific to the company or the plans that lead FMR to conclude that the level of dilution in the plan or the amendments is acceptable.

 2. In the case of stock option plans, (a) the offering price of options is less than 100% of fair market value on the date of grant, except that the offering price may be as low as 85% of fair market value if the discount is expressly granted in lieu of salary or cash bonus; (b) the plan's terms allow repricing of underwater options; or (c) the board/committee has repriced options outstanding under the plan in the past two years.

 3. The plan may be materially altered without shareholder approval, including increasing the benefits accrued to participants under the plan; increasing the number of securities which may be issued under the plan; modifying the requirements for participation in the plan; or including a provision allowing the Board to lapse or waive restrictions at its discretion.

 4. Awards to non-employee directors are subject to management discretion.

 5. In the case of stock awards, the restriction period, or holding period after exercise, is less than 3 years for non-performance-based awards, and less than 1 year for performance-based awards.

 FMR will consider approving an Equity Award Plan or an amendment to authorize additional shares under such plan if, without complying with the guidelines immediately above, the following two conditions are met:

 1. The shares are granted by a compensation committee composed entirely of independent directors; and

 2. The shares are limited to 5% (large capitalization company) and 10% (small capitalization company) of the shares authorized for grant under the plan.

 B. Equity Exchanges and Repricing

 FMR will generally vote in favor of a management proposal to exchange shares or reprice outstanding options if the proposed exchange or repricing is consistent with the interests of shareholders, taking into account such factors as:

 1. Whether the proposal excludes senior management and directors;

 2. Whether the equity proposed to be exchanged or repriced exceeded FMR's dilution thresholds when initially granted;

 3. Whether the exchange or repricing proposal is value neutral to shareholders based upon an acceptable pricing model;

 4. The company's relative performance compared to other companies within the relevant industry or industries;

 5. Economic and other conditions affecting the relevant industry or industries in which the company competes; and

 6. Any other facts or circumstances relevant to determining whether an exchange or repricing proposal is consistent with the interests of shareholders.

 C. Employee Stock Purchase Plans

 FMR will generally vote against employee stock purchase plans if the plan violates any of the criteria in section IV(A) above, except that the minimum stock purchase price may be equal to or greater than 85% of the stock's fair market value if the plan constitutes a reasonable effort to encourage broad based participation in the company's equity. In the case of non-U.S. company stock purchase plans, FMR may permit a lower minimum stock purchase price equal to the prevailing "best practices" in the relevant non-U.S. market, provided that the minimum stock purchase price must be at least 75% of the stock's fair market value.

 D. Employee Stock Ownership Plans (ESOPs)

 FMR will generally vote in favor of non-leveraged ESOPs. For leveraged ESOPs, FMR may examine the company's state of incorporation, existence of supermajority vote rules in the charter, number of shares authorized for the ESOP, and number of shares held by insiders. FMR may also examine where the ESOP shares are purchased and the dilution effect of the purchase. FMR will generally vote against leveraged ESOPs if all outstanding loans are due immediately upon change in control.

 E. Executive Compensation

 FMR will generally vote against management proposals on stock-based compensation plans or other compensation plans if such proposals are inconsistent with the interests of shareholders, taking into account such factors as: (i) whether the company has an independent compensation committee; and (ii) whether the compensation committee has authority to engage independent compensation consultants.

 F. Bonus Plans and Tax Deductibility Proposals

 FMR will generally vote in favor of cash and stock incentive plans that are submitted for shareholder approval in order to qualify for favorable tax treatment under Section 162(m) of the Internal Revenue Code, provided that the plan includes well defined and appropriate performance criteria, and with respect to any cash component, that the maximum award per participant is clearly stated and is not unreasonable or excessive.

V. Anti-Takeover Provisions

 FMR will generally vote against a proposal to adopt or approve the adoption of an Anti-Takeover Provision unless:

 A. The Poison Pill includes the following features:

 1. A sunset provision of no greater than 5 years;

 2. Linked to a business strategy that is expected to result in greater value for the shareholders;

 3. Requires shareholder approval to be reinstated upon expiration or if amended;

 4. Contains a Permitted Bid Feature; and

 5. Allows the Fidelity funds to hold an aggregate position of up to 20% of a company's total voting securities and of any class of voting securities.

 B. An Anti-Greenmail proposal that does not include other Anti-Takeover Provisions; or

 C. It is a fair price amendment that considers a two-year price history or less.

 FMR will generally vote in favor of proposals to eliminate Anti-Takeover Provisions. In the case of proposals to declassify a board of directors, FMR will generally vote against such a proposal if the issuer's Articles of Incorporation or applicable statutes include a provision whereby a majority of directors may be removed at any time, with or without cause, by written consent, or other reasonable procedures, by a majority of shareholders entitled to vote for the election of directors.

VI. Capital Structure/Incorporation

 A. Increases in Common Stock

 FMR will generally vote against a provision to increase a Company's common stock if such increase will result in a total number of authorized shares greater than 3 times the current number of outstanding and scheduled to be issued shares, including stock options, except in the case of real estate investment trusts, where an increase that will result in a total number of authorized shares up to 5 times the current number of outstanding and scheduled to be issued shares is generally acceptable.

 B. New Classes of Shares

 FMR will generally vote against the introduction of new classes of stock with differential voting rights.

 C. Cumulative Voting Rights

 FMR will generally vote against the introduction and in favor of the elimination of cumulative voting rights.

 D. Acquisition or Business Combination Statutes

 FMR will generally vote in favor of proposed amendments to a company's certificate of incorporation or by-laws that enable the company to opt out of the control shares acquisition or business combination statutes.

 E. Incorporation or Reincorporation in Another State or Country

 FMR will generally vote against shareholder proposals calling for or recommending that a portfolio company reincorporate in the United States and vote in favor of management proposals to reincorporate in a jurisdiction outside the United States if (i) it is lawful under United States, state and other applicable law for the company to be incorporated under the laws of the relevant foreign jurisdiction and to conduct its business and (ii) reincorporating or maintaining a domicile in the United States would likely give rise to adverse tax or other economic consequences detrimental to the interests of the company and its shareholders. However, FMR will consider supporting such shareholder proposals and opposing such management proposals in limited cases if, based upon particular facts and circumstances, reincorporating in or maintaining a domicile in the relevant foreign jurisdiction gives rise to significant risks or other potential adverse consequences that appear reasonably likely to be detrimental to the interests of the company or its shareholders.

VII. Auditors

 A. FMR will generally vote against shareholder proposals calling for or recommending periodic rotation of a portfolio company's auditor. FMR will consider voting for such proposals in limited cases if, based upon particular facts and circumstances, a company's board of directors and audit committee clearly appear to have failed to exercise reasonable business judgment in the selection of the company's auditor.

 B. FMR will generally vote against shareholder proposals calling for or recommending the prohibition or limitation of the performance of non-audit services by a portfolio company's auditor. FMR will also generally vote against shareholder proposals calling for or recommending removal of a company's auditor due to, among other reasons, the performance of non-audit work by the auditor. FMR will consider voting for such proposals in limited cases if, based upon particular facts and circumstances, a company's board of directors and audit committee clearly appear to have failed to exercise reasonable business judgment in the oversight of the performance of the auditor for audit or non-audit services for the company.

VIII. Shares of Investment Companies

 A. When a Fidelity Fund invests in an underlying Fidelity fund, FMR will vote in the same proportion as all other shareholders of such underlying fund or class ("echo voting").

 B. Certain Fidelity Funds may invest in shares of Fidelity Central Funds. Central Fund shares, which are held exclusively by Fidelity funds or accounts managed by an FMR affiliate, will be voted in favor of proposals recommended by the Central Funds' Board of Trustees.

IX. Other

 A. Voting Process

 FMR will generally vote in favor of proposals to adopt confidential voting and independent vote tabulation practices.

 B. Regulated Industries

 Voting of shares in securities of any regulated industry (e.g. U.S. banking) organization shall be conducted in a manner consistent with conditions that may be specified by the industry's regulator (e.g. the Federal Reserve Board) for a determination under applicable law (e.g. federal banking law) that no Fund or group of Funds has acquired control of such organization.

To view a fund's proxy voting record for the most recent 12-month period ended June 30, if applicable, visit www.fidelity.com/proxyvotingresults or visit the SEC's web site at www.sec.gov.

TRANSFER AND SERVICE AGENT AGREEMENTS

Each fund has entered into a transfer agent agreement with Fidelity Investments Institutional Operations Company, Inc. (FIIOC), an affiliate of FMRC, which is located at 82 Devonshire Street, Boston, Massachusetts 02109. Under the terms of the agreements, FIIOC (or an agent, including an affiliate) performs transfer agency, distribution disbursing, and shareholder services for each fund.

FIIOC receives no fees for providing transfer agency services to each fund.

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Each fund has entered into a service agent agreement with FSC, an affiliate of FMRC (or an agent, including an affiliate). Each fund has also entered into a securities lending administration agreement with FSC. Under the terms of the agreements, FSC calculates the NAV and dividends for each fund, maintains each fund's portfolio and general accounting records, and administers each fund's securities lending program.

For providing pricing and bookkeeping services, FSC receives a flat annual fee, payable monthly.

For administering each fund's securities lending program, FSC is paid based on the number and duration of individual securities loans.

FMRC, either itself or through an affiliate, bears the cost of pricing and bookkeeping services and administering the securities lending program under the terms of its management contract with each fund.

DESCRIPTION OF THE COMPANY

Company Organization. Fidelity Consumer Discretionary Central Fund, Fidelity Consumer Staples Central Fund, Fidelity Energy Central Fund, Fidelity Financials Central Fund, Fidelity Health Care Central Fund, Fidelity Industrials Central Fund, Fidelity Information Technology Central Fund, Fidelity Materials Central Fund, Fidelity Telecom Services Central Fund, and Fidelity Utilities Central Fund are funds of Fidelity Central Investment Portfolios LLC, an open-end management investment company organized as a limited liability company in Delaware on September 15, 2004. The LLC and each fund are subject to a Limited Liability Company Agreement dated September 16, 2004 (Agreement). On November 29, 2006, Fidelity Consumer Discretionary Central Fund changed its name from Fidelity Consumer Discretionary Central Investment Portfolio to Fidelity Consumer Discretionary Central Fund; Fidelity Consumer Staples Central Fund changed its name from Fidelity Consumer Staples Central Investment Portfolio to Fidelity Consumer Staples Central Fund; Fidelity Energy Central Fund changed its name from Fidelity Energy Central Investment Portfolio to Fidelity Energy Central Fund; Fidelity Financials Central Fund changed its name from Fidelity Financials Central Investment Portfolio to Fidelity Financials Central Fund; Fidelity Health Care Central Fund changed its name from Fidelity Health Care Central Investment Portfolio to Fidelity Health Care Central Fund; Fidelity Industrials Central Fund changed its name from Fidelity Industrials Central Investment Portfolio to Fidelity Industrials Central Fund; Fidelity Information Technology Central Fund changed its name from Fidelity Information Technology Central Investment Portfolio to Fidelity Information Technology Central Fund; Fidelity Materials Central Fund changed its name from Fidelity Materials Central Investment Portfolio to Fidelity Materials Central Fund; Fidelity Telecom Services Central Fund changed its name from Fidelity Telecom Services Central Investment Portfolio to Fidelity Telecom Services Central Fund; and Fidelity Utilities Central Fund changed its name from Fidelity Utilities Central Investment Portfolio to Fidelity Utilities Central Fund. Currently, there are 13 funds offered in the LLC: Fidelity Consumer Discretionary Central Fund, Fidelity Consumer Staples Central Fund, Fidelity Energy Central Fund, Fidelity Financials Central Fund, Fidelity Floating Rate Central Fund, Fidelity Health Care Central Fund, Fidelity High Income Central Fund 1, Fidelity Industrials Central Fund, Fidelity Information Technology Central Fund, Fidelity Materials Central Fund, Fidelity Specialized High Income Central Fund, Fidelity Tactical Income Central Fund, Fidelity Telecom Services Central Fund, and Fidelity Utilities Central Fund. The Trustees are permitted to create additional funds in the LLC and to create additional classes of each fund.

The assets of the Company received for the issue or sale of shares of each fund and all income, earnings, profits, and proceeds thereof, subject to the rights of creditors, are allocated to such fund, and constitute the underlying assets of such fund. The underlying assets of each fund in the Company shall be charged with the liabilities and expenses attributable to such fund. Any general expenses of the Company shall be allocated between or among any one or more of the funds. The debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular fund shall be enforceable against the assets of that fund only, and not against the assets of any other fund.

Shareholder Liability. The Company is an entity known as a limited liability company organized under the laws of Delaware. Under Delaware law, no shareholder of such a limited liability company can be held personally liable for the obligations of the limited liability company.

The Agreement contains an express disclaimer of shareholder liability for the debts, liabilities, obligations, and expenses of the Company or fund. The Agreement further provides that shareholders of a fund shall not have a claim on or right to any assets belonging to any other fund.

The Agreement provides for indemnification out of each fund's property of any shareholder or former shareholder held personally liable for the obligations of the fund solely by reason of his or her being or having been a shareholder and not because of his or her acts or omissions or for some other reason. The Agreement also provides that the Company, on behalf of each fund, shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Company, on behalf of each fund, and satisfy any judgment thereon from the assets of each fund. FMR believes that, in view of the above, the risk of personal liability to shareholders is remote.

Voting Rights. Each fund's capital consists of shares of beneficial interest. As a shareholder, you are entitled to one vote for each dollar of net asset value you own. The voting rights of shareholders can be changed only by a shareholder vote. Shares may be voted in the aggregate, by fund, and by class.

The shares have no preemptive or conversion rights. Shares are fully paid and nonassessable.

The Company or a fund or a class may be terminated upon the sale of its assets to, or merger with, another open-end management investment company, series, or class thereof, or upon liquidation and distribution of its assets. The Trustees may reorganize, terminate, merge, or sell all or a portion of the assets of the Company or a fund or a class without prior shareholder approval. In the event of the dissolution or liquidation of the Company, shareholders of each of its funds are entitled to receive the underlying assets of such fund available for distribution. In the event of the dissolution or liquidation of a fund or a class, shareholders of that fund or that class are entitled to receive the underlying assets of the fund or class available for distribution.

Custodians. JPMorgan Chase Bank, 270 Park Avenue, New York, New York, is custodian of the assets of each fund. The custodian is responsible for the safekeeping of a fund's assets and the appointment of any subcustodian banks and clearing agencies. The Bank of New York, headquartered in New York, also may serve as a special purpose custodian of certain assets in connection with repurchase agreement transactions.

FMR, its officers and directors, its affiliated companies, Members of the Advisory Board, and Members of the Board of Trustees may, from time to time, conduct transactions with various banks, including banks serving as custodians for certain funds advised by FMR. Transactions that have occurred to date include mortgages and personal and general business loans. In the judgment of FMR, the terms and conditions of those transactions were not influenced by existing or potential custodial or other fund relationships.

Independent Registered Public Accounting Firm. Deloitte & Touche LLP, 200 Berkeley Street, Boston, Massachusetts, independent registered public accounting firm, examines financial statements for each fund and provides other audit, and related services.

FINANCIAL STATEMENTS

Each fund's financial statements and financial highlights for the fiscal year ended September 30, 2007, and report of the independent registered public accounting firm, are included in the fund's annual report and are incorporated herein by reference.

FUND HOLDINGS INFORMATION

Each fund views holdings information as sensitive and limits its dissemination. The Board authorized FMR to establish and administer guidelines for the dissemination of fund holdings information, which may be amended at any time without prior notice. FMR's Disclosure Policy Committee (comprising executive officers of FMR) evaluates disclosure policy with the goal of serving a fund's best interests by striking an appropriate balance between providing information about a fund's portfolio and protecting a fund from potentially harmful disclosure. The Board reviews the administration and modification of these guidelines and receives reports from the funds' chief compliance officer periodically.

Each fund will provide a full list of holdings upon request as of the prior business day to all Fidelity registered investment companies that are shareholders of the fund.

Each fund may also from time to time provide specific fund level performance attribution information and statistics to the Board or third parties, such as fund shareholders or prospective fund shareholders, members of the press, consultants, and ratings and ranking organizations.

The Use of Holdings In Connection With Fund Operations. Material non-public holdings information may be provided as part of the investment activities of each fund to: entities which, by explicit agreement or by virtue of their respective duties to the fund, are required to maintain the confidentiality of the information disclosed; other parties if legally required; or persons FMR believes will not misuse the disclosed information. These entities, parties, and persons include: a fund's trustees; a fund's manager, its sub-advisers and their affiliates whose access persons are subject to a code of ethics; contractors who are subject to a confidentiality agreement; a fund's auditors; a fund's custodians; proxy voting service providers; financial printers; pricing service vendors; broker-dealers in connection with the purchase or sale of securities or requests for price quotations or bids on one or more securities; securities lending agents; counsel to a fund or their Independent Trustees; regulatory authorities; stock exchanges and other listing organizations; parties to litigation; and third-parties in connection with a bankruptcy proceeding relating to a fund holding. Non-public holdings information may also be provided to an issuer regarding the number or percentage of its shares that are owned by a fund and in connection with redemptions in kind.

Other Uses Of Holdings Information. In addition, each fund may provide material non-public holdings information to (i) third-parties that calculate information derived from holdings for use by FMR or its affiliates, (ii) third parties that supply their analyses of holdings (but not the holdings themselves) to their clients (including sponsors of retirement plans or their consultants), (iii) ratings and rankings organizations, and (iv) an investment adviser, trustee, or their agents to whom holdings are disclosed for due diligence purposes or in anticipation of a merger involving a fund. Each individual request is reviewed by the Disclosure Policy Committee which must find, in its sole discretion that, based on the specific facts and circumstances, the disclosure appears unlikely to be harmful to a fund. Entities receiving this information must have in place control mechanisms to reasonably ensure or otherwise agree that, (a) the holdings information will be kept confidential, (b) no employee shall use the information to effect trading or for their personal benefit, and (c) the nature and type of information that they, in turn, may disclose to third-parties is limited. FMR relies primarily on the existence of non-disclosure agreements and/or control mechanisms when determining that disclosure is not likely to be harmful to a fund.

At this time, the entities receiving information described in the preceding paragraph are: Factset Research Systems Inc. (full or partial fund holdings daily, on the next business day); Thomson Vestek (full holdings, as of the end of the calendar quarter, 15 calendar days after the calendar quarter-end); Standard & Poor's Rating Services (full holdings weekly (generally as of the previous Friday), generally 5 business days thereafter); Moody's Investors Service (full holdings monthly, (generally as of the last Friday of each month), generally the first Friday of the following month); and Anacomp Inc. (full or partial holdings daily, on the next business day).

FMR, its affiliates, or the funds will not enter into any arrangements with third-parties from which they derive consideration for the disclosure of material non-public holdings information. If, in the future, FMR desired to make such an arrangement, it would seek prior Board approval and any such arrangements would be disclosed in the funds' SAI.

There can be no assurance that the funds' policies and procedures with respect to disclosure of fund portfolio holdings will prevent the misuse of such information by individuals and firms that receive such information.

APPENDIX

Fidelity and Fidelity Investments & (Pyramid) Design are registered trademarks of FMR LLC.

The third party marks appearing above are the marks of their respective owners.

This registration statement has been filed pursuant to Section 8(b) of the Investment Company Act of 1940. However, the funds' shares are not being registered under the Securities Act of 1933 (1933 Act), because these shares will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the funds may be made only by a limited number of institutional investors, including certain other registered investment companies managed by Fidelity Management & Research Company (FMR) or an affiliate and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of each fund.

Fidelity®

High Income Central Fund 1

Floating Rate Central Fund

Part A of the Registration Statement

December 13, 2007

(fidelity_logo_graphic)

82 Devonshire Street, Boston, MA 02109

Contents

Fund Basics	<Click Here>	Investment Details
	<Click Here>	Valuing Shares
Shareholder Information	<Click Here>	Buying and Selling Shares
	<Click Here>	Account Policies
	<Click Here>	Distributions
	<Click Here>	Tax Consequences
Fund Services	<Click Here>	Fund Management

Prospectus

Fund Basics

Investment Details

Investment Objective

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High Income Central Fund 1 seeks a high level of income. The fund may also seek capital appreciation.

Principal Investment Strategies

FMR Co., Inc. (FMRC) normally invests the fund's assets primarily in income-producing debt securities, preferred stocks, and convertible securities, with an emphasis on lower-quality debt securities. Many lower-quality debt securities are subject to legal or contractual restrictions limiting FMRC's ability to resell the securities to the general public. FMRC may also invest the fund's assets in non-income producing securities, including defaulted securities and common stocks, but currently intends to limit common stocks to 10% of the fund's total assets. FMRC may invest in companies whose financial condition is troubled or uncertain and that may be involved in bankruptcy proceedings, reorganizations, or financial restructurings.

FMRC may invest the fund's assets in securities of foreign issuers in addition to securities of domestic issuers.

In buying and selling securities for the fund, FMRC relies on fundamental analysis of each issuer and its potential for success in light of its current financial condition, its industry position, and economic and market conditions. Factors considered include a security's structural features and current price compared to its long-term value, and the earnings potential, credit standing, and management of the security's issuer.

In addition to the principal investment strategies discussed above, FMRC may use various techniques, such as buying and selling futures contracts and exchange traded funds, to increase or decrease the fund's exposure to changing security prices, interest rates, or other factors that affect security values. FMRC may invest the fund's assets in debt securities by investing in other funds. If FMRC's strategies do not work as intended, the fund may not achieve its objective.

Investment Objective

Floating Rate Central Fund seeks a high level of current income.

Principal Investment Strategies

FMRC normally invests at least 80% of the fund's assets in floating rate loans and other floating rate securities. FMRC defines floating rate securities as floating rate loans, other floating rate debt securities, money market securities of all types, repurchase agreements, and shares of money market and short-term bond funds. Many floating rate loans are lower-quality. FMRC may invest in companies whose financial condition is troubled or uncertain and that may be involved in bankruptcy proceedings, reorganizations, or financial restructurings.

FMRC may invest the fund's assets significantly in money market and investment-grade debt securities, and repurchase agreements. FMRC may invest the fund's assets in these securities and repurchase agreements by investing in other funds.

FMRC may invest the fund's assets in securities of foreign issuers in addition to securities of domestic issuers.

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In buying and selling securities for the fund, FMRC relies on fundamental analysis of each issuer and its ability to pay principal and interest in light of its current financial condition, its industry position, and economic and market conditions. Factors considered include a security's structural features, underlying collateral, and current price compared to its long-term value, and the earnings potential, credit standing, and management of the security's issuer. FMRC expects that most floating rate loans purchased for the fund will trade on a secondary market (e.g., floating rate loans of issuers that have issued at least $100 million of floating rate loans and for which at least two banks or dealers are willing to make a market).

In addition to the principal investment strategies discussed above, FMRC may use various techniques, such as buying and selling futures contracts, swaps, and exchange traded funds, to increase or decrease the fund's exposure to changing security prices, interest rates, or other factors that affect security values. If FMRC's strategies do not work as intended, the fund may not achieve its objective.

Prospectus

Fund Basics - continued

Description of Principal Security Types

Equity securities represent an ownership interest, or the right to acquire an ownership interest, in an issuer. Different types of equity securities provide different voting and dividend rights and priority in the event of the bankruptcy of the issuer. Equity securities include common stocks, preferred stocks, convertible securities, and warrants.

Floating rate loans are debt securities issued by companies or other entities with floating interest rates that reset periodically. Most floating rate loans are secured by specific collateral of the borrower and are senior to most other securities of the borrower (e.g., common stock or debt instruments) in the event of bankruptcy. Floating rate loans are often issued in connection with recapitalizations, acquisitions, leveraged buyouts, and refinancings. Floating rate loans are typically structured and administered by a financial institution that acts as the agent of the lenders participating in the floating rate loan. Floating rate loans may be acquired directly through the agent, as an assignment from another lender who holds a direct interest in the floating rate loan, or as a participation interest in another lender's portion of the floating rate loan.

Debt securities are used by issuers to borrow money. The issuer usually pays a fixed, variable, or floating rate of interest, and must repay the amount borrowed, usually at the maturity of the security. Some debt securities, such as zero coupon bonds, do not pay current interest but are sold at a discount from their face values. Debt securities include corporate bonds, government securities, repurchase agreements, mortgage and other asset-backed securities, loans and loan participations, and other securities that FMRC believes have debt-like characteristics, including hybrids and synthetic securities.

Money market securities are high-quality, short-term securities that pay a fixed, variable, or floating interest rate. Money market securities include bank certificates of deposit, bankers' acceptances, bank time deposits, notes, commercial paper, and U.S. Government securities.

A repurchase agreement is an agreement to buy a security at one price and a simultaneous agreement to sell it back at an agreed-upon price.

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Principal Investment Risks

Many factors affect each fund's performance. A fund's yield and share price change daily based on changes in interest rates and market conditions and in response to other economic, political, or financial developments. A fund's reaction to these developments will be affected by the types and maturities of securities in which the fund invests, the financial condition, industry and economic sector, and geographic location of an issuer, and the fund's level of investment in the securities of that issuer. When you sell your shares they may be worth more or less than what you paid for them, which means that you could lose money.

The following factors can significantly affect a fund's performance:

Stock Market Volatility. The value of equity securities fluctuates in response to issuer, political, market, and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments. For example, large cap stocks can react differently from small cap stocks, and "growth" stocks can react differently from "value" stocks. Issuer, political, or economic developments can affect a single issuer, issuers within an industry or economic sector or geographic region, or the market as a whole. Terrorism and related geo-political risks have led, and may in the future lead, to increased short-term market volatility and may have adverse long-term effects on world economies and markets generally.

Impairment of Collateral. The value of the collateral securing a floating rate loan can decline, be insufficient to meet the obligations of the borrower, or be difficult to liquidate. As a result, a floating rate loan may not be fully collateralized and can decline significantly in value.

Floating Rate Loan Liquidity. Floating rate loans generally are subject to legal or contractual restrictions on resale. The liquidity of floating rate loans, including the volume and frequency of secondary market trading in such loans, varies significantly over time and among individual floating rate loans. For example, if the credit quality of a floating rate loan unexpectedly declines significantly, secondary market trading in that floating rate loan can also decline for a period of time. During periods of infrequent trading, valuing a floating rate loan can be more difficult, and buying and selling a floating rate loan at an acceptable price can be more difficult and delayed. Difficulty in selling a floating rate loan can result in a loss.

Prospectus

Interest Rate Changes. In general, the price of a debt security can fall when interest rates rise and can rise when interest rates fall. Securities with floating interest rates can be less sensitive to interest rate changes, but may decline in value if their interest rates do not rise as much as interest rates in general.

Foreign Exposure. Foreign securities, foreign currencies, and securities issued by U.S. entities with substantial foreign operations can involve additional risks relating to political, economic, or regulatory conditions in foreign countries. These risks include fluctuations in foreign currencies; withholding or other taxes; trading, settlement, custodial, and other operational risks; and the less stringent investor protection and disclosure standards of some foreign markets. All of these factors can make foreign investments, especially those in emerging markets, more volatile and potentially less liquid than U.S. investments. In addition, foreign markets can perform differently from the U.S. market.

Prepayment. Many types of debt securities, including floating rate loans, are subject to prepayment risk. Prepayment risk occurs when the issuer of a security can repay principal prior to the security's maturity. Securities subject to prepayment risk can offer less potential for gains when the credit quality of the issuer improves.

Issuer-Specific Changes. Changes in the financial condition of an issuer or counterparty, changes in specific economic or political conditions that affect a particular type of security or issuer, and changes in general economic or political conditions can affect a security's or instrument's credit quality or value and an issuer's or countertparty's ability to pay interest and principal when due. The value of securities of smaller, less well-known issuers can be more volatile than that of larger issuers. Lower-quality debt securities (those of less than investment-grade quality), including floating rate loans, and certain types of other securities tend to be particularly sensitive to these changes.

Lower-quality debt securities and certain types of other securities involve greater risk of default or price changes due to changes in the credit quality of the issuer. The value of lower-quality debt securities and certain types of other securities often fluctuates in response to company, political, or economic developments and can decline significantly over short periods of time or during periods of general or regional economic difficulty. Lower-quality debt securities can be thinly traded or have restrictions on resale, making them difficult to sell at an acceptable price. The default rate for lower-quality debt securities is likely to be higher during economic recessions or periods of high interest rates.


In response to market, economic, political, or other conditions such as inadequate supply of floating rate loans, FMRC may temporarily use a different investment strategy for defensive purposes. If FMRC does so, different factors could affect the fund's performance and the fund may not achieve its investment objective.

Fundamental Investment Policies

The policies discussed below are fundamental, that is, subject to change only by shareholder approval.


High Income Central Fund 1 seeks a high level of income. The fund may also seek capital appreciation.

Floating Rate Central Fund seeks a high level of current income.

Shareholder Notice

The following policy is subject to change only upon 60 days' prior notice to shareholders:

Floating Rate Central Fund normally invests at least 80% of its assets in floating rate loans and other floating rate securities.

Valuing Shares

Each fund is open for business each day the New York Stock Exchange (NYSE) is open.

Prospectus

Fund Basics - continued

Each fund's net asset value per share (NAV) is the value of a single share. Fidelity normally calculates each fund's NAV as of the close of business of the NYSE, normally 4:00 p.m. Eastern time. Each fund's assets normally are valued as of this time for the purpose of computing the fund's NAV.

NAV is not calculated and a fund will not process purchase and redemption requests submitted on days when the fund is not open for business. The time at which shares are priced and until which purchase and redemption orders are accepted may be changed as permitted by the Securities and Exchange Commission (SEC).

To the extent that each fund's assets are traded in other markets on days when the fund is not open for business, the value of the fund's assets may be affected on those days. In addition, trading in some of a fund's assets may not occur on days when the fund is open for business.

Each fund's assets are valued primarily on the basis of information furnished by a pricing service or market quotations. Certain short-term securities are valued on the basis of amortized cost. If market quotations or information furnished by a pricing service is not readily available or does not accurately reflect fair value for a security or if a security's value has been materially affected by events occurring before a fund's pricing time but after the close of the exchange or market on which the security is principally traded, that security will be valued by another method that the Board of Directors (Board of Trustees) believes accurately reflects fair value in accordance with the Board's fair value pricing policies. For example, arbitrage opportunities may exist when trading in a portfolio security or securities is halted and does not resume before a fund calculates its NAV. These arbitrage opportunities may enable short-term traders to dilute the NAV of long-term investors. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio security values occur after the close of the overseas market but prior to the close of the U.S. market. Fair value pricing will be used for high yield debt and floating rate loans when available pricing information is determined to be stale or for other reasons not to accurately reflect fair value. To the extent a fund invests in other open-end funds, the fund will calculate its NAV using the NAV of the underlying funds in which it invests as described in the underlying funds' prospectuses. A fund may invest in other Fidelity funds that use the same fair value pricing policies as the fund or in Fidelity money market funds. A security's valuation may differ depending on the method used for determining value. Fair valuation of a fund's portfolio securities can serve to reduce arbitrage opportunities available to short-term traders, but there is no assurance that fair value pricing policies will prevent dilution of the fund's NAV by short-term traders.

Prospectus

Shareholder Information

Buying and Selling Shares

A fund may reject for any reason, or cancel as permitted or required by law, any purchase orders, including transactions deemed to represent excessive trading, at any time.

Excessive trading of fund shares can harm shareholders in various ways, including reducing the returns to long-term shareholders by increasing costs to a fund (such as spreads paid to dealers who sell debt instruments), disrupting portfolio management strategies, and diluting the value of the shares in cases in which fluctuations in markets are not fully priced into the fund's NAV.

Because each fund is only offered for investment to certain other registered investment companies managed by Fidelity Management Research Company (FMR) or an affiliate, the potential for excessive or short-term disruptive purchases and sales is reduced. Accordingly, the Board of Trustees has not adopted policies and procedures designed to discourage excessive trading of fund shares and each fund accommodates frequent trading.

A fund may in its discretion restrict, reject, or cancel any purchases that, in FMRC's opinion, may be disruptive to the management of that fund or otherwise not be in the fund's interests.

Each fund has no exchange privilege with any other fund. Each fund has no limit on purchase transactions, but is only offered for investment to certain other registered investment companies managed by FMR or an affiliate, which in turn have in place FMR's policies and procedures concerning frequent trading. Each fund reserves the right at any time to restrict purchases or impose conditions that are more restrictive on excessive or disruptive trading than those stated in this prospectus.

Buying Shares

Each fund offers its shares to certain other registered investment companies managed by FMR or an affiliate. Shares of each fund are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933 (1933 Act). Investments in the funds may be made only by a limited number of institutional investors including certain other registered investment companies managed by FMR or an affiliate and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. Each shareholder is deemed to agree to, and be bound by, the terms of Fidelity Central Investment Portfolios LLC's limited liability company agreement. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of each fund.

The price to buy one share of each fund is the fund's NAV. Each fund's shares are sold without a sales charge.

Your shares will be bought at the next NAV calculated after your order is received in proper form.

Each fund has authorized certain intermediaries to accept orders to buy shares on its behalf. When authorized intermediaries receive an order in proper form, the order is considered as being placed with the fund, and shares will be bought at the next NAV calculated after the order is received by the authorized intermediary. Orders by funds of funds for which FMR or an affiliate serves as investment manager will be treated as received by the fund at the same time that the corresponding orders are received in proper form by the funds of funds.

Each fund may stop offering shares completely or may offer shares only on a limited basis, for a period of time or permanently.

When you place an order to buy shares, note the following:

  All of your cash purchases must be made by federal funds wire; checks and Automated Clearing House System (ACH) payments will not be accepted.
  All wires must be received in proper form by Fidelity at the applicable fund's designated wire bank before the close of the Federal Reserve Wire System on the day of purchase or you could be liable for any losses or fees a fund or Fidelity has incurred or for interest and penalties.
  Investments in each fund may be made in cash or by contributing securities that are acceptable to each fund and FMRC and that are consistent with each fund's investment objective and policies.

Prospectus

Shareholder Information - continued

  Under applicable anti-money laundering regulations and other federal regulations, purchase orders may be suspended, restricted, or canceled and the monies may be withheld.

Selling Shares

The price to sell one share of each fund is the fund's NAV.

Your shares will be sold at the next NAV calculated after your order is received in proper form. Normally, redemptions will be processed by the next business day, but it may take up to seven days to pay the redemption proceeds if making immediate payment would adversely affect a fund.

Each fund has authorized certain intermediaries to accept orders to sell shares on its behalf. When authorized intermediaries receive an order in proper form, the order is considered as being placed with the fund, and shares will be sold at the next NAV calculated after the order is received by the authorized intermediary. Orders by funds of funds for which FMR or an affiliate serves as investment manager will be treated as received by the fund at the same time that the corresponding orders are received in proper form by the funds of funds.

When you place an order to sell shares, note the following:

  Redemptions may be suspended or payment dates postponed when the NYSE is closed (other than weekends or holidays), when trading on the NYSE is restricted, or as permitted by the SEC.
  Redemption proceeds may be paid in securities or other property rather than in cash if FMRC determines it is in the best interests of a fund. The securities a fund distributes in kind may not be representative of the fund as a whole and may include those that FMRC believes are least disruptive from a tax perspective.
  Under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted, canceled, or processed and the proceeds may be withheld.

Account Policies

Policies

The following policy applies to you as a shareholder.

Statements and reports that Fidelity sends to you include the following:

  Fidelity will send monthly account statements detailing account balances and all transactions completed during the prior month.

You may be asked to provide additional information in order for Fidelity to verify your identity in accordance with requirements under anti-money laundering regulations. Accounts may be restricted and/or closed, and the monies withheld, pending verification of this information or as otherwise required under these and other federal regulations.

Distributions

Each fund effectively declares a daily distribution of its net income, which is included in the shareholder's book capital account until it is paid to the shareholder.

Distributions will be paid in cash or, at your election, automatically reinvested in additional shares of the fund.

Tax Consequences

As with any investment, your investment in a fund could have tax consequences for you.

Each fund intends to operate as a partnership for federal income tax purposes. Accordingly, a fund will not be subject to any federal income tax. Based upon the status of a fund as a partnership, you will take into account your share of a fund's ordinary income and losses and capital gains and losses in determining your income tax liability and, for investors that are regulated investment companies, your qualification as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the Code). The determination of your share of a fund's ordinary income and losses and capital gains and losses will be made in accordance with the Code and the regulations promulgated thereunder.

Prospectus

Fund Services

Fund Management

Each fund is a mutual fund, an investment that pools shareholders' money and invests it toward a specified goal.



FMRC is each fund's manager. The address of FMRC is 82 Devonshire Street, Boston, Massachusetts 02109.

As of December 31, 2006, FMRC had approximately $766.7 billion in discretionary assets under management.



As the manager, FMRC is responsible for choosing each fund's investments and handling its business affairs.

Fidelity Research & Analysis Company (FRAC), formerly known as Fidelity Management & Research (Far East) Inc., at 82 Devonshire Street, Boston, Massachusetts 02109, serves as a sub-adviser for each fund. FRAC was organized in 1986 to provide investment research and advice on issuers based outside the United States and currently also provides investment research and advice on domestic issuers. FRAC may provide investment research and advice and may also provide investment advisory services for each fund.

Affiliates assist FMRC with foreign investments:

  Fidelity International Investment Advisors (FIIA), at Pembroke Hall, 42 Crow Lane, Pembroke HM19, Bermuda, serves as a sub-adviser for each fund. As of June 30, 2007, FIIA had approximately $26.8 billion in discretionary assets under management. FIIA may provide investment research and advice on issuers based outside the United States for each fund.
  Fidelity International Investment Advisors (U.K.) Limited (FIIA(U.K.)L), at 25 Cannon Street, London, EC4M 5TA, England, serves as a sub-adviser for each fund. As of June 30, 2007, FIIA(U.K.)L had approximately $13.4 billion in discretionary assets under management. FIIA(U.K.)L may provide investment research and advice on issuers based outside the United States for each fund.
  Fidelity Investments Japan Limited (FIJ), at Shiroyama Trust Tower, 4-3-1 Toranomon Minato-ku, Tokyo 105, Japan, serves as a sub-adviser for each fund. As of June 30, 2007, FIJ had approximately $63 billion in discretionary assets under management. FIJ may provide investment research and advice on issuers based outside the United States and may also provide investment advisory and order execution services for each fund from time to time.

Matt Conti is manager of High Income Central Fund 1, which he has managed since its inception in November 2004. He also manages other Fidelity funds. Since joining Fidelity Investments in 1995, Mr. Conti has worked as a research analyst and portfolio manager.

Eric Mollenhauer is manager of Floating Rate Central Fund, which he has managed since August 2007. Since joining Fidelity Investments in 1993, Mr. Mollenhauer has worked as a research analyst, portfolio manager and director of High Yield Research.


The statement of additional information (SAI) provides additional information about the compensation of, any other accounts managed by, and any fund shares held by Mr. Conti and Mr. Mollenhauer.

From time to time a manager, analyst, or other Fidelity employee may express views regarding a particular company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of Fidelity or any other person in the Fidelity organization. Any such views are subject to change at any time based upon market or other conditions and Fidelity disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a Fidelity fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any Fidelity fund.



Pursuant to each fund's management contract with FMRC, FMR, on behalf of each fund, pays FMRC a management fee. The management fee is calculated and paid to FMRC every month.

For each fund (other than a fund for which FMRC serves as sub-adviser) that invests in Floating Rate Central Fund or High Income Central Fund 1 in a given month, FMR pays FMRC a fee equal to 50% of the monthly management fee rate (including performance adjustments, if any) that FMR receives from the investing fund, multiplied by the average net assets invested by that fund in Floating Rate Central Fund or High Income Central Fund 1 for the month. The fee is reduced to reflect any expenses paid by FMR on behalf of an investing fund pursuant to an all-inclusive fee management contract, but is not reduced to reflect any fee waivers or expense reimbursements made by FMR.

Prospectus

Fund Services - continued

FMR has contracted to pay each fund's operating expenses (excluding custody fees, interest, taxes, brokerage commissions, fees and expenses of the Independent Trustees and extraordinary expenses). This agreement may be modified by mutual consent of each fund's Board of Trustees, FMR and FMRC.

FMRC pays FRAC for providing sub-advisory services. FMRC pays FIIA for providing sub-advisory services, and FIIA in turn pays FIIA(U.K.)L. FIIA or FRAC in turn pays FIJ for providing sub-advisory services.


The basis for the Board of Trustees approving the management contract and sub-advisory agreements for each fund is available in each fund's annual report for the fiscal period ended September 30, 2007.

FMR may, from time to time, agree to reimburse a fund for other expenses above a specified limit. FMR retains the ability to be repaid by a fund if expenses fall below the specified limit prior to the end of the fiscal year. Reimbursement arrangements, which may be discontinued by FMR at any time, can decrease a fund's expenses and boost its performance.

As of September 30, 2007, 100% of each of Floating Rate Central Fund's and High Income Central Fund 1's total outstanding shares were held by mutual funds managed by FMR or an FMR affiliate.

Prospectus

Notes

IMPORTANT INFORMATION ABOUT OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT ACT), requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account.

For investors other than individuals: When you open an account, you will be asked for the name of the entity, its principal place of business and taxpayer identification number (TIN) and may be requested to provide information on persons with authority or control over the account such as name, residential address, date of birth and social security number. You may also be asked to provide documents, such as drivers' licenses, articles of incorporation, trust instruments or partnership agreements and other information that will help Fidelity identify the entity.

A description of each fund's policies and procedures for disclosing its holdings is available in Part B of the funds' registration statement.

Fidelity and Fidelity Investments & (Pyramid) Design are registered trademarks of FMR LLC.

1.837317.103 CFC-pro-1107

Fidelity® High Income Central Fund 1

Fidelity Floating Rate Central Fund

Funds of Fidelity Central Investment Portfolios LLC

PART B OF THE REGISTRATION STATEMENT: STATEMENT OF ADDITIONAL INFORMATION

December 13, 2007

This statement of additional information (SAI) is not a prospectus. Portions of each fund's annual reports are incorporated herein. The annual reports are supplied with this SAI.

To obtain a free additional copy of Part A of the Registration Statement, dated December 13, 2007, or an annual report, please call Fidelity at 1-800-544-8544.

TABLE OF CONTENTS	PAGE
Investment Policies and Limitations	<Click Here>
Portfolio Transactions	<Click Here>
Valuation	<Click Here>
Buying and Selling Information	<Click Here>
Taxes	<Click Here>
Directors and Officers (Trustees and Officers)	<Click Here>
Control of Investment Advisers	<Click Here>
Management Contracts	<Click Here>
Proxy Voting Guidelines	<Click Here>
Transfer and Service Agent Agreements	<Click Here>
Description of the Company	<Click Here>
Financial Statements	<Click Here>
Fund Holdings Information	<Click Here>
Appendix	<Click Here>

For purposes of the registration statement, Directors of the Company are referred to as Trustees.

CFC-ptb-1107
1.837529.103

(fidelity_logo_graphic)

82 Devonshire Street, Boston, MA 02109

INVESTMENT POLICIES AND LIMITATIONS

The following policies and limitations supplement those set forth in Part A of the registration statement. Unless otherwise noted, whenever an investment policy or limitation states a maximum percentage of a fund's assets that may be invested in any security or other asset, or sets forth a policy regarding quality standards, such standard or percentage limitation will be determined immediately after and as a result of the fund's acquisition of such security or other asset. Accordingly, any subsequent change in values, net assets, or other circumstances will not be considered when determining whether the investment complies with the fund's investment policies and limitations.

A fund's fundamental investment policies and limitations cannot be changed without approval by a "majority of the outstanding voting securities" (as defined in the Investment Company Act of 1940 (1940 Act)) of the fund. However, except for the fundamental investment limitations listed below, the investment policies and limitations described in this Part B of the registration statement are not fundamental and may be changed without shareholder approval.

The following are each fund's fundamental investment limitations set forth in their entirety.

Diversification

For each fund:

The fund may not with respect to 75% of the fund's total assets, purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities, or securities of other investment companies) if, as a result, (a) more than 5% of the fund's total assets would be invested in the securities of that issuer, or (b) the fund would hold more than 10% of the outstanding voting securities of that issuer.

Senior Securities

For each fund:

The fund may not issue senior securities, except in connection with the insurance program established by the fund pursuant to an exemptive order issued by the Securities and Exchange Commission or as otherwise permitted under the Investment Company Act of 1940.

Borrowing

For each fund:

The fund may not borrow money, except that the fund may borrow money for temporary or emergency purposes (not for leveraging or investment) in an amount not exceeding 33 1/3% of its total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that come to exceed this amount will be reduced within three days (not including Sundays and holidays) to the extent necessary to comply with the 33 1/3% limitation.

Underwriting

For each fund:

The fund may not underwrite securities issued by others, except to the extent that the fund may be considered an underwriter within the meaning of the Securities Act of 1933 in the disposition of restricted securities or in connection with investments in other investment companies.

Concentration

For each fund:

The fund may not purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities) if, as a result, more than 25% of the fund's total assets would be invested in the securities of companies whose principal business activities are in the same industry.

For purposes of each fund's concentration limitation discussed above, with respect to any investment in Fidelity Money Market Central Fund and/or any non-money market central fund, FMR Co., Inc. (FMRC) looks through to the holdings of the central fund.

Real Estate

For each fund:

The fund may not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the fund from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business).

Commodities

For each fund:

The fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the fund from purchasing or selling options and futures contracts or from investing in securities or other instruments backed by physical commodities).

Loans

For each fund:

The fund may not lend any security or make any other loan if, as a result, more than 33 1/3% of its total assets would be lent to other parties, but this limitation does not apply to purchases of debt securities or to repurchase agreements, or to acquisitions of loans, loan participations or other forms of debt instruments.

The following investment limitations are not fundamental and may be changed without shareholder approval.

Short Sales

For each fund:

The fund does not currently intend to sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that transactions in futures contracts and options are not deemed to constitute selling securities short.

Margin Purchases

For each fund:

The fund does not currently intend to purchase securities on margin, except that the fund may obtain such short-term credits as are necessary for the clearance of transactions, and provided that margin payments in connection with futures contracts and options on futures contracts shall not constitute purchasing securities on margin.

Borrowing

For each fund:

The fund may borrow money only (a) from a bank or from a registered investment company or portfolio for which FMR or an affiliate serves as investment adviser or (b) by engaging in reverse repurchase agreements with any party (reverse repurchase agreements are treated as borrowings for purposes of the fundamental borrowing investment limitation).

Illiquid Securities

For High Income Central Fund 1:

The fund does not currently intend to purchase any security if, as a result, more than 15% of its net assets would be invested in securities that are deemed to be illiquid because they are subject to legal or contractual restrictions on resale or because they cannot be sold or disposed of in the ordinary course of business at approximately the prices at which they are valued.

For purposes of the fund's illiquid securities limitation discussed above, if through a change in values, net assets, or other circumstances, the fund were in a position where more than 15% of its net assets were invested in illiquid securities, it would consider appropriate steps to protect liquidity.

For Floating Rate Central Fund:

The fund does not currently intend to purchase any security if, as a result, more than 15% of its net assets would be invested in securities that are deemed to be illiquid because they cannot be sold or disposed of in the ordinary course of business at approximately the prices at which they are valued.

For purposes of the fund's illiquid securities limitation discussed above, if through a change in values, net assets, or other circumstances, the fund were in a position where more than 15% of its net assets were invested in illiquid securities, it would consider appropriate steps to protect liquidity.

Loans

For each fund:

The fund does not currently intend to lend assets other than securities to other parties, except by (a) lending money (up to 15% of the fund's net assets) to a registered investment company or portfolio for which FMR or an affiliate serves as investment adviser or (b) assuming any unfunded commitments in connection with the acquisition of loans, loan participations, or other forms of debt instruments. (This limitation does not apply to purchases of debt securities, to repurchase agreements, or to acquisitions of loans, loan participations or other forms of debt instruments.)

In addition to each fund's fundamental and non-fundamental limitations discussed above:

For a fund's limitations on futures and options transactions, see the section entitled "Futures, Options, and Swaps" on page <Click Here>.

The following pages contain more detailed information about types of instruments in which a fund may invest, strategies FMRC may employ in pursuit of a fund's investment objective, and a summary of related risks. FMRC may not buy all of these instruments or use all of these techniques unless it believes that doing so will help a fund achieve its goal.

Affiliated Bank Transactions. A fund may engage in transactions with financial institutions that are, or may be considered to be, "affiliated persons" of the fund under the 1940 Act. These transactions may involve repurchase agreements with custodian banks; short-term obligations of, and repurchase agreements with, the 50 largest U.S. banks (measured by deposits); municipal securities; U.S. Government securities with affiliated financial institutions that are primary dealers in these securities; short-term currency transactions; and short-term borrowings. In accordance with exemptive orders issued by the Securities and Exchange Commission (SEC), the Board of Trustees has established and periodically reviews procedures applicable to transactions involving affiliated financial institutions.

Asset-Backed Securities represent interests in pools of mortgages, loans, receivables, or other assets. Payment of interest and repayment of principal may be largely dependent upon the cash flows generated by the assets backing the securities and, in certain cases, supported by letters of credit, surety bonds, or other credit enhancements. Asset-backed security values may also be affected by other factors including changes in interest rates, the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the loans or receivables, or the entities providing the credit enhancement. In addition, these securities may be subject to prepayment risk.

Borrowing. Each fund may borrow from banks or from other funds advised by Fidelity Management & Research Company (FMR) or its affiliates, or through reverse repurchase agreements. If a fund borrows money, its share price may be subject to greater fluctuation until the borrowing is paid off. If a fund makes additional investments while borrowings are outstanding, this may be considered a form of leverage.

Cash Management. A fund can hold uninvested cash or can invest it in cash equivalents such as money market securities, repurchase agreements, or shares of money market or short-term bond funds. Generally, these securities offer less potential for gains than other types of securities.

Central Funds are special types of investment vehicles created by Fidelity for use by the Fidelity funds and other advisory clients. FMR uses central funds to invest in particular security types or investment disciplines, or for cash management. Central funds incur certain costs related to their investment activity (such as custodial fees and expenses), but do not pay additional management fees to Fidelity. The investment results of the portions of the fund's assets invested in the central funds will be based upon the investment results of those funds.

Common Stock represents an equity or ownership interest in an issuer. In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds and preferred stock take precedence over the claims of those who own common stock.

Convertible Securities are bonds, debentures, notes, or other securities that may be converted or exchanged (by the holder or by the issuer) into shares of the underlying common stock (or cash or securities of equivalent value) at a stated exchange ratio. A convertible security may also be called for redemption or conversion by the issuer after a particular date and under certain circumstances (including a specified price) established upon issue. If a convertible security held by a fund is called for redemption or conversion, the fund could be required to tender it for redemption, convert it into the underlying common stock, or sell it to a third party.

Convertible securities generally have less potential for gain or loss than common stocks. Convertible securities generally provide yields higher than the underlying common stocks, but generally lower than comparable non-convertible securities. Because of this higher yield, convertible securities generally sell at prices above their "conversion value," which is the current market value of the stock to be received upon conversion. The difference between this conversion value and the price of convertible securities will vary over time depending on changes in the value of the underlying common stocks and interest rates. When the underlying common stocks decline in value, convertible securities will tend not to decline to the same extent because of the interest or dividend payments and the repayment of principal at maturity for certain types of convertible securities. However, securities that are convertible other than at the option of the holder generally do not limit the potential for loss to the same extent as securities convertible at the option of the holder. When the underlying common stocks rise in value, the value of convertible securities may also be expected to increase. At the same time, however, the difference between the market value of convertible securities and their conversion value will narrow, which means that the value of convertible securities will generally not increase to the same extent as the value of the underlying common stocks. Because convertible securities may also be interest-rate sensitive, their value may increase as interest rates fall and decrease as interest rates rise. Convertible securities are also subject to credit risk, and are often lower-quality securities.



Exposure to Foreign Markets. Foreign securities, foreign currencies, and securities issued by U.S. entities with substantial foreign operations may involve significant risks in addition to the risks inherent in U.S. investments.

Foreign investments involve risks relating to local political, economic, regulatory, or social instability, military action or unrest, or adverse diplomatic developments, and may be affected by actions of foreign governments adverse to the interests of U.S. investors. Such actions may include expropriation or nationalization of assets, confiscatory taxation, restrictions on U.S. investment or on the ability to repatriate assets or convert currency into U.S. dollars, or other government intervention. Additionally, governmental issuers of foreign debt securities may be unwilling to pay interest and repay principal when due and may require that the conditions for payment be renegotiated. There is no assurance that FMRC will be able to anticipate these potential events or counter their effects. In addition, the value of securities denominated in foreign currencies and of dividends and interest paid with respect to such securities will fluctuate based on the relative strength of the U.S. dollar.

It is anticipated that in most cases the best available market for foreign securities will be on an exchange or in over-the-counter (OTC) markets located outside of the United States. Foreign stock markets, while growing in volume and sophistication, are generally not as developed as those in the United States, and securities of some foreign issuers may be less liquid and more volatile than securities of comparable U.S. issuers. Foreign security trading, settlement and custodial practices (including those involving securities settlement where fund assets may be released prior to receipt of payment) are often less developed than those in U.S. markets, and may result in increased risk or substantial delays in the event of a failed trade or the insolvency of, or breach of duty by, a foreign broker-dealer, securities depository, or foreign subcustodian. In addition, the costs associated with foreign investments, including withholding taxes, brokerage commissions, and custodial costs, are generally higher than with U.S. investments.

Foreign markets may offer less protection to investors than U.S. markets. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to U.S. issuers. Adequate public information on foreign issuers may not be available, and it may be difficult to secure dividends and information regarding corporate actions on a timely basis. In general, there is less overall governmental supervision and regulation of securities exchanges, brokers, and listed companies than in the United States. OTC markets tend to be less regulated than stock exchange markets and, in certain countries, may be totally unregulated. Regulatory enforcement may be influenced by economic or political concerns, and investors may have difficulty enforcing their legal rights in foreign countries.

Some foreign securities impose restrictions on transfer within the United States or to U.S. persons. Although securities subject to such transfer restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions.

American Depositary Receipts (ADRs) as well as other "hybrid" forms of ADRs, including European Depositary Receipts (EDRs) and Global Depositary Receipts (GDRs), are certificates evidencing ownership of shares of a foreign issuer. These certificates are issued by depository banks and generally trade on an established market in the United States or elsewhere. The underlying shares are held in trust by a custodian bank or similar financial institution in the issuer's home country. The depository bank may not have physical custody of the underlying securities at all times and may charge fees for various services, including forwarding dividends and interest and corporate actions. ADRs are alternatives to directly purchasing the underlying foreign securities in their national markets and currencies. However, ADRs continue to be subject to many of the risks associated with investing directly in foreign securities. These risks include foreign exchange risk as well as the political and economic risks of the underlying issuer's country.

The risks of foreign investing may be magnified for investments in emerging markets. Security prices in emerging markets can be significantly more volatile than those in more developed markets, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

Floating Rate Loans and Other Debt Securities. Floating rate loans consist generally of obligations of companies or other entities (collectively, "borrowers") incurred for the purpose of reorganizing the assets and liabilities of a borrower (recapitalization); acquiring another company (acquisition); taking over control of a company (leveraged buyout); temporary financing (bridge loan); or refinancings, internal growth, or other general business purposes. Floating rate loans are often obligations of borrowers who are highly leveraged.

Floating rate loans may be structured to include both term loans, which are generally fully funded at the time of the making of the loan, and revolving credit facilities, which would require additional investments upon the borrower's demand. A revolving credit facility may require a purchaser to increase its investment in a floating rate loan at a time when it would not otherwise have done so, even if the borrower's condition makes it unlikely that the amount will ever be repaid.

Floating rate loans may be acquired by direct investment as a lender, as a participation interest (which represents a fractional interest in a floating rate loan) issued by a lender or other financial institution, or as an assignment of the portion of a floating rate loan previously attributable to a different lender.

A floating rate loan offered as part of the original lending syndicate typically is purchased at par value. As part of the original lending syndicate, a purchaser generally earns a yield equal to the stated interest rate. In addition, members of the original syndicate typically are paid a commitment fee. In secondary market trading, floating rate loans may be purchased or sold above, at, or below par, which can result in a yield that is below, equal to, or above the stated interest rate, respectively. At certain times when reduced opportunities exist for investing in new syndicated floating rate loans, floating rate loans may be available only through the secondary market. There can be no assurance that an adequate supply of floating rate loans will be available for purchase.

Historically, floating rate loans have not been registered with the SEC or any state securities commission or listed on any securities exchange. As a result, the amount of public information available about a specific floating rate loan historically has been less extensive than if the floating rate loan were registered or exchange-traded.

Purchasers of floating rate loans and other forms of debt securities depend primarily upon the creditworthiness of the borrower for payment of interest and repayment of principal. If scheduled interest or principal payments are not made, the value of the security may be adversely affected. Floating rate loans and other debt securities that are fully secured provide more protections than unsecured securities in the event of failure to make scheduled interest or principal payments. Indebtedness of borrowers whose creditworthiness is poor involves substantially greater risks and may be highly speculative. Borrowers that are in bankruptcy or restructuring may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Some floating rate loans and other debt securities are not rated by any nationally recognized statistical rating organization. In connection with the restructuring of a floating rate loan or other debt security outside of bankruptcy court in a negotiated work-out or in the context of bankruptcy proceedings, equity securities or junior debt securities may be received in exchange for all or a portion of an interest in the security.

From time to time FMR and its affiliates may borrow money from various banks in connection with their business activities. These banks also may sell floating rate loans to a Fidelity fund or acquire floating rate loans from a Fidelity fund, or may be intermediate participants with respect to floating rate loans owned by a Fidelity fund. These banks also may act as agents for floating rate loans that a Fidelity fund owns.

The following paragraphs pertain to floating rate loans: Agents, Participation Interests, Collateral, Floating Interest Rates, Maturity, Floating Rate Loan Trading, Supply of Floating Rate Loans, Restrictive Covenants, Fees, and Other Types of Floating Rate Debt Securities.

Agents. Floating rate loans typically are originated, negotiated, and structured by a bank, insurance company, finance company, or other financial institution (the "agent") for a lending syndicate of financial institutions. The borrower and the lender or lending syndicate enter into a loan agreement. In addition, an institution (typically, but not always, the agent) holds any collateral on behalf of the lenders.

In a typical floating rate loan, the agent administers the terms of the loan agreement and is responsible for the collection of principal and interest and fee payments from the borrower and the apportionment of these payments to all lenders that are parties to the loan agreement. Purchasers will rely on the agent to use appropriate creditor remedies against the borrower. Typically, under loan agreements, the agent is given broad discretion in monitoring the borrower's performance and is obligated to use the same care it would use in the management of its own property. Upon an event of default, the agent typically will enforce the loan agreement after instruction from the lenders. The borrower compensates the agent for these services. This compensation may include special fees paid on structuring and funding the floating rate loan and other fees paid on a continuing basis. The typical practice of an agent or a lender in relying exclusively or primarily on reports from the borrower may involve a risk of fraud by the borrower.

If an agent becomes insolvent, or has a receiver, conservator, or similar official appointed for it by the appropriate bank or other regulatory authority, or becomes a debtor in a bankruptcy proceeding, the agent's appointment may be terminated, and a successor agent would be appointed. If an appropriate regulator or court determines that assets held by the agent for the benefit of the purchasers of floating rate loans are subject to the claims of the agent's general or secured creditors, the purchasers might incur certain costs and delays in realizing payment on a floating rate loan or suffer a loss of principal and/or interest. Furthermore, in the event of the borrower's bankruptcy or insolvency, the borrower's obligation to repay a floating rate loan may be subject to certain defenses that the borrower can assert as a result of improper conduct by the agent.

Participation Interests. Purchasers of participation interests do not have any direct contractual relationship with the borrower. Purchasers rely on the lender who sold the participation interest not only for the enforcement of the purchaser's rights against the borrower but also for the receipt and processing of payments due under the floating rate loan.

Purchasers of participation interests may be subject to delays, expenses, and risks that are greater than those that would be involved if the purchaser could enforce its rights directly against the borrower. In addition, under the terms of a participation interest, the purchaser may be regarded as a creditor of the intermediate participant (rather than of the borrower), so that the purchaser also may be subject to the risk that the intermediate participant could become insolvent. The agreement between the purchaser and lender who sold the participation interest may also limit the rights of the purchaser to vote on changes that may be made to the loan agreement, such as waiving a breach of a covenant.

Each fund limits the amount of total assets that it will invest in any one issuer or in issuers within the same industry (see each fund's investment limitations). For purposes of these limitations, a fund generally will treat the borrower as the "issuer" of indebtedness held by the fund. In the case of participation interests where a bank or other lending institution serves as intermediate participant between a fund and the borrower, if the participation interest does not shift to the fund the direct debtor-creditor relationship with the borrower, SEC interpretations require a fund, in appropriate circumstances, to treat both the lending bank or other lending institution and the borrower as "issuers" for these purposes. Treating an intermediate participant as an issuer of indebtedness may restrict a fund's ability to invest in indebtedness related to a single intermediate participant, or a group of intermediate participants engaged in the same industry, even if the underlying borrowers represent many different companies and industries.

Collateral. Most floating rate loans are secured by specific collateral of the borrower and are senior to most other securities of the borrower. The collateral typically has a market value, at the time the floating rate loan is made, that equals or exceeds the principal amount of the floating rate loan. The value of the collateral may decline, be insufficient to meet the obligations of the borrower, or be difficult to liquidate. As a result, a floating rate loan may not be fully collateralized and can decline significantly in value.

Floating rate loan collateral may consist of various types of assets or interests. Collateral may include working capital assets, such as accounts receivable or inventory; tangible or intangible assets; or assets or other types of guarantees of affiliates of the borrower. Inventory is the goods a company has in stock, including finished goods, goods in the process of being manufactured, and the supplies used in the process of manufacturing. Accounts receivable are the monies due to a company for merchandise or securities that it has sold, or for the services it has provided. Tangible fixed assets include real property, buildings, and equipment. Intangible assets include trademarks, copyrights and patent rights, and securities of subsidiaries or affiliates.

Generally, floating rate loans are secured unless (i) the purchaser's security interest in the collateral is invalidated for any reason by a court, or (ii) the collateral is fully released with the consent of the agent bank and lenders or under the terms of a loan agreement as the creditworthiness of the borrower improves. Collateral impairment is the risk that the value of the collateral for a floating rate loan will be insufficient in the event that a borrower defaults. Although the terms of a floating rate loan generally require that the collateral at issuance have a value at least equal to 100% of the amount of such floating rate loan, the value of the collateral may decline subsequent to the purchase of a floating rate loan. In most loan agreements there is no formal requirement to pledge additional collateral. There is no guarantee that the sale of collateral would allow a borrower to meet its obligations should the borrower be unable to repay principal or pay interest or that the collateral could be sold quickly or easily.

In addition, most borrowers pay their debts from the cash flow they generate. If the borrower's cash flow is insufficient to pay its debts as they come due, the borrower may seek to restructure its debts rather than sell collateral. Borrowers may try to restructure their debts by filing for protection under the federal bankruptcy laws or negotiating a work-out. If a borrower becomes involved in bankruptcy proceedings, access to the collateral may be limited by bankruptcy and other laws. In the event that a court decides that access to the collateral is limited or void, it is unlikely that purchasers could recover the full amount of the principal and interest due.

There may be temporary periods when the principal asset held by a borrower is the stock of a related company, which may not legally be pledged to secure a floating rate loan. On occasions when such stock cannot be pledged, the floating rate loan will be temporarily unsecured until the stock can be pledged or is exchanged for, or replaced by, other assets.

Some floating rate loans are unsecured. If the borrower defaults on an unsecured floating rate loan, there is no specific collateral on which the purchaser can foreclose.

Floating Interest Rates. The rate of interest payable on floating rate loans is the sum of a base lending rate plus a specified spread. Base lending rates are generally the London Interbank Offered Rate ("LIBOR"), the Certificate of Deposit ("CD") Rate of a designated U.S. bank, the Prime Rate of a designated U.S. bank, the Federal Funds Rate, or another base lending rate used by commercial lenders. A borrower usually has the right to select the base lending rate and to change the base lending rate at specified intervals. The applicable spread may be fixed at time of issuance or may adjust upward or downward to reflect changes in credit quality of the borrower.

The interest rate on LIBOR-based and CD Rate-based floating rate loans is reset periodically at intervals ranging from 30 to 180 days, while the interest rate on Prime Rate- or Federal Funds Rate-based floating rate loans floats daily as those rates change. Investment in floating rate loans with longer interest rate reset periods can increase fluctuations in the floating rate loans' values when interest rates change.

The yield on a floating rate loan will primarily depend on the terms of the underlying floating rate loan and the base lending rate chosen by the borrower. The relationship between LIBOR, the CD Rate, the Prime Rate, and the Federal Funds Rate will vary as market conditions change.

Maturity. Floating rate loans typically will have a stated term of five to nine years. However, because floating rate loans are frequently prepaid, their average maturity is expected to be two to three years. The degree to which borrowers prepay floating rate loans, whether as a contractual requirement or at their election, may be affected by general business conditions, the borrower's financial condition, and competitive conditions among lenders. Prepayments cannot be predicted with accuracy. Prepayments of principal to the purchaser of a floating rate loan may result in the principal's being reinvested in floating rate loans with lower yields.

Floating Rate Loan Trading. Floating rate loans are generally subject to legal or contractual restrictions on resale. Floating rate loans are not currently listed on any securities exchange or automatic quotation system. As a result, no active market may exist for some floating rate loans, and to the extent a secondary market exists for other floating rate loans, such market may be subject to irregular trading activity, wide bid/ask spreads, and extended trade settlement periods.

Supply of Floating Rate Loans. The supply of floating rate loans may be limited from time to time due to a lack of sellers in the market for existing floating rate loans or the number of new floating rate loans currently being issued. As a result, the floating rate loans available for purchase may be lower quality or higher priced.

Restrictive Covenants. A borrower must comply with various restrictive covenants contained in the loan agreement. In addition to requiring the scheduled payment of interest and principal, these covenants may include restrictions on dividend payments and other distributions to stockholders, provisions requiring the borrower to maintain specific financial ratios, and limits on total debt. The loan agreement may also contain a covenant requiring the borrower to prepay the floating rate loan with any free cash flow. A breach of a covenant that is not waived by the agent (or by the lenders directly) is normally an event of default, which provides the agent or the lenders the right to call the outstanding floating rate loan.

Fees. Purchasers of floating rate loans may receive and/or pay certain fees. These fees are in addition to interest payments received and may include facility fees, commitment fees, commissions, and prepayment penalty fees. When a purchaser buys a floating rate loan, it may receive a facility fee; and when it sells a floating rate loan, it may pay a facility fee. A purchaser may receive a commitment fee based on the undrawn portion of the underlying line of credit portion of a floating rate loan or a prepayment penalty fee on the prepayment of a floating rate loan. A purchaser may also receive other fees, including covenant waiver fees and covenant modification fees.

Other Types of Floating Rate Debt Securities. Floating rate debt securities include other forms of indebtedness of borrowers such as notes and bonds, securities with fixed rate interest payments in conjunction with a right to receive floating rate interest payments, and shares of other investment companies. These instruments are generally subject to the same risks as floating rate loans but are often more widely issued and traded.

Foreign Currency Transactions. A fund may conduct foreign currency transactions on a spot (i.e., cash) or forward basis (i.e., by entering into forward contracts to purchase or sell foreign currencies). Although foreign exchange dealers generally do not charge a fee for such conversions, they do realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency at one rate, while offering a lesser rate of exchange should the counterparty desire to resell that currency to the dealer. Forward contracts are customized transactions that require a specific amount of a currency to be delivered at a specific exchange rate on a specific date or range of dates in the future. Forward contracts are generally traded in an interbank market directly between currency traders (usually large commercial banks) and their customers. The parties to a forward contract may agree to offset or terminate the contract before its maturity, or may hold the contract to maturity and complete the contemplated currency exchange.

The following discussion summarizes the principal currency management strategies involving forward contracts that could be used by a fund. A fund may also use swap agreements, indexed securities, and options and futures contracts relating to foreign currencies for the same purposes.

A "settlement hedge" or "transaction hedge" is designed to protect a fund against an adverse change in foreign currency values between the date a security is purchased or sold and the date on which payment is made or received. Entering into a forward contract for the purchase or sale of the amount of foreign currency involved in an underlying security transaction for a fixed amount of U.S. dollars "locks in" the U.S. dollar price of the security. Forward contracts to purchase or sell a foreign currency may also be used by a fund in anticipation of future purchases or sales of securities denominated in foreign currency, even if the specific investments have not yet been selected by FMRC.

A fund may also use forward contracts to hedge against a decline in the value of existing investments denominated in foreign currency. For example, if a fund owned securities denominated in pounds sterling, it could enter into a forward contract to sell pounds sterling in return for U.S. dollars to hedge against possible declines in the pound's value. Such a hedge, sometimes referred to as a "position hedge," would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. A fund could also hedge the position by selling another currency expected to perform similarly to the pound sterling. This type of hedge, sometimes referred to as a "proxy hedge," could offer advantages in terms of cost, yield, or efficiency, but generally would not hedge currency exposure as effectively as a direct hedge into U.S. dollars. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated.

A fund may enter into forward contracts to shift its investment exposure from one currency into another. This may include shifting exposure from U.S. dollars to a foreign currency, or from one foreign currency to another foreign currency. This type of strategy, sometimes known as a "cross-hedge," will tend to reduce or eliminate exposure to the currency that is sold, and increase exposure to the currency that is purchased, much as if a fund had sold a security denominated in one currency and purchased an equivalent security denominated in another. A fund may cross-hedge its U.S. dollar exposure in order to achieve a representative weighted mix of the major currencies in its benchmark index and/or to cover an underweight country or region exposure in its portfolio. Cross-hedges protect against losses resulting from a decline in the hedged currency, but will cause a fund to assume the risk of fluctuations in the value of the currency it purchases.

Successful use of currency management strategies will depend on FMRC's skill in analyzing currency values. Currency management strategies may substantially change a fund's investment exposure to changes in currency exchange rates and could result in losses to a fund if currencies do not perform as FMRC anticipates. For example, if a currency's value rose at a time when FMRC had hedged a fund by selling that currency in exchange for dollars, a fund would not participate in the currency's appreciation. If FMRC hedges currency exposure through proxy hedges, a fund could realize currency losses from both the hedge and the security position if the two currencies do not move in tandem. Similarly, if FMRC increases a fund's exposure to a foreign currency and that currency's value declines, a fund will realize a loss. A fund may be required to limit its hedging transactions in foreign currency forwards, futures, and options in order to maintain its classification as a "regulated investment company" under the Internal Revenue Code (Code). Hedging transactions could result in the application of the mark-to-market provisions of the Code, which may cause an increase (or decrease) in the amount of taxable dividends paid by a fund and could affect whether dividends paid by a fund are classified as capital gains or ordinary income. There is no assurance that FMRC's use of currency management strategies will be advantageous to a fund or that it will employ currency management strategies at appropriate times.

Options and Futures Relating to Foreign Currencies. Currency futures contracts are similar to forward currency exchange contracts, except that they are traded on exchanges (and have margin requirements) and are standardized as to contract size and delivery date. Most currency futures contracts call for payment or delivery in U.S. dollars. The underlying instrument of a currency option may be a foreign currency, which generally is purchased or delivered in exchange for U.S. dollars, or may be a futures contract. The purchaser of a currency call obtains the right to purchase the underlying currency, and the purchaser of a currency put obtains the right to sell the underlying currency.

The uses and risks of currency options and futures are similar to options and futures relating to securities or indices, as discussed above. A fund may purchase and sell currency futures and may purchase and write currency options to increase or decrease its exposure to different foreign currencies. Currency options may also be purchased or written in conjunction with each other or with currency futures or forward contracts. Currency futures and options values can be expected to correlate with exchange rates, but may not reflect other factors that affect the value of a fund's investments. A currency hedge, for example, should protect a Yen-denominated security from a decline in the Yen, but will not protect a fund against a price decline resulting from deterioration in the issuer's creditworthiness. Because the value of a fund's foreign-denominated investments changes in response to many factors other than exchange rates, it may not be possible to match the amount of currency options and futures to the value of the fund's investments exactly over time.

Fund's Rights as an Investor. The fund does not intend to direct or administer the day-to-day operations of any company. A fund, however, may exercise its rights as a shareholder or lender and may communicate its views on important matters of policy to management, the Board of Directors, shareholders of a company, and holders of other securities of the company when FMRC determines that such matters could have a significant effect on the value of the fund's investment in the company. The activities in which a fund may engage, either individually or in conjunction with others, may include, among others, supporting or opposing proposed changes in a company's corporate structure or business activities; seeking changes in a company's directors or management; seeking changes in a company's direction or policies; seeking the sale or reorganization of the company or a portion of its assets; supporting or opposing third-party takeover efforts; supporting the filing of a bankruptcy petition; or foreclosing on collateral securing a security. This area of corporate activity is increasingly prone to litigation and it is possible that a fund could be involved in lawsuits related to such activities. FMRC will monitor such activities with a view to mitigating, to the extent possible, the risk of litigation against a fund and the risk of actual liability if a fund is involved in litigation. No guarantee can be made, however, that litigation against a fund will not be undertaken or liabilities incurred. The funds' proxy voting guidelines are included in this SAI.

Futures, Options, and Swaps. The success of any strategy involving futures, options, and swaps depends on an adviser's analysis of many economic and mathematical factors and a fund's return may be higher if it never invested in such instruments. Additionally, some of the contracts discussed below are new instruments without a trading history and there can be no assurance that a market for the instruments will continue to exist.

Futures Contracts. In purchasing a futures contract, the buyer agrees to purchase a specified underlying instrument at a specified future date. In selling a futures contract, the seller agrees to sell a specified underlying instrument at a specified future date. The price at which the purchase and sale will take place is fixed when the buyer and seller enter into the contract. Some currently available futures contracts are based on specific securities, such as U.S. Treasury bonds or notes, and some are based on indices of securities prices, such as the Standard & Poor's 500SM  Index (S&P 500®). Futures can be held until their delivery dates, or can be closed out by offsetting purchases or sales of futures contracts before then if a liquid market is available. The fund may realize a gain or loss by closing out its futures contracts.

The value of a futures contract tends to increase and decrease in tandem with the value of its underlying instrument. Therefore, purchasing futures contracts will tend to increase a fund's exposure to positive and negative price fluctuations in the underlying instrument, much as if it had purchased the underlying instrument directly. When a fund sells a futures contract, by contrast, the value of its futures position will tend to move in a direction contrary to the market. Selling futures contracts, therefore, will tend to offset both positive and negative market price changes, much as if the underlying instrument had been sold.

The purchaser or seller of a futures contract or an option for a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the purchaser and seller are required to deposit "initial margin" with a futures broker, known as a futures commission merchant (FCM), when the contract is entered into. If the value of either party's position declines, that party will be required to make additional "variation margin" payments to settle the change in value on a daily basis. This process of "marking to market" will be reflected in the daily calculation of open positions computed in a fund's NAV. The party that has a gain is entitled to receive all or a portion of this amount. Initial and variation margin payments do not constitute purchasing securities on margin for purposes of a fund's investment limitations. In the event of the bankruptcy or insolvency of an FCM that holds margin on behalf of a fund, the fund may be entitled to return of margin owed to it only in proportion to the amount received by the FCM's other customers, potentially resulting in losses to the fund. A fund is required to segregate liquid assets equivalent to the fund's outstanding obligations under the contract in excess of the initial margin and variation margin, if any.

Floating Rate Central Fund will not: (a) sell futures contracts, purchase put options, write call options, or enter into swap agreements if, as a result, more than 25% of the fund's total assets would be hedged with futures and/or options and/or swap agreements under normal conditions; (b) purchase futures contracts, write put options, or enter into swap agreements (other than swaps entered into for hedging purposes under (a)) if, as a result, the fund's total obligations upon settlement or exercise of purchased futures contracts and written put options plus the notional amount of any such swaps would exceed 25% of its total assets; or (c) purchase call options if, as a result, the current value of option premiums for call options purchased by the fund would exceed 5% of the fund's total assets. These limitations do not apply to options attached to or acquired or traded together with their underlying securities, and do not apply to Structured Notes.

The requirements for qualification as a regulated investment company also may limit the extent to which a fund may enter into futures, options on futures, and forward contracts. See "Distributions and Taxes".

High Income Central Fund 1 will not: (a) sell futures contracts, purchase put options, or write call options if, as a result, more than 25% of the fund's total assets would be hedged with futures and options under normal conditions; (b) purchase futures contracts or write put options if, as a result, the fund's total obligations upon settlement or exercise of purchased futures contracts and written put options would exceed 25% of its total assets; or (c) purchase call options if, as a result, the current value of option premiums for call options purchased by the fund would exceed 5% of the fund's total assets. These limitations do not apply to options attached to or acquired or traded together with their underlying securities, and do not apply to Structured Notes.

The requirements for qualification as a regulated investment company also may limit the extent to which a fund may enter into futures, options on futures, and forward contracts. See "Distributions and Taxes".

The above limitations on the funds' investments in futures contracts, options, and swaps, and the funds' policies regarding futures contracts, options, and swaps discussed elsewhere herein this SAI are not fundamental policies and may be changed as regulatory agencies permit.

There is no assurance a liquid market will exist for any particular futures contract at any particular time. Exchanges may establish daily price fluctuation limits for futures contracts, and may halt trading if a contract's price moves upward or downward more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible to enter into new positions or close out existing positions. If the market for a contract is not liquid because of price fluctuation limits or other market conditions, it could prevent prompt liquidation of unfavorable positions, and potentially could require a fund to continue to hold a position until delivery or expiration regardless of changes in its value. As a result, a fund's access to other assets held to cover its futures positions could also be impaired.

Because there are a limited number of types of exchange-traded futures contracts, it is likely that the standardized contracts available will not match a fund's current or anticipated investments exactly. A fund may invest in futures contracts based on securities with different issuers, maturities, or other characteristics from the securities in which the fund typically invests, which involves a risk that the futures position will not track the performance of the fund's other investments.

Futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match a fund's investments well. Futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the futures markets and the securities markets, from structural differences in how futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts. A fund may purchase or sell futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in a fund's futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

Options. By purchasing a put option, the purchaser obtains the right (but not the obligation) to sell the option's underlying instrument at a fixed strike price. In return for this right, the purchaser pays the current market price for the option (known as the option premium). Options have various types of underlying instruments, including specific securities, indices of securities prices, and futures contracts. The purchaser may terminate its position in a put option by allowing it to expire or by exercising the option. If the option is allowed to expire, the purchaser will lose the entire premium. If the option is exercised, the purchaser completes the sale of the underlying instrument at the strike price. A purchaser may also terminate a put option position by closing it out in the secondary market at its current price, if a liquid secondary market exists.

The buyer of a typical put option can expect to realize a gain if security prices fall substantially. However, if the underlying instrument's price does not fall enough to offset the cost of purchasing the option, a put buyer can expect to suffer a loss (limited to the amount of the premium, plus related transaction costs).

The features of call options are essentially the same as those of put options, except that the purchaser of a call option obtains the right to purchase, rather than sell, the underlying instrument at the option's strike price. A call buyer typically attempts to participate in potential price increases of the underlying instrument with risk limited to the cost of the option if security prices fall. At the same time, the buyer can expect to suffer a loss if security prices do not rise sufficiently to offset the cost of the option.

The writer of a put or call option takes the opposite side of the transaction from the option's purchaser. In return for receipt of the premium, the writer assumes the obligation to pay or receive the strike price for the option's underlying instrument if the other party to the option chooses to exercise it. The writer may seek to terminate a position in a put option before exercise by closing out the option in the secondary market at its current price. If the secondary market is not liquid for a put option, however, the writer must continue to be prepared to pay the strike price while the option is outstanding, regardless of price changes. When writing an option on a futures contract, a fund will be required to make margin payments to an FCM as described above for futures contracts.

If security prices rise, a put writer would generally expect to profit, although its gain would be limited to the amount of the premium it received. If security prices remain the same over time, it is likely that the writer will also profit, because it should be able to close out the option at a lower price. If security prices fall, the put writer would expect to suffer a loss. This loss should be less than the loss from purchasing the underlying instrument directly, however, because the premium received for writing the option should mitigate the effects of the decline.

Writing a call option obligates the writer to sell or deliver the option's underlying instrument, in return for the strike price, upon exercise of the option. The characteristics of writing call options are similar to those of writing put options, except that writing calls generally is a profitable strategy if prices remain the same or fall. Through receipt of the option premium, a call writer mitigates the effects of a price decline. At the same time, because a call writer must be prepared to deliver the underlying instrument in return for the strike price, even if its current value is greater, a call writer gives up some ability to participate in security price increases.

Floating Rate Central Fund will not: (a) sell futures contracts, purchase put options, write call options, or enter into swap agreements if, as a result, more than 25% of the fund's total assets would be hedged with futures and/or options and/or swap agreements under normal conditions; (b) purchase futures contracts, write put options, or enter into swap agreements (other than swaps entered into for hedging purposes under (a)) if, as a result, the fund's total obligations upon settlement or exercise of purchased futures contracts and written put options plus the notional amount of any such swaps would exceed 25% of its total assets; or (c) purchase call options if, as a result, the current value of option premiums for call options purchased by the fund would exceed 5% of the fund's total assets. These limitations do not apply to options attached to or acquired or traded together with their underlying securities, and do not apply to Structured Notes.

The requirements for qualification as a regulated investment company also may limit the extent to which a fund may enter into futures, options on futures, and forward contracts. See "Distributions and Taxes".

High Income Central Fund 1 will not: (a) sell futures contracts, purchase put options, or write call options if, as a result, more than 25% of the fund's total assets would be hedged with futures and options under normal conditions; (b) purchase futures contracts or write put options if, as a result, the fund's total obligations upon settlement or exercise of purchased futures contracts and written put options would exceed 25% of its total assets; or (c) purchase call options if, as a result, the current value of option premiums for call options purchased by the fund would exceed 5% of the fund's total assets. These limitations do not apply to options attached to or acquired or traded together with their underlying securities, and do not apply to Structured Notes.

The requirements for qualification as a regulated investment company also may limit the extent to which a fund may enter into futures, options on futures, and forward contracts. See "Distributions and Taxes".

The above limitations on the funds' investments in futures contracts, options, and swaps, and the funds' policies regarding futures contracts, options, and swaps discussed elsewhere herein this SAI are not fundamental policies and may be changed as regulatory agencies permit.

There is no assurance a liquid market will exist for any particular options contract at any particular time. Options may have relatively low trading volume and liquidity if their strike prices are not close to the underlying instrument's current price. In addition, exchanges may establish daily price fluctuation limits for options contracts, and may halt trading if a contract's price moves upward or downward more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible to enter into new positions or close out existing positions. If the market for a contract is not liquid because of price fluctuation limits or otherwise, it could prevent prompt liquidation of unfavorable positions, and potentially could require a fund to continue to hold a position until delivery or expiration regardless of changes in its value. As a result, a fund's access to other assets held to cover its options positions could also be impaired.

Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size, and strike price, the terms of OTC options (options not traded on exchanges) generally are established through negotiation with the other party to the option contract. While this type of arrangement allows the purchaser or writer greater flexibility to tailor an option to its needs, OTC options generally are less liquid and involve greater credit risk than exchange-traded options, which are backed by the clearing organization of the exchanges where they are traded.

Combined positions involve purchasing and writing options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of the overall position. For example, purchasing a put option and writing a call option on the same underlying instrument would construct a combined position whose risk and return characteristics are similar to selling a futures contract. Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, to reduce the risk of the written call option in the event of a substantial price increase. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

A fund may also buy and sell options on swaps. Options on interest rate swaps are known as swaptions. An option on a swap gives a party the right to enter into a new swap agreement or to extend, shorten, cancel or modify an existing swap contract at a specific date in the future in exchange for a premium.

Because there are a limited number of types of exchange-traded options contracts, it is likely that the standardized contracts available will not match a fund's current or anticipated investments exactly. A fund may invest in options contracts based on securities with different issuers, maturities, or other characteristics from the securities in which the fund typically invests, which involves a risk that the options position will not track the performance of the fund's other investments.

Options prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match a fund's investments well. Options prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts. A fund may purchase or sell options contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in a fund's options positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

Swap Agreements. Swaps are individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Swap agreements are two party contracts entered into primarily by institutional investors. Swap agreements can vary in term like other fixed-income investments. Most swap agreements are traded over-the-counter. In a standard "swap" transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or swapped between the parties are calculated with respect to a notional amount, which is the predetermined dollar principal of the trade representing the hypothetical underlying quantity upon which payment obligations are computed.

Swap agreements can take many different forms and are known by a variety of names, including interest rate swaps (where the parties exchange a floating rate for a fixed rate), total return swaps (where the parties exchange a floating rate for the total return of a security or index), asset swaps (where parties combine the purchase or sale of a bond with an interest rate swap) and credit default swaps. Depending on how they are used, swap agreements may increase or decrease the overall volatility of a fund's investments and its share price and yield.

In a credit default swap, the credit default protection buyer makes periodic payments, known as premiums, to the credit default protection seller. In return the credit default protection seller will make a payment to the credit default protection buyer upon the occurrence of a specified credit event. A credit default swap can refer to a single issuer or asset, a basket of issuers or assets or index of assets, each known as the reference entity or underlying asset. A fund may act as either the buyer or the seller of a credit default swap. A fund may buy or sell credit default protection on a basket of issuers or assets, even if a number of the underlying assets referenced in the basket are lower-quality debt securities. In an unhedged credit default swap, a fund buys credit default protection on a single issuer or asset, a basket of issuers or assets or index of assets without owning the underlying asset or debt issued by the reference entity. Credit default swaps involve greater and different risks than investing directly in the referenced asset, because, in addition to market risk, credit default swaps include liquidity, counterparty and operational risk.

Credit default swaps allow a fund to acquire or reduce credit exposure to a particular issuer, asset or basket of assets. If a swap agreement calls for payments by the fund, the fund must be prepared to make such payments when due. If the fund is the credit default protection seller, the fund will experience a loss if a credit event occurs and the credit of the reference entity or underlying asset has deteriorated. If the fund is the credit default protection buyer, the fund will be required to pay premiums to the credit default protection seller. In the case of a physically settled credit default swap in which the fund is the protection seller, the fund must be prepared to pay par for and take possession of debt of a defaulted issuer delivered to the fund by the credit default protection buyer. Any loss would be offset by the premium payments the fund receives as the seller of credit default protection.

If the creditworthiness of the fund's swap counterparty declines, the risk that the counterparty may not perform could increase, potentially resulting in a loss to the fund. To limit the counterparty risk involved in swap agreements, the funds will only enter into swap agreements with counterparties that meet certain standards of creditworthiness. Although there can be no assurance that the fund will be able to do so, the fund may be able to reduce or eliminate its exposure under a swap agreement either by assignment or other disposition, or by entering into an offsetting swap agreement with the same party or another creditworthy party. The fund may have limited ability to eliminate its exposure under a credit default swap if the credit of the reference entity or underlying asset has declined.

Swap agreements generally are entered into by "eligible participants" and in compliance with certain other criteria necessary to render them excluded from regulation under the Commodity Exchange Act ("CEA") and, therefore not subject to regulation as futures or commodity option transactions under the CEA.

Illiquid Securities cannot be sold or disposed of in the ordinary course of business at approximately the prices at which they are valued. Difficulty in selling securities may result in a loss or may be costly to a fund. Under the supervision of the Board of Trustees, FMRC determines the liquidity of a fund's investments and, through reports from FMRC, the Board monitors investments in illiquid securities. In determining the liquidity of a fund's investments, various factors may be considered, including (1) the frequency and volume of trades and quotations, (2) the number of dealers and prospective purchasers in the marketplace, (3) dealer undertakings to make a market, and (4) the nature of the security and the market in which it trades (including any demand, put or tender features, the mechanics and other requirements for transfer, any letters of credit or other credit enhancement features, any ratings, the number of holders, the method of soliciting offers, the time required to dispose of the security, and the ability to assign or offset the rights and obligations of the security).

Indexed Securities are instruments whose prices are indexed to the prices of other securities, securities indices, currencies, or other financial indicators. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to a specific instrument or statistic.

Mortgage-indexed securities, for example, could be structured to replicate the performance of mortgage securities and the characteristics of direct ownership.

Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies, and may offer higher yields than U.S. dollar-denominated securities. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities may also have prices that depend on the values of a number of different foreign currencies relative to each other.

The performance of indexed securities depends to a great extent on the performance of the security, currency, or other instrument to which they are indexed, and may also be influenced by interest rate changes in the United States and abroad. Indexed securities may be more volatile than the underlying instruments. Indexed securities are also subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer's creditworthiness deteriorates. Recent issuers of indexed securities have included banks, corporations, and certain U.S. Government agencies.

Interfund Borrowing and Lending Program. Pursuant to an exemptive order issued by the SEC, a fund may lend money to, and borrow money from, other funds advised by FMR or its affiliates. A fund will borrow through the program only when the costs are equal to or lower than the cost of bank loans, and will lend through the program only when the returns are higher than those available from an investment in repurchase agreements. Interfund loans and borrowings normally extend overnight, but can have a maximum duration of seven days. Loans may be called on one day's notice. A fund may have to borrow from a bank at a higher interest rate if an interfund loan is called or not renewed. Any delay in repayment to a lending fund could result in a lost investment opportunity or additional borrowing costs.

Investment-Grade Debt Securities. Investment-grade debt securities include all types of debt instruments that are of medium and high-quality. Investment-grade debt securities include repurchase agreements collateralized by U.S. Government securities as well as repurchase agreements collateralized by equity securities, non-investment-grade debt, and all other instruments in which a fund can perfect a security interest, provided the repurchase agreement counterparty has an investment-grade rating. Some investment-grade debt securities may possess speculative characteristics and may be more sensitive to economic changes and to changes in the financial conditions of issuers. An investment-grade rating means the security or issuer is rated investment-grade by Moody's® Investors Service, Standard & Poor's® (S&P®), Fitch Inc., Dominion Bond Rating Service Limited, or another credit rating agency designated as a nationally recognized statistical rating organization (NRSRO) by the SEC, or is unrated but considered to be of equivalent quality by FMRC.

Loans and Other Direct Debt Instruments. Direct debt instruments are interests in amounts owed by a corporate, governmental, or other borrower to lenders or lending syndicates (loans and loan participations), to suppliers of goods or services (trade claims or other receivables), or to other parties. Direct debt instruments involve a risk of loss in case of default or insolvency of the borrower and may offer less legal protection to the purchaser in the event of fraud or misrepresentation, or there may be a requirement that a fund supply additional cash to a borrower on demand.

Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the borrower for payment of interest and repayment of principal. If scheduled interest or principal payments are not made, the value of the instrument may be adversely affected. Loans that are fully secured provide more protections than an unsecured loan in the event of failure to make scheduled interest or principal payments. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the borrower's obligation, or that the collateral could be liquidated. Indebtedness of borrowers whose creditworthiness is poor involves substantially greater risks and may be highly speculative. Borrowers that are in bankruptcy or restructuring may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Direct indebtedness of developing countries also involves a risk that the governmental entities responsible for the repayment of the debt may be unable, or unwilling, to pay interest and repay principal when due.

Investments in loans through direct assignment of a financial institution's interests with respect to a loan may involve additional risks. For example, if a loan is foreclosed, the purchaser could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, a purchaser could be held liable as a co-lender. Direct debt instruments may also involve a risk of insolvency of the lending bank or other intermediary.

A loan is often administered by a bank or other financial institution that acts as agent for all holders. The agent administers the terms of the loan, as specified in the loan agreement. Unless, under the terms of the loan or other indebtedness, the purchaser has direct recourse against the borrower, the purchaser may have to rely on the agent to apply appropriate credit remedies against a borrower. If assets held by the agent for the benefit of a purchaser were determined to be subject to the claims of the agent's general creditors, the purchaser might incur certain costs and delays in realizing payment on the loan or loan participation and could suffer a loss of principal or interest.

Direct indebtedness may include letters of credit, revolving credit facilities, or other standby financing commitments that obligate purchasers to make additional cash payments on demand. These commitments may have the effect of requiring a purchaser to increase its investment in a borrower at a time when it would not otherwise have done so, even if the borrower's condition makes it unlikely that the amount will ever be repaid.

Each fund limits the amount of total assets that it will invest in any one issuer or in issuers within the same industry (see each fund's investment limitations). For purposes of these limitations, a fund generally will treat the borrower as the "issuer" of indebtedness held by the fund. In the case of loan participations where a bank or other lending institution serves as financial intermediary between a fund and the borrower, if the participation does not shift to the fund the direct debtor-creditor relationship with the borrower, SEC interpretations require a fund, in appropriate circumstances, to treat both the lending bank or other lending institution and the borrower as "issuers" for these purposes. Treating a financial intermediary as an issuer of indebtedness may restrict a fund's ability to invest in indebtedness related to a single financial intermediary, or a group of intermediaries engaged in the same industry, even if the underlying borrowers represent many different companies and industries.

Lower-Quality Debt Securities. Lower-quality debt securities include all types of debt instruments that have poor protection with respect to the payment of interest and repayment of principal, or may be in default. These securities are often considered to be speculative and involve greater risk of loss or price changes due to changes in the issuer's capacity to pay. The market prices of lower-quality debt securities may fluctuate more than those of higher-quality debt securities and may decline significantly in periods of general economic difficulty, which may follow periods of rising interest rates.

The market for lower-quality debt securities may be thinner and less active than that for higher-quality debt securities, which can adversely affect the prices at which the former are sold. Adverse publicity and changing investor perceptions may affect the liquidity of lower-quality debt securities and the ability of outside pricing services to value lower-quality debt securities.

Because the risk of default is higher for lower-quality debt securities, FMR's research and credit analysis are an especially important part of managing securities of this type. FMR will attempt to identify those issuers of high-yielding securities whose financial condition is adequate to meet future obligations, has improved, or is expected to improve in the future. FMR's analysis focuses on relative values based on such factors as interest or dividend coverage, asset coverage, earnings prospects, and the experience and managerial strength of the issuer.

A fund may choose, at its expense or in conjunction with others, to pursue litigation or otherwise to exercise its rights as a security holder to seek to protect the interests of security holders if it determines this to be in the best interest of the fund's shareholders.

Mortgage Securities are issued by government and non-government entities such as banks, mortgage lenders, or other institutions. A mortgage security is an obligation of the issuer backed by a mortgage or pool of mortgages or a direct interest in an underlying pool of mortgages. Some mortgage securities, such as collateralized mortgage obligations (or "CMOs"), make payments of both principal and interest at a range of specified intervals; others make semiannual interest payments at a predetermined rate and repay principal at maturity (like a typical bond). Mortgage securities are based on different types of mortgages, including those on commercial real estate or residential properties. Stripped mortgage securities are created when the interest and principal components of a mortgage security are separated and sold as individual securities. In the case of a stripped mortgage security, the holder of the "principal-only" security (PO) receives the principal payments made by the underlying mortgage, while the holder of the "interest-only" security (IO) receives interest payments from the same underlying mortgage.

Fannie Maes and Freddie Macs are pass-through securities issued by Fannie Mae and Freddie Mac, respectively. Fannie Mae and Freddie Mac, which guarantee payment of interest and repayment of principal on Fannie Maes and Freddie Macs, respectively, are federally chartered corporations supervised by the U.S. Government that act as governmental instrumentalities under authority granted by Congress. Fannie Mae and Freddie Mac are authorized to borrow from the U.S. Treasury to meet their obligations. Fannie Maes and Freddie Macs are not backed by the full faith and credit of the U.S. Government.

The value of mortgage securities may change due to shifts in the market's perception of issuers and changes in interest rates. In addition, regulatory or tax changes may adversely affect the mortgage securities market as a whole. Non-government mortgage securities may offer higher yields than those issued by government entities, but also may be subject to greater price changes than government issues. Mortgage securities are subject to prepayment risk, which is the risk that early principal payments made on the underlying mortgages, usually in response to a reduction in interest rates, will result in the return of principal to the investor, causing it to be invested subsequently at a lower current interest rate. Alternatively, in a rising interest rate environment, mortgage security values may be adversely affected when prepayments on underlying mortgages do not occur as anticipated, resulting in the extension of the security's effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The prices of stripped mortgage securities tend to be more volatile in response to changes in interest rates than those of non-stripped mortgage securities.

To earn additional income for a fund, FMRC may use a trading strategy that involves selling (or buying) mortgage securities and simultaneously agreeing to purchase (or sell) mortgage securities on a later date at a set price. This trading strategy may increase interest rate exposure and result in an increased turnover of the fund's portfolio which increases costs and may increase taxable gains.

Preferred Securities represent an equity or ownership interest in an issuer that pays dividends at a specified rate and that has precedence over common stock in the payment of dividends. In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds take precedence over the claims of those who own preferred securities and common stock.

Real Estate Investment Trusts. Equity real estate investment trusts own real estate properties, while mortgage real estate investment trusts make construction, development, and long-term mortgage loans. Their value may be affected by changes in the value of the underlying property of the trusts, the creditworthiness of the issuer, property taxes, interest rates, and tax and regulatory requirements, such as those relating to the environment. Both types of trusts are dependent upon management skill, are not diversified, and are subject to heavy cash flow dependency, defaults by borrowers, self-liquidation, and the possibility of failing to qualify for tax-free status of income under the Internal Revenue Code and failing to maintain exemption from the 1940 Act.

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Repurchase Agreements involve an agreement to purchase a security and to sell that security back to the original seller at an agreed-upon price. The resale price reflects the purchase price plus an agreed-upon incremental amount which is unrelated to the coupon rate or maturity of the purchased security. As protection against the risk that the original seller will not fulfill its obligation, the securities are held in a separate account at a bank, marked-to-market daily, and maintained at a value at least equal to the sale price plus the accrued incremental amount. The value of the security purchased may be more or less than the price at which the counterparty has agreed to purchase the security. In addition, delays or losses could result if the other party to the agreement defaults or becomes insolvent. The funds will engage in repurchase agreement transactions with parties whose creditworthiness has been reviewed and found satisfactory by FMRC.

Restricted Securities are subject to legal restrictions on their sale. Difficulty in selling securities may result in a loss or be costly to a fund. Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the Securities Act of 1933 (1933 Act), or in a registered public offering. Where registration is required, the holder of a registered security may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time it may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the holder might obtain a less favorable price than prevailed when it decided to seek registration of the security.

Reverse Repurchase Agreements. In a reverse repurchase agreement, a fund sells a security to another party, such as a bank or broker-dealer, in return for cash and agrees to repurchase that security at an agreed-upon price and time. The funds will enter into reverse repurchase agreements with parties whose creditworthiness has been reviewed and found satisfactory by FMRC. Such transactions may increase fluctuations in the market value of fund assets and a fund's yield and may be viewed as a form of leverage.

Securities Lending. A fund may lend securities to parties such as broker-dealers or other institutions, including Fidelity Brokerage Services LLC (FBS LLC). FBS LLC is a member of the New York Stock Exchange (NYSE) and an indirect subsidiary of FMR LLC.

Securities lending allows a fund to retain ownership of the securities loaned and, at the same time, earn additional income. The borrower provides the fund with collateral in an amount at least equal to the value of the securities loaned. The fund seeks to maintain the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, a fund could experience delays and costs in recovering the securities loaned or in gaining access to the collateral. These delays and costs could be greater for foreign securities. If a fund is not able to recover the securities loaned, a fund may sell the collateral and purchase a replacement investment in the market. The value of the collateral could decrease below the value of the replacement investment by the time the replacement investment is purchased. Loans will be made only to parties deemed by FMRC to be in good standing and when, in FMRC's judgment, the income earned would justify the risks.

Cash received as collateral through loan transactions may be invested in other eligible securities, including shares of a money market fund. Investing this cash subjects that investment, as well as the securities loaned, to market appreciation or depreciation.

Securities of Other Investment Companies, including shares of closed-end investment companies, unit investment trusts, and open-end investment companies, represent interests in professionally managed portfolios that may invest in any type of instrument. Investing in other investment companies involves substantially the same risks as investing directly in the underlying instruments, but may involve additional expenses at the investment company-level, such as portfolio management fees and operating expenses. Certain types of investment companies, such as closed-end investment companies, issue a fixed number of shares that trade on a stock exchange or over-the-counter at a premium or a discount to their net asset value per share (NAV). Others are continuously offered at NAV, but may also be traded in the secondary market.

The extent to which a fund can invest in securities of other investment companies is limited by federal securities laws.

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Sources of Liquidity or Credit Support. Issuers may employ various forms of credit and liquidity enhancements, including letters of credit, guarantees, swaps, puts, and demand features, and insurance provided by domestic or foreign entities such as banks and other financial institutions. FMRC may rely on its evaluation of the credit of the issuer or the credit of the liquidity or credit enhancement provider in determining whether to purchase or hold a security supported by such enhancement. In evaluating the credit of a foreign bank or other foreign entities, factors considered may include whether adequate public information about the entity is available and whether the entity may be subject to unfavorable political or economic developments, currency controls, or other government restrictions that might affect its ability to honor its commitment. Changes in the credit quality of the entity providing the enhancement could affect the value of the security or a fund's share price.

Stripped Securities are the separate income or principal components of a debt security. The risks associated with stripped securities are similar to those of other debt securities, although stripped securities may be more volatile, and the value of certain types of stripped securities may move in the same direction as interest rates. U.S. Treasury securities that have been stripped by a Federal Reserve Bank are obligations issued by the U.S. Treasury.

Privately stripped government securities are created when a dealer deposits a U.S. Treasury security or other U.S. Government security with a custodian for safekeeping. The custodian issues separate receipts for the coupon payments and the principal payment, which the dealer then sells.

Structured Notes are derivative debt securities, the interest rate or principal of which is determined by an unrelated indicator. A structured note may be positively, negatively or both positively and negatively indexed; that is, its value or interest rate may increase or decrease if the value of the reference instrument increases. Similarly, its value may increase or decrease if the value of the reference instrument decreases. Further, the change in the principal amount payable with respect to, or the interest rate of, a structured note may be a multiple of the percentage change (positive or negative) in the value of the underlying reference instrument(s). Structured or indexed securities may also be more volatile, less liquid, and more difficult to accurately price than less complex securities or more traditional debt securities.

Temporary Defensive Policies. Floating Rate Central Fund reserves the right to invest without limitation in investment-grade money market or short-term debt instruments for temporary, defensive purposes.

High Income Central Fund 1 reserves the right to invest without limitation in investment-grade securities for temporary, defensive purposes.

Variable and Floating Rate Securities provide for periodic adjustments in the interest rate paid on the security. Variable rate securities provide for a specified periodic adjustment in the interest rate, while floating rate securities have interest rates that change whenever there is a change in a designated benchmark rate or the issuer's credit quality. Some variable or floating rate securities are structured with put features that permit holders to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries.

Warrants. Warrants are instruments which entitle the holder to buy an equity security at a specific price for a specific period of time. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss.

Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security and do not represent any rights in the assets of the issuing company. A warrant ceases to have value if it is not exercised prior to its expiration date. These factors can make warrants more speculative than other types of investments.

When-Issued and Forward Purchase or Sale Transactions involve a commitment to purchase or sell specific securities at a predetermined price or yield in which payment and delivery take place after the customary settlement period for that type of security. Typically, no interest accrues to the purchaser until the security is delivered.

When purchasing securities pursuant to one of these transactions, the purchaser assumes the rights and risks of ownership, including the risks of price and yield fluctuations and the risk that the security will not be issued as anticipated. Because payment for the securities is not required until the delivery date, these risks are in addition to the risks associated with a fund's investments. If a fund remains substantially fully invested at a time when a purchase is outstanding, the purchases may result in a form of leverage. When a fund has sold a security pursuant to one of these transactions, the fund does not participate in further gains or losses with respect to the security. If the other party to a delayed-delivery transaction fails to deliver or pay for the securities, a fund could miss a favorable price or yield opportunity or suffer a loss.

A fund may renegotiate a when-issued or forward transaction and may sell the underlying securities before delivery, which may result in capital gains or losses for the fund.

Zero Coupon Bonds do not make interest payments; instead, they are sold at a discount from their face value and are redeemed at face value when they mature. Because zero coupon bonds do not pay current income, their prices can be more volatile than other types of fixed-income securities when interest rates change. In calculating a fund's dividend, a portion of the difference between a zero coupon bond's purchase price and its face value is considered income.

PORTFOLIO TRANSACTIONS

All orders for the purchase or sale of portfolio securities are placed on behalf of each fund by FMRC pursuant to authority contained in the management contract. FMRC may also be responsible for the placement of portfolio transactions for other investment companies and investment accounts for which it has or its affiliates have investment discretion.

Purchases and sales of equity securities on a securities exchange or OTC are effected through brokers who receive compensation for their services. Generally, compensation relating to securities traded on foreign exchanges will be higher than compensation relating to securities traded on U.S. exchanges and may not be subject to negotiation. Compensation may also be paid in connection with principal transactions (in both OTC securities and securities listed on an exchange) and agency OTC transactions executed with an electronic communications network (ECN) or an alternative trading system. Equity securities may be purchased from underwriters at prices that include underwriting fees.

Purchases and sales of fixed-income securities are generally made with an issuer or a primary market-maker acting as principal. Although there is no stated brokerage commission paid by the fund for any fixed-income security, the price paid by the fund to an underwriter includes the disclosed underwriting fee and prices in secondary trades usually include an undisclosed dealer commission or markup reflecting the spread between the bid and ask prices of the fixed-income security.

The Trustees of each fund periodically review FMRC's performance of its responsibilities in connection with the placement of portfolio transactions on behalf of the fund. The Trustees also review the compensation paid by the fund over representative periods of time to determine if it was reasonable in relation to the benefits to the fund.

The Selection of Brokers

In selecting brokers or dealers (including affiliates of FMRC) to execute each fund's portfolio transactions, FMRC considers factors deemed relevant in the context of a particular trade and in regard to FMRC's overall responsibilities with respect to each fund and other investment accounts, including any instructions from each fund's portfolio manager, which may emphasize, for example, speed of execution over other factors. The factors considered will influence whether it is appropriate to execute an order using electronic communications networks (ECNs), electronic channels including algorithmic trading, or by actively working an order. Other factors deemed relevant may include, but are not limited to: price; the size and type of the transaction; the reasonableness of compensation to be paid, including spreads and commission rates; the speed and certainty of trade executions, including broker willingness to commit capital; the nature and characteristics of the markets for the security to be purchased or sold, including the degree of specialization of the broker in such markets or securities; the availability of liquidity in the security, including the liquidity and depth afforded by a market center or market-maker; the reliability of a market center or broker; the broker's overall trading relationship with FMRC; the trader's assessment of whether and how closely the broker likely will follow the trader's instructions to the broker; the degree of anonymity that a particular broker or market can provide; the potential for avoiding market impact; the execution services rendered on a continuing basis; the execution efficiency, settlement capability, and financial condition of the firm; and the provision of additional brokerage and research products and services, if applicable. In seeking best execution, FMRC may select a broker using a trading method for which the broker may charge a higher commission than its lowest available commission rate. FMRC also may select a broker that charges more than the lowest available commission rate available from another broker. For futures transactions, the selection of an FCM is generally based on the overall quality of execution and other services provided by the FCM.

The Acquisition of Brokerage and Research Products and Services

Brokers (who are not affiliates of FMRC) that execute transactions for each fund may receive higher compensation from each fund than other brokers might have charged each fund, in recognition of the value of the brokerage or research products and services they provide to FMRC or its affiliates.

Research Products and Services. These products and services may include: economic, industry, company, municipal, sovereign (U.S. and non-U.S.), legal, or political research reports; market color; company meeting facilitation; and investment recommendations. FMRC may request that a broker provide a specific proprietary or third-party product or service. Some of these products and services supplement FMRC's own research activities in providing investment advice to the funds.

Execution Services. In addition, products and services may include those that assist in the execution, clearing, and settlement of securities transactions, as well as other incidental functions (including but not limited to communication services related to trade execution, order routing and algorithmic trading, post-trade matching, exchange of messages among brokers or dealers, custodians and institutions, and the use of electronic confirmation and affirmation of institutional trades).

Mixed-Use Products and Services. In addition to receiving brokerage and research products and services via written reports and computer-delivered services, such reports may also be provided by telephone and in personal meetings with securities analysts, corporate and industry spokespersons, economists, academicians and government representatives and others with relevant professional expertise. FMRC and its affiliates may use commission dollars to obtain certain products or services that are not used exclusively in FMRC's or its affiliates' investment decision-making process (mixed-use products or services). In those circumstances, FMRC or its affiliates will make a good faith judgment to evaluate the various benefits and uses to which they intend to put the mixed-use product or service, and will pay for that portion of the mixed-use product or service that does not qualify as brokerage and research products and services with their own resources (referred to as "hard dollars").

Benefit to FMRC. FMRC's expenses would likely be increased if it attempted to generate these additional products and services through its own efforts, or if it paid for these products or services itself. Certain of the brokerage and research products and services FMRC receives from brokers are furnished by brokers on their own initiative, either in connection with a particular transaction or as part of their overall services. Some of these products or services may not have an explicit cost associated with such product or service.

FMRC's Decision-Making Process. Before causing a fund to pay a particular level of compensation, FMRC will make a good faith determination that the compensation is reasonable in relation to the value of the brokerage and/or research products and services provided to FMRC, viewed in terms of the particular transaction for a fund or FMRC's overall responsibilities to a fund or other investment companies and investment accounts. While FMRC may take into account the brokerage and/or research products and services provided by a broker in determining whether compensation paid is reasonable, neither FMRC nor the funds incur an obligation to any broker, dealer, or third party to pay for any product or service (or portion thereof) by generating a specific amount of compensation or otherwise. Typically, these products and services assist FMRC and its affiliates in terms of its overall investment responsibilities to a fund and other investment companies and investment accounts; however, each product or service received may not benefit the fund. Certain funds or investment accounts may use brokerage commissions to acquire brokerage and research products and services that may also benefit other funds or accounts managed by FMRC or its affiliates.

Hard Dollar Research Contracts. FMRC has arrangements with certain third-party research providers and brokers through whom FMRC effects fund trades, whereby FMRC may pay with hard dollars for all or a portion of the cost of research products and services purchased from such research providers or brokers. Even with such hard dollar payments, FMRC may cause a fund to pay more for execution than the lowest commission rate available from the broker providing research products and services to FMRC, or that may be available from another broker. FMRC views its hard dollar payments for research products and services as likely to reduce a fund's total commission costs even though it is expected that in such hard dollar arrangements the commissions available for recapture and to pay fund expenses, as described below, will decrease. FMRC's determination to pay for research products and services separately, rather than bundled with fund commissions, is wholly voluntary on FMRC's part and may be extended to additional brokers or discontinued with any broker participating in this arrangement.

Commission Recapture

FMRC may allocate brokerage transactions to brokers (who are not affiliates of FMRC) who have entered into arrangements with FMR under which the broker, using predetermined methodology, rebates a portion of the compensation paid by a fund to offset that fund's expenses, which may be paid to FMRC or its affiliates. Not all brokers with whom a fund trades have agreed to participate in brokerage commission recapture. FMRC expects that brokers from whom FMRC purchases research products and services with hard dollars are unlikely to participate in commission recapture.

Affiliated Transactions

FMRC may place trades with certain brokers, including National Financial Services LLC (NFS), with whom FMRC is under common control provided FMRC determines that these affiliates' trade execution abilities and costs are comparable to those of non-affiliated, qualified brokerage firms.

The Trustees of each fund have approved procedures whereby a fund may purchase securities that are offered in underwritings in which an affiliate of FMR participates. In addition, for underwritings where an FMR affiliate participates as a principal underwriter, certain restrictions may apply that could, among other things, limit the amount of securities that the funds could purchase in the underwritings.

Trade Allocation

Although the Trustees and officers of each fund are substantially the same as those of other funds managed by FMR or its affiliates, investment decisions for each fund are made independently from those of other funds or investment accounts (including proprietary accounts) managed by FMR or its affiliates. The same security is often held in the portfolio of more than one of these funds or investment accounts. Simultaneous transactions are inevitable when several funds and investment accounts are managed by the same investment adviser, particularly when the same security is suitable for the investment objective of more than one fund or investment account.

When two or more funds or investment accounts are simultaneously engaged in the purchase or sale of the same security, including a futures contract, the prices and amounts are allocated in accordance with procedures believed by FMRC to be appropriate and equitable to each fund or investment account. In some cases adherence to these procedures could have a detrimental effect on the price or value of the security as far as each fund is concerned. In other cases, however, the ability of the funds to participate in volume transactions will produce better executions and prices for the funds.

Commissions Paid

A fund may pay compensation including both commissions and spreads in connection with the placement of portfolio transactions. The amount of brokerage commissions paid by a fund may change from year to year because of, among other things, changing asset levels, shareholder activity, and/or portfolio turnover.

 For the fiscal periods ended September 30, 2007 and 2006, the portfolio turnover rates were 62% and 57%, respectively, for High Income Central Fund 1 and 65% and 43%, respectively, for Floating Rate Central Fund.

For the fiscal years ended September 30, 2007, 2006, and 2005, Floating Rate Central Fund paid no brokerage commissions.

The following table shows the total amount of brokerage commissions paid by High Income Central Fund 1, comprising commissions paid on securities and/or futures transactions, as applicable, for the fiscal years ended September 30, 2007, 2006, and 2005. The total amount of brokerage commissions paid is stated as a dollar amount and a percentage of the fund's average net assets.

Fund	Fiscal Year Ended 2007	Dollar Amount	Percentage of Average Net Assets
High Income Central Fund 1	September 30
2007		$ 88	 0.00%
2006		$ 0	 0.00%
2005		$ 81,597	 0.01%

The table below shows the total amount of brokerage commissions paid by High Income Central Fund 1 to NFS for the past three fiscal years.

Fund	Fiscal Year Ended	Total Amount Paid to NFS
High Income Central Fund 1	September 30
2007		$ 0
2006		 0
2005		 696

The following table shows the dollar amount of brokerage commissions paid to firms for providing research services and the approximate dollar amount of the transactions involved for the fiscal year ended 2007.

Fund	Fiscal Year Ended 2007	$ Amount of Commissions Paid to Firms for Providing Research Services	$ Amount of Brokerage Transactions Involved
High Income Central Fund 1	September 30	$ 71	$ 169,150

For the fiscal year ended September 30, 2007, Floating Rate Central Fund paid no brokerage commissions to firms for providing research services.

VALUATION

Each fund's NAV is the value of a single share. The NAV of each fund is computed by adding the value of the fund's investments, cash, and other assets, subtracting its liabilities, and dividing the result by the number of shares outstanding.

Portfolio securities are valued by various methods depending on the primary market or exchange on which they trade. Debt securities and other assets for which market quotations are readily available may be valued at market values determined by such securities' most recent bid prices (sales prices if the principal market is an exchange) in the principal market in which they normally are traded, as furnished by recognized dealers in such securities or assets. Or, debt securities and convertible securities may be valued on the basis of information furnished by a pricing service that uses a valuation matrix which incorporates both dealer-supplied valuations and electronic data processing techniques. Use of pricing services has been approved by the Board of Trustees. A number of pricing services are available, and the funds may use various pricing services or discontinue the use of any pricing service.

Most equity securities for which the primary market is the United States are valued at the official closing price, last sale price or, if no sale has occurred, at the closing bid price. Most equity securities for which the primary market is outside the United States are valued using the official closing price or the last sale price in the principal market in which they are traded. If the last sale price (on the local exchange) is unavailable, the last evaluated quote or closing bid price normally is used.

Futures contracts and options are valued on the basis of market quotations, if available. Securities of other open-end investment companies are valued at their respective NAVs.

Independent brokers or quotation services provide prices of foreign securities in their local currency. Fidelity Service Company, Inc. (FSC) gathers all exchange rates daily at the close of the NYSE using the last quoted price on the local currency and then translates the value of foreign securities from their local currencies into U.S. dollars. Any changes in the value of forward contracts due to exchange rate fluctuations and days to maturity are included in the calculation of NAV. If an event that is expected to materially affect the value of a portfolio security occurs after the close of an exchange or market on which that security is traded, then that security will be valued in good faith by a committee appointed by the Board of Trustees.

Short-term securities with remaining maturities of sixty days or less for which market quotations and information furnished by a pricing service are not readily available are valued either at amortized cost or at original cost plus accrued interest, both of which approximate current value.

The procedures set forth above need not be used to determine the value of the securities owned by a fund if, in the opinion of a committee appointed by the Board of Trustees, some other method would more accurately reflect the fair value of such securities. For example, securities and other assets for which there is no readily available market value may be valued in good faith by a committee appointed by the Board of Trustees. In making a good faith determination of the value of a security, the committee may review price movements in futures contracts and American Depositary Receipts (ADRs), market and trading trends, the bid/ask quotes of brokers and off-exchange institutional trading.

BUYING AND SELLING INFORMATION

Shares of each fund are not offered to the public and are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the funds may be made only by a limited number of institutional investors, including certain other registered investment companies managed by FMR or an affiliate and certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

A fund may make redemption payments in whole or in part in readily marketable securities or other property pursuant to procedures approved by the Trustees if FMRC determines it is in the best interests of the fund. Such securities or other property will be valued for this purpose as they are valued in computing each fund's NAV. Shareholders that receive securities or other property will realize, upon receipt, a gain or loss for tax purposes, and will incur additional costs and be exposed to market risk prior to and upon sale of such securities or other property.

Each fund, in its discretion, may determine to issue its shares in kind in exchange for securities held by the purchaser having a value, determined in accordance with the fund's policies for valuation of portfolio securities, equal to the purchase price of the fund shares issued. A fund will accept for in-kind purchases only securities or other instruments that are appropriate under its investment objective and policies. In addition, a fund generally will not accept securities of any issuer unless they are liquid, have a readily ascertainable market value, and are not subject to restrictions on resale. All dividends, distributions, and subscription or other rights associated with the securities become the property of the fund, along with the securities. Shares purchased in exchange for securities in kind generally cannot be redeemed for fifteen days following the exchange to allow time for the transfer to settle.

TAXES

Because each fund intends to qualify as a partnership for federal income tax purposes, each fund should not be subject to any federal income tax. Based upon the status of each fund as a partnership, an investor that is a "regulated investment company" will take into account its share of the fund's assets, ordinary income and losses and capital gains and losses in determining its income tax liability and qualification as a "regulated investment company" under Subchapter M of the Code. The determination of an investor's share of each fund's ordinary income and losses and capital gains and losses will be made in accordance with the Code and the regulations promulgated thereunder.

Each fund's taxable year-end is September 30. Although each fund will not be subject to federal income tax, it will file appropriate federal income tax returns.

Each prospective investor that is a "regulated investment company" agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the fund as they are taken into account by the fund.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in each fund.

DIRECTORS AND OFFICERS (TRUSTEES AND OFFICERS)

The Trustees, Members of the Advisory Board, and executive officers of the Fidelity Central Investment Portfolios LLC and funds, as applicable, are listed below. The Board of Trustees governs each fund and is responsible for protecting the interests of shareholders. The Trustees are experienced executives who meet periodically throughout the year to oversee each fund's activities, review contractual arrangements with companies that provide services to each fund, and review each fund's performance. Except for James C. Curvey, each of the Trustees oversees 370 funds advised by FMR or an affiliate. Mr. Curvey oversees 340 funds advised by FMR or an affiliate.

The Trustees hold office without limit in time except that (a) any Trustee may resign; (b) any Trustee may be removed by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal; (c) any Trustee who requests to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees; and (d) any Trustee may be removed at any special meeting of shareholders by a two-thirds vote of the outstanding voting securities of the trust. Each Trustee who is not an interested person (as defined in the 1940 Act) (Independent Trustee), shall retire not later than the last day of the calendar year in which his or her 72nd birthday occurs. The Independent Trustees may waive this mandatory retirement age policy with respect to individual Trustees. The executive officers and Advisory Board Members hold office without limit in time, except that any officer and Advisory Board Member may resign or may be removed by a vote of a majority of the Trustees at any regular meeting or any special meeting of the Trustees. Except as indicated, each individual has held the office shown or other offices in the same company for the past five years.

Interested Trustees*:

Correspondence intended for each Trustee who is an interested person may be sent to Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109.

Name, Age; Principal Occupation
Edward C. Johnson 3d (77)

Year of Election or Appointment: 2004

Mr. Johnson is Chairman of the Board of Trustees. Mr. Johnson serves as President (2006-present), Chief Executive Officer, Chairman, and a Director of FMR LLC; Chairman and a Director of FMR; Chairman and a Director of Fidelity Research & Analysis Company (FRAC); Chairman and a Director of Fidelity Investments Money Management, Inc.; and Chairman (2001-present) and a Director of FMR Co., Inc. In addition, Mr. Johnson serves as Chairman and Director of Fidelity International Limited (FIL).

James C. Curvey (72)

Year of Election or Appointment: 2007

Mr. Curvey also serves as Trustee (2007-present) or Member of the Advisory Board (2007-present) of other investment companies advised by FMR. Mr. Curvey is a Director of FMR and FMR Co., Inc. (2007-present). Mr. Curvey is also Vice Chairman (2006-present) and Director of FMR LLC. Mr. Curvey joined Fidelity in 1982 and served in numerous senior management positions, including President and Chief Operating Officer of FMR LLC (1997-2000) and President of Fidelity Strategic Investments (2000-2002). In addition, he serves as a member of the Board of Directors of Geerlings & Wade, Inc. (wine distribution).

* Trustees have been determined to be "Interested Trustees" by virtue of, among other things, their affiliation with the Fidelity Central Investment Portfolios LLC or various entities under common control with FMR. FMR Corp. merged with FMR LLC on October 1, 2007. Any references to FMR LLC for prior periods are deemed to be references to the prior entity.

Independent Trustees:

Correspondence intended for each Independent Trustee (that is, the Trustees other than the Interested Trustees) may be sent to Fidelity Investments, P.O. Box 55235, Boston, Massachusetts 02205-5235.

Name, Age; Principal Occupation
Dennis J. Dirks (59)

Year of Election or Appointment: 2005

Prior to his retirement in May 2003, Mr. Dirks was Chief Operating Officer and a member of the Board of The Depository Trust & Clearing Corporation (DTCC) (1999-2003). He also served as President, Chief Operating Officer, and Board member of The Depository Trust Company (DTC) (1999-2003) and President and Board member of the National Securities Clearing Corporation (NSCC) (1999-2003). In addition, Mr. Dirks served as Chief Executive Officer and Board member of the Government Securities Clearing Corporation (2001-2003) and Chief Executive Officer and Board member of the Mortgage-Backed Securities Clearing Corporation (2001-2003). Mr. Dirks also serves as a Trustee and a member of the Finance Committee of Manhattan College (2005-present) and a Trustee and a member of the Finance Committee of AHRC of Nassau County (2006-present).

Albert R. Gamper, Jr. (65)

Year of Election or Appointment: 2006

Prior to his retirement in December 2004, Mr. Gamper served as Chairman of the Board of CIT Group Inc. (commercial finance). During his tenure with CIT Group Inc. Mr. Gamper served in numerous senior management positions, including Chairman (1987-1989; 1999-2001; 2002-2004), Chief Executive Officer (1987-2004), and President (1989-2002). He currently serves as a member of the Board of Directors of Public Service Enterprise Group (utilities, 2001-present), Chairman of the Board of Governors, Rutgers University (2004-present), and Chairman of the Board of Saint Barnabas Health Care System.

George H. Heilmeier (71)

Year of Election or Appointment: 2004

Dr. Heilmeier is Chairman Emeritus of Telcordia Technologies (communication software and systems), where prior to his retirement, he served as company Chairman and Chief Executive Officer. He currently serves on the Boards of Directors of The Mitre Corporation (systems engineering and information technology support for the government), and HRL Laboratories (private research and development, 2004-present). He is Chairman of the General Motors Science & Technology Advisory Board and a Life Fellow of the Institute of Electrical and Electronics Engineers (IEEE). Dr. Heilmeier is a member of the Defense Science Board and the National Security Agency Advisory Board. He is also a member of the National Academy of Engineering, the American Academy of Arts and Sciences, and the Board of Overseers of the School of Engineering and Applied Science of the University of Pennsylvania. Previously, Dr. Heilmeier served as a Director of TRW Inc. (automotive, space, defense, and information technology, 1992-2002), Compaq (1994-2002), Automatic Data Processing, Inc. (ADP) (technology-based business outsourcing, 1995-2002), INET Technologies Inc. (telecommunications network surveillance, 2001-2004), and Teletech Holdings (customer management services). He is the recipient of the 2005 Kyoto Prize in Advanced Technology for his invention of the liquid crystal display, and a member of the Consumer Electronics Hall of Fame.

James H. Keyes (67)

Year of Election or Appointment: 2007

Prior to his retirement in 2003, Mr. Keyes was Chairman, President, and Chief Executive Officer of Johnson Controls, Inc. (automotive supplier, 1993-2003). He currently serves as a member of the boards of LSI Logic Corporation (semiconductor technologies), Navistar International Corporation (manufacture and sale of trucks, buses, and diesel engines, 2002-present), and Pitney Bowes, Inc. (integrated mail, messaging, and document management solutions).

Marie L. Knowles (60)

Year of Election or Appointment: 2004

Prior to Ms. Knowles' retirement in June 2000, she served as Executive Vice President and Chief Financial Officer of Atlantic Richfield Company (ARCO) (diversified energy, 1996-2000). From 1993 to 1996, she was a Senior Vice President of ARCO and President of ARCO Transportation Company. She served as a Director of ARCO from 1996 to 1998. She currently serves as a Director of Phelps Dodge Corporation (copper mining and manufacturing) and McKesson Corporation (healthcare service, 2002-present). Ms. Knowles is a Trustee of the Brookings Institution and the Catalina Island Conservancy and also serves as a member of the Advisory Board for the School of Engineering of the University of Southern California.

Ned C. Lautenbach (63)

Year of Election or Appointment: 2004

Mr. Lautenbach is Chairman of the Independent Trustees (2006-present). Mr. Lautenbach has been a partner of Clayton, Dubilier & Rice, Inc. (private equity investment firm) since September 1998. Previously, Mr. Lautenbach was with the International Business Machines Corporation (IBM) from 1968 until his retirement in 1998. Mr. Lautenbach serves as a Director of Sony Corporation (2006-present) and Eaton Corporation (diversified industrial) as well as the Philharmonic Center for the Arts in Naples, Florida. He also is a member of the Board of Trustees of Fairfield University (2005-present), as well as a member of the Council on Foreign Relations.

Cornelia M. Small (63)

Year of Election or Appointment: 2005

Ms. Small is a member (2000-present) and Chairperson (2002-present) of the Investment Committee, and a member (2002-present) of the Board of Trustees of Smith College. Previously, she served as Chief Investment Officer (1999-2000), Director of Global Equity Investments (1996-1999), and a member of the Board of Directors of Scudder, Stevens & Clark (1990-1997) and Scudder Kemper Investments (1997-1999). In addition, Ms. Small served as Co-Chair (2000-2003) of the Annual Fund for the Fletcher School of Law and Diplomacy.

William S. Stavropoulos (68)

Year of Election or Appointment: 2004

Mr. Stavropoulos is Chairman Emeritus of the Board of Directors of The Dow Chemical Company. Since joining The Dow Chemical Company in 1967, Mr. Stavropoulos served in numerous senior management positions, including President (1993-2000; 2002-2003), CEO (1995-2000; 2002-2004), and Chairman of the Executive Committee (2000-2004). Currently, he is a Director of NCR Corporation (data warehousing and technology solutions), Chemical Financial Corporation, Maersk Inc. (industrial conglomerate, 2002-present), Tyco International, Inc. (multinational manufacturing and services, 2007-present), and a member of the Advisory Board for Metalmark Capital (private equity investment firm, 2005-present). He is a special advisor to Clayton, Dubilier & Rice, Inc., a private equity investment firm. He also serves as a member of the Board of Trustees of the American Enterprise Institute for Public Policy Research. In addition, Mr. Stavropoulos is a member of The Business Council, J.P. Morgan International Council and the University of Notre Dame Advisory Council for the College of Science.

Kenneth L. Wolfe (68)

Year of Election or Appointment: 2005

Prior to his retirement in 2001, Mr. Wolfe was Chairman and Chief Executive Officer of Hershey Foods Corporation (1993-2001). He currently serves as a member of the boards of Adelphia Communications Corporation (2003-present), Bausch & Lomb, Inc., and Revlon Inc. (2004-present).

Advisory Board Members and Executive Officers**:

Correspondence intended for Mr. Mauriello and Mr. Wiley may be sent to Fidelity Investments, P.O. Box 55235, Boston, Massachusetts 02205-5235. Correspondence intended for each executive officer and Mr. Lynch may be sent to Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109.

Name, Age; Principal Occupation
Peter S. Lynch (63)

Year of Election or Appointment: 2004

Member of the Advisory Board of Fidelity Central Investment Portfolios LLC. Mr. Lynch is Vice Chairman and a Director of FMR, and Vice Chairman (2001-present) and a Director of FMR Co., Inc. Previously, Mr. Lynch served as a Trustee of the Fidelity funds (1990-2003). In addition, he serves as a Trustee of Boston College and as the Chairman of the Inner-City Scholarship Fund.

Joseph Mauriello (63)

Year of Election or Appointment: 2007

Member of the Advisory Board of Fidelity Central Investment Portfolios LLC. Prior to his retirement in January 2006, Mr. Mauriello served in numerous senior management positions including Deputy Chairman and Chief Operating Officer (2004-2005), and Vice Chairman of Financial Services (2002-2004) of KPMG LLP US (professional services firm, 1965-2005). Mr. Mauriello currently serves as a member of the Board of Directors of XL Capital Ltd., (global insurance and re-insurance company, 2006-present) and of Arcadia Resources Inc., (health care services and products, 2007-present). He also served as a Director of the Hamilton Funds of the Bank of New York (2006-2007).

Michael E. Wiley (57)

Year of Election or Appointment: 2007

Member of the Advisory Board of Fidelity Central Investment Portfolios LLC. Mr. Wiley also serves as Sr. Energy Advisor of Katzenbach Partners, LLC (consulting firm, 2006-present) and a member of the Board of Trustees of the University of Tulsa (2000-2006; 2007-present). He serves as a Director of Tesoro Corporation (independent oil refiner and marketer, 2005-present), and a Director of Bill Barrett Corporation (exploration and production company, 2005-present). In addition, he also serves as a Director of Post Oak Bank (privately-held bank, 2004-present), and an Advisory Director of Riverstone Holdings (private investment firm). Previously, Mr. Wiley served as Chairman, President, and CEO of Baker Hughes, Inc. (oilfield services company, 2000-2004), and as Director of Spinnaker Exploration Company (exploration and production company, 2001-2005).

Kimberley H. Monasterio (43)

Year of Election or Appointment: 2007

President and Treasurer of Floating Rate Central Fund and High Income Central Fund 1. Ms. Monasterio also serves as President and Treasurer of other Fidelity funds (2007-present) and is an employee of FMR (2004-present). Previously, Ms. Monasterio served as Deputy Treasurer of the Fidelity funds (2004-2006). Before joining Fidelity Investments, Ms. Monasterio served as Treasurer (2000-2004) and Chief Financial Officer (2002-2004) of the Franklin Templeton Funds and Senior Vice President of Franklin Templeton Services, LLC (2000-2004).

Robert A. Lawrence (54)

Year of Election or Appointment: 2006

Vice President of Floating Rate Central Fund and High Income Central Fund 1. Mr. Lawrence also serves as Vice President of the High Income Funds. Mr. Lawrence is Senior Vice President of FMR (2006-present) and FMR Co., Inc. (2006-present). Previously, Mr. Lawrence served as President of Fidelity Strategic Investments (2002-2005).

Eric D. Roiter (58)

Year of Election or Appointment: 2004

Secretary of Floating Rate Central Fund and High Income Central Fund 1. He also serves as Secretary of other Fidelity funds; Vice President, General Counsel, and Secretary of FMR Co., Inc. (2001-present) and FMR; Assistant Secretary of Fidelity Management & Research (U.K.) Inc. (2001-present), Fidelity Research & Analysis Company (2001-present), and Fidelity Investments Money Management, Inc. (2001-present). Mr. Roiter is an Adjunct Member, Faculty of Law, at Boston College Law School (2003-present). Previously, Mr. Roiter served as Vice President and Secretary of Fidelity Distributors Corporation (FDC) (1998-2005).

Scott C. Goebel (39)

Year of Election or Appointment: 2007

Assistant Secretary of Floating Rate Central Fund and High Income Central Fund 1. Mr. Goebel also serves as Assistant Secretary of other Fidelity funds (2007-present), and is an employee of FMR.

R. Stephen Ganis (41)

Year of Election or Appointment: 2006

Anti-Money Laundering (AML) officer of Floating Rate Central Fund and High Income Central Fund 1. Mr. Ganis also serves as AML officer of other Fidelity funds (2006-present) and FMR LLC (2003-present). Before joining Fidelity Investments, Mr. Ganis practiced law at Goodwin Procter, LLP (2000-2002).

Joseph B. Hollis (59)

Year of Election or Appointment: 2006

Chief Financial Officer of Floating Rate Central Fund and High Income Central Fund 1. Mr. Hollis also serves as Chief Financial Officer of other Fidelity funds. Mr. Hollis is President of Fidelity Pricing and Cash Management Services (FPCMS) (2005-present). Mr. Hollis also serves as President and Director of Fidelity Service Company, Inc. (2006-present). Previously, Mr. Hollis served as Senior Vice President of Cash Management Services (1999-2002) and Investment Management Operations (2002-2005).

Kenneth A. Rathgeber (60)

Year of Election or Appointment: 2004

Chief Compliance Officer of Floating Rate Central Fund and High Income Central Fund 1. Mr. Rathgeber also serves as Chief Compliance Officer of other Fidelity funds (2004-present) and Executive Vice President of Risk Oversight for Fidelity Investments (2002-present). He is Chief Compliance Officer of FMR (2005-present), FMR Co., Inc. (2005-present), Fidelity Management & Research (U.K.) Inc. (2005-present), Fidelity Research & Analysis Company (2005-present), Fidelity Investments Money Management, Inc. (2005-present), and Strategic Advisers, Inc. (2005-present). Previously, Mr. Rathgeber served as Executive Vice President and Chief Operating Officer for Fidelity Investments Institutional Services Company, Inc. (1998-2002).

Bryan A. Mehrmann (46)

Year of Election or Appointment: 2005

Deputy Treasurer of Floating Rate Central Fund and High Income Central Fund 1. Mr. Mehrmann also serves as Deputy Treasurer of other Fidelity funds (2005-present) and is an employee of FMR. Previously, Mr. Mehrmann served as Vice President of Fidelity Investments Institutional Services Group (FIIS)/Fidelity Investments Institutional Operations Corporation, Inc. (FIIOC) Client Services (1998-2004).

Kenneth B. Robins (38)

Year of Election or Appointment: 2005

Deputy Treasurer of Floating Rate Central Fund and High Income Central Fund 1. Mr. Robins also serves as Deputy Treasurer of other Fidelity funds (2005-present) and is an employee of FMR (2004-present). Before joining Fidelity Investments, Mr. Robins worked at KPMG LLP, where he was a partner in KPMG's department of professional practice (2002-2004) and a Senior Manager (1999-2000). In addition, Mr. Robins served as Assistant Chief Accountant, United States Securities and Exchange Commission (2000-2002).

Robert G. Byrnes (40)

Year of Election or Appointment: 2005

Assistant Treasurer of Floating Rate Central Fund and High Income Central Fund 1. Mr. Byrnes also serves as Assistant Treasurer of other Fidelity funds (2005-present) and is an employee of FMR (2005-present). Previously, Mr. Byrnes served as Vice President of FPCMS (2003-2005). Before joining Fidelity Investments, Mr. Byrnes worked at Deutsche Asset Management where he served as Vice President of the Investment Operations Group (2000-2003).

Peter L. Lydecker (53)

Year of Election or Appointment: 2004

Assistant Treasurer of Floating Rate Central Fund and High Income Central Fund 1. Mr. Lydecker also serves as Assistant Treasurer of other Fidelity funds (2004) and is an employee of FMR.

Paul M. Murphy (60)

Year of Election or Appointment: 2007

Assistant Treasurer of Floating Rate Central Fund and High Income Central Fund 1. Mr. Murphy also serves as Assistant Treasurer of other Fidelity funds (2007-present) and is an employee of FMR (2007-present). Previously, Mr. Murphy served as Chief Financial Officer of the Fidelity Funds (2005-2006), Vice President and Associate General Counsel of FMR (2007), and Senior Vice President of Fidelity Pricing and Cash Management Services Group (FPCMS) (1994-2007).

Gary W. Ryan (49)

Year of Election or Appointment: 2005

Assistant Treasurer of Floating Rate Central Fund and High Income Central Fund 1. Mr. Ryan also serves as Assistant Treasurer of other Fidelity funds (2005-present) and is an employee of FMR (2005-present). Previously, Mr. Ryan served as Vice President of Fund Reporting in FPCMS (1999-2005).

** FMR Corp. merged with FMR LLC on October 1, 2007. Any references to FMR LLC for prior periods are deemed to be references to the prior entity.

Standing Committees of the Funds' Trustees. The Board of Trustees has established various committees to support the Independent Trustees in acting independently in pursuing the best interests of the Fidelity funds and their shareholders. The committees facilitate the timely and efficient consideration of all matters of importance to Independent Trustees, each fund, and fund shareholders and to facilitate compliance with legal and regulatory requirements. Currently, the Board of Trustees has 12 standing committees. The members of each committee are Independent Trustees.

The Operations Committee is composed of all of the Independent Trustees, with Mr. Lautenbach currently serving as Chair. The committee normally meets monthly (except August), or more frequently as called by the Chair, and serves as a forum for consideration of issues of importance to, or calling for particular determinations by, the Independent Trustees. The committee also considers matters involving potential conflicts of interest between the funds and FMR and its affiliates and reviews proposed contracts and the proposed continuation of contracts between the Fidelity funds and FMR and its affiliates, and annually reviews and makes recommendations regarding contracts with third parties unaffiliated with FMR, including insurance coverage and custody agreements. The committee also monitors additional issues including the nature, levels and quality of services provided to shareholders, significant litigation, and the voting of proxies of portfolio companies. The committee also has oversight of compliance issues not specifically within the scope of any other committee. The committee is also responsible for definitive action on all compliance matters involving the potential for significant reimbursement by FMR. During the fiscal year ended September 30, 2007, the committee held 16 meetings.

The Fair Value Oversight Committee is composed of all of the Independent Trustees, with Mr. Lautenbach currently serving as Chair. The committee normally meets quarterly, or more frequently as called by the Chair. The Fair Value Oversight Committee monitors and establishes policies concerning procedures and controls regarding the valuation of fund investments and monitors matters of disclosure to the extent required to fulfill its statutory responsibilities. The committee also reviews actions taken by FMR's Fair Value Committee. During the fiscal year ended September 30, 2007, the committee held four meetings.

The Board of Trustees has established three Fund Oversight Committees: the Equity Committee (composed of Messrs. Stavropoulos (Chair), Gamper, and Lautenbach), the Fixed-Income, International, and Special Committee (composed of Ms. Small (Chair), Ms. Knowles, and Mr. Dirks), and the Select and Asset Allocation Committee (composed of Dr. Heilmeier (Chair), Messrs. Keyes and Wolfe). Each committee normally meets in conjunction with in-person meetings of the Board of Trustees, or more frequently as called by the Chair of the respective committee. Each committee develops an understanding of and reviews the investment objectives, policies, and practices of each fund under its oversight. Each committee also monitors investment performance, compliance by each relevant Fidelity fund with its investment policies and restrictions and reviews appropriate benchmarks, competitive universes, unusual or exceptional investment matters, the personnel and other resources devoted to the management of each fund and all other matters bearing on each fund's investment results. The Fixed-Income, International, and Special Committee also receives reports required under Rule 2a-7 of the 1940 Act and has oversight of research bearing on credit quality, investment structures and other fixed-income issues, and of international research. The Select and Asset Allocation Committee has oversight of FMR's equity investment research. Each committee will review and recommend any required action to the Board in respect of specific funds, including new funds, changes in fundamental and non-fundamental investment policies and restrictions, partial or full closing to new investors, fund mergers, fund name changes, and liquidations of funds. The members of each committee may organize working groups to make recommendations concerning issues related to funds that are within the scope of the committee's review. These working groups report to the committee or to the Independent Trustees, or both, as appropriate. Each working group may request from FMR such information from FMR as may be appropriate to the working group's deliberations. During the fiscal year ended September 30, 2007, the Equity Committee held 10 meetings, the Fixed-Income, International, and Special Committee held 13 meetings, and the Select and Asset Allocation Committee held 11 meetings.

The Board of Trustees has established two Fund Contract Committees: the Equity Contract Committee (composed of Messrs. Stavropoulos (Chair), Gamper, and Lautenbach, Dr. Heilmeier, and Ms. Small) and the Fixed-Income Contract Committee (composed of Ms. Small (Chair), Mr. Dirks, and Ms. Knowles). Each committee will ordinarily meet as needed to consider matters related to the renewal of fund investment advisory agreements. The committees will assist the Independent Trustees in their consideration of investment advisory agreements of each fund. Each committee receives information on and makes recommendations concerning the approval of investment advisory agreements between the Fidelity funds and FMR and its affiliates and any non-FMR affiliate that serves as a sub-adviser to a Fidelity fund (collectively, investment advisers) and the annual review of these contracts. The Fixed-Income Contract Committee will be responsible for investment advisory agreements of the fixed-income funds. The Equity Contract Committee will be responsible for the investment advisory agreements of all other funds. With respect to each fund under its purview, each committee: requests and receives information on the nature, extent, and quality of services provided to the shareholders of the Fidelity funds by the investment advisers and their respective affiliates, fund performance, the investment performance of the investment adviser, and such other information as the committee determines to be reasonably necessary to evaluate the terms of the investment advisory agreements; considers the cost of the services to be provided and the profitability and other benefits that the investment advisers and their respective affiliates derive or will derive from their contractual arrangements with each of the funds (including tangible and intangible "fall-out benefits"); considers the extent to which economies of scale would be realized as the funds grow and whether fee levels reflect those economies of scale for the benefit of fund investors; considers methodologies for determining the extent to which the funds benefit from economies of scale and refinements to these methodologies; considers information comparing the services to be rendered and the amount to be paid under the funds' contracts with those under other investment advisory contracts entered into with FMR and its affiliates and other investment advisers, such as contracts with other registered investment companies or other types of clients; considers such other matters and information as may be necessary and appropriate to evaluate investment advisory agreements of the funds; and makes recommendations to the Board concerning the approval or renewal of investment advisory agreements. Each committee will consult with the other committees of the Board of Trustees, and in particular with the Audit Committee and the applicable Fund Oversight Committees, in carrying out its responsibilities. Each committee's responsibilities are guided by Sections 15(c) and 36(b) of the 1940 Act. While each committee consists solely of Independent Trustees, its meetings may, depending upon the subject matter, be attended by one or more senior members of FMR's management or representatives of a sub-adviser not affiliated with FMR. During the fiscal year ended September 30, 2007, the Equity Contract Committee held three meetings and the Fixed-Income Contract Committee held four meetings.

The Shareholder, Distribution and Brokerage Committee is composed of Messrs. Dirks (Chair), Gamper, and Stavropoulos, and Ms. Small. The committee normally meets monthly (except August), or more frequently as called by the Chair. Regarding shareholder services, the committee considers the structure and amount of the Fidelity funds' transfer agency fees and fees, including direct fees to investors (other than sales loads), such as bookkeeping and custodial fees, and the nature and quality of services rendered by FMR and its affiliates or third parties (such as custodians) in consideration of these fees. The committee also considers other non-investment management services rendered to the Fidelity funds by FMR and its affiliates, including pricing and bookkeeping services. Regarding brokerage, the committee monitors and recommends policies concerning the securities transactions of the Fidelity funds. The committee periodically reviews the policies and practices with respect to efforts to achieve best execution, commissions paid to firms supplying research and brokerage services or paying fund expenses, and policies and procedures designed to assure that any allocation of portfolio transactions is not influenced by the sale of Fidelity fund shares. The committee also monitors brokerage and other similar relationships between the Fidelity funds and firms affiliated with FMR that participate in the execution of securities transactions. Regarding the distribution of fund shares, the committee considers issues bearing on the various distribution channels employed by the Fidelity funds, including issues regarding Rule 18f-3 plans and related consideration of classes of shares, sales load structures (including breakpoints), load waivers, selling concessions and service charges paid to intermediaries, Rule 12b-1 plans, contingent deferred sales charges, and finders' fees, and other means by which intermediaries are compensated for selling fund shares or providing shareholder servicing, including revenue sharing. The committee also considers issues bearing on the preparation and use of advertisements and sales literature for the Fidelity funds, policies and procedures regarding frequent purchase of Fidelity fund shares, and selective disclosure of portfolio holdings. During the fiscal year ended September 30, 2007, the Shareholder, Distribution and Brokerage Committee held 12 meetings.

The Audit Committee is composed of Ms. Knowles (Chair), Dr. Heilmeier, and Messrs. Keyes and Wolfe. All committee members must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. At least one committee member will be an "audit committee financial expert" as defined by the SEC. The committee will have at least one committee member in common with the Compliance Committee. The committee normally meets monthly (except August), or more frequently as called by the Chair. The committee meets separately at least four times a year with the Fidelity funds' Treasurer, with personnel responsible for the internal audit function of FMR LLC, and with the Fidelity funds' outside auditors. The committee has direct responsibility for the appointment, compensation, and oversight of the work of the outside auditors employed by the Fidelity funds. The committee assists the Trustees in overseeing and monitoring: (i) the systems of internal accounting and financial controls of the Fidelity funds and the funds' service providers, (ii) the financial reporting processes of the Fidelity funds, (iii) the independence, objectivity and qualification of the auditors to the Fidelity funds, (iv) the annual audits of the Fidelity funds' financial statements, and (v) the accounting policies and disclosures of the Fidelity funds. The committee considers and acts upon (i) the provision by any outside auditor of any non-audit services for any Fidelity fund, and (ii) the provision by any outside auditor of certain non-audit services to Fidelity fund service providers and their affiliates to the extent that such approval (in the case of this clause (ii)) is required under applicable regulations of the SEC. In furtherance of the foregoing, the committee has adopted (and may from time to time amend or supplement) and provides oversight of policies and procedures for non-audit engagements by outside auditors of the Fidelity funds. It is responsible for approving all audit engagement fees and terms for the Fidelity funds, resolving disagreements between a fund and any outside auditor regarding any fund's financial reporting, and has sole authority to hire and fire any auditor. Auditors of the funds report directly to the committee. The committee will obtain assurance of independence and objectivity from the outside auditors, including a formal written statement delineating all relationships between the auditor and the Fidelity funds and any service providers consistent with Independent Standards Board Standard No. 1. The committee will receive reports of compliance with provisions of the Auditor Independence Regulations relating to the hiring of employees or former employees of the outside auditors. It oversees and receives reports on the Fidelity funds' service providers' internal controls and reviews the adequacy and effectiveness of the service providers' accounting and financial controls, including: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Fidelity funds' ability to record, process, summarize, and report financial data; (ii) any change in the fund's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the fund's internal control over financial reporting; and (iii) any fraud, whether material or not, that involves management or other employees who have a significant role in the Fidelity funds' or service providers internal controls over financial reporting. The committee will review with counsel any legal matters that may have a material impact on the Fidelity funds' financial statements and any material reports or inquiries received from regulators or governmental agencies. These matters may also be reviewed by the Compliance Committee or the Operations Committee. The Chair of the Audit Committee will coordinate with the Chair of the Compliance Committee, as appropriate. The committee reviews at least annually a report from each outside auditor describing any material issues raised by the most recent internal quality control, peer review, or Public Company Accounting Oversight Board examination of the auditing firm and any material issues raised by any inquiry or investigation by governmental or professional authorities of the auditing firm and in each case any steps taken to deal with such issues. The committee will oversee and receive reports on the Fidelity funds' financial reporting process, will discuss with FMR, the Fidelity funds' Treasurer, outside auditors and, if appropriate, internal audit personnel of FMR LLC, their qualitative judgments about the appropriateness and acceptability of accounting principles and financial disclosure practices used or proposed for adoption by the Fidelity funds, and will review with FMR, the Fidelity funds' Treasurer, outside auditor, and internal auditor personnel of FMR LLC (to the extent relevant) the results of audits of the Fidelity funds' financial statements. The committee will review periodically the Fidelity funds' major internal controls exposures and the steps that have been taken to monitor and control such exposures. During the fiscal year ended September 30, 2007, the committee held 12 meetings.

The Governance and Nominating Committee is composed of Messrs. Lautenbach (Chair), Stavropoulos, and Wolfe. The committee meets as called by the Chair. With respect to fund governance and board administration matters, the committee periodically reviews procedures of the Board of Trustees and its committees (including committee charters) and periodically reviews compensation of Independent Trustees. The committee monitors corporate governance matters and makes recommendations to the Board of Trustees on the frequency and structure of the Board of Trustee meetings and on any other aspect of Board procedures. It acts as the administrative committee under the retirement plan for Independent Trustees who retired prior to December 30, 1996 and under the fee deferral plan for Independent Trustees. It reviews the performance of legal counsel employed by the Fidelity funds and the Independent Trustees. On behalf of the Independent Trustees, the committee will make such findings and determinations as to the independence of counsel for the Independent Trustees as may be necessary or appropriate under applicable regulations or otherwise. The committee is also responsible for Board administrative matters applicable to Independent Trustees, such as expense reimbursement policies and compensation for attendance at meetings, conferences and other events. The committee monitors compliance with, acts as the administrator of, and makes determinations in respect of, the provisions of the code of ethics and any supplemental policies regarding personal securities transactions applicable to the Independent Trustees. The committee monitors the functioning of each Board committee and makes recommendations for any changes, including the creation or elimination of standing or ad hoc Board committees. The committee monitors regulatory and other developments to determine whether to recommend modifications to the committee's responsibilities or other Trustee policies and procedures in light of rule changes, reports concerning "best practices" in corporate governance and other developments in mutual fund governance. The committee meets with Independent Trustees at least once a year to discuss matters relating to fund governance. The committee recommends that the Board establish such special or ad hoc Board committees as may be desirable or necessary from time to time in order to address ethical, legal, or other matters that may arise. The committee also oversees the annual self-evaluation of the Board of Trustees and establishes procedures to allow it to exercise this oversight function. In conducting this oversight, the committee shall address all matters that it considers relevant to the performance of the Board of Trustees and shall report the results of its evaluation to the Board of Trustees, including any recommended amendments to the principles of governance, and any recommended changes to the Fidelity funds' or the Board of Trustees' policies, procedures, and structures. The committee reviews periodically the size and composition of the Board of Trustees as a whole and recommends, if necessary, measures to be taken so that the Board of Trustees reflects the appropriate balance of knowledge, experience, skills, expertise, and diversity required for the Board as a whole and contains at least the minimum number of Independent Trustees required by law. The committee makes nominations for the election or appointment of Independent Trustees and non-management Members of any Advisory Board, and for membership on committees. The committee shall have authority to retain and terminate any third-party advisers, including authority to approve fees and other retention terms. Such advisers may include search firms to identify Independent Trustee candidates and board compensation consultants. The committee may conduct or authorize investigations into or studies of matters within the committee's scope of responsibilities, and may retain, at the Fidelity funds' expense, such independent counsel or other advisers as it deems necessary. The committee will consider nominees to the Board of Trustees recommended by shareholders based upon the criteria applied to candidates presented to the committee by a search firm or other source. Recommendations, along with appropriate background material concerning the candidate that demonstrates his or her ability to serve as an Independent Trustee of the Fidelity funds, should be submitted to the Chair of the committee at the address maintained for communications with Independent Trustees. If the committee retains a search firm, the Chair will generally forward all such submissions to the search firm for evaluation. With respect to the criteria for selecting Independent Trustees, it is expected that all candidates will possess the following minimum qualifications: (i) unquestioned personal integrity; (ii) not an interested person of FMR or its affiliates within the meaning of the 1940 Act; (iii) does not have a material relationship (e.g., commercial, banking, consulting, legal, or accounting) that could create an appearance of lack of independence in respect of FMR and its affiliates; (iv) has the disposition to act independently in respect of FMR and its affiliates and others in order to protect the interests of the funds and all shareholders; (v) ability to attend 11 meetings per year; (vi) demonstrates sound business judgment gained through broad experience in significant positions where the candidate has dealt with management, technical, financial, or regulatory issues; (vii) sufficient financial or accounting knowledge to add value in the complex financial environment of the Fidelity funds; (viii) experience on corporate or other institutional oversight bodies having similar responsibilities, but which board memberships or other relationships could not result in business or regulatory conflicts with the funds; and (ix) capacity for the hard work and attention to detail that is required to be an effective Independent Trustee in light of the Fidelity funds' complex regulatory, operational, and marketing setting. The Governance and Nominating Committee may determine that a candidate who does not have the type of previous experience or knowledge referred to above should nevertheless be considered as a nominee if the Governance and Nominating Committee finds that the candidate has additional qualifications such that his or her qualifications, taken as a whole, demonstrate the same level of fitness to serve as an Independent Trustee. During the fiscal year ended September 30, 2007, the committee held 10 meetings.

The Board of Trustees established the Compliance Committee (composed of Ms. Small (Chair), Ms. Knowles, and Messrs. Stavropoulos and Wolfe) in May 2005. The committee normally meets quarterly, or more frequently as called by the Chair. The committee oversees the administration and operation of the compliance policies and procedures of the Fidelity funds and their service providers as required by Rule 38a-1 of the 1940 Act. The committee is responsible for the review and approval of policies and procedures relating to (i) provisions of the Code of Ethics, (ii) anti-money laundering requirements, (iii) compliance with investment restrictions and limitations, (iv) privacy, (v) recordkeeping, and (vi) other compliance policies and procedures which are not otherwise delegated to another committee. The committee has responsibility for recommending to the Board the designation of a Chief Compliance Officer (CCO) of the Fidelity funds. The committee serves as the primary point of contact between the CCO and the Board, it oversees the annual performance review and compensation of the CCO, and if required, makes recommendations to the Board with respect to the removal of the appointed CCO. The committee receives reports of significant correspondence with regulators or governmental agencies, employee complaints or published reports which raise concerns regarding compliance matters, and copies of significant non-routine correspondence with the SEC. The committee receives reports from the CCO including the annual report concerning the funds' compliance policies as required by Rule 38a-1, quarterly reports in respect of any breaches of fiduciary duty or violations of federal securities laws, and reports on any other compliance or related matters that may have a significant impact on the funds. The committee will recommend to the Board, what actions, if any, should be taken with respect to such reports. During the fiscal year ended September 30, 2007, the committee held nine meetings.

The Proxy Voting Committee is composed of Messrs. Gamper (Chair), Dirks, and Keyes. The committee will meet as needed to review the fund's proxy voting policies, consider changes to the policies, and review the manner in which the policies have been applied. The committee will receive reports on the manner in which proxy votes have been cast under the proxy voting policies and reports on consultations between the fund's investment advisers and portfolio companies concerning matters presented to shareholders for approval. The committee will address issues relating to the fund's annual voting report filed with the SEC. The committee will receive reports concerning the implementation of procedures and controls designed to ensure that the proxy voting policies are implemented in accordance with their terms. The committee will consider FMR's recommendations concerning certain non-routine proposals not covered by the proxy voting policies. The committee will receive reports with respect to steps taken by FMR to assure that proxy voting has been done without regard to any other FMR relationships, business or otherwise, with that portfolio company. The committee will make recommendations to the Board concerning the casting of proxy votes in circumstances where FMR has determined that, because of a conflict of interest, the proposal to be voted on should be reviewed by the Board. During the fiscal year ended September 30, 2007, the committee held four meetings.

The following table sets forth information describing the dollar range of equity securities beneficially owned by each Trustee in each fund and in all funds in the aggregate within the same fund family overseen by the Trustee for the calendar year ended December 31, 2006.

Interested Trustees
DOLLAR RANGE OF FUND SHARES	Edward C. Johnson 3d	James C. Curvey
High Income Central Fund 1	none	none
Floating Rate Central Fund	none	none
AGGREGATE DOLLAR RANGE OF FUND SHARES IN ALL FUNDS OVERSEEN WITHIN FUND FAMILY	over $100,000	over $100,000
Independent Trustees
DOLLAR RANGE OF FUND SHARES	Dennis J. Dirks	Albert R. Gamper, Jr.	George H. Heilmeier	James H. Keyes	Marie L. Knowles
High Income Central Fund 1	none	none	none	none	none
Floating Rate Central Fund	none	none	none	none	none
AGGREGATE DOLLAR RANGE OF FUND SHARES IN ALL FUNDS OVERSEEN WITHIN FUND FAMILY	over $100,000	over $100,000	over $100,000	none	over $100,000
DOLLAR RANGE OF FUND SHARES	Ned C. Lautenbach	Cornelia M. Small	William S. Stavropoulos	Kenneth L. Wolfe
High Income Central Fund 1	none	none	none	none
Floating Rate Central Fund	none	none	none	none
AGGREGATE DOLLAR RANGE OF FUND SHARES IN ALL FUNDS OVERSEEN WITHIN FUND FAMILY	over $100,000	over $100,000	over $100,000	over $100,000

The following table sets forth information describing the compensation of each Trustee and Member of the Advisory Board for his or her services for the fiscal year ended September 30, 2007, or calendar year ended December 31, 2006, as applicable.

Compensation Table[1]
AGGREGATE COMPENSATION FROM A FUND	Dennis J. Dirks	Albert R. Gamper, Jr.	George H. Heilmeier	James H. Keyes	Marie L. Knowles	Ned C. Lautenbach
High Income Central Fund 1	$ 131	$ 130	$ 130	$ 129	$ 153	$ 169
Floating Rate Central Fund	$ 517	$ 511	$ 514	$ 510	$ 604	$ 675
TOTAL COMPENSATION FROM THE FUND COMPLEXA	$ 363,500	$ 362,000	$ 354,000	$ 295,500	$ 389,000	$ 369,333
AGGREGATE COMPENSATION FROM A FUND	Joseph Mauriello[2]	Cornelia M. Small	William S. Stavropoulos	Michael E. Wiley[3]	Kenneth L. Wolfe
High Income Central Fund 1	$ 17	$ 133	$ 140	$ 0	$ 131
Floating Rate Central Fund	$ 130	$ 523	$ 582	$ 0	$ 519
TOTAL COMPENSATION FROM THE FUND COMPLEXA	$ 0	$ 362,000	$ 358,500	$ 0	$ 359,500

1 Edward C. Johnson 3d, James C. Curvey, and Peter S. Lynch are interested persons and are compensated by FMR.

2 Effective July 1, 2007, Mr. Mauriello serves as a Member of the Advisory Board.

3 Effective October 1, 2007, Mr. Wiley serves as a Member of the Advisory Board.

A Reflects compensation received for the calendar year ended December 31, 2006 for 350 funds of 58 trusts (including Fidelity Central Investment Portfolios LLC). Compensation figures include cash, amounts required to be deferred, and may include amounts deferred at the election of Trustees. For the calendar year ended December 31, 2006, the Trustees accrued required deferred compensation from the funds as follows: Dennis J. Dirks, $148,500; Albert R. Gamper, $146,670; George H. Heilmeier, $148,500; Marie L. Knowles, $163,500; Ned C. Lautenbach, $152,667; Cornelia M. Small, $148,500; William S. Stavropoulos, $148,500; and Kenneth L. Wolfe, $148,500. Certain of the Independent Trustees elected voluntarily to defer a portion of their compensation as follows: Ned C. Lautenbach, $39,213.

As of September 30, 2007, 100% of each fund's total outstanding shares was held by mutual funds managed by FMR or an FMR affiliate.

As of September 30, 2007, the Trustees, Members of the Advisory Board, and officers of each fund owned, in the aggregate, less than 1% of each fund's total outstanding shares.

CONTROL OF INVESTMENT ADVISERS

FMR LLC, as successor by merger to FMR Corp., is the ultimate parent company of Fidelity Research & Analysis Company (FRAC), formerly known as Fidelity Management & Research (Far East) Inc., and FMRC. The voting common shares of FMR LLC are divided into two series. Series B is held predominantly by members of the Edward C. Johnson 3d family, directly or through trust and limited liability companies, and is entitled to 49% of the vote on any matter acted upon by the voting common shares. Series A is held predominantly by non-Johnson family member employees of FMR LLC and its affiliates and is entitled to 51% of the vote on any such matter. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Under the 1940 Act, control of a company is presumed where one individual or group of individuals owns more than 25% of the voting securities of that company. Therefore, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the 1940 Act, to form a controlling group with respect to FMR LLC.

At present, the primary business activities of FMR LLC and its subsidiaries are: (i) the provision of investment advisory, management, shareholder, investment information and assistance and certain fiduciary services for individual and institutional investors; (ii) the provision of securities brokerage services; (iii) the management and development of real estate; and (iv) the investment in and operation of a number of emerging businesses.

Fidelity International Limited (FIL), a Bermuda company formed in 1968, is the ultimate parent company of Fidelity International Investment Advisors (FIIA), Fidelity Investments Japan Limited (FIJ), and Fidelity International Investment Advisors (U.K.) Limited (FIIA(U.K.)L). Edward C. Johnson 3d, Johnson family members, and various trusts for the benefit of the Johnson family own, directly or indirectly, more than 25% of the voting common stock of FIL. At present, the primary business activities of FIL and its subsidiaries are the provision of investment advisory services to non-U.S. investment companies and private accounts investing in securities throughout the world.

FMRC, FRAC, FIJ, FIIA, FIIA(U.K.)L (the Investment Advisers), and the funds have adopted codes of ethics under Rule 17j-1 of the 1940 Act that set forth employees' fiduciary responsibilities regarding the funds, establish procedures for personal investing, and restrict certain transactions. Employees subject to the codes of ethics, including Fidelity investment personnel, may invest in securities for their own investment accounts, including securities that may be purchased or held by the funds.

MANAGEMENT CONTRACTS

Each fund has entered into a management contract with FMRC, pursuant to which FMRC furnishes investment advisory and other services.

Management Services. Under the terms of its management contract with each fund, FMRC acts as investment adviser and, subject to the supervision of the Board of Trustees, has overall responsibility for directing the investments of the fund in accordance with its investment objective, policies and limitations. FMRC also provides each fund with all necessary office facilities and personnel for servicing each fund's investments, compensates all officers of each fund and all Trustees who are interested persons of the company or of FMRC, and all personnel of each fund or FMRC performing services relating to research, statistical and investment activities.

In addition, FMRC or its affiliates, subject to the supervision of the Board of Trustees, provide the management and administrative services necessary for the operation of each fund. These services include providing facilities for maintaining each fund's organization; supervising relations with custodians, transfer and pricing agents, accountants, underwriters and other persons dealing with each fund; preparing all general shareholder communications and conducting shareholder relations; maintaining each fund's records and the registration of each fund's shares under federal securities laws and making necessary filings under state securities laws; developing management and shareholder services for each fund; and furnishing reports, evaluations and analyses on a variety of subjects to the Trustees.

Management-Related Expenses. Under the terms of each fund's management contract, the fund pays all of its expenses other than those specifically payable by FMRC. FMRC, either itself or through an affiliate, pays all fees associated with transfer agent, pricing and bookkeeping, and securities lending services. Expenses payable by each fund include interest and taxes, brokerage commissions (if any), fees and expenses of the Independent Trustees, legal expenses, fees of the custodian and auditor, costs of registering shares under federal securities laws and making necessary filings under state securities laws, expenses for typesetting, printing, and mailing proxy materials to shareholders and all other expenses of proxy solicitations and shareholder meetings, each fund's proportionate share of insurance premiums, if any, and Investment Company Institute dues, and such non-recurring expenses as may arise, including costs of any litigation to which a fund may be a party, and any obligation it may have to indemnify its officers and Trustees with respect to litigation.

In addition, each fund has entered into an expense contract with FMRC and FMR under which FMR agrees to pay or provide for the payment of the fund's operating expenses, other than the following: (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments; (iii) fees and expenses of the Independent Trustees; (iv) custodian fees and expenses; and (v) any non-recurring or extraordinary expenses.

Management Fees. For the services of FMRC under each management contract, FMR, on behalf of each fund, pays FMRC a monthly management fee. For each fund (other than a fund for which FMRC or FIMM serves as sub-adviser) that invests in the fund in a given month, FMR pays FMRC a fee equal to 50% of the monthly management fee rate (including performance adjustments, if any) that FMR receives from the investing fund, multiplied by the average net assets invested by that fund in the fund for the month. The fee is reduced to reflect any expenses paid by FMR on behalf of an investing fund pursuant to an all-inclusive fee management contract, but is not reduced to reflect any fee waivers or expense reimbursements made by FMR.

FMR may, from time to time, voluntarily reimburse all or a portion of a fund's operating expenses (exclusive of interest, taxes, certain securities lending costs, brokerage commissions, and extraordinary expenses), which is subject to revision or discontinuance. FMR retains the ability to be repaid for these expense reimbursements in the amount that expenses fall below the limit prior to the end of the fiscal year.

Expense reimbursements by FMR will increase a fund's returns and yield, and repayment of the reimbursement by the fund will lower its returns and yield.

Sub-Advisers - FIIA, FIIA(U.K.)L, and FIJ. On behalf of each fund, FMRC has entered into a master international research agreement with FIIA. On behalf of each fund, FIIA, in turn, has entered into sub-research agreements with FIIA(U.K.)L and FIJ. Pursuant to the research agreements, FMRC may receive investment advice and research services concerning issuers and countries outside the United States.

Under the terms of the master international research agreement, FMRC pays FIIA an amount based on a fund's international net assets relative to the international assets of other registered investment companies with which FMRC has management contracts. Under the terms of the sub-research agreements, FIIA pays FIIA(U.K.)L and FIJ an amount equal to the administrative costs incurred in providing investment advice and research services for a fund.

For the past three fiscal years, no fees were paid to FIIA, FIIA(U.K.)L, and FIJ on behalf of the funds for providing investment advice and research services pursuant to the research agreements.

Sub-Adviser - FRAC. On behalf of each fund, FMRC and FRAC have entered into a research agreement. Pursuant to the research agreement, FRAC provides investment advice and research services on domestic issuers. The Board of Trustees approved the new research agreement with FRAC on January 19, 2006.

Under the terms of the research agreement, FMRC pays FRAC a monthly fee equal to 110% of FRAC's costs incurred in providing investment advice and research services for each fund.

Fees paid to FRAC on behalf of each fund for the past two fiscal years are shown in the following table.

Fund	Fiscal Year Ended September 30	Fees Paid to FRAC
High Income Central Fund 1	2007	$ 173,466
	2006	$ 166,763
Floating Rate Central Fund	2007	$ 766,363
	2006	$ 232,416

Sub-Advisers - FRAC and FIJ. On behalf of each fund, FMRC has entered into a sub-advisory agreement with FRAC. On behalf of each fund, FRAC has entered into a sub-advisory agreement with FIJ. Pursuant to the sub-advisory agreements, FMRC may receive from the sub-advisers investment research and advice on issuers outside the United States (non-discretionary services) and FMRC may grant the sub-advisers investment management authority and the authority to buy and sell securities if FMRC believes it would be beneficial to the funds (discretionary services).

Under the terms of the sub-advisory agreements, for providing non-discretionary investment advice and research services the sub-advisers are compensated as follows:

  FMRC pays FRAC fees equal to 105% of FRAC's costs incurred in connection with providing investment advice and research services.
  FRAC pays FIJ a fee equal to 100% of FIJ's costs incurred in connection with providing investment advice and research services for a fund to FRAC.

Under the terms of the sub-advisory agreements, for providing discretionary investment management and executing portfolio transactions, the sub-advisers are compensated as follows:

  FMRC pays FRAC a fee equal to 50% of its monthly management fee with respect to the fund's average net assets managed by the sub-adviser on a discretionary basis.
  FRAC pays FIJ a fee equal to 105% of FIJ's costs incurred in connection with providing investment advisory and order execution services for a fund to FRAC.

For the past three fiscal years, no fees were paid to FRAC and FIJ on behalf of the funds for providing non-discretionary or discretionary services pursuant to the sub-advisory agreements.

Eric Mollenhauer is the portfolio manager of Floating Rate Central Fund and receives compensation for his services. Matthew Conti is the portfolio manager of High Income Central Fund 1 and receives compensation for his services. As of September 30, 2007, portfolio manager compensation generally consists of a fixed base salary determined periodically (typically annually), a bonus, in certain cases, participation in several types of equity-based compensation plans, and, if applicable, relocation plan benefits. A portion of each portfolio manager's compensation may be deferred based on criteria established by FMR or at the election of the portfolio manager.

Each portfolio manager's base salary is determined by level of responsibility and tenure at FMR or its affiliates. The primary components of each portfolio manager's bonus are based on (i) the pre-tax investment performance of the portfolio manager's fund(s) and account(s) measured against a benchmark index or a defined peer group assigned to each fund or account, and (ii) the investment performance of other FMR high yield funds and accounts. The pre-tax investment performance of each portfolio manager's fund(s) and account(s) is weighted according to his tenure on those fund(s) and account(s) and the average asset size of those fund(s) and account(s) over his tenure. Each component is calculated separately over the portfolio manager's tenure on those fund(s) and account(s) over a measurement period that initially is contemporaneous with his tenure, but that eventually encompasses rolling periods of up to five years for the comparison to a benchmark index or peer group. A smaller, subjective component of each portfolio manager's bonus is based on the portfolio manager's overall contribution to management of FMR. The portion of Mr. Mollenhauer's bonus that is linked to the investment performance of Floating Rate Central Fund is based on the fund's pre-tax investment performance within the Lipper Loan Participation Objective. The portion of Mr. Conti's bonus that is linked to the investment performance of High Income Central Fund 1 is based on the fund's pre-tax investment performance within the Lipper High Current Yield Objective. Each portfolio manager also is compensated under equity-based compensation plans linked to increases or decreases in the net asset value of the stock of FMR LLC, FMR's parent company. FMR LLC is a diverse financial services company engaged in various activities that include fund management, brokerage, retirement, and employer administrative services. If requested to relocate their primary residence, portfolio managers also may be eligible to receive benefits, such as home sale assistance and payment of certain moving expenses, under relocation plans for most full-time employees of FMR LLC and its affiliates.

A portfolio manager's compensation plan may give rise to potential conflicts of interest. A portfolio manager's base pay tends to increase with additional and more complex responsibilities that include increased assets under management and a portion of the bonus relates to marketing efforts, which together indirectly link compensation to sales. When a portfolio manager takes over a fund or an account, the time period over which performance is measured may be adjusted to provide a transition period in which to assess the portfolio. The management of multiple funds and accounts (including proprietary accounts) may give rise to potential conflicts of interest if the funds and accounts have different objectives, benchmarks, time horizons, and fees as a portfolio manager must allocate his time and investment ideas across multiple funds and accounts. In addition, a fund's trade allocation policies and procedures may give rise to conflicts of interest if the fund's orders do not get fully executed due to being aggregated with those of other accounts managed by FMR or an affiliate. A portfolio manager may execute transactions for another fund or account that may adversely impact the value of securities held by a fund. Securities selected for other funds or accounts may outperform the securities selected for the fund. Portfolio managers may be permitted to invest in the funds they manage, even if a fund is closed to new investors. Trading in personal accounts, which may give rise to potential conflicts of interest, is restricted by a fund's Code of Ethics.

The following table provides information relating to other accounts managed by Mr. Mollenhauer as of September 30, 2007:

	Registered Investment Companies*	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	1	2	4
Number of Accounts Managed with Performance-Based Advisory Fees	none	none	none
Assets Managed (in millions)	$ 2,392	$ 72	$ 2,122
Assets Managed with Performance-Based Advisory Fees (in millions)	none	none	none

* Includes Floating Rate Central Fund ($2,392 (in millions) assets managed). The amount of assets managed of the fund reflects trades and other assets as of the close of the business day prior to the fund's fiscal year-end.

As of September 30, 2007, the dollar range of shares of Floating Rate Central Fund beneficially owned by Mr. Mollenhauer was none.

The following table provides information relating to other accounts managed by Mr. Conti as of September 30, 2007:

	Registered Investment Companies*	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	5	2	5
Number of Accounts Managed with Performance-Based Advisory Fees	none	none	none
Assets Managed (in millions)	$ 2,446	$ 1,186	$ 1,634
Assets Managed with Performance-Based Advisory Fees (in millions)	none	none	none

* Includes High Income Central Fund 1 ($297 (in millions) assets managed). The amount of assets managed of the fund reflects trades and other assets as of the close of the business day prior to the fund's fiscal year-end.

As of September 30, 2007, the dollar range of shares of High Income Central Fund 1 beneficially owned by Mr. Conti was none.

PROXY VOTING GUIDELINES

The following Proxy Voting Guidelines were established by the Board of Trustees of the funds, after consultation with Fidelity. (The guidelines are reviewed periodically by Fidelity and by the Independent Trustees of the Fidelity funds, and, accordingly, are subject to change.)

I. General Principles

A. Voting of shares will be conducted in a manner consistent with the best interests of mutual fund shareholders as follows: (i) securities of a portfolio company will generally be voted in a manner consistent with the Proxy Voting Guidelines; and (ii) voting will be done without regard to any other Fidelity companies' relationship, business or otherwise, with that portfolio company.

B. The FMR Investment & Advisor Compliance Department votes proxies. In the event an Investment & Advisor Compliance employee has a personal conflict with a portfolio company or an employee or director of a portfolio company, that employee will withdraw from making any proxy voting decisions with respect to that portfolio company. A conflict of interest arises when there are factors that may prompt one to question whether a Fidelity employee is acting solely in the best interests of Fidelity and its customers. Employees are expected to avoid situations that could present even the appearance of a conflict between their interests and the interests of Fidelity and its customers.

C. Except as set forth herein, FMR will generally vote in favor of routine management proposals.

D. Non-routine proposals will generally be voted in accordance with the guidelines.

E. Non-routine proposals not covered by the guidelines or involving other special circumstances will be evaluated on a case-by-case basis with input from the appropriate FMR analyst or portfolio manager, as applicable, subject to review by an attorney within FMR's General Counsel's office and a member of senior management within FMR's Investment and Advisor Compliance Department. A significant pattern of such proposals or other special circumstances will be referred to the Fund Board Proxy Voting Committee or its designee.

F. FMR will vote on shareholder proposals not specifically addressed by the guidelines based on an evaluation of a proposal's likelihood to enhance the economic returns or profitability of the portfolio company or to maximize shareholder value. Where information is not readily available to analyze the economic impact of the proposal, FMR will generally abstain.

G. Many Fidelity Funds invest in voting securities issued by companies that are domiciled outside the United States and are not listed on a U.S. securities exchange. Corporate governance standards, legal or regulatory requirements and disclosure practices in foreign countries can differ from those in the United States. When voting proxies relating to non-U.S. securities, FMR will generally evaluate proposals in the context of these guidelines, but FMR may, where applicable and feasible, take into consideration differing laws and regulations in the relevant foreign market in determining how to vote shares.

H. In certain non-U.S. jurisdictions, shareholders voting shares of a portfolio company may be restricted from trading the shares for a period of time around the shareholder meeting date. Because such trading restrictions can hinder portfolio management and could result in a loss of liquidity for a fund, FMR will generally not vote proxies in circumstances where such restrictions apply. In addition, certain non-U.S. jurisdictions require voting shareholders to disclose current share ownership on a fund-by-fund basis. When such disclosure requirements apply, FMR will generally not vote proxies in order to safeguard fund holdings information.

I. Where a management-sponsored proposal is inconsistent with the guidelines, FMR may receive a company's commitment to modify the proposal or its practice to conform to the guidelines, and FMR will generally support management based on this commitment. If a company subsequently does not abide by its commitment, FMR will generally withhold authority for the election of directors at the next election.

II. Definitions (as used in this document)

A. Anti-Takeover Provision - includes fair price amendments; classified boards; "blank check" preferred stock; golden and tin parachutes; supermajority provisions; Poison Pills; and any other provision that eliminates or limits shareholder rights.

B. Golden parachute - accelerated options and/or employment contracts for officers and directors that will result in a lump sum payment of more than three times annual compensation (salary and bonus) in the event of termination following a change in control.

C. Tin parachute - accelerated options and/or employment contracts for employees beyond officers and directors that will result in a lump sum payment in the event of termination.

D. Greenmail - payment of a premium to repurchase shares from a shareholder seeking to take over a company through a proxy contest or other means.

E. Sunset provision - a condition in a charter or plan that specifies an expiration date.

F. Permitted Bid Feature - a provision suspending the application of a Poison Pill, by shareholder referendum, in the event a potential acquirer announces a bona fide offer for all outstanding shares.

G. Poison Pill - a strategy employed by a potential take-over/target company to make its stock less attractive to an acquirer. Poison Pills are generally designed to dilute the acquirer's ownership and value in the event of a take-over.

H. Large Capitalization Company - a company included in the Russell 1000® stock index.

I. Small Capitalization Company - a company not included in the Russell 1000 stock index that is not a Micro-Capitalization Company.

J. Micro-Capitalization Company - a company with a market capitalization under US $300 million.

III. Directors

A. Incumbent Directors

FMR will generally vote in favor of incumbent and nominee directors except where one or more such directors clearly appear to have failed to exercise reasonable judgment.

FMR will also generally withhold authority for the election of all directors or directors on responsible committees if:

1. An Anti-Takeover Provision was introduced, an Anti-Takeover Provision was extended, or a new Anti-Takeover Provision was adopted upon the expiration of an existing Anti-Takeover Provision, without shareholder approval except as set forth below.

With respect to Poison Pills, however, FMR will consider not withholding authority on the election of directors if all of the following conditions are met when a Poison Pill is introduced, extended, or adopted:

a. The Poison Pill includes a Sunset Provision of less than 5 years;

b. The Poison Pill includes a Permitted Bid Feature;

c. The Poison Pill is linked to a business strategy that will result in greater value for the shareholders; and

d. Shareholder approval is required to reinstate the Poison Pill upon expiration.

FMR will also consider not withholding authority on the election of directors when one or more of the conditions above are not met if a board is willing to strongly consider seeking shareholder ratification of, or adding above conditions noted a. and b. to an existing Poison Pill. In such a case, if the company does not take appropriate action prior to the next annual shareholder meeting, FMR will withhold authority on the election of directors.

2. The company refuses, upon request by FMR, to amend the Poison Pill to allow Fidelity to hold an aggregate position of up to 20% of a company's total voting securities and of any class of voting securities.

3. Within the last year and without shareholder approval, a company's board of directors or compensation committee has repriced outstanding options.

4. The company failed to act in the best interests of shareholders when approving executive compensation, taking into account such factors as: (i) whether the company used an independent compensation committee; and (ii) whether the compensation committee engaged independent compensation consultants; and (iii) whether it has been proven that the company engaged in options backdating.

5. To gain FMR's support on a proposal, the company made a commitment to modify a proposal or practice to conform to these guidelines and the company has failed to act on that commitment.

6. The director attended fewer than 75% of the aggregate number of meetings of the board or its committees on which the director served during the company's prior fiscal year, absent extenuating circumstances.

B. Indemnification

FMR will generally vote in favor of charter and by-law amendments expanding the indemnification of directors and/or limiting their liability for breaches of care unless FMR is otherwise dissatisfied with the performance of management or the proposal is accompanied by Anti-Takeover Provisions.

C. Independent Chairperson

FMR will generally vote against shareholder proposals calling for or recommending the appointment of a non-executive or independent chairperson. However, FMR will consider voting for such proposals in limited cases if, based upon particular facts and circumstances, appointment of a non-executive or independent chairperson appears likely to further the interests of shareholders and to promote effective oversight of management by the board of directors.

D. Majority Director Elections

FMR will generally vote in favor of proposals calling for directors to be elected by an affirmative majority of votes cast in a board election, provided that the proposal allows for plurality voting standard in the case of contested elections (i.e., where there are more nominees than board seats). FMR may consider voting against such shareholder proposals where a company's board has adopted an alternative measure, such as a director resignation policy, that provides a meaningful alternative to the majority voting standard and appropriately addresses situations where an incumbent director fails to receive the support of a majority of the votes cast in an uncontested election.

IV. Compensation

A. Equity Award Plans (including stock options, restricted stock awards, and other stock awards).

FMR will generally vote against Equity Award Plans or amendments to authorize additional shares under such plans if:

1. (a) The dilution effect of the shares outstanding and available for issuance pursuant to all plans, plus any new share requests is greater than 10% for a Large Capitalization Company, 15% for a Small Capitalization Company or 20% for a Micro-Capitalization Company; and (b) there were no circumstances specific to the company or the plans that lead FMR to conclude that the level of dilution in the plan or the amendments is acceptable.

2. In the case of stock option plans, (a) the offering price of options is less than 100% of fair market value on the date of grant, except that the offering price may be as low as 85% of fair market value if the discount is expressly granted in lieu of salary or cash bonus; (b) the plan's terms allow repricing of underwater options; or (c) the board/committee has repriced options outstanding under the plan in the past two years.

3. The plan may be materially altered without shareholder approval, including increasing the benefits accrued to participants under the plan; increasing the number of securities which may be issued under the plan; modifying the requirements for participation in the plan; or including a provision allowing the Board to lapse or waive restrictions at its discretion.

4. Awards to non-employee directors are subject to management discretion.

5. In the case of stock awards, the restriction period, or holding period after exercise, is less than 3 years for non-performance-based awards, and less than 1 year for performance-based awards.

FMR will consider approving an Equity Award Plan or an amendment to authorize additional shares under such plan if, without complying with the guidelines immediately above, the following two conditions are met:

1. The shares are granted by a compensation committee composed entirely of independent directors; and

2. The shares are limited to 5% (large capitalization company) and 10% (small capitalization company) of the shares authorized for grant under the plan.

B. Equity Exchanges and Repricing

FMR will generally vote in favor of a management proposal to exchange shares or reprice outstanding options if the proposed exchange or repricing is consistent with the interests of shareholders, taking into account such factors as:

1. Whether the proposal excludes senior management and directors;

2. Whether the equity proposed to be exchanged or repriced exceeded FMR's dilution thresholds when initially granted;

3. Whether the exchange or repricing proposal is value neutral to shareholders based upon an acceptable pricing model;

4. The company's relative performance compared to other companies within the relevant industry or industries;

5. Economic and other conditions affecting the relevant industry or industries in which the company competes; and

6. Any other facts or circumstances relevant to determining whether an exchange or repricing proposal is consistent with the interests of shareholders.

C. Employee Stock Purchase Plans

FMR will generally vote against employee stock purchase plans if the plan violates any of the criteria in section IV(A) above, except that the minimum stock purchase price may be equal to or greater than 85% of the stock's fair market value if the plan constitutes a reasonable effort to encourage broad based participation in the company's equity. In the case of non-U.S. company stock purchase plans, FMR may permit a lower minimum stock purchase price equal to the prevailing "best practices" in the relevant non-U.S. market, provided that the minimum stock purchase price must be at least 75% of the stock's fair market value.

D. Employee Stock Ownership Plans (ESOPs)

FMR will generally vote in favor of non-leveraged ESOPs. For leveraged ESOPs, FMR may examine the company's state of incorporation, existence of supermajority vote rules in the charter, number of shares authorized for the ESOP, and number of shares held by insiders. FMR may also examine where the ESOP shares are purchased and the dilution effect of the purchase. FMR will generally vote against leveraged ESOPs if all outstanding loans are due immediately upon change in control.

E. Executive Compensation

FMR will generally vote against management proposals on stock-based compensation plans or other compensation plans if such proposals are inconsistent with the interests of shareholders, taking into account such factors as: (i) whether the company has an independent compensation committee; and (ii) whether the compensation committee has authority to engage independent compensation consultants.

F. Bonus Plans and Tax Deductibility Proposals

FMR will generally vote in favor of cash and stock incentive plans that are submitted for shareholder approval in order to qualify for favorable tax treatment under Section 162(m) of the Internal Revenue Code, provided that the plan includes well defined and appropriate performance criteria, and with respect to any cash component, that the maximum award per participant is clearly stated and is not unreasonable or excessive.

V. Anti-Takeover Provisions

FMR will generally vote against a proposal to adopt or approve the adoption of an Anti-Takeover Provision unless:

A. The Poison Pill includes the following features:

1. A sunset provision of no greater than 5 years;

2. Linked to a business strategy that is expected to result in greater value for the shareholders;

3. Requires shareholder approval to be reinstated upon expiration or if amended;

4. Contains a Permitted Bid Feature; and

5. Allows the Fidelity funds to hold an aggregate position of up to 20% of a company's total voting securities and of any class of voting securities.

B. An Anti-Greenmail proposal that does not include other Anti-Takeover Provisions; or

C. It is a fair price amendment that considers a two-year price history or less.

FMR will generally vote in favor of proposals to eliminate Anti-Takeover Provisions. In the case of proposals to declassify a board of directors, FMR will generally vote against such a proposal if the issuer's Articles of Incorporation or applicable statutes include a provision whereby a majority of directors may be removed at any time, with or without cause, by written consent, or other reasonable procedures, by a majority of shareholders entitled to vote for the election of directors.

VI. Capital Structure/Incorporation

A. Increases in Common Stock

FMR will generally vote against a provision to increase a Company's common stock if such increase will result in a total number of authorized shares greater than 3 times the current number of outstanding and scheduled to be issued shares, including stock options, except in the case of real estate investment trusts, where an increase that will result in a total number of authorized shares up to 5 times the current number of outstanding and scheduled to be issued shares is generally acceptable.

B. New Classes of Shares

FMR will generally vote against the introduction of new classes of stock with differential voting rights.

C. Cumulative Voting Rights

FMR will generally vote against the introduction and in favor of the elimination of cumulative voting rights.

D. Acquisition or Business Combination Statutes

FMR will generally vote in favor of proposed amendments to a company's certificate of incorporation or by-laws that enable the company to opt out of the control shares acquisition or business combination statutes.

E. Incorporation or Reincorporation in Another State or Country

FMR will generally vote against shareholder proposals calling for or recommending that a portfolio company reincorporate in the United States and vote in favor of management proposals to reincorporate in a jurisdiction outside the United States if (i) it is lawful under United States, state and other applicable law for the company to be incorporated under the laws of the relevant foreign jurisdiction and to conduct its business and (ii) reincorporating or maintaining a domicile in the United States would likely give rise to adverse tax or other economic consequences detrimental to the interests of the company and its shareholders. However, FMR will consider supporting such shareholder proposals and opposing such management proposals in limited cases if, based upon particular facts and circumstances, reincorporating in or maintaining a domicile in the relevant foreign jurisdiction gives rise to significant risks or other potential adverse consequences that appear reasonably likely to be detrimental to the interests of the company or its shareholders.

VII. Auditors

A. FMR will generally vote against shareholder proposals calling for or recommending periodic rotation of a portfolio company's auditor. FMR will consider voting for such proposals in limited cases if, based upon particular facts and circumstances, a company's board of directors and audit committee clearly appear to have failed to exercise reasonable business judgment in the selection of the company's auditor.

B. FMR will generally vote against shareholder proposals calling for or recommending the prohibition or limitation of the performance of non-audit services by a portfolio company's auditor. FMR will also generally vote against shareholder proposals calling for or recommending removal of a company's auditor due to, among other reasons, the performance of non-audit work by the auditor. FMR will consider voting for such proposals in limited cases if, based upon particular facts and circumstances, a company's board of directors and audit committee clearly appear to have failed to exercise reasonable business judgment in the oversight of the performance of the auditor for audit or non-audit services for the company.

VIII. Shares of Investment Companies

A. When a Fidelity Fund invests in an underlying Fidelity fund, FMR will vote in the same proportion as all other shareholders of such underlying fund or class ("echo voting").

B. Certain Fidelity Funds may invest in shares of Fidelity Central Funds. Central Fund shares, which are held exclusively by Fidelity funds or accounts managed by an FMR affiliate, will be voted in favor of proposals recommended by the Central Funds' Board of Trustees.

IX. Other

A. Voting Process

FMR will generally vote in favor of proposals to adopt confidential voting and independent vote tabulation practices.

B. Regulated Industries

Voting of shares in securities of any regulated industry (e.g. U.S. banking) organization shall be conducted in a manner consistent with conditions that may be specified by the industry's regulator (e.g. the Federal Reserve Board) for a determination under applicable law (e.g. federal banking law) that no Fund or group of Funds has acquired control of such organization.

To view a fund's proxy voting record for the most recent 12-month period ended June 30, visit www.fidelity.com/proxyvotingresults or visit the SEC's web site at www.sec.gov.

TRANSFER AND SERVICE AGENT AGREEMENTS

Each fund has entered into a transfer agent agreement with Fidelity Investments Institutional Operations Company, Inc. (FIIOC), an affiliate of FMRC, which is located at 82 Devonshire Street, Boston, Massachusetts 02109. Under the terms of the agreements, FIIOC (or an agent, including an affiliate) performs transfer agency, distribution disbursing, and shareholder services for each fund.

FIIOC receives no fees for providing transfer agency services to each fund.

FIIOC bears the expense of typesetting, printing, and mailing prospectuses, statements of additional information, and all other reports, notices, and statements to existing shareholders, with the exception of proxy statements.

Each fund has entered into a service agent agreement with Fidelity Service Company, Inc. (FSC), an affiliate of FMRC (or an agent, including an affiliate). Each fund has also entered into a securities lending administration agreement with FSC. Under the terms of the agreements, FSC calculates the NAV and dividends for each fund, maintains each fund's portfolio and general accounting records, and administers each fund's securities lending program.

For providing pricing and bookkeeping services, FSC receives a flat annual fee, payable monthly.

For administering each fund's securities lending program, FSC is paid based on the number and duration of individual securities loans.

For the fiscal years ended September 30, 2007, 2006, and 2005, the funds did not pay FSC for securities lending.

FMRC, either itself or through an affiliate, bears the cost of pricing and bookkeeping services and administering the securities lending program under the terms of its management contract with each fund.

DESCRIPTION OF THE COMPANY

Company Organization. Fidelity Floating Rate Central Fund and Fidelity High Income Central Fund 1 are funds of Fidelity Central Investment Portfolios LLC, an open-end management investment company organized as a limited liability company in Delaware on September 15, 2004. The LLC(s) and each fund are subject to a Limited Liability Company Agreement dated September 16, 2004 (Agreement). On November 29, 2006, Fidelity Floating Rate Central Fund changed its name from Fidelity Floating Rate Central Investment Portfolio to Fidelity Floating Rate Central Fund and Fidelity High Income Central Fund 1 changed its name from Fidelity High Income Central Investment Portfolio 1 to Fidelity High Income Central Fund 1. Currently, there are 13 funds offered in the LLC(s): Fidelity Consumer Discretionary Central Fund, Fidelity Consumer Staples Central Fund, Fidelity Energy Central Fund, Fidelity Financials Central Fund, Fidelity Floating Rate Central Fund, Fidelity Health Care Central Fund, Fidelity High Income Central Fund 1, Fidelity Industrials Central Fund, Fidelity Information Technology Central Fund, Fidelity Materials Central Fund, Fidelity Specialized High Income Central Fund, Fidelity Telecom Services Central Fund, and Fidelity Utilities Central Fund. The Trustees are permitted to create additional funds in the LLC(s) and to create additional classes of each fund.

The assets of the Fidelity Central Investment Portfolios LLC received for the issue or sale of shares of each fund and all income, earnings, profits, and proceeds thereof, subject to the rights of creditors, are allocated to such fund, and constitute the underlying assets of such fund. The underlying assets of each fund in the Fidelity Central Investment Portfolios LLC shall be charged with the liabilities and expenses attributable to such fund. Any general expenses of the Fidelity Central Investment Portfolios LLC shall be allocated between or among any one or more of its funds. The debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular fund shall be enforceable against the assets of that fund only, and not against the assets of any other fund.

Shareholder Liability. The Company is an entity known as a limited liability company organized under the laws of Delaware. Under Delaware law, no shareholder of such a limited liability company can be held personally liable for the obligations of the limited liability company.

The Agreement contains an express disclaimer of shareholder liability for the debts, liabilities, obligations, and expenses of the Company or fund. The Agreement further provides that shareholders of a fund shall not have a claim on or right to any assets belonging to any other fund.

The Agreement provides for indemnification out of each fund's property of any shareholder or former shareholder held personally liable for the obligations of the fund solely by reason of his or her being or having been a shareholder and not because of his or her acts or omissions or for some other reason. The Agreement also provides that the Company, on behalf of each fund, shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Company, on behalf of each fund, and satisfy any judgment thereon from the assets of each fund. FMR believes that, in view of the above, the risk of personal liability to shareholders is remote.

Voting Rights. Each fund's capital consists of shares of beneficial interest. As a shareholder, you are entitled to one vote for each dollar of net asset value you own. The voting rights of shareholders can be changed only by a shareholder vote. Shares may be voted in the aggregate, by fund, and by class.

The shares have no preemptive or conversion rights. Shares are fully paid and nonassessable.

The Company or a fund or a class may be terminated upon the sale of its assets to, or merger with, another open-end management investment company, series, or class thereof, or upon liquidation and distribution of its assets. The Trustees may reorganize, terminate, merge, or sell all or a portion of the assets of the Company or a fund or a class without prior shareholder approval. In the event of the dissolution or liquidation of the Company, shareholders of each of its funds are entitled to receive the underlying assets of such fund available for distribution. In the event of the dissolution or liquidation of a fund or a class, shareholders of that fund or that class are entitled to receive the underlying assets of the fund or class available for distribution.

Custodians. JPMorgan Chase Bank, 270 Park Avenue, New York, New York, is custodian of the assets of each fund. The custodian is responsible for the safekeeping of a fund's assets and the appointment of any subcustodian banks and clearing agencies. The Bank of New York, headquartered in New York, also may serve as a special purpose custodian of certain assets in connection with repurchase agreement transactions.

FMR, its officers and directors, its affiliated companies, Members of the Advisory Board, and Members of the Board of Trustees may, from time to time, conduct transactions with various banks, including banks serving as custodians for certain funds advised by FMR. Transactions that have occurred to date include mortgages and personal and general business loans. In the judgment of FMR, the terms and conditions of those transactions were not influenced by existing or potential custodial or other fund relationships.

Independent Registered Public Accounting Firm. Deloitte & Touche LLP, 200 Berkeley Street, Boston, Massachusetts, independent registered public accounting firm, examines financial statements for each fund and provides other audit related services.

FINANCIAL STATEMENTS

Each fund's financial statements and financial highlights for the fiscal year ended September 30, 2007, and report of the independent registered public accounting firm, are included in the fund's annual report and are incorporated herein by reference.

FUND HOLDINGS INFORMATION

Each fund views holdings information as sensitive and limits its dissemination. The Board authorized FMR to establish and administer guidelines for the dissemination of fund holdings information, which may be amended at any time without prior notice. FMR's Disclosure Policy Committee (comprising executive officers of FMR) evaluates disclosure policy with the goal of serving a fund's best interests by striking an appropriate balance between providing information about a fund's portfolio and protecting a fund from potentially harmful disclosure. The Board reviews the administration and modification of these guidelines and receives reports from the funds' chief compliance officer periodically.

Each fund will provide a full list of holdings upon request as of the prior business day to all Fidelity registered investment companies that are shareholders of the fund.

Each fund may also from time to time provide specific fund level performance attribution information and statistics to the Board or third parties, such as fund shareholders or prospective fund shareholders, members of the press, consultants, and ratings and ranking organizations.

The Use of Holdings In Connection With Fund Operations. Material non-public holdings information may be provided as part of the investment activities of each fund to: entities which, by explicit agreement or by virtue of their respective duties to the fund, are required to maintain the confidentiality of the information disclosed; other parties if legally required; or persons FMR believes will not misuse the disclosed information. These entities, parties, and persons include: a fund's trustees; a fund's manager, its sub-advisers and their affiliates whose access persons are subject to a code of ethics; contractors who are subject to a confidentiality agreement; a fund's auditors; a fund's custodians; proxy voting service providers; financial printers; pricing service vendors; broker-dealers in connection with the purchase or sale of securities or requests for price quotations or bids on one or more securities; securities lending agents; counsel to a fund or their Independent Trustees; regulatory authorities; stock exchanges and other listing organizations; parties to litigation; and third-parties in connection with a bankruptcy proceeding relating to a fund holding. Non-public holdings information may also be provided to an issuer regarding the number or percentage of its shares that are owned by a fund and in connection with redemptions in kind.

Other Uses Of Holdings Information. In addition, each fund may provide material non-public holdings information to (i) third-parties that calculate information derived from holdings for use by FMR or its affiliates, (ii) third parties that supply their analyses of holdings (but not the holdings themselves) to their clients (including sponsors of retirement plans or their consultants), (iii) ratings and rankings organizations, and (iv) an investment adviser, trustee, or their agents to whom holdings are disclosed for due diligence purposes or in anticipation of a merger involving a fund. Each individual request is reviewed by the Disclosure Policy Committee which must find, in its sole discretion that, based on the specific facts and circumstances, the disclosure appears unlikely to be harmful to a fund. Entities receiving this information must have in place control mechanisms to reasonably ensure or otherwise agree that, (a) the holdings information will be kept confidential, (b) no employee shall use the information to effect trading or for their personal benefit, and (c) the nature and type of information that they, in turn, may disclose to third-parties is limited. FMR relies primarily on the existence of non-disclosure agreements and/or control mechanisms when determining that disclosure is not likely to be harmful to a fund.

At this time, the entities receiving information described in the preceding paragraph are: Factset Research Systems Inc. (full or partial fund holdings daily, on the next business day); Thomson Vestek (full holdings, as of the end of the calendar quarter, 15 calendar days after the calendar quarter-end); Standard & Poor's Rating Services (full holdings weekly (generally as of the previous Friday), generally 5 business days thereafter); Moody's Investors Service (full holdings monthly, (generally as of the last Friday of each month), generally the first Friday of the following month); and Anacomp Inc. (full or partial holdings daily, on the next business day).

FMR, its affiliates, or the funds will not enter into any arrangements with third-parties from which they derive consideration for the disclosure of material non-public holdings information. If, in the future, FMR desired to make such an arrangement, it would seek prior Board approval and any such arrangements would be disclosed in the funds' SAI.

There can be no assurance that the funds' policies and procedures with respect to disclosure of fund portfolio holdings will prevent the misuse of such information by individuals and firms that receive such information.

APPENDIX

Fidelity and Fidelity Investments & (Pyramid) Design are registered trademarks of FMR LLC.

The third party marks appearing above are the marks of their respective owners.

Fidelity Central Investment Portfolios LLC
Amendment No. 17

PART C. OTHER INFORMATION

Item 23. Exhibits

(a) (1) Limited Liability Company Agreement, dated September 16, 2004, on behalf of Fidelity Central Investment Portfolios LLC, is incorporated herein by reference to Exhibit (a)(1) of the initial registration statement.

(2) Certificate of Formation, dated September 15, 2004, on behalf of Fidelity Central Investment Portfolios LLC, is incorporated by reference to Exhibit (a)(2) of the initial registration statement.

(b) Bylaws of the Company are incorporated herein by reference to Exhibit (b) of the initial registration statement.

(c) Not applicable.

(d) (1) Management Contract, dated September 16, 2004, between Fidelity High Income Central Investment Portfolio 1 (currently Fidelity High Income Central Fund 1) and FMR Co., Inc., is incorporated herein by reference to Exhibit (d)(1) of Amendment No. 1.

(2) Management Contract, dated November 18, 2004, between Fidelity Floating Rate Central Investment Portfolio (currently Fidelity Floating Rate Central Fund) and FMR Co., Inc., is incorporated herein by reference to Exhibit (d)(2) of Amendment No. 2.

(3) Management Contract, dated July 21, 2005, between Fidelity Specialized High Income Central Investment Portfolio (currently Fidelity Specialized High Income Central Fund) and FMR Co., Inc., is incorporated herein by reference to Exhibit (d)(4) of Amendment No. 3.

(4) Management Contract, dated June 15, 2006, between Fidelity Consumer Discretionary Central Investment Portfolio (currently Fidelity Consumer Discretionary Central Fund) and FMR Co., Inc., is incorporated herein by reference to Exhibit (d)(5) of Amendment No. 6.

(5) Management Contract, dated June 15, 2006, between Fidelity Consumer Staples Central Investment Portfolio (currently Fidelity Consumer Staples Central Fund) and FMR Co., Inc., is incorporated herein by reference to Exhibit (d)(6) of Amendment No. 6.

(6) Management Contract, dated June 15, 2006, between Fidelity Energy Central Investment Portfolio (currently Fidelity Energy Central Fund) and FMR Co., Inc., is incorporated herein by reference to Exhibit (d)(7) of Amendment No. 6.

(7) Management Contract, dated June 15, 2006, between Fidelity Financials Central Investment Portfolio (currently Fidelity Financials Central Fund) and FMR Co., Inc., is incorporated herein by reference to Exhibit (d)(8) of Amendment No. 6.

(8) Management Contract, dated June 15, 2006, between Fidelity Health Care Central Investment Portfolio (currently Fidelity Health Care Central Fund) and FMR Co., Inc., is incorporated herein by reference to Exhibit (d)(9) of Amendment No. 6.

(9) Management Contract, dated June 15, 2006, between Fidelity Industrials Central Investment Portfolio (currently Fidelity Industrials Central Fund) and FMR Co., Inc., is incorporated herein by reference to Exhibit (d)(10) of Amendment No. 6.

(10) Management Contract, dated June 15, 2006, between Fidelity Information Technology Central Investment Portfolio (currently Fidelity Information Technology Central Fund) and FMR Co., Inc., is incorporated herein by reference to Exhibit (d)(11) of Amendment No. 6.

(11) Management Contract, dated June 15, 2006, between Fidelity Materials Central Investment Portfolio (currently Fidelity Materials Central Fund) and FMR Co., Inc., is incorporated herein by reference to Exhibit (d)(12) of Amendment No. 6.

(12) Management Contract, dated June 15, 2006, between Fidelity Telecom Services Central Investment Portfolio (currently Fidelity Telecom Services Central Fund) and FMR Co., Inc., is incorporated herein by reference to Exhibit (d)(13) of Amendment No. 6.

(13) Management Contract, dated June 15, 2006, between Fidelity Utilities Central Investment Portfolio (currently Fidelity Utilities Central Fund) and FMR Co., Inc., is incorporated herein by reference to Exhibit (d)(14) of Amendment No. 6.

(14) Form of Management Contract between Fidelity International Equity Central Fund and FMR Co., Inc., is incorporated herein by reference to Exhibit (d)(14) of Amendment No. 16.

(15) Sub-Advisory Agreement, dated September 16, 2004, between FMR Co., Inc. and Fidelity Management & Research (Far East) Inc. (currently known as Fidelity Research & Analysis Company), on behalf of Fidelity High Income Central Investment Portfolio 1 (currently Fidelity High Income Central Fund 1), is incorporated herein by reference to Exhibit (d)(4) of Amendment No. 1.

(16) Sub-Advisory Agreement, dated November 18, 2004, between FMR Co., Inc. and Fidelity Management & Research (Far East) Inc. (currently known as Fidelity Research & Analysis Company), on behalf of Fidelity Floating Rate Central Investment Portfolio (currently Fidelity Floating Rate Central Fund), is incorporated herein by reference to Exhibit (d)(7) of Amendment No. 2.

(17) Sub-Advisory Agreement, dated July 21, 2005, between FMR Co., Inc., and Fidelity Management & Research (Far East) Inc. (currently known as Fidelity Research & Analysis Company), on behalf of Fidelity Specialized High Income Central Investment Portfolio (currently Fidelity Specialized High Income Central Fund), is incorporated herein by reference to Exhibit (d)(12) of Amendment No. 3.

(18) Sub-Advisory Agreement, dated April 19, 2007, between FMR Co., Inc. and Fidelity Management & Research (U.K.) Inc., on behalf of Fidelity Consumer Discretionary Central Fund, is incorporated herein by reference to Exhibit (d)(17) of Amendment No. 15.

(19) Sub-Advisory Agreement, dated April 19, 2007, between FMR Co., Inc., and Fidelity Research & Analysis Company, on behalf of Fidelity Consumer Discretionary Central Fund, is incorporated herein by reference to Exhibit (d)(18) of Amendment No. 15.

(20) Sub-Advisory Agreement, dated April 19, 2007, between FMR Co., Inc. and Fidelity Management & Research (U.K.) Inc., on behalf of Fidelity Consumer Staples Central Fund, is incorporated by reference to Exhibit (d)(19) of Amendment No. 15.

(21) Sub-Advisory Agreement, dated April 19, 2007, between FMR Co., Inc. and Fidelity Research & Analysis Company, on behalf of Fidelity Consumer Staples Central Fund, is incorporated herein by reference toExhibit (d)(20) of Amendment No. 15.

(22) Sub-Advisory Agreement, dated April 19, 2007, between FMR Co., Inc. and Fidelity Management & Research (U.K.) Inc., on behalf of Fidelity Energy Central Fund, is incorporated herein by reference to Exhibit (d)(21) of Amendment No. 15.

(23) Sub-Advisory Agreement, dated April 19, 2007, between FMR Co., Inc. and Fidelity Research & Analysis Company, on behalf of Fidelity Energy Central Fund, is incorporated herein by reference to Exhibit (d)(22) of Amendment No. 15.

(24) Sub-Advisory Agreement, dated April 19, 2007, between FMR Co., Inc. and Fidelity Management & Research (U.K.) Inc., on behalf of Fidelity Financials Central Fund, is incorporated herein by reference to Exhibit (d)(23) of Amendment No. 15.

(25) Sub-Advisory Agreement, dated April 19, 2007, between FMR Co., Inc. and Fidelity Research & Analysis Company, on behalf of Fidelity Financials Central Fund, is incorporated herein by reference to Exhibit (d)(24) of Amendment No. 15.

(26) Sub-Advisory Agreement, dated April 19, 2007, between FMR Co., Inc. and Fidelity Management & Research (U.K.) Inc., on behalf of Fidelity Health Care Central Fund, is incorporated herein by reference to Exhibit (d)(25) of Amendment No. 15.

(27) Sub-Advisory Agreement, dated April 19, 2007, between FMR Co., Inc. and Fidelity Research & Analysis Company, on behalf of Fidelity Health Care Central Fund, is incorporated herein by reference to Exhibit (d)(26) of Amendment No. 15.

(28) Sub-Advisory Agreement, dated April 19, 2007, between FMR Co., Inc. and Fidelity Management & Research (U.K.) Inc., on behalf of Fidelity Industrials Central Fund, is incorporated herein by reference to Exhibit (d)(27) of Amendment No. 15.

(29) Sub-Advisory Agreement, dated April 19, 2007, between FMR Co., Inc. and Fidelity Research & Analysis Company, on behalf of Fidelity Industrials Central Fund, is incorporated herein by reference to Exhibit (d)(28) of Amendment No. 15.

(30) Sub-Advisory Agreement, dated April 19, 2007, between FMR Co., Inc. and Fidelity Management & Research (U.K.) Inc., on behalf of Fidelity Information Technology Central Fund, is incorporated herein by reference to Exhibit (d)(29) of Amendment No. 15.

(31) Sub-Advisory Agreement, dated April 19, 2007, between FMR Co., Inc. and Fidelity Research & Analysis Company, on behalf of Fidelity Information Technology Central Fund, is incorporated herein by reference to Exhibit (d)(30) of Amendment No. 15.

(32) Sub-Advisory Agreement, dated April 19, 2007, between FMR Co., Inc. and Fidelity Management & Research (U.K.) Inc., on behalf of Fidelity Materials Central Fund, is incorporated herein by reference to Exhibit (d)(31) of Amendment No. 15.

(33) Sub-Advisory Agreement, dated April 19, 2007, between FMR Co., Inc. and Fidelity Research & Analysis Company, on behalf of Fidelity Materials Central Fund, is incorporated herein by reference to Exhibit (d)(32) of Amendment No. 15.

(34) Sub-Advisory Agreement, dated April 19, 2007, between FMR Co., Inc. and Fidelity Management & Research (U.K.) Inc., on behalf of Fidelity Telecom Services Central Fund, is incorporated herein by reference to Exhibit (d)(33) of Amendment No. 15.

(35) Sub-Advisory Agreement, dated April 19, 2007, between FMR Co., Inc. and Fidelity Research & Analysis Company, on behalf of Fidelity Telecom Services Central Fund, is incorporated herein by reference to Exhibit (d)(34) of Amendment No. 15.

(36) Sub-Advisory Agreement, dated April 19, 2007, between FMR Co., Inc. and Fidelity Management & Research (U.K.) Inc., on behalf of Fidelity Utilities Central Fund, is incorporated herein by reference to Exhibit (d)(35) of Amendment No. 15.

(37) Sub-Advisory Agreement, dated April 19, 2007, between FMR Co., Inc. and Fidelity Research & Analysis Company, on behalf of Fidelity Utilities Central Fund, is incorporated herein by reference to Exhibit (d)(36) of Amendment No. 15.

(38) Form of Sub-Advisory Agreement between FMR Co., Inc. and Fidelity Management & Research (U.K.) Inc., on behalf of Fidelity International Equity Central Fund, is incorporated herein by reference to Exhibit (d)(38) of Amendment No. 16.

(39) Form of Sub-Advisory Agreement between FMR Co., Inc. and Fidelity Research & Analysis Company, on behalf of Fidelity International Equity Central Fund, is incorporated herein by reference to Exhibit (d)(39) of Amendment No. 16.

(40) Form of Sub-Advisory Agreement between FMR Co., Inc. and Fidelity International Investment Advisors, on behalf of Fidelity International Equity Central Fund, is incorporated herein by reference to Exhibit (d)(40) of Amendment No. 16.

(41) Form of Sub-Advisory Agreement between Fidelity International Investment Advisors (U.K.) Limited and Fidelity International Investment Advisors, on behalf of Fidelity International Equity Central Fund, is incorporated herein by reference to Exhibit (d)(41) of Amendment No. 16.

(42) Form of Sub-Advisory Agreement between Fidelity Investments Japan Limited and Fidelity International Investment Advisors, on behalf of Fidelity International Equity Central Fund, is incorporated herein by reference to Exhibit (d)(42) of Amendment No. 16.

(43) Sub-Advisory Agreement, dated September 16, 2004, between Fidelity Management & Research (Far East) Inc. (currently known as Fidelity Research & Analysis Company), and Fidelity Investments Japan Limited, on behalf of the Registrant is incorporated herein by reference to Exhibit (d)(10) of Amendment No. 2.

(44) Schedule A, dated April 19, 2007, to the Sub-Advisory Agreement, dated September 16, 2004, between Fidelity Management & Research (Far East) Inc. (currently known as Fidelity Research & Analysis Company), and Fidelity Investments Japan Limited, on behalf of the Registrant is incorporated herein by reference to Exhibit (d)(38) of Amendment No. 15.

(45) Master International Research Agreement, dated September 16, 2004, between FMR Co., Inc. and Fidelity International Investment Advisors, on behalf of the Registrant is incorporated herein by reference to Exhibit (d)(12) of Amendment No. 2.

(46) Schedule A, dated September 1, 2006, to the Master International Research Agreement, dated September 16, 2004, between FMR Co., Inc. and Fidelity International Investment Advisors, on behalf of the Registrant is incorporated by reference to Exhibit (d)(27) of Amendment No. 12.

(47) Sub-Research Agreement, dated September 16, 2004, between Fidelity International Investment Advisors and Fidelity International Investment Advisors (U.K.) Limited, on behalf of the Registrant is incorporated herein by reference to Exhibit (d)(14) of Amendment No. 2.

(48) Schedule A, dated September 1, 2006, to the Sub-Research Agreement, dated September 16, 2004, between Fidelity International Investment Advisors and Fidelity International Investment Advisors (U.K.) Limited, on behalf of the Registrant is incorporated herein by reference to Exhibit (d)(29) of Amendment No. 12.

(49) Sub-Research Agreement, dated September 16, 2004, between Fidelity International Investment Advisors and Fidelity Investments Japan Limited, on behalf of the Registrant is incorporated herein by reference to Exhibit (d)(16) of Amendment No. 2.

(50) Schedule A, dated April 2, 2007, to the Sub-Research Agreement, dated September 16, 2004, between Fidelity International Investment Advisors and Fidelity Investments Japan Limited, on behalf of the Registrant is incorporated herein by reference to Exhibit (d)(44) of Amendment No. 15.

(51) General Research Services Agreement and Schedule B, each dated January 20, 2006, among Fidelity Management & Research Company, FMR Co., Inc., Fidelity Investments Money Management Inc., and Fidelity Research & Analysis Company, on behalf of the Registrant, is incorporated herein by reference to Exhibit (d)(38) of Variable Insurance Products Fund's (File No. 002-75010) Post-Effective Amendment No. 62.

(52) Schedule A, dated July 1, 2007, to the General Research Services Agreement, dated January 20, 2006, among Fidelity Management & Research Company, FMR Co., Inc., Fidelity Investments Money Management Inc., and Fidelity Research & Analysis Company, on behalf of the Registrant is incorporated herein by reference to Exhibit (d)(28) of Fidelity Puritan Trust's (File No. 002-11884) Post-Effective Amendment No. 130.

(53) Form of Schedule A to the Sub-Advisory Agreement between Fidelity Management & Research (Far East) Inc. (currently known as Fidelity Research & Analysis Company), and Fidelity Investments Japan Limited, on behalf of Fidelity Central Investment Portfolios LLC on behalf of Fidelity International Equity Central Fund is incorporated herein by reference to Exhibit (d)(53) of Amendment No. 16.

(54) Form of Schedule A, to the Master International Research Agreement between FMR Co., Inc. and Fidelity International Investment Advisors, on behalf of Fidelity Central Investment Portfolios LLC on behalf of Fidelity International Equity Central Fund is incorporated herein by reference to Exhibit (d)(54) of Amendment No. 16.

(55) Form of Schedule A, to the Sub-Research Agreement between Fidelity International Investment Advisors and Fidelity International Investment Advisors (U.K.) Limited, on behalf of Fidelity Central Investment Portfolios LLC on behalf of Fidelity International Equity Central Fund is incorporated herein by reference to Exhibit (d)(55) of Amendment No. 16.

(56) Form of Schedule A, to the Sub-Research Agreement between Fidelity International Investment Advisors and Fidelity Investments Japan Limited, on behalf of Fidelity Central Investment Portfolios LLC on behalf of Fidelity International Equity Central Fund is incorporated herein by reference to Exhibit (d)(56) of Amendment No. 16.

(57) Form of Schedule A, to the Sub-Research Agreement between Fidelity Management & Research Company and Fidelity International Investment Advisors, on behalf of Fidelity Central Investment Portfolios LLC on behalf of Fidelity International Equity Central Fund is incorporated herein by reference to Exhibit (d)(57) of Amendment No. 16.

(58) Form of Schedule A, to the General Research Services Agreement among Fidelity Management & Research Company, FMR Co., Inc., Fidelity Investments Money Management Inc., and Fidelity Research & Analysis Company, on behalf of Fidelity Central Investment Portfolios LLC on behalf of Fidelity International Equity Central Fund is incorporated herein by reference to Exhibit (d)(58) of Amendment No.16.

(e) Not applicable.

(f) The Fee Deferral Plan for Independent Trustees and Trustees of the Fidelity Funds, effective as of September 15, 1995 and amended through May 14, 2006, is incorporated herein by reference to Exhibit (f)(1) of Amendment No. 6.

(g) (1) Custodian Agreement and Appendix B, C, D, and E, dated January 1, 2007, between JPMorgan Chase Bank, N.A. and the Registrant are incorporated herein by reference to Exhibit (g)(2) of Fidelity Advisor Series I's (File No. 002-84776) Post-Effective Amendment No. 72.

(2) Appendix A, dated June 29, 2007, to the Custodian Agreement, dated January 1, 2007, between JPMorgan Chase Bank, N.A. and the Registrant is incorporated herein by reference to Exhibit (g)(2) of Fidelity Hastings Street Trust's (File No. 002-11517) Post-Effective Amendment No. 116.

(3) Fidelity Group Repo Custodian Agreement among The Bank of New York, J. P. Morgan Securities, Inc., and the Registrant, dated February 12, 1996, is incorporated herein by reference to Exhibit 8(d) of Fidelity Institutional Cash Portfolios' (currently known as Fidelity Colchester Street Trust) (File No. 2-74808) Post-Effective Amendment No. 31.

(4) Schedule 1 to the Fidelity Group Repo Custodian Agreement between The Bank of New York and the Registrant, dated February 12, 1996, is incorporated herein by reference to Exhibit 8(e) of Fidelity Institutional Cash Portfolios' (currently known as Fidelity Colchester Street Trust) (File No. 2-74808) Post-Effective Amendment No. 31.

(5) Fidelity Group Repo Custodian Agreement among Chemical Bank, Greenwich Capital Markets, Inc., and the Registrant, dated November 13, 1995, is incorporated herein by reference to Exhibit 8(f) of Fidelity Institutional Cash Portfolios' (currently known as Fidelity Colchester Street Trust) (File No. 2-74808) Post-Effective Amendment No. 31.

(6) Schedule 1 to the Fidelity Group Repo Custodian Agreement between Chemical Bank and the Registrant, dated November 13, 1995, is incorporated herein by reference to Exhibit 8(g) of Fidelity Institutional Cash Portfolios' (currently known as Fidelity Colchester Street Trust) (File No. 2-74808) Post-Effective Amendment No. 31.

(7) Joint Trading Account Custody Agreement between The Bank of New York and the Registrant, dated May 11, 1995, is incorporated herein by reference to Exhibit 8(h) of Fidelity Institutional Cash Portfolios' (currently known as Fidelity Colchester Street Trust) (File No. 2-74808) Post-Effective Amendment No. 31.

(8) First Amendment to Joint Trading Account Custody Agreement between The Bank of New York and the Registrant, dated July 14, 1995, is incorporated herein by reference to Exhibit 8(i) of Fidelity Institutional Cash Portfolios' (currently known as Fidelity Colchester Street Trust) (File No. 2-74808) Post-Effective Amendment No. 31.

(9) Schedule A-1, Part I and Part IV, dated July 2, 2007, to the Fidelity Group Repo Custodian Agreements, Schedule 1s to the Fidelity Group Repo Custodian Agreements, Joint Trading Account Custody Agreement, and First Amendment to the Joint Trading Account Custody Agreement, between the respective parties and the Registrant, is incorporated herein by reference to Exhibit (g)(9) of North Carolina Capital Management Trust's (File No. 002-77169) Post-Effective Amendment No. 48.

(h) Not applicable.

(i) Not Applicable.

(j) Consents of Deloitte & Touche LLP, dated December 13, 2007, is filed herein as Exhibit (j).

(k) Not applicable.

(l) Not applicable.

(m) Not applicable.

(n) Not applicable.

(p) (1) Code of Ethics, dated February 15, 2007, adopted by each fund and Fidelity Management & Research Company, FMR Co., Inc., and Fidelity Research & Analysis Company, pursuant to Rule 17j-1 is incorporated herein by reference to Exhibit (p)(1) of Fidelity Congress Street Fund's (File No. 811-00971) Amendment No. 30.

(2) Code of Ethics, dated March 2007, adopted by Fidelity International Limited (FIL), Fidelity Investments Japan Limited, Fidelity International Investment Advisors, and Fidelity International Investment Advisors (U.K.) Limited pursuant to Rule 17j-1 is incorporated herein by reference to Exhibit (p)(2) of Fidelity New York Municipal Trust II's (File No. 811-06398) Post-Effective Amendment No. 24.

Item 24. Companies Controlled by or under Common Control with this Company

The Board of Directors of the Company serve in a similar capacity as the Board of Trustees of other Fidelity funds, each of which has Fidelity Management & Research Company, or an affiliate, as its investment adviser. In addition, the officers of the Company are substantially identical to those of the other Fidelity funds. Nonetheless, the Company takes the position that it is not under common control with other Fidelity funds because the power residing in the respective boards and officers arises as the result of an official position with the respective companies.

Item 25. Indemnification

Pursuant to Del. Code Ann. title 6 § 18-108, a Delaware limited liability company may provide in its limited liability company agreement for the indemnification of its officers, members, managers or other persons from and against any and all claims and demands whatsoever. Article X, Section 10.03 of the Limited Liability Company Agreement sets forth the reasonable and fair means for determining whether indemnification shall be provided to any past or present Director or officer. It states that the Company shall indemnify any present or past director or officer to the fullest extent permitted by law against liability, and all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she is involved by virtue of his or her service as a director or officer and against any amount incurred or paid in settlement thereof. Indemnification will not be provided to a person adjudged by a court or other adjudicatory body to be liable to the Company or its members by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties (collectively, "disabling conduct"), or not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Company. In the event of a settlement or other disposition of a proceeding without an adjudication by a court or other adjudicatory body that such person was liable to the Company or its members by reason of his or her disabling conduct, no indemnification may be provided unless there has been a determination, as specified in the Limited Liability Company Agreement, that the officer or director did not engage in disabling conduct.

Pursuant to the agreement by which Fidelity Investments Institutional Operations Company, Inc. ("FIIOC") is appointed transfer agent, the Registrant agrees to indemnify and hold FIIOC harmless against any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from:

(1) any claim, demand, action or suit brought by any person other than the Registrant, including by a shareholder, which names FIIOC and/or the Registrant as a party and is not based on and does not result from FIIOC's willful misfeasance, bad faith or negligence or reckless disregard of duties, and arises out of or in connection with FIIOC's performance under the Transfer Agency Agreement; or

(2) any claim, demand, action or suit (except to the extent contributed to by FIIOC's willful misfeasance, bad faith or negligence or reckless disregard of duties) which results from the negligence of the Registrant, or from FIIOC's acting upon any instruction(s) reasonably believed by it to have been executed or communicated by any person duly authorized by the Registrant, or as a result of FIIOC's acting in reliance upon advice reasonably believed by FIIOC to have been given by counsel for the Registrant, or as a result of FIIOC's acting in reliance upon any instrument or stock certificate reasonably believed by it to have been genuine and signed, countersigned or executed by the proper person.

Item 26. Business and Other Connections of Investment Advisers

(1) FMR CO., INC. (FMRC)

FMRC provides investment advisory services to Fidelity Management & Research Company. The directors and officers of the Sub-Adviser have held the following positions of a substantial nature during the past two fiscal years.

Edward C. Johnson 3d	Chairman of the Board and Director of FMRC, FMR, FRAC, and FIMM ; Chief Executive Officer, Chairman of the Board and Director of FMR LLC; Trustee of funds advised by FMR.

Abigail P. Johnson

Previously served as President and Director of FMRC, FMR, and FIMM (2005), Senior Vice President of funds advised by FMR (2005), and Trustee of funds advised by FMR (2006). Currently a Director and Vice Chairman (2006) of FMR LLC, President of FESCO (2005), and President and a Director of FIIOC (2005).

Peter S. Lynch	Vice Chairman and Director of FMRC and FMR and member of the Advisory Board of funds advised by FMR (2003).

James C. Curvey	Director of FMRC and FMR (2007); Director and Vice Chairman (2006) of FMR LLC.

John J. Remondi	Director of FMRC and FMR (2007); Director (2006) and Executive Vice President (2007) of FMR LLC.

Thomas Allen	Vice President of FMRC, FMR, and funds advised by FMR.

Paul Antico	Vice President of FMRC, FMR, and a fund advised by FMR.

Ramin Arani	Vice President of FMRC, FMR, and funds advised by FMR.

John Avery	Vice President of FMRC, FMR, and a fund advised by FMR.
David Bagnani	Vice President of FMRC and FMR (2004).

Robert Bertelson	Vice President of FMRC, FMR, and funds advised by FMR.

Stephen Binder	Previously served as Vice President of FMRC, FMR, and a fund advised by FMR (2006).

William Bower	Vice President of FMRC, FMR, and funds advised by FMR.

Philip L. Bullen	Senior Vice President of FMRC and FMR; Previously served as President and Director of FRAC and FMR U.K. (2006), and Director of Strategic Advisers, Inc. (2005).

Steve Buller	Vice President of FMRC, FMR, and a fund advised by FMR.

Steven Calhoun	Vice President of FMRC, FMR (2005), and funds advised by FMR.

John H. Carlson	Senior Vice President of FMRC and FMR (2003); Vice President of funds advised by FMR; Previously served as Vice President of FMRC and FMR (2003).

James Catudal	Vice President of FMRC, FMR, and funds advised by FMR.

Ren Y. Cheng	Vice President of FMRC, FMR and funds advised by FMR; Previously served as Vice President of Strategic Advisers, Inc. (2005).

C. Robert Chow	Vice President of FMRC, FMR, and a fund advised by FMR.

Dwight D. Churchill	Executive Vice President of FMRC and FMR (2005); Previously served as Senior Vice President of FMR (2005) and FIMM (2006).

William Carlyle Coash	Vice President of FMRC and FMR (2006).

Timothy Cohen	Vice President of FMRC, FMR (2003), and funds advised by FMR.

Katherine Collins	Senior Vice President of FMRC and FMR (2003); Previously served as Vice President of FMRC and FMR (2003).

Michael Connolly	Vice President of FMRC and FMR.

Brian B. Conroy	Senior Vice President of FMRC and FMR (2006).

Matthew Conti	Vice President of FMRC, FMR (2003), and funds advised by FMR.

William Danoff	Senior Vice President of FMRC and FMR and Vice President of funds advised by FMR.

Joseph Day	Previously served as Vice President of FMRC and FMR (2006).

Scott E. DeSano	Previously served as Senior Vice President of FMRC and FMR (2005).

Penelope Dobkin	Vice President of FMRC, FMR, and funds advised by FMR.

Julie Donovan	Vice President of FMRC and FMR (2003).

Walter C. Donovan

Executive Vice President of FMRC and FMR (2005); Vice President of Equity funds advised by FMR; Previously served as Senior Vice President of FMRC and FMR (2005); Vice President of High Income funds advised by FMR (2007).

Bettina Doulton	Senior Vice President of FMRC and FMR; Previously served as Vice President of funds advised by FMR.

Stephen DuFour	Vice President of FMRC, FMR, and funds advised by FMR.

Michael Elizondo	Previously served as Vice President of FMRC and FMR (2006).

Brian Peter Enyeart	Vice President of FMRC and FMR (2006).

Bahaa Fam	Previously served as Vice President of FMRC and FMR (2006); Vice President of funds advised by FMR.

Jeffrey Feingold	Vice President of FMRC, FMR (2005), and a fund advised by FMR.

Robert Scott Feldman	Previously served as Vice President of FMRC and FMR (2006).

Richard B. Fentin	Senior Vice President of FMRC and FMR and Vice President of funds advised by FMR.

Jay Freedman	Previously served as Assistant Secretary of FMRC, FMR, FDC and Secretary of FMR U.K., FRAC, FIMM, Strategic Advisers, Inc. and FMR LLC (2006).

Matthew H. Friedman	Vice President of FMRC and FMR (2006).

Matthew Fruhan	Vice President of FMRC, FMR (2006), and funds advised by FMR.

Robert M. Gervis	Vice President of FMRC and FMR (2006).

Christopher J. Goudie	Previously served as Vice President of FMRC and FMR (2006).

Boyce I. Greer	Executive Vice President of FMRC and FMR (2005); Senior Vice President of FIMM (2006); Vice President of the Select, Asset Allocation, Fixed-Income, and Money Market funds advised by FMR.

Robert J. Haber	Previously served as Senior Vice President of FMRC and FMR (2006); Vice President of a fund advised by FMR.

Richard C. Habermann	Senior Vice President of FMRC and FMR and Vice President of funds advised by FMR.

John F. Haley	Previously served as Vice President of FMRC and FMR (2007).

Karen Hammond

Previously served as Assistant Treasurer of FMRC, FMR, FMR U.K., FRAC, and FIMM, Vice President of FMR U.K., FRAC, FIMM, and Strategic Advisers, Inc., and Treasurer of Strategic Advisers, Inc. and FMR LLC (2005); Executive Vice President of FMR (2005).

Brian J. Hanson	Vice President of FMRC, FMR (2004), and funds advised by FMR.
James Harmon	Vice President of FMRC, FMR, and a fund advised by FMR.

Ian Hart	Vice President of FMRC, FMR and a fund advised by FMR.

Timothy Heffernan	Previously served as Vice President of FMRC and FMR (2006).

Thomas Hense	Previously served as Vice President of FMRC and FMR (2006).

Cesar Hernandez	Previously served as Vice President of FMRC and FMR (2006).

Bruce T. Herring	Vice President of FMRC and of certain Equity funds advised by FMR; Senior Vice President of FMR (2006); Previously served as Vice President of FMR (2006).

Adam Hetnarski	Vice President of FMRC, FMR, and funds advised by FMR.

John J. Hitt	Assistant Secretary of FMRC, FMR, FMR U.K., FRAC, FIMM, Strategic Advisers, Inc., FDC, and FMR LLC (2006).

Frederick D. Hoff, Jr.	Vice President of FMRC, FMR, and a fund advised by FMR.

Brian Hogan	Vice President of FMRC, FMR, and funds advised by FMR.
Michael T. Jenkins	Vice President of FMRC and FMR (2004).

Sonu Kalra	Vice President of FMRC, FMR (2006), and a fund advised by FMR.

Rajiv Kaul	Previously served as Vice President of FMRC and FMR (2006); Vice President of funds advised by FMR.

Steven Kaye	Previously served as Senior Vice President of FMRC and FMR and Vice President of a fund advised by FMR (2007).

Jonathan Kelly	Vice President of FMRC, FMR (2003), and funds advised by FMR.

William Kennedy	Vice President of FMRC, FMR, and funds advised by FMR.

Karen R. Korn	Vice President of FMRC and FMR (2006).

Harry W. Lange	Vice President of FMRC, FMR, and funds advised by FMR.

Harley Lank	Vice President of FMRC, FMR, and funds advised by FMR.

Thomas P. Lavin	Previously served as Vice President of FMRC and FMR (2006).

Robert A. Lawrence

Senior Vice President of FMRC and FMR (2006); Vice President of High Income funds advised by FMR; Previously served as Director of Geode, President of Fidelity Strategic Investments, and Vice President of FMR LLC (2005).

Maxime Lemieux	Previously served as Vice President of FMRC and FMR (2006); Vice President of a fund advised by FMR.

Douglas Lober	Previously served as Vice President of FMRC and FMR (2006).

Richard R. Mace	Senior Vice President of FMRC and FMR and Vice President of funds advised by FMR.

Charles A. Mangum	Senior Vice President of FMRC and FMR (2005); Vice President of funds advised by FMR; Previously served as Vice President of FMRC and FMR (2005).

Darren Maupin	Vice President of FMRC, FMR (2006), and funds advised by FMR.

Kevin McCarey	Previously served as Vice President of FMRC, FMR, and funds advised by FMR (2006).

Christine McConnell	Vice President of FMRC, FMR (2003), and a fund advised by FMR.

John B. McDowell	Senior Vice President of FMRC and FMR and Vice President of certain Equity funds advised by FMR.

Neal P. Miller	Vice President of FMRC, FMR, and a fund advised by FMR.
Peter J. Millington	Previously served as Vice President of FMRC and FMR (2006).

Robert Minicus	Vice President of FMRC and FMR (2006).

Jeffrey Mitchell	Vice President of FMRC and FMR (2003).

Eric M. Mollenhauer	Vice President of FMRC and FMR (2004).
Charles L. Myers	Vice President of FMRC, FMR (2006), and a fund advised by FMR.

Mark Notkin	Vice President of FMRC, FMR, and funds advised by FMR.
Scott Offen	Vice President of FMRC, FMR (2003), and a fund advised by FMR.

Shep Perkins	Vice President of FMRC (2004), FMR (2006), and a fund advised by FMR.
Stephen Petersen	Senior Vice President of FMRC and FMR and Vice President of funds advised by FMR.

John R. Porter	Vice President of FMRC, FMR (2004), and funds advised by FMR.
Keith Quinton	Vice President of FMRC, FMR, and funds advised by FMR.

Larry Rakers	Vice President of FMRC, FMR, and funds advised by FMR.

Kenneth A. Rathgeber	Chief Compliance Officer of FMRC, FMR, FMR U.K., FRAC, FIMM, and Strategic Advisers, Inc. (2005).

Kennedy Richardson	Vice President of FMRC and FMR.

Graeme Rockett	Vice President of FMRC, FMR (2006), and funds advised by FMR.

Eric D. Roiter

Vice President, General Counsel, and Secretary of FMRC and FMR; Secretary of funds advised by FMR; Assistant Secretary of FMR U.K., FRAC, and FIMM; Previously served as Vice President and Secretary of FDC (2005).

Stephen Rosen	Vice President of FMRC, FMR (2004), and a fund advised by FMR.

Lee H. Sandwen	Previously served as Vice President of FMRC and FMR (2006).

Peter Saperstone	Vice President of FMRC, FMR, and funds advised by FMR.

Andy H. Sassine	Vice President of FMRC, FMR (2006), and a fund advised by FMR.

Chrisopher Linden Sharpe	Vice President of FMRC, FMR (2006), and funds advised by FMR.

Jonathan Allen Shelon	Vice President of FMRC, FMR (2006), and funds advised by FMR.

J. Fergus Shiel	Vice President of FMRC, FMR (2006), and funds advised by FMR.

Carol A. Smith-Fachetti	Vice President of FMRC and FMR.

Steven J. Snider	Previously served as Vice President of FMRC, FMR, and a fund advised by FMR (2006).

Mark P. Snyderman	Vice President of FMRC, FMR (2004), and funds advised by FMR.
Thomas T. Soviero	Senior Vice President of FMRC and FMR (2005); Vice President of funds advised by FMR; Previously served as Vice President of FMRC and FMR (2005).

George Stairs	Vice President of FMRC, FMR (2006), and a fund advised by FMR.

Robert E. Stansky	Senior Vice President of FMRC and FMR; Previously served as Vice President of a fund advised by FMR.

Nicholas E. Steck

Compliance Officer of FMRC, FMR, FMR U.K., FRAC, and FIMM (2006), Strategic Advisers, Inc. (2005), and FMR LLC (2002); Senior Vice President of FMR (2006); Previously served as Vice President of FMR (2006).

Cynthia C. Strauss	Vice President of FMRC and FMR (2006).

Susan Sturdy

Assistant Secretary of FMRC, FMR, and FDC; Secretary of FMR U.K., FRAC, FIMM, Strategic Advisers, Inc., and FMR LLC (2006); Previously served as Assistant Secretary of FMR U.K., FRAC, FIMM, Strategic Advisers, Inc., and FMR LLC (2006).

Yolanda Taylor	Vice President of FMRC and FMR.

Victor Thay	Vice President of FMRC, FMR (2003), and a fund advised by FMR.

Richard S. Thompson	Vice President of FMRC, FMR (2006), and a fund advised by FMR.

Joel C. Tillinghast	Senior Vice President of FMRC, FMR, and Vice President of a fund advised by FMR.

Matthew C. Torrey	Vice President of FMRC and FMR (2004).
Jennifer Uhrig	Vice President of FMRC and funds advised by FMR; Senior Vice President of FMR (2005); Previously served as Vice President of FMR (2005).

George A. Vanderheiden	Senior Vice President of FMRC and FMR.

Robert B. Von Rekowsky	Vice President of FMRC, FMR (2004), and funds advised by FMR.
Samuel Wald	Vice President of FMRC, FMR (2006), and funds advised by FMR.

J. Gregory Wass	Assistant Treasurer of FMRC, FMR, FMR U.K., FRAC, FIMM, Strategic Advisers, Inc., FDC and FMR LLC (2003); Vice President, Taxation, of FMR LLC.

Jason Weiner	Vice President of FMRC, FMR, and funds advised by FMR.

Eric Wetlaufer

Senior Vice President of FMRC and FMR (2006); President and Director of FRAC (2006); Chairman of the Board, Chief Executive Officer, President and Director of FMR U.K. (2007); Vice President of certain Equity funds advised by FMR.

Steven S. Wymer	Vice President of FMRC and a fund advised by FMR; Senior Vice President of FMR (2005); Previously served as Vice President of FMR (2005).

JS Wynant	Vice President and Treasurer of FMRC and FMR; Director and Treasurer of FMR U.K.; Treasurer of FRAC and FIMM.

Derek L. Young	Vice President of FMRC, FMR (2004), and funds advised by FMR.

(2) FIDELITY MANAGEMENT & RESEARCH (U.K.) INC. (FMR U.K.)

FMR U.K. provides investment advisory services to Fidelity Management & Research Company and Fidelity Management Trust Company. The directors and officers of the Sub-Adviser have held the following positions of a substantial nature during the past two fiscal years.

Eric Wetlaufer

Chairman of the Board, Chief Executive Officer, President and Director of FMR U.K. (2007); President and Director of FRAC (2006); Senior Vice President of FMR and FMRC (2006); Vice President of certain Equity funds advised by FMR.

Lawrence J. Brindisi	Director, Executive Director and Executive Vice President of FMR U.K. (2007).

Philip Bullen	Previously served as President and Director of FMR U.K. (2006), FRAC (2006), and Director of Strategic Advisers, Inc. (2005); Senior Vice President of FMR and FMRC.

Andrew Flaster	Compliance Officer of FMR U.K.

Simon Fraser

Previously served as Director, Chairman of the Board, Chief Executive Officer of FMR U.K., Director and President of Fidelity International Investment Advisors (FIIA) (2005), Director and Chief Executive Officer of Fidelity International Investment Advisors (U.K.) Limited (FIIA(U.K.)L) (2005).

Jay Freedman	Previously served as Secretary of FMR U.K., FRAC, FIMM, Strategic Advisers, Inc., and FMR LLC, and Assistant Secretary of FMR, FMRC, and FDC (2006).

Karen Hammond

Previously served as Assistant Treasurer of FMR U.K., FMR, FMRC, FRAC, and FIMM, Vice President of FMR U.K., FRAC, FIMM, and Strategic Advisers, Inc., and Treasurer of Strategic Advisers, Inc. and FMR LLC (2005); Executive Vice President of FMR (2005).

John J. Hitt	Assistant Secretary of FMR U.K., FMR, FMRC, FRAC, FIMM, Strategic Advisers, Inc., FDC, and FMR LLC (2006).
Kenneth A. Rathgeber	Chief Compliance Officer of FMR U.K., FMR, FMRC, FRAC, FIMM, and Strategic Advisers, Inc. (2005).
Eric D. Roiter

Assistant Secretary of FMR U.K., FRAC, and FIMM; Vice President, General Counsel, and Secretary of FMR and FMRC; Secretary of funds advised by FMR; Previously served as Vice President and Secretary of FDC (2005).

Nicholas E. Steck

Compliance Officer of FMR U.K., FMR, FMRC, FRAC, and FIMM (2006), Strategic Advisers, Inc. (2005), and FMR LLC (2002); Senior Vice President of FMR (2006); Previously served as Vice President of FMR (2006).

Susan Sturdy

Secretary of FMR U.K., FRAC, FIMM, Strategic Advisers, Inc., and FMR LLC (2006); Assistant Secretary of FMR, FMRC, and FDC; Previously served as Assistant Secretary of FMR U.K., FRAC, FIMM, Strategic Advisers, Inc., and FMR LLC (2006).

Matthew C. Torrey	Director and Managing Director Research of FMR U.K. (2007).

J. Gregory Wass	Assistant Treasurer of FMR U.K., FMR, FMRC, FRAC, FIMM, Strategic Advisers, Inc., FDC, and FMR LLC (2003); Vice President, Taxation, of FMR LLC.

JS Wynant	Director and Treasurer of FMR U.K., Vice President and Treasurer of FMR, FMRC, Treasurer of FRAC and FIMM.

(3) FIDELITY RESEARCH & ANALYSIS COMPANY (FRAC)

FRAC provides investment advisory services to Fidelity Management & Research Company, Fidelity Management Trust Company, FMR Co., Inc., and Fidelity Investments Money Management, Inc. The directors and officers of the Sub-Adviser have held the following positions of a substantial nature during the past two fiscal years.

Edward C. Johnson 3d	Chairman of the Board and Director of FRAC, FMR, FMRC, and FIMM; Chief Executive Officer, Chairman of the Board and Director of FMR LLC; Trustee of funds advised by FMR.

Eric Wetlaufer

President and Director of FRAC (2006); Chairman of the Board, Chief Executive Officer, President and Director of FMR U.K. (2007); Senior Vice President of FMR and FMRC (2006); Vice President of certain Equity funds advised by FMR.

Philip Bullen	Previously served as President and Director of FRAC and FMR U.K. (2006) and Director of Strategic Advisers, Inc. (2005); Senior Vice President of FMR and FMRC.

Jay Freedman	Previously served as Secretary of FRAC, FMR U.K., FIMM, Strategic Advisers, Inc., and FMR LLC, and Assistant Secretary of FMR, FMRC, and FDC (2006).
Karen Hammond

Previously served as Assistant Treasurer of FRAC, FMR, FMRC, FMR U.K., and FIMM, Vice President of FRAC, FMR U.K., FIMM, and Strategic Advisers, Inc., and Treasurer of Strategic Advisers, Inc. and FMR LLC (2005); Executive Vice President of FMR (2005).

John J. Hitt	Assistant Secretary of FRAC, FMR, FMRC, FMR U.K., FIMM, Strategic Advisers, Inc., FDC, and FMR LLC (2006).

Kenneth A. Rathgeber	Chief Compliance Officer of FRAC, FMR, FMRC, FMR U.K., FIMM, and Strategic Advisers, Inc. (2005).
Eric D. Roiter

Assistant Secretary of FRAC, FMR U.K., and FIMM; Vice President, General Counsel, and Secretary of FMR and FMRC; Secretary of funds advised by FMR; Previously served as Vice President and Secretary of FDC (2005).

Nicholas E. Steck

Compliance Officer of FRAC, FMR, FMRC, FMR U.K., and FIMM (2006), Strategic Advisers, Inc. (2005), and FMR LLC (2002); Senior Vice President of FMR (2006); Previously served as Vice President of FMR (2006).

Susan Sturdy

Secretary of FRAC, FMR U.K., FIMM, Strategic Advisers, Inc., and FMR LLC (2006); Assistant Secretary of FMR, FMRC, and FDC; Previously served as Assistant Secretary of FRAC, FMR U.K., FIMM, Strategic Advisers, Inc., and FMR LLC (2006).

J. Gregory Wass	Assistant Treasurer of FRAC, FMR, FMRC, FMR U.K., FIMM, Strategic Advisers, Inc., FDC, and FMR LLC (2003); Vice President, Taxation, of FMR LLC.

JS Wynant	Treasurer of FRAC and FIMM; Director and Treasurer of FMR U.K., Vice President and Treasurer of FMR and FMRC.

(4) FIDELITY INTERNATIONAL INVESTMENT ADVISORS (FIIA)

The directors and officers of FIIA have held, during the past two fiscal years, the following positions of a substantial nature.

Michael Gordon	President (2005) and Director (2002) of FIIA; President, Chief Executive Officer, and Director of FIIA (U.K.)L (2005).

Chris Coombe	Chief Financial Officer of FIIA (2006); Director of FIJ (2006).

Simon Fraser	Previously served as Director and President of FIIA (2005), Director and Chief Executive Officer of FIIA(U.K.)L (2005); Director, Chairman of the Board, Chief Executive Officer of FMR U.K.

Brett Goodin	Director of FIIA.

Simon M. Haslam	Previously served as Director of FIIA, and FIJ (2007).

David Holland	Previously served as Director and Vice President of FIIA (2006); Director of FIJ (2005).

Kathryn Matthews	Director of FIIA (2005).

Samantha Miller	Previously served as HK Compliance Officer of FIIA (2005).

Frank Mutch	Director of FIIA.

Allan Pelvang	Director and Vice President of FIIA (2006).

Peter Phillips	Previously served as Director of FIIA (2006).

Rosalie Powell	Assistant Secretary of FIIA.

David J. Saul	Director of FIIA.

Graham Seed	Secretary of FIIA (2004).
Andrew Steward	Previously served as Chief Financial Officer of FIIA and Director of FIGEST (2006); Previously served as Director of FIIA(U.K.)L (2007).
Robert Stewart	Director of FIIA (2004).
Ann Stock	Chief Compliance Officer of FIIA (2005); Director of FIIA(U.K.)L (2003).

Andrew Wells	Director of FIIA (2005).

Natalie Wilson	Assistant Secretary of FIIA (2007).

(5) FIDELITY INTERNATIONAL INVESTMENT ADVISORS (U.K.) LIMITED (FIIA(U.K.)L)

The directors and officers of FIIA(U.K.)L have held, during the past two fiscal years, the following positions of a substantial nature.

Michael Gordon	President, Chief Executive Officer, and Director of FIIA (U.K.)L (2005); President (2005) and Director (2002) of FIIA.
Simon Fraser	Previously served as Director and Chief Executive Officer of FIIA(U.K.)L (2005), Director and President of FIIA (2005); Director, Chairman of the Board, Chief Executive Officer of FMR U.K.
Ian Jones	Chief Compliance Officer of FIIA(U.K.)L (2004).

Martin Harris	Director of FIIA (U.K.)L (2007).

Nicky Richards	Director of FIIA(U.K.)L (2006)

Andrew Steward	Previously served as Director of FIIA(U.K.)L (2007); Previously served as Chief Financial Officer of FIIA and Director of FIGEST (2006).

Ann Stock	Director of FIIA(U.K.)L (2003); Chief Compliance Officer of FIIA (2005).

Richard Wane	Director of FIIA(U.K.)L (2003).

(6) FIDELITY INVESTMENTS JAPAN LIMITED (FIJ)

The directors and officers of FIJ have held, during the past two fiscal years, the following positions of a substantial nature.

Thomas Balk	Representative Executive Officer and Director of FIJ (2006).

Chris Coombe	Director of FIJ (2006); Chief Financial Officer of FIIA (2006).

John Ford	Director and Executive Officer of FIJ (2006).

Julie Greenall-Ota	Executive Officer of FIJ (2007).

Simon M. Haslam	Previously served as Director of FIJ and FIIA (2007).

David Holland	Director of FIJ (2005); Previously served as Director and Vice President of FIIA (2006).

Gifford Kodo Nakajima	Executive Officer of FIJ (2007).

Yasuo Kuramoto	Previously served as Director and Vice Chairman of FIJ (2005).

Jonathan O'Brien	Director of FIJ (2006).

Takeshi Okazaki	Executive Officer of FIJ (2005); Previously served as Director (2006) and Head of Institutional Sales of FIJ (2005).

Yoshishige Saigusa	Executive Officer of FIJ (2005); Previously served as Director of FIJ (2006).

Hiroshi Yamashita	Previously served as Director (2006) and Counselor of FIJ (2005).

Principal business addresses of the investment adviser, sub-advisers and affiliates.

Fidelity Management & Research Company (FMR)
245 Summer Street
Boston, MA 02210

FMR Co., Inc. (FMRC)
245 Summer Street
Boston, MA 02210

Fidelity Management & Research (U.K.) Inc. (FMR U.K.)
245 Summer Street
Boston, MA 02210

Fidelity Research & Analysis Company (FRAC)
245 Summer Street
Boston, MA 02210

Fidelity Investments Money Management, Inc. (FIMM)
One Spartan Way
Merrimack, NH 03054

Fidelity International Investment Advisors (FIIA)
Pembroke Hall,
42 Crow Lane,
Pembroke, Bermuda HM 19

Fidelity International Investment Advisors (U.K.) Limited (FIIA(U.K.)L)
25 Cannon Street
London, England EC4M5TA

Fidelity Investments Japan Limited (FIJ)
Shiroyama Trust Tower
4-3-1, Toranomon, Minato-ku,
Tokyo, Japan 105-6019

Strategic Advisers, Inc.
245 Summer Street
Boston, MA 02210

FMR LLC
82 Devonshire Street
Boston, MA 02109

Fidelity Distributors Corporation (FDC)
82 Devonshire Street
Boston, MA 02109

Item 27. Principal Underwriters

Not applicable.

Item 28. Location of Accounts and Records

All accounts, books, and other documents required to be maintained by Section 31(a) of the 1940 Act and the Rules promulgated thereunder are maintained by Fidelity Management & Research Company, Fidelity Service Company, Inc. or Fidelity Investments Institutional Operations Company, Inc., 82 Devonshire Street, Boston, MA 02109, or the funds' custodian, JPMorgan Chase Bank, 270 Park Avenue, New York, NY. The Bank of New York, headquartered in New York, also may serve as a special purpose custodian of certain assets of Fidelity Consumer Discretionary Central Fund, Fidelity Consumer Staples Central Fund, Fidelity Energy Central Fund, Fidelity Financials Central Fund, Fidelity Floating Rate Central Fund, Fidelity Health Care Central Fund, Fidelity High Income Central Fund 1, Fidelity Industrials Central Fund, Fidelity Information Technology Central Fund, Fidelity International Equity Central Fund, Fidelity Materials Central Fund, Fidelity Specialized High Income Central, Fidelity Telecom Services Central Fund, and Fidelity Utilities Central Fund in connection with repurchase agreement transactions.

Item 29. Management Services

Not applicable.

Item 30. Undertakings

Not applicable.

SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston, and Commonwealth of Massachusetts on the 13th day of December 2007.

Fidelity Central Investment Portfolios LLC

/s/Eric D. Roiter

Eric D. Roiter, Secretary